Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

SUPPLEMENT TO DEBTORS’
FOURTH AMENDED DISCLOSURE STATEMENT
PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

WILLKIE FARR & GALLAGHER LLP
  Attorneys for Debtors and Debtors in Possession

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Dated:  April 28, 2006

TABLE OF CONTENTS

Page

I. Introduction			DSS-1
A.	Confirmation and Voting Update		DSS-2
B.	Bar Date		DSS-4
C.	Summary of the Sale Transaction		DSS-5
D.	The Resolution Process		DSS-5
E.	Plan Support Agreement		DSS-6
F.	ACC Noteholder Letter		DSS-7

II. The Rigas Managed Entities			DSS-9
A.	First Day Orders		DSS-9
B.	Events Leading to the Commencement of the Chapter 11 Cases of the RME Debtors		DSS-9
	1.	The Rigas Criminal Action	DSS-9
	2.	Forfeiture of Entities and Assets Formerly Owned by the Rigas Family	DSS-10
	3.	ACC’s Lawsuit Against the Rigas Family	DSS-11
	4.	Forfeiture Process	DSS-12
	5.	Notice of Forfeiture Action	DSS-12
	6.	Resolution of Forfeiture Petitions	DSS-12
	7.	Execution of Pledges and Guarantees In Connection with the Co-Borrowing Facilities	DSS-13
	8.	The DIP Facility	DSS-13

III. Modifications to The Plan of Reorganization			DSS-15
A.	General		DSS-15
	1.	Deemed Value of TWC Class A Common Stock	DSS-15
	2.	New Debtor Groups and Classes of Claims	DSS-15
	3.	Trade Claims and General Unsecured Claims	DSS-19
	4.	Bank Claims	DSS-20
	5.	Olympus Parent Debtor Group	DSS-22
	6.	Post-petition Interest on Claims	DSS-24
	7.	Rejecting Debtor Groups	DSS-24
	8.	Contingent Value Vehicle	DSS-25
	9.	Change in Value and Currency; Shift of Recovery from Cash to TWC Class A Common Stock	DSS-26
	10.	Other Changes	DSS-26
B.	The Inter-Creditor Dispute Holdback and the Potential Settlements		DSS-27
	1.	Inter-Creditor Dispute Holdback	DSS-27
	2.	Potential Settlements	DSS-28

IV. Summary of Recoveries			DSS-35
A.	Plan of Reorganization		DSS-35
	1.	Distributable Value	DSS-35
	2.	Estimated Recoveries	DSS-38
	3.	Ranges of Potential Recoveries For Classes Likely to be Affected by the Inter-Creditor Dispute	DSS-56

V. Updated Valuation of TWC Equity			DSS-56
A.	Introduction		DSS-56
B.	Methodology		DSS-56
C.	Estimated Equity Value of Pro Forma TWC		DSS-56

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VI. Additional Risk Factors		DSS-56

VII. Certain Additional Federal Income Tax Consequences of the Plan		DSS-56

VIII. Conclusion and Recommendation		DSS-56

APPENDIX A	Index of Defined Terms
APPENDIX B	Voting Classes
APPENDIX C	Re-Voting Classes
EXHIBIT Q	Debtors’ Modified Fourth Amended Joint Plan of Reorganization, marked to show changes from the Debtors’ Fourth Amended Joint Plan of Reorganization filed with the Bankruptcy Court on November 21, 2005
EXHIBIT R	The Debtors’ Updated Liquidation Analysis
EXHIBIT S	Reconciliation of OCF to GAAP
EXHIBIT T	Supplemental Disclosure Statement Order
EXHIBIT U	Confirmation Discovery Order

Nothing contained in the Disclosure Statement or in this Disclosure Statement Supplement shall constitute an offer, acceptance or a legally binding obligation of the Debtors or any other person, including Time Warner Cable Inc. (“TWC”), the cable subsidiary of Time Warner Inc. (“Time Warner”), Comcast Corporation (“Comcast”) and their respective affiliates. Future developments relating to the matters described herein may require modifications, additions or deletions to this Disclosure Statement Supplement.

This Disclosure Statement Supplement does not describe all material events that have occurred with respect to the Company or the Sale Transaction since the filing of the Disclosure Statement on November 21, 2005. To read about such events, you can review the Company’s public filings at www.sec.gov. Except as set forth herein or in the Disclosure Statement, all statements in the Disclosure Statement continue to be made only as of November 21, 2005.

Except as otherwise indicated, the statements in this Disclosure Statement Supplement are made as of the date on the cover page, and the delivery of this Disclosure Statement Supplement does not imply that the information contained in this Disclosure Statement Supplement is correct at any time after such date. Any estimates of claims or interests in this Disclosure Statement Supplement may vary from the final amounts of claims or interests allowed by the Bankruptcy Court.

IMPORTANT NOTICE

Only documents, including the Disclosure Statement, this Disclosure Statement Supplement and their related documents, that are approved by the Bankruptcy Court pursuant to section 1125(b) of title 11 of the United States Code (the “Bankruptcy Code”) may be used in connection with soliciting votes on the Plan. No statements have been authorized by the Bankruptcy Court concerning Adelphia Communications Corporation (“ACC”) and certain of its affiliates and subsidiaries that are debtors and debtors in possession (collectively, with ACC, the “Debtors”), TWC, Comcast, their respective affiliates or business operations or the value of their respective assets, except as explicitly set forth in the Disclosure Statement and this Disclosure Statement Supplement.

Please refer to the Plan or the Disclosure Statement for definitions of the capitalized terms that are used but not defined in this Disclosure Statement Supplement. An index of terms defined in this Disclosure Statement Supplement is provided in Appendix A.

“Sale Transaction” means, collectively, the transactions to be consummated pursuant to the Purchase Agreements or, if applicable, the transactions to be consummated pursuant to the TW Purchase Agreement and the Expanded Transaction Letter Agreement, in each case in accordance with the terms thereof. For purposes of any references in the Disclosure Statement or this Disclosure Statement Supplement to TWC after giving effect to the Sale Transaction or the TW Adelphia Acquisition, the Sale Transaction and the TW Adelphia Acquisition shall not include the Expanded Transaction except as specifically stated therein or herein. In addition, any references in the Disclosure Statement or this Disclosure Statement Supplement to regulatory filings, including HSR and FCC filings, with respect to the Sale Transaction shall not include the Expanded Transaction, except as specifically stated herein.

The Debtors reserve the right to file amendments and/or supplements to the Plan, the Disclosure Statement and this Disclosure Statement Supplement from time to time. The Debtors urge you to read the Disclosure Statement and this Disclosure Statement Supplement carefully for a discussion of voting instructions, recovery information, classification of claims, the history of the Debtors and the Reorganization Cases, the Debtors’ and TWC’s businesses, properties and results of operations, historical and projected financial results and a summary and analysis of the Plan.

The Plan and the Disclosure Statement, as supplemented by this Disclosure Statement Supplement, are not required to be prepared in accordance with the requirements of federal or state securities laws or other applicable non-bankruptcy law. Any approval by the Bankruptcy Court of this Disclosure Statement Supplement as containing “adequate information” will not constitute endorsement of the Plan by the Bankruptcy Court, and none of the Securities and Exchange Commission (the “SEC”), any state securities commission or similar public, governmental or regulatory authority has approved the Disclosure Statement, this Disclosure Statement Supplement, the Plan or the securities offered under the Plan, or has passed on the accuracy or adequacy of the statements in the Disclosure Statement or this Disclosure Statement Supplement. Any representation to the contrary is a criminal offense. Persons trading in or otherwise purchasing, selling or transferring securities of the Debtors or TWC should evaluate the Disclosure Statement and this Disclosure Statement Supplement in light of the purposes for which they were prepared.

The Disclosure Statement and this Disclosure Statement Supplement together contain only a summary of the Plan and certain other documents, including the Purchase Agreements. They are not intended to replace a careful and detailed review and analysis of the Plan and such other documents, including the Purchase Agreements, but only to aid and supplement such review. The Disclosure Statement and this Disclosure Statement Supplement are qualified in their entirety by reference to the Plan, any supplemental documents to the Plan filed with the Bankruptcy Court on January 9, 2006 or subsequent to the filing date of this Disclosure Statement Supplement (collectively, the “Plan Supplement”) and the exhibits attached hereto and thereto and the agreements and documents described herein and therein. If there is a conflict between the Plan and the Disclosure Statement, as supplemented by the Disclosure Statement Supplement, the provisions of the Plan will govern. The rights of ACC, TWC, Comcast and their respective affiliates pursuant to the Purchase Agreements, the TWC/Comcast Agreements and the other agreements related thereto that are described herein, as applicable, are subject to the terms of the Purchase Agreements, the TWC/Comcast Agreements and such other related agreements, and nothing in the Disclosure Statement, as supplemented by the Disclosure Statement Supplement, shall (i) constitute a consent or waiver by any of ACC, TWC, Comcast or their respective affiliates under such agreements, (ii) amend, limit, abrogate or otherwise modify the rights, benefits or obligations of any of ACC, TWC, Comcast or their respective affiliates under such agreements or (iii) entitle any person (other than the parties thereto) to any rights under such agreements. You are encouraged to review the full text of the Plan and the Plan Supplement and to read carefully the entire Disclosure Statement, as supplemented by this Disclosure Statement Supplement, including all exhibits hereto and thereto, before deciding how to vote with respect to the Plan.

The Purchase Agreements and the Expanded Transaction Letter Agreement were attached to the Disclosure Statement to provide you with information regarding their terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions contemplated by the Purchase Agreements and the Expanded Transaction Letter Agreement, those documents are not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in each of the Purchase Agreements are qualified, including by information in disclosure schedules that the parties exchanged in connection with the execution of such Purchase Agreements. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Purchase Agreements, including where the parties do not have complete knowledge of all facts. You are not a third party beneficiary under the Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of TWC, Comcast, ACC or any of their respective affiliates.

EXCEPT FOR THE ANALYSIS IN SECTION V OF THIS DISCLOSURE STATEMENT SUPPLEMENT, TITLED “UPDATED VALUATION OF TWC EQUITY”, THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT AND THIS DISCLOSURE STATEMENT SUPPLEMENT REGARDING TWC AND ITS AFFILIATES HAS BEEN PROVIDED BY TIME WARNER NY CABLE LLC (“TW NY”) AND THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SUPPLEMENT REGARDING THE TRANSACTIONS AMONG TWC AND ITS AFFILIATES AND COMCAST AND ITS AFFILIATES HAS BEEN PROVIDED BY TW NY AND/OR COMCAST, AS APPLICABLE, IN EACH CASE SPECIFICALLY FOR INCLUSION IN THE DISCLOSURE STATEMENT AND THIS DISCLOSURE STATEMENT SUPPLEMENT. THE COMPANY PROVIDES NO ASSURANCES AS TO THE ACCURACY OF THIS INFORMATION.

You should not construe the Disclosure Statement or this Disclosure Statement Supplement as providing any legal, business, financial or tax advice, and you should consult with your own legal, business, financial and tax advisors regarding the transactions contemplated by the Plan.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THE DISCLOSURE STATEMENT OR IN THIS DISCLOSURE STATEMENT SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE SOLICITATION OF VOTES IN FAVOR OF THE PLAN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

As to contested matters, adversary proceedings and other actions or threatened actions, this Disclosure Statement Supplement is not, and is in no event to be construed as, an admission or stipulation of the Debtors. Instead, this Disclosure Statement Supplement is, and is for all purposes to be construed as, solely and exclusively a statement made by the Debtors in settlement negotiations.

THE DEBTORS URGE HOLDERS OF CLAIMS AND EQUITY INTERESTS TO VOTE TO ACCEPT THE PLAN.

IN ADDITION, THE AD HOC OPERATING COMPANY TRADE CLAIMS COMMITTEE URGES HOLDERS OF OPERATING COMPANY TRADE CLAIMS TO VOTE TO ACCEPT THE PLAN.

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INTRODUCTORY NOTE

Effective January 1, 2004, ACC and its subsidiaries and affiliates (collectively, the “Company”) adopted Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (as subsequently revised in December 2003, “FIN 46-R”), and began consolidating certain entities that were owned or controlled by members of the John J. Rigas family (collectively, the “Rigas Family”), and that are subject to co-borrowing arrangements with the Company (the “Rigas Co-Borrowing Entities”). The Rigas Co-Borrowing Entities that nominally own assets related to certain cable systems that were formerly managed by the Company are referred to herein as the “Managed Cable Entities.”  Certain of the Rigas Co-Borrowing Entities are referred to for Plan purposes as the “Managed Entities.”  The Managed Entities are those Rigas Co-Borrowing Entities described in Schedule Z to the Plan. The Company acquired title to those Managed Entities on March 29, 2006, and the Managed Entities filed for chapter 11 protection on March 31, 2006. Pursuant to an order of the Bankruptcy Court dated March 31, 2006, the chapter 11 cases of the Managed Entities are being jointly administered with the chapter 11 cases of those Debtors that commenced their cases prior to such date. The financial, statistical and operating data of the Company included in the Disclosure Statement for periods prior to January 1, 2004 does not include data with respect to the Rigas Co-Borrowing Entities. Unless otherwise noted in the Disclosure Statement or the Disclosure Statement Supplement, all data relating to the Debtors or the Company in the Disclosure Statement or the Disclosure Statement Supplement excludes Century/ML Cable Venture (“Century/ML Cable Venture”), which was managed and owned 50% by one of the Debtors and which is not consolidated for financial reporting purposes. On October 31, 2005, the Debtors’ interest in Century/ML Cable Venture was sold.

TWC, Comcast and the Company use different methodologies to report subscriber counts, principally in connection with bulk-billed multiple-dwelling units. TWC’s methodology (the “TWC Methodology”) includes each individual household receiving service as a subscriber, while the Company and Comcast count subscribers on an equivalent basic unit basis (the “Company/Comcast Methodology”). Under the Company/Comcast Methodology, revenues from bulk contracts such as multiple-dwelling units are divided by prevailing market rates to determine the number of subscribers. Unless stated otherwise, subscriber counts in the Disclosure Statement and this Disclosure Statement Supplement are presented in accordance with the methodology used to report subscriber counts by the entity whose subscriber count is being stated. References to subscribers of TWC are presented in accordance with the TWC Methodology. References to subscribers for purposes of the subscriber adjustments in the Purchase Agreements are presented in accordance with the Company/Comcast Methodology. References to subscribers in the descriptions of the TWC/Comcast Transactions are presented in accordance with the TWC Methodology; however, the subscriber adjustments pursuant to the Exchanges will generally be made in accordance with the Company/Comcast Methodology.

CAUTIONARY NOTE

The Disclosure Statement and this Disclosure Statement Supplement include forward-looking statements. All statements regarding the Company’s and TWC’s and each of their respective affiliates’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including the proposed sale of the Company’s assets and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s, and, as applicable, TWC’s expectations. Neither the Company nor TWC undertakes a duty to update such forward-looking statements.

Factors that may cause actual results to differ materially from those in the forward-looking statements include the risk factors set forth in Section XI of the Disclosure Statement and Section VI of this Disclosure Statement Supplement and the following:

•                  the impact of the proposed sale of the Company’s assets;

•                  the Company’s pending bankruptcy proceeding, including the possible failure of the Company’s stakeholders to approve the Plan and the possible failure of the Plan to be confirmed by the Bankruptcy Court;

•                  the ability to obtain regulatory approval of the proposed transactions on the proposed terms and anticipated schedule;

•                  the risk that the issuance of the TWC Class A Common Stock pursuant to the Sale Transaction will not be exempt from registration under section 1145 of the Bankruptcy Code, and that such shares of TWC Class A Common Stock will not be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as contemplated in the Disclosure Statement and herein;

•                  the inability to complete some or all of the components of the proposed transactions, including the possibility that the proposed sale of the Company’s assets could occur without the planned redemptions and/or the exchanges between TWC and Comcast (or their affiliates), that the sale of the MCE Systems may be delayed or fail to be consummated or that the Expanded Transaction with TW NY may occur in lieu of the Comcast Adelphia Acquisition;

•                  results of litigation (including government investigations) against the Company or TWC and its affiliates;

•                  the effects of government regulation, including the actions of local cable franchising authorities;

•                  the availability of financing;

•                  actions of the Company’s and TWC’s competitors and their effect on pricing, spending, third party relationships and revenues;

•                  pricing and availability of programming, equipment, supplies, and other inputs;

•                  the ability of each of the Company and TWC to upgrade its network;

•                  technological developments;

•                  changes in general economic conditions;

•                  the risk that the Company’s assets will not be integrated successfully into TWC’s business; and

•                  the risk that the anticipated cost savings and any other anticipated synergies from the proposed transactions may not be fully realized by TWC or may take longer to realize than expected.

Many of these factors are outside of the Company’s and TWC’s control.

I. INTRODUCTION

On November 21, 2005, the Debtors filed the Fourth Amended Disclosure Statement (the “Disclosure Statement”) with respect to the Debtors’ Fourth Amended Joint Plan of Reorganization (the “November Plan”) with the Bankruptcy Court. On November 23, 2005, the Bankruptcy Court entered an order approving the Disclosure Statement (the “Disclosure Statement Order”), as containing adequate information of a kind, and in sufficient detail, to enable hypothetical, reasonable persons typical of the Debtors’ creditors and equity holders to make an informed judgment regarding the November Plan. The Debtors commenced their solicitation of votes with respect to the November Plan on or about December 5, 2005, and the hearing to consider confirmation of the November Plan was originally scheduled to begin on February 22, 2006. Additional copies of the Disclosure Statement and the November Plan are provided to you on the compact disc enclosed with this Disclosure Statement Supplement.

In connection with certain changes to the November Plan set forth in the Debtors’ Modified Fourth Amended Joint Plan of Reorganization filed with the Bankruptcy Court on April 28, 2006 (the “Plan”), this supplement to the Disclosure Statement (the “Disclosure Statement Supplement”) is being submitted pursuant to section 1125 of the Bankruptcy Code to certain holders of Claims against and Equity Interests in the Debtors in connection with: (1) the solicitation of acceptances of the Plan from holders of Claims against and Equity Interests in the Debtors who were not previously solicited; (2) the resolicitation of acceptances of the Plan as required under the Bankruptcy Code; and (3) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”). Unless otherwise indicated or defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan or the Disclosure Statement. An index of additional terms defined in this Disclosure Statement Supplement is provided in Appendix A.

Attached as exhibits to this Disclosure Statement Supplement are:

•                  The Debtors’ Modified Fourth Amended Joint Plan of Reorganization, marked to show changes from the Debtors’ Fourth Amended Joint Plan of Reorganization filed with the Bankruptcy Court on November 21, 2005 (Exhibit Q);

•                  The Debtors’ Updated Liquidation Analysis (Exhibit R);

•                  Reconciliation of OCF to GAAP (Exhibit S);

•                  Supplemental Disclosure Statement Order (Exhibit T); and

•                  Confirmation Discovery Order (Exhibit U).

On April 28, 2006, after notice and a hearing, the Bankruptcy Court entered an order approving this Disclosure Statement Supplement (the “Supplemental Disclosure Statement Order”) as containing adequate information of a kind, and in sufficient detail, to enable hypothetical, reasonable persons typical of the Debtors’ creditors and equity holders to make an informed judgment regarding the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT SUPPLEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

With respect to those whose votes are being resolicited, such holders are being resolicited either because such holders’ projected recoveries as of the Effective Date have decreased materially, such holders’ projected total recoveries have decreased materially or are at risk of decreasing materially, the form of the Plan Consideration to be received by such holders has changed materially, or the Debtors have determined it is otherwise appropriate to resolicit the votes of such holders.

Each holder of a Claim or Equity Interest being solicited or resolicited to vote on the Plan should read the Disclosure Statement, this Disclosure Statement Supplement, the Plan, the Plan Supplement and the exhibits attached hereto and thereto and the agreements and documents described herein and therein, the Disclosure Statement Order, the Supplemental Disclosure Statement Order and the instructions accompanying the ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

DSS-1

Procedures for Voting on the Plan

Who is entitled to vote on the Plan?  Holders of Claims and Equity Interests in the Classes listed on Appendix B (the “Voting Classes”) and Appendix C (the “Re-Voting Classes” and, together with the Voting Classes, the “Voting/Re-Voting Classes”), who held such Claims and Equity Interests as of May 1, 2006 (the “Record Date”) may cast votes in favor of or against the Plan.

When does the vote need to be received?  The deadline for the receipt by the Voting Agent of properly completed ballots (or, in the case of securities held through an intermediary, the master ballot cast on your behalf) is 4:00 p.m. (prevailing New York time) on June 5, 2006 (the “Voting Deadline”). In the case of securities held through an intermediary, the deadline for receipt by your intermediary of your voting instructions is 4:00 p.m. (prevailing New York time) on May 31, 2006, or such other date as may be set by your intermediary, so that master ballots can be prepared and received by the voting deadline. The Voting Deadline is subject to extension as provided in the Disclosure Statement Order..

What are the Potential Settlements?  Certain Classes of holders of Claims in the Arahova, Olympus Parent, FrontierVision Holdco and Holding Company Debtor Groups may cast votes in favor of one or more Potential Settlements. For a further discussion of the Potential Settlements and procedures for voting on such settlements, see Section III.B. of this Disclosure Statement Supplement, titled “The Inter-Creditor Dispute Holdback and the Potential Settlements.”

If I previously voted on the November Plan, must I vote again on the Plan?  Yes. Any holder of a Claim in a Voting/Re-Voting Class must vote by the Voting Deadline in order for their ballot to be counted.

Whom should I contact if I have questions or need a ballot?  You may contact the Solicitation Agent at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or 1-800-967-7858 with questions or requests related to voting on the Plan.

A.            CONFIRMATION AND VOTING UPDATE

The Disclosure Statement Order established (i) 4:00 p.m. on February 3, 2006 as the deadline for the submission of ballots and master ballots to accept or reject the Plan (the “Voting Deadline”), (ii) in the case of securities held through an intermediary, 4:00 p.m. on January 31, 2006, or such other date as specified by the applicable intermediary, as the deadline (the “Intermediary Instruction Deadline”) for instructions to be received by the intermediary so that master ballots can be prepared and received by the Voting Deadline, (iii) 4:00 p.m. on February 3, 2006 (the “Confirmation Objection Deadline”), as the deadline to object to confirmation of the Plan, and (iv) February 22, 2006, as the date to commence the Confirmation Hearing. These deadlines have been extended by various orders of the Bankruptcy Court. Most recently, by order dated March 31, 2006, the Voting Deadline was extended to May 14, 2006 and the Intermediary Instruction Deadline was extended to May 10, 2006. Pursuant to the Supplemental Disclosure Statement Order, these deadlines have been further extended to June 5, 2006 and May 31, 2006, respectively, with respect to the Classes listed on Appendix B and Appendix C.

Pursuant to various orders of the Bankruptcy Court, the Confirmation Objection Deadline was extended to and passed on February 21, 2006 (except with respect to a limited number of parties to whom the Debtors granted a further extension). To date, the Debtors have received approximately 60 objections to the confirmation of the Plan.

To facilitate the confirmation process, the Bankruptcy Court entered a confirmation discovery order, dated March 17, 2006, which was subsequently amended by orders dated March 31, 2006 and April 18, 2006 (the “Confirmation Discovery Order”). A copy of the Confirmation Discovery Order is attached hereto as Exhibit U.

DSS-2

When and where is the Confirmation Hearing and what is the deadline for objections?

•                  The Confirmation Hearing will be bifurcated into two hearings. Pursuant to section 1128 of the Bankruptcy Code, the first Confirmation Hearing (“Hearing I”) will commence on May 15, 2006 at 9:45 a.m. (prevailing New York time), before the Honorable Robert E. Gerber, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, Room 621, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. Hearing I may be adjourned from time to time by the Debtors without further notice, except for the announcement of the adjournment date made at or before Hearing I or at any subsequent adjourned Hearing I. Hearing I may consist of any issue that has not materially changed from the November Plan, including, but not limited to (the “Hearing I Issues”):

•                  Estimation of Bank Lender fee and indemnification claims;

•                  Objections by local franchising authorities;

•                  Approval of settlements involving disputed entitlements that are noticed for approval at least 10 days prior to Hearing I;

•                  Determination of the Creditors’ Committee Motion unless adjourned by the Debtors and the Creditors’ Committee or superseded by a separate scheduling order applicable specifically to the prosecution of the Creditors’ Committee Motion; and

•                  Issues related to the adequacy of claim reserves (excluding, however, issues relating to entitlement to Post-Effective Date interest).

•                  Pursuant to section 1128 of the Bankruptcy Code, the second Confirmation Hearing (“Hearing II”) will commence on June 20, 2006 at 9:45 a.m. (prevailing New York time), before the Honorable Robert E. Gerber, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, Room 621, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004. Hearing II may be adjourned from time to time by the Debtors without further notice, except for the announcement of the adjournment date made at or before Hearing II or at any subsequent adjourned Hearing II. In addition to the standards set forth in sections 1126 and 1129 of the Bankruptcy Code, Hearing II will consist of the following issues (the “Hearing II Issues”):

•                  Entitlement to Post-Effective Date interest;

•                  Discharge;

•                  The Plan’s compliance with the standards set forth in sections 1126 and 1129 of the Bankruptcy Code;

•                  Approval of the protections of section 363(m) of the Bankruptcy Code for the Buyers;

•                  All issues that relate solely to any material modification to the Plan as set forth in the Disclosure Statement Supplement filed by the Debtors on April 28, 2006, including, without limitation or waiver, valuation of the TWC Class A Common Stock;

•                  Objections to the Plan raised by creditors of the RME Debtors;

•                  Motions filed by RME Stakeholders pursuant to Bankruptcy Rule 3018(a); and

DSS-3

•                  All Hearing I Issues deferred by the Debtors to Hearing II pursuant to paragraph 3(a)(ii) of the Confirmation Discovery Order.

•                  Any objection to Hearing I Issues was required to have been be filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order on or before 4:00 p.m. (prevailing New York time) on February 21, 2006, unless otherwise agreed to by the Debtors.

•                  Any objection to Hearing II Issues must be filed with the Bankruptcy Court and served in accordance with the Supplemental Disclosure Statement Order on or before 4:00 p.m. (prevailing New York time) on June 1, 2006.

•                  Objections to confirmation of the Plan are governed by Rule 9014 of the Federal Rules of Bankruptcy Procedure (“Bankruptcy Rules”). Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount and description of the Claim or Equity Interest held by the objector.

B.            BAR DATE

Pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, on October 24, 2003, the Bankruptcy Court entered an order (the “Initial Bar Date Order”) fixing January 9, 2004 at 5:00 p.m. (New York City time) (the “Initial Bar Date”) as the date by which proofs of claim were required to be filed against the Initial Debtors. In accordance with the Initial Bar Date Order, on November 13, 2003, a proof of claim form and a notice regarding the Initial Bar Date and the Initial Bar Date Order were mailed to, among others, all creditors listed on the Initial Debtors’ Schedules. A proof of claim form, a notice regarding the Initial Bar Date and the Initial Bar Date Order also were mailed, in accordance with the Initial Bar Date Order to, among others, the members of the Committees and all persons and entities who requested notice pursuant to Rule 2002 of the Bankruptcy Rules as of the entry of the Initial Bar Date Order. Pursuant to Rule 3003(c)(3) of the Bankruptcy Code, the Bankruptcy Court entered orders, dated October 12, 2005 and November 16, 2005 (the “Affiliated Bar Date Orders”), establishing deadlines by which proofs of claim were required to be filed against the October 6 Filers and Palm Beach, respectively. The deadline to file proofs of claim against the October 6 Filers was November 14, 2005 at 5:00 p.m. (New York City time), and the deadline to file proofs of claim against Palm Beach was December 20, 2005 at 5:00 p.m. (New York City time) (collectively, the “Affiliated Bar Dates”). In accordance with the Affiliated Bar Date Orders, on October 14, 2005 and November 17, 2005, proof of claim forms and notices regarding the Affiliated Bar Dates and the Affiliated Bar Date Orders were mailed to, among others, all creditors listed on the Affiliated Debtors’ Schedules. Proof of claim forms, notices regarding the Affiliated Bar Dates and the Affiliated Bar Date Orders also were mailed, in accordance with such orders to, among others, the members of the Committees and all persons and entities who request notice pursuant to Rule 2002 of the Bankruptcy Rules as of the entry of the Affiliated Bar Date Orders.

In addition to such relief, on March 31, 2006, the Bankruptcy Court approved certain orders that were designed to integrate the RME Debtors’ chapter 11 cases with those of the Initial Debtors, including an order (a) authorizing joint administration of the RME Debtors’ chapter 11 cases with those of the Initial Debtors solely for procedural purposes and (b) fixing May 1, 2006 at 5:00 p.m. (prevailing Eastern Time) (the “RME Bar Date” and, together with the Initial Bar Date and the Affiliated Bar Dates, the “Bar Date”) as the date by which proofs of claim were required to be filed in the RME Debtors’ chapter 11 cases (the “RME Bar Date Order” and, together with the Initial Bar Date Order and the Affiliated Bar Date Orders, the “Bar Date Orders”). In accordance with the RME Bar Date Order, on or about April 5, 2006, a proof of claim form and a notice regarding the RME Bar Date were mailed to, among others, all creditors listed on the RME Schedules and all parties known to the RME Debtors as having potential claims against such Debtors’ estates. A proof of claim form and notice regarding the RME Bar Date and the RME Bar Date Order also were mailed to, among others, the members of the Committees and certain agencies of the U.S. Government.

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C.            SUMMARY OF THE SALE TRANSACTION

The Plan is premised on the satisfaction of Claims and Equity Interests through the Debtors’ distribution of Plan Consideration to be received under the Purchase Agreements, pursuant to which TW NY and Comcast will purchase substantially all of the Company’s U.S. assets and assume certain of its liabilities. At the closing under the Purchase Agreements (the “Sale Transaction Closing”) and subject to the adjustments set forth below, the Company will receive (1) approximately $12.7 billion in cash and (2) shares of TWC’s Class A Common Stock, par value $0.01 per share (“TWC Class A Common Stock” or “TWC Stock”), which, subject to the TWC Equity Securities Exceptions, will represent 16% of the outstanding equity securities of TWC after giving effect to the Sale Transaction on a fully diluted basis as of the Sale Transaction Closing and will be listed on the NYSE (or, if ACC waives the listing requirement condition to the Sale Transaction Closing and otherwise consents, will either be listed on another national securities exchange or quotation system or trade in interdealer and over-the-counter transactions with price quotations available on the “OTC Bulletin Board” and/or the “Pink Sheets” on a temporary or permanent basis). See Section VI.B of the Disclosure Statement, titled “Summary of the Sale Transaction.”  This cash, together with the Debtors’ other available cash on hand after the Sale Transaction, and TWC Class A Common Stock comprises the “Plan Consideration” to be distributed in respect of Claims and Equity Interests under the Plan. The Debtors believe that the distributions under the Plan will be made in accordance with the absolute priority rule under the Bankruptcy Code. In addition, under the terms of the TW Purchase Agreement and the Expanded Transaction Letter Agreement, if the Comcast Purchase Agreement is terminated prior to the Sale Transaction Closing as a result of actions by, or the failure to obtain governmental authorizations from, any government antitrust entity or the FCC, the transaction contemplated in the TW Purchase Agreement will be expanded such that TW NY will also purchase from ACC the assets that would have been purchased by Comcast. See Section VI.B.3 of the Disclosure Statement, titled “Expanded Transaction Letter Agreement,” for a description of the Expanded Transaction and the changes to Plan Consideration that could result from implementation of the Expanded Transaction. For additional information concerning TWC and the rights associated with shares of TWC Class A Common Stock, see Section VII of the Disclosure Statement, titled “Description of TWC.”  For additional information concerning the applicability of securities laws to the transactions contemplated by the Sale Transaction and the Plan, see Section XIV of the Disclosure Statement, titled “Securities Law Matters.”

The purchase price payable by TW NY and Comcast is subject to certain adjustments described in the Disclosure Statement, and the initial purchase price payable by TW NY and Comcast is also subject to reduction to reflect the exclusion from the Purchased Assets of any Disputed MCE System. Although the Debtors obtained title to the Managed Cable Entities that own the MCE Systems (other than Coudersport and Bucktail) on March 29, 2006 by court order under forfeiture proceedings in accordance with the Government Settlement, there can be no assurance that the Debtors will be able transfer the MCE Systems to TW NY and Comcast at the Sale Transaction Closing. See Section VI.B.1.c of the Disclosure Statement, titled “Transfer of Assets of the Managed Cable Entities.”

D.            THE RESOLUTION PROCESS

As described in Section IV.D.1.b of the Disclosure Statement, titled “The Inter-Creditor Dispute,” the Bankruptcy Court approved the Resolution Process Order pursuant to which parties in interest were provided a judicial framework to resolve the Inter-Creditor Dispute. The components of the Inter-Creditor Dispute include (a) the character and treatment of Intercompany Claims, (b) various asset ownership and potential fraudulent conveyance claims, (c) the allocation of consideration from the Sale Transaction, (d) the allocation of the benefits and burdens of the Government Settlement, (e) the allocation of tax liability attributable to the Sale Transaction and (f) the allocation of the economic cost of reserves under the Plan. The consolidation structure proposed under the Plan originally was contemplated to be part of the Resolution Process. However, it is now expected to be determined in connection with the Bankruptcy Court’s consideration of confirmation of the Plan.

It was originally contemplated that hearings with respect to the Inter-Creditor Dispute would commence on January 31, 2006 and conclude on or about March 7, 2006. The hearings on these matters, however, have taken much longer than anticipated. The Bankruptcy Court began conducting hearings on the character and treatment of Intercompany Claims on January 31, 2006, and, thus far, the Bankruptcy Court has held more than 20 days of hearings on these issues, which continue to be litigated. The Bankruptcy Court has requested that participants submit post-trial briefing on fourteen particular intercompany transactions at the conclusion of the hearings on Intercompany Claims, which are not expected to conclude until the end of April 2006, at the earliest.

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Although the Bankruptcy Court has not held hearings yet on the other issues in the Inter-Creditor Dispute, Participants have submitted briefs and/or expert reports on (a) the alleged fraudulent conveyance claims associated with historical movements of subsidiaries within the corporate structure, (b) the allocation of the value and form of consideration from the Sale Transaction to the various Debtor Groups, (c) the allocation of the benefits and costs of the Government Settlement Agreement, (d) the allocation of the tax liability and the tax reserves associated with the Sale Transaction, and (e) the allocation of the economic cost of the other reserves established as part of the Plan.

While these hearings had been expected to be “mini-trials,” the lengthy evidentiary presentations of certain of the litigants have caused the hearings to consume far more time than originally planned. As a result, the Debtors do not expect the Resolution Process hearings to conclude prior to the Confirmation Hearing. Nevertheless, the Plan is structured to accommodate a post-confirmation completion of the Resolution Process as it provides for various holdbacks for those Debtor Groups that the Debtors believe are reasonably likely to be impacted by the Inter-Creditor Dispute. Pursuant to decisions of the Bankruptcy Court issued at the October 28, 2005 Disclosure Statement Hearing and the Arahova Decision (as defined below), the Debtors are not permitted to express an opinion on the likely outcome of the Inter-Creditor Dispute. To get a better (but undoubtedly less than total) understanding of the possibility as to any potential outcome in the Inter-Creditor Dispute, you should review the public record created in the Inter-Creditor Dispute, which is available on the Bankruptcy Court docket for these cases.

E.              PLAN SUPPORT AGREEMENT

The Debtors, the Ad Hoc Adelphia Operating Company Trade Claims Committee (the “Trade Committee”) and certain members of the Trade Committee entered into an agreement, dated April 10, 2006, under which the Trade Committee and the Trade Committee members party thereto agreed to support the Plan in exchange for the Debtors’ agreement to incorporate certain terms and conditions in the Plan (the “Plan Support Agreement”). See Section III of this Disclosure Statement Supplement, titled “Modifications to the Plan of Reorganization – Trade Claims and General Unsecured Claims.”  Under the Plan Support Agreement, subject to certain exceptions, the Debtors agreed not to amend or modify the Plan in any manner that adversely affects the treatment of the Trade Claims held against all Debtor Groups other than the Holding Company Debtor Group (the “Operating Company Trade Claims”) as contemplated by the Plan Support Agreement, without the Trade Committee’s prior written consent. The Trade Committee agreed not to unreasonably withhold or delay its consent to any such amendment or modification, so long as the modifications do not adversely impact the Trade Committee’s economic interest. The Plan Support Agreement and the matters covered by it are being submitted for approval under the Plan as a compromise or settlement under Bankruptcy Rule 9019.

So long as the Plan provides for the terms contemplated by the Plan Support Agreement, the Trade Committee and the Trade Committee members party thereto are required to support confirmation of the Plan and may not object to, oppose or otherwise seek to modify or delay approval or confirmation of the Plan or the occurrence of its Effective Date.

The Plan Support Agreement also requires the Trade Committee to (a) stay the prosecution of its appeal of the Government Settlement Agreements and to withdraw with prejudice that appeal as soon as practicable after the Effective Date and (b) withdraw its pending discovery requests, without prejudice to the Trade Committee’s right to prosecute the Government Settlement appeal and re-serve such discovery if a termination event under the Plan Support Agreement occurs.

Under the Plan Support Agreement, the Debtors have agreed to support the payment of, and to not object to, the reasonable fees and expenses (based on their hourly billings (plus expenses)) of the Trade Committee’s professionals in representing the Trade Committee in the Chapter 11 Cases. The Trade Committee has represented that, as of March 31, 2006, this amount of hourly billings and expenses was approximately $2.13 million. The Debtors’ fee reimbursement obligation also includes reimbursement for all reasonable fees (based on hourly billings) and expenses that may be incurred by the Trade Committee’s professionals relating to certain other Plan related matters specified in the Plan Support Agreement. Under the Plan Support Agreement, the Debtors have also agreed not to oppose and not to object to any contingent fee claim filed by counsel to the Trade Committee on account of a contingent fee payment based upon the improvement (in excess of the federal judgment rate as of the Commencement Date) in the recoveries of the Operating Company Trade Claims on account of postpetition interest, in an amount not to exceed $5 million (less the amount of the hourly fee reimbursement described above).

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Pursuant to the Plan Support Agreement, the Debtors retain the ability to modify the treatment of the Operating Company Trade Claims without the Trade Committee’s consent if such amendment or modification is required as a result of a decision of the Bankruptcy Court or the Debtors conclude after due inquiry and analysis as is reasonable under the circumstances that:

(x)(i) before the Bankruptcy Court approves the Plan Support Agreement, modification of the Plan is necessary for confirmation to satisfy the legal entitlements of holders of Claims that are structurally or legally senior or pari passu to Operating Company Trade Claims, and (ii) the Debtors inform the Trade Committee in writing promptly after the Debtors make such determination, provided however that in connection with any such modification, the Debtors may not substitute TWC Class A Common Stock for cash in distributions to holders of Allowed Operating Company Trade Claims if the holders of the FrontierVision Holdco Notes, the FPL Note, or the Olympus Parent Notes will receive Plan Consideration that includes cash on account of their Claims unless such Claims are pari passu with Allowed Operating Company Trade Claims in the applicable Debtor Group; or

(y) after Bankruptcy Court approval of the Plan Support Agreement, changed circumstances cause consummation of the Plan on the terms contemplated by the Plan Support Agreement to be unobtainable, provided, however, that (i) before making any such modification, the Debtors must confer in good faith with the Trade Committee regarding the changed circumstances, and if the Parties cannot reach agreement they must cooperate in promptly seeking Bankruptcy Court resolution of whether there are any such changed circumstances, (ii) in connection with any such modification, the Debtors may substitute TWC Class A Common Stock for cash in distributions to Allowed Operating Company Trade Claims to the extent necessary to consummate the Plan and only if the holders of the FrontierVision Holdco Notes, the FPL Note, or the Olympus Parent Notes will not receive Plan Consideration that includes cash on account of such Claims, unless such Claims are pari passu with Allowed Operating Company Trade Claims in the applicable Debtor Group, provided that in such circumstances, the Debtors must use their reasonable best efforts to adopt any such modification that under the circumstances mitigates the adverse impact on the terms contemplated by the Plan Support Agreement, and (iii) unless required under a court decision or order, the Debtors may not make any modifications to the postpetition interest rate set forth in the Plan Support Agreement.

In addition, to the extent the Debtors determine, after due inquiry and analysis, it is necessary to change the proposed treatment for certain Debtor Groups in connection with the Inter-Creditor Dispute, the Debtors are permitted to modify the Plan to provide, among other things, that distributions on account of Operating Company Trade Claims shall be determined in accordance with the Inter-Creditor Dispute Resolution.

The Plan Support Agreement may be terminated by the Debtors or the Trade Committee under certain specified circumstances, including, among others, if (a) the Debtors amend and file the Plan with the Bankruptcy Court in a manner not consistent with the terms of the Plan Support Agreement, (b) the Chapter 11 Cases are dismissed or converted to Chapter 7 cases, (c) a final, non-appealable order declares that the Plan Support Agreement is unenforceable, (d) the Debtors withdraw the Plan, (e) the Bankruptcy Court enters an order either denying (i) approval of the terms contemplated by the Plan Support Agreement or (ii) confirmation of the Plan or (f) the Sale Transaction is terminated. Upon termination of the Plan Support Agreement, all obligations under such agreement will terminate and have no further effect. Termination of the Plan Support Agreement would also allow the Trade Committee and any Trade Committee member to object, oppose or otherwise seek to modify or delay approval or confirmation of the Plan or the occurrence of its Effective Date.

F.              ACC NOTEHOLDER LETTER

On April 18, 2006, parties identifying themselves as holders of approximately $1.64 billion face amount of ACC Senior Notes and members of the Ad Hoc Committee of ACC Senior Noteholders (the “ACC Noteholders Committee”) sent a letter to the Debtors’ board of directors (the “ACC Noteholder Letter”) indicating that the signatories thereto will vote against the Potential Settlements. That same day, Peter Grant of the Wall Street Journal received a copy of the ACC Noteholder Letter. On April 19, 2006, certain of the statements set forth in the letter were published in an article appearing in the Wall Street Journal.

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Certain stakeholders have contended that the dissemination of the ACC Noteholder Letter constituted an improper solicitation of votes against the Potential Settlements. On April 24, 2006, W.R. Huff Asset Management Co. LLC (“Huff”) filed an expedited motion for an order directing depositions of and the production of documents from the signatories of the ACC Noteholder Letter, counsel to the ACC Noteholders Committee, and the affiliates of each of the foregoing, pursuant to Bankruptcy Rule 2004, in order to investigate the circumstances surrounding the distribution of the ACC Noteholders Letter.

In its expedited motion, Huff stated that it may, depending upon the facts discovered, file a motion with the Bankruptcy Court seeking, among other things: (i) to designate the votes of the signatories to the ACC Noteholder Letter under section 1126(e) of the Bankruptcy Code; (ii) to subordinate such parties’ claims pursuant to section 510(c) of the Bankruptcy Code; and (iii) such other remedies as determined appropriate by the Bankruptcy Court.

The signatories to the ACC Noteholder Letter dispute that the preparation and dissemination of the ACC Noteholder Letter to the Debtors’ board of directors or otherwise constituted an improper solicitation under section 1125(b) of the Bankruptcy Code or that the letter was misleading or otherwise improper, and that any action seeking to designate their votes or seeking other relief based upon such conduct would be without merit.

On April 26, 2006, at a conference before the Bankruptcy Court on these matters, the Bankruptcy Court indicated that it would enter an order permitting certain discovery regarding the ACC Noteholder Letter, as well as discovery regarding certain communications of certain creditor constituencies.

The Debtors believe that certain statements in the ACC Noteholder Letter are misleading, constitute the views of a party in active, undecided litigation (i.e., the Resolution Process) and is not an accurate indicator of potential outcomes of litigation, which may vary materially from the outcomes stated in the letter.

For purposes of voting on the Plan, only the information contained in this Disclosure Statement Supplement and the Disclosure Statement has been approved by the Bankruptcy Court. While the Bankruptcy Court is aware of the ACC Noteholders Letter and its contents, the Bankruptcy Court has not reviewed the accuracy of the statements contained therein and has stated that holders of Claims and Equity Interests should not rely on the ACC Noteholder Letter when voting on the Plan.

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II. THE RIGAS MANAGED ENTITIES

On March 31, 2006, 21 entities filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code:  Adelphia Cablevision Associates of Radnor, L.P.; Adelphia Cablevision of West Palm Beach, LLC; Adelphia Cablevision of West Palm Beach II, LLC; Cablevision Business Services, Inc.; Century MCE, LLC; Desert Hot Springs Cablevision, Inc.; Henderson Community Antenna Television, Inc.; Highland Carlsbad Cablevision, Inc.; Highland Carlsbad Operating Subsidiary, Inc.; Highland Prestige Georgia, Inc.; Highland Video Associates, L.P.; Hilton Head Communications, L.P.; Ionian Communications, L.P.; Montgomery Cablevision Associates, L.P.; Prestige Communications, Inc.; OFE I, LLC; OFE II, LLC; Olympus MCE I, LLC; Olympus MCE II, LLC; UCA MCE I, LLC; and UCA MCE II, LLC (collectively, the “RME Debtors”). The RME Debtors are comprised of two distinct groups of entities:  (i) those entities (the “Managed Entities”) that were formerly controlled by the Rigas Family, forfeited to the U.S. Government and subsequently transferred to the Debtors; and (ii) those entities created by the Debtors that hold interests in entities that were similarly forfeited and transferred (the “RME Newcos”). Contemporaneously with the filing of their voluntary petitions, each RME Debtor filed its Statement of Financial Affairs and substantially all of its Schedules of Assets and Liabilities (collectively, the “RME Schedules”).

A.            FIRST DAY ORDERS

Pursuant to the Government Settlement Order (as defined below), certain final orders entered in the chapter 11 cases of those Debtors that already had commenced chapter 11 cases (collectively, the “Initial Debtors”) became automatically applicable to the RME Debtors upon the commencement of their chapter 11 cases. Specifically, the Government Settlement Order provides that:

As of the [RME Commencement Date], all Orders previously entered by this Court in the Cases (including, without limitation, the Interim Order, the Final Order, the Extension Order, and all provisions relating to the adequate protection of the lenders or agents under the Co-Borrowing Facilities contained therein (collectively, the “DIP Orders”) . . ., to the extent applicable and in a manner that is consistent with such Orders’ stated purposes, shall be deemed to apply to the bankruptcy cases commenced by one of more of the [RME Debtors], effective as of the date of entry of such Order, as if the [RME Debtors] were Debtors referred to in said Orders . . ..

See Government Settlement Order ¶ 13.

In addition to such relief, on March 31, 2006, the Bankruptcy Court approved certain orders that were designed to integrate the RME Debtors’ chapter 11 cases with those of the Initial Debtors, including the RME Bar Date Order (a) authorizing joint administration of the RME Debtors’ chapter 11 cases with those of the Initial Debtors solely for procedural purposes and (b) fixing May 1, 2006 at 5:00 p.m. (prevailing Eastern Time) as the RME Bar Date – the date by which proofs of claim were required to be filed in the RME Debtors’ chapter 11 cases.

In accordance with the RME Bar Date Order, on or about April 5, 2006, a proof of claim form and a notice regarding the RME Bar Date were mailed to, among others, all creditors listed on the RME Schedules and all parties known to the RME Debtors as having potential claims against such Debtors’ estates. A proof of claim form and notice regarding the RME Bar Date and the RME Bar Date Order also were mailed to, among others, the members of the Committees and certain agencies of the U.S. Government.

B.            EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES OF THE RME DEBTORS

1.              The Rigas Criminal Action

As more fully set forth in Section XIII.E.1 of the Disclosure Statement titled “The Rigas Criminal Action,” in 2002, certain improper actions that were allegedly taken by certain members of the Rigas Family that held positions at the Company were discovered. During their tenure with the Company, such individuals allegedly misappropriated billions of dollars, breached their fiduciary duties, and committed other improper acts against the Company, its security holders

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and other constituents. Furthermore, certain members of the Rigas Family hid their improper actions and caused the Company to issue press releases and file periodic reports that they knew were false and misleading.

Following the disclosure of these then-alleged improprieties, the U.S. Department of Justice (the “DOJ”) commenced an investigation. In connection with such investigation, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and subsequently indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud. Certain defendants other than members of the Rigas Family pleaded guilty to certain counts of the indictment. A trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action, finding John J. Rigas and Timothy J. Rigas guilty of conspiracy, bank fraud and securities fraud. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the District Court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas were dismissed with prejudice. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals. On November 23, 2005, Michael J. Rigas pleaded guilty to one count of making a false entry in a company record (in a form to be filed with the SEC). On March 3, 2006, Michael J. Rigas was sentenced to two years probation, including 10 months of home confinement.

The indictment against certain members of the Rigas Family included a request for entry of a money judgment in an amount exceeding $2.5 billion and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities, including the Managed Entities. On December 10, 2004, the DOJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2.533 billion.

2.              Forfeiture of Entities and Assets Formerly Owned by the Rigas Family

On April 25, 2005, the U.S. Attorney, on the one hand, and John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and certain entities controlled by such members of the Rigas Family, on the other hand, entered into a settlement agreement (the “Government-Rigas Settlement Agreement”) with respect to the forfeitures requested by the U.S. Government. On April 25, 2005, the U.S. Attorney and the Company also entered into a settlement agreement (the “Government Settlement Agreement”) to resolve potential claims against the Company held by the U.S. Government. The Bankruptcy Court approved the Government-Rigas Settlement Agreement and the Government Settlement Agreement by Order dated May 26, 2005 (the “Government Settlement Order”). Pursuant to the Government-Rigas Settlement and the Government Settlement Agreement, the Company has obtained ownership of the Managed Entities that own the MCE Systems.

Though the Company was not a defendant in the Rigas Criminal Action, the Company was under investigation by the DOJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Prior to the execution of the Government Settlement Agreement, the DOJ advised Debtors’ counsel repeatedly that there was a risk that the Company would be indicted. In addition, on July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against ACC, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family that formerly held management positions with the Company. Thereafter, on December 3, 2003, the SEC filed a proof of claim against ACC in its chapter 11 case for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount.

Pursuant to the Government Settlement Agreement, the Company agreed, among other things: (i) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action and SEC Civil Action are final; (ii) not to assert claims against certain members of the Rigas Family; and (iii) to contribute $715 million in value (the “Contribution”) to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of certain Rigas Family members (the “Restitution Fund”). The Government Settlement Agreement provides that, in the event of a sale of substantially all of the Debtors’ assets, the Debtors’ Contribution to the Restitution Fund may be composed of the following forms of consideration: (i) up to $400 million of common stock of

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TWC; (ii) $115 million of an interest in a litigation trust to be funded by recoveries obtained from the Company or its designee in certain adversary proceedings and other claims; and (iii) the balance of not less than $200 million in cash, provided that consideration for the sale of the Debtors’ assets includes at least $10 billion in cash.

Subject to ACC’s compliance with the Government Settlement Agreement, the U.S. Attorney agreed, among other things, to convey to the Company (i) certain Rigas Co-Borrowing Entities, including the Managed Entities, (ii) certain specified real estate and other property, and (iii) all securities in the Company directly or indirectly owned by the Rigas Family (collectively, the “Forfeited Property”). The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”), which collectively served approximately 5,000 subscribers in July 2005. Both Coudersport and Bucktail were obligors under the Olympus Co-Borrowing Facility. Please refer to Section II.B.7 herein for a discussion of the release of Coudersport and Bucktail from their obligations under the Olympus Co-Borrowing Facility.

Please refer to Section XIII.E of the Disclosure Statement titled “Settlement of Governmental Investigations and Related Litigation” for a complete discussion of the Government-Rigas Settlement Agreement, the Government Settlement Agreement, and the investigations and actions commenced by the DOJ and the SEC.

3.              ACC’s Lawsuit Against the Rigas Family

On April 25, 2005, ACC and the Rigas Family entered into a settlement agreement (the “Adelphia-Rigas Settlement Agreement”), in order to resolve certain matters raised in an adversary proceeding commenced by ACC in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities. This action alleged violations of the Racketeering Influenced and Corrupt Organizations Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting.

Pursuant to the Adelphia-Rigas Settlement Agreement, ACC agreed, among other things, (1) to pay $11.5 million to a legal defense fund for the benefit of the Rigas Family, (2) to provide interim management services to Coudersport and Bucktail through and including December 31, 2005, (3) to indemnify Coudersport and Bucktail, and certain members of the Rigas Family’s interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness), and (4) within 10 business days of the date on which the consent order of forfeiture is entered, dismiss the action pending in the Bankruptcy Court, except for claims against certain members of the Rigas Family. The Rigas Family agreed (1) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), (2) to pay ACC five percent of the gross operating revenue of Coudersport and Bucktail for the interim management services and (3) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees than their employment terms with Adelphia. Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties. In June 2005, the Company paid and expensed the aforementioned $11.5 million in legal defense costs. The Adelphia-Rigas Settlement Agreement releases the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement. On February 23, 2006, District Judge Lewis A. Kaplan rejected the appeals of the Bankruptcy Court’s decision. The appeals of Judge Kaplan’s decision remain pending.

Please refer to Section XIII.E of the Disclosure Statement titled “Settlement of Governmental Investigations and Related Litigation” for a complete discussion of the Adelphia-Rigas Settlement Agreement.

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4.              Forfeiture Process

Pursuant to the Consent Order of Forfeiture entered by the United States District Court for the Southern District of New York (the “District Court”) on June 8, 2005, the Rigas Family consented to the forfeiture of the Forfeited Property to the United States. On March 29, 2006, the District Court entered a Final Order of Forfeiture conveying the Managed Entities free and clear of all liens, claims, encumbrances and adverse interests, except as provided in the Final Order of Forfeiture, to the United States and that certain Amended Final Order of Forfeiture as to Forfeited Managed Entities (the “Transfer Order”) conveying the Managed Entities from the United States free and clear of all liens, claims, encumbrances and adverse interests, except as provided in the Transfer Order, to certain designated subsidiaries of the Company.

5.              Notice of Forfeiture Action

On August 19, 2005, ACC and 238 of its subsidiaries filed a petition with the District Court seeking an order conveying title to certain of the Forfeited Property to the Company. In accordance with the requirements of 21 U.S.C. § 853(n)(1), notice of the forfeiture and of the U.S. Government’s intent to dispose of forfeited property was published in the New York Law Journal for three successive weeks beginning on July 27, 2005; the national edition of The Wall Street Journal for three successive weeks beginning of September 1, 2005; The State (Columbia, South Carolina) for three successive weeks beginning on July 29, 2005; The Daily Journal (Denver, Colorado) for three successive weeks beginning on August 1, 2005; The Tribune-Review (Pittsburgh, Pennsylvania) for three successive weeks beginning on August 4, 2005; and the Potter Leader-Enterprise (Coudersport, Pennsylvania) for three successive weeks beginning on August 17, 2005. Additionally, on or about between October 21, 2005 and October 27, 2005, notice of the forfeiture action was served to persons and entities the U.S. Government believed potentially had an interest in the Forfeited Property.

6.              Resolution of Forfeiture Petitions

On October 13, 2005, November 18, 2005, and November 21, 2005, respectively, Bank of Montreal, Bank of America, N.A., and Wachovia Bank, N. A. (collectively, the “Petitioning Banks”), filed petitions (collectively, the “Bank Petitions”) asserting interests in certain of the Managed Entities that are obligated under Co-Borrowing Facilities for the exclusive purpose of protecting against the contingency that the Bankruptcy Court approval of the various settlements would be overturned on appeal. In order to resolve the Bank Petitions, the Transfer Order provided that the rights, title and interests of the RME Newcos in the Forfeited Property is subject to the contingent claims of the Petitioning Banks.

On November 2, 2005 and November 23, 2005, respectively, Barry L. Church and Charles M. Streeter filed petitions asserting mechanic’s liens on certain parcels of real property forfeited to the U.S. Government. These petitions remain pending.

On December 13, 2005, the County of San Diego, California and the City of Encinitas, California (together, the “Petitioning Municipalities”) filed petitions (the “Municipality Petitions”) in opposition to approval of the forfeiture and transfer of the Forfeited Property to the Company to the extent that such forfeiture would interfere with the Petitioning Municipalities’ regulatory authority over licenses possessed by certain of Managed Entities. In order to resolve the Municipality Petitions, the Transfer Order provided that the entry of such Order was without prejudice to, and did not constitute a waiver of, (i) the Petitioning Municipalities’ rights, if any, to approve any future transfer requests of the licenses held by certain of the Managed Entities or (ii) the rights and defenses, if any, of the Debtors related to the same, including, but not limited to, the right to argue, pursuant to section 365(f) of the Bankruptcy Code or otherwise, that the consent of the local franchising authority is not required to transfer a franchise agreement.

On December 15, 2005, Highland School District filed a petition asserting a lien on certain of the Forfeited Property. The petition was subsequently withdrawn.

DSS-12

7.              Execution of Pledges and Guarantees In Connection with the Co-Borrowing Facilities

As set forth above, certain of the RME Debtors were previously obligated under the Co-Borrowing Facilities. The interests in such RME Debtors were subsequently transferred to the RME Newcos in conjunction with the transfer of such entities from the U.S. Government to the Company. The Government Settlement Order provides, among other things, that, effective as of June 7, 2005, the date immediately prior to the date of entry of the Consent Order of Forfeiture (the “Forfeiture Date”), a lien on the equity interests of the RME Debtors was granted, in each case, to secure claims for indebtedness, obligations and liabilities under the respective Co-Borrowing Facilities. Such liens were only granted to the extent that such lender held a lien on the equity interests of such RME Debtor (or the RME Debtors whose assets and properties were transferred to it, in the case of the RME Newcos) prior to the Forfeiture Date. The Government Settlement Order further provided that, except as set forth therein, such liens would enjoy the same validity, priority, value, scope, effect and immunity from avoidance as such liens enjoyed prior to the Forfeiture Date. Additionally, the Government Settlement Order provided that the lenders under the Olympus Co-Borrowing Facility would be entitled to additional liens as further security for obligations owed by Coudersport and Bucktail — Rigas Co-Borrowing Entities that were not forfeited or conveyed to the Company. In consideration of the grant of the supplemental liens, the agents and lenders under the Olympus Co-Borrowing Facility agreed to forbear from exercising any and all rights or remedies against Coudersport or Bucktail, or the equity securities representing ownership of such entities, although, arguably, the lenders under the Olympus Co-Borrowing Facility retain their liens on Coudersport and Bucktail, which the Plan seeks to remove.

The Government Settlement Order also authorized the RME Debtors to execute certain guarantees and pledges in favor of the lenders under the Co-Borrowing Facilities, as provided for in the Transfer Order.

Pursuant to the Transfer Order, Adelphia Cablevision, LLC, the sole member of the RME Newcos, executed guaranty agreements in favor of the lenders under the Olympus Co-Borrowing Facility, the Century Co-Borrowing Facility and the UCA Co-Borrowing Facility, respectively, with each such guaranty being nonrecourse to Adelphia Cablevision, LLC, one of the Initial Debtors, and being limited to the value of its equity interests in such RME Newcos. To secure such guarantees, Adelphia Cablevision, LLC pledged its interests in the RME Newcos to the lenders under the Co-Borrowing Facilities.

Pursuant to the Transfer Order, each of Olympus MCE I, LLC and Olympus MCE II, LLC (both RME Debtors) executed a joinder guaranty and pledge agreement in favor of the lenders under the Olympus Co-Borrowing Facility. This agreement only reaffirms Olympus MCE I, LLC and Olympus MCE II, LLC’s obligations to the extent that they arose pre-forfeiture. In addition, any RME Debtor in which either Olympus MCE I, LLC or Olympus MCE II, LLC owns an interest, executed a joinder guaranty agreement, in each case, in favor of the lenders under the Olympus Co-Borrowing Facility. In accordance with the terms of the Transfer Order, all of the entities in the Rigas/Olympus Co-Borrowing Debtor Group executed an additional security agreement pursuant to which they agreed to grant a lien on all of their assets (other than equity interests) in favor of the lenders under the Olympus Co-Borrowing Facility, with any value being realized in respect of such additional liens being limited to the value of the Coudersport and Bucktail entities being retained by the Rigas Family in accordance with the Government Settlement Agreement.

Pursuant to the Transfer Order, certain of the RME Debtors in which interests are owned by Century MCE, LLC executed new guaranty agreements, in each case, in favor of the lenders under the Century Co-Borrowing Facility. This agreement only obligates Century MCE, LLC to the extent that such obligations arose pre-forfeiture.

Lastly, pursuant to the Transfer Order, each of UCA MCE I, LLC and UCA MCE II, LLC executed a joinder guarantee and pledge agreement in favor of the lenders under the UCA Co-Borrowing Facility. Additionally, each of the RME Debtors in which interests are owned by either UCA MCE I, LLC or UCA MCE II, LLC executed a joinder guaranty agreement in favor of the lenders under the UCA Co-Borrowing Facility. These agreements only obligate UCA MCE I, LLC, UCA MCE II, LLC and the RME Debtors in which they own interests to the extent that such obligations arose pre-forfeiture.

8.              The DIP Facility

Each RME Debtor is a loan party under the DIP Facility and has been allocated to a Borrower Group thereunder. Each RME Debtor that holds (a) cable assets, (b) the equity interests of another RME Debtor that holds cable assets, or

DSS-13

(c) real property that is used in the operation of the business of an RME Debtor, has been allocated to the Borrower Group that corresponds to the Co-Borrowing Facility to which such RME Debtor was an obligor prior to the forfeiture (or, in the case of an RME Debtor that is a newly-formed entity, the Borrower Group that corresponds to the Co-Borrowing Facility to which the entity whose equity interests are held by such RME Debtor was an obligor prior to forfeiture). For example, an RME Debtor that holds cable assets and, prior to the forfeiture, was an obligor under the Olympus Co-Borrowing Facility, is a member of the Olympus Borrower Group under the DIP Facility. Each RME Debtor that does not hold (x) cable assets, (y) the equity interests of another RME Debtor that holds cable assets, or (z) real property used in the operation of the business of an RME Debtor, has been allocated to the “Seven A” borrower group under the DIP Facility. Each RME Debtor that is allocated to a Borrower Group (other than the RME Debtors that are allocated to the “Seven A” Borrower Group) is jointly and severally liable for the obligations of each Loan Party (as defined in the DIP Facility) in its Borrower Group, but does not have any liability with respect to the obligations of any Loan Party in any other Borrower Group. Each RME Debtor that is allocated to the “Seven A” Borrower Group, is jointly and severally liable for the obligations of each Loan Party in the “Seven A” Borrower Group and is be jointly and severally liable for the obligations of each other Loan Party under the DIP Facility.

DSS-14

III. MODIFICATIONS TO THE PLAN OF REORGANIZATION

In response to developments in the Chapter 11 Cases and objections from various constituents, the Debtors have made several changes to the Plan, including the incorporation of certain proposed settlement agreements. Exhibit Q contains a copy of the Plan, marked to show changes from the November Plan. The Disclosure Statement and this Disclosure Statement Supplement are not intended to replace the careful and detailed review and analysis of the Plan, but only to aid and supplement such review. The Disclosure Statement and this Disclosure Statement Supplement are qualified in their entirety by reference to the Plan, the Plan Supplement and the exhibits attached thereto and the agreements and documents described therein. If there is a conflict between the Plan and the Disclosure Statement or this Disclosure Statement Supplement, the provisions of the Plan will govern. You are encouraged to review the full text of the Plan and the Plan Supplement and to read carefully the entire Disclosure Statement and Disclosure Statement Supplement, including all exhibits, before deciding how to vote with respect to the Plan.

The following is a summary of the material changes to the November Plan contained in the Plan, and is qualified in its entirety by reference to the Plan included as an exhibit to this Disclosure Statement Supplement:

A.            GENERAL

1.              Deemed Value of TWC Class A Common Stock

The Plan now contemplates that the Bankruptcy Court will determine the Deemed Value of the TWC Class A Common Stock for purposes of the Plan (but not the Purchase Agreements) in connection with the Confirmation Hearing.

2.              New Debtor Groups and Classes of Claims

a.              The New Debtor Groups

The Plan provides for the separate substantive consolidation of two new groups of debtors consisting of (a) the five subsidiaries of Ft. Myers Acquisition Limited Partnership (the “Ft. Myers Subsidiary Debtor Group”) and (b) the parent entities of FrontierVision Holdings, LP and Adelphia GP Holdings LLC, the one percent general partner of FrontierVision Partners, LP (collectively, the “Adelphia GP Holdings Debtor Group”). The Ft. Myers Subsidiary Debtor Group includes: Ft. Myers Cablevision, LLC; Adelphia Cablevision of Newport Beach, LLC; Adelphia Cablevision of Orange County, LLC; California Ad Sales, LLC; and Adelphia Pinellas County, LLC. The Adelphia GP Holdings Debtor Group includes Adelphia GP Holdings, LLC; FrontierVision Holdings, LLC; and FrontierVision Partners, L.P. As a result of these changes, all of the entities in these Debtor Groups will be considered a single entity for the following purposes under the Plan:

•                  all assets and liabilities of the Debtors within the Debtor Group will be treated as though they were merged with the assets and liabilities of the other Debtors within the Debtor Group;

•                  no distributions will be made under the Plan on account of any Claim held by a Debtor against any other Debtor within the Debtor Group;

•                  no distributions will be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor within the Debtor Group;

DSS-15

•                  all guaranties of any Debtor of the obligations of any other Debtor within the Debtor Group will be eliminated so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint or several liability of any of the Debtors within the Debtor Group will be one obligation of the Debtors within the Debtor Group; and

•                  each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Debtors within the Debtor Group will be deemed filed against all of the Debtors within the Debtor Group, and will be one Claim against, and obligation of, the Debtors within the Debtor Group.

With the addition of these Debtor Groups, the Plan will consist of twenty separate and distinct Debtor Groups. The Debtors believe that this partial substantive consolidation structure is supported by applicable legal standards, which are discussed in Section IV.B.1.b. of the Disclosure Statement. The modified Debtor Group structure is depicted in the following chart:

DSS-16

(1)          The Ft. Myers Subsidiary Debtor Group

The Debtors believe that the creation of the Ft. Myers Subsidiary Debtor Group is most consistent with the prepetition expectations of creditors and necessary to avoid undue prejudice to parties in interest. In accordance with the absolute priority rule, such Debtors will first satisfy their allocable share of their postpetition secured obligations. Then, as set forth in more detail below, the Ft. Myers Subsidiary Debtors will satisfy all of their prepetition creditors, in order of priority. Lastly, any residual value of the Ft. Myers Subsidiary Debtor Group will flow to its direct corporate parent, Ft. Myers Acquisition Limited Partnership (“Ft. Myers”), for the benefit of its creditors.

In the November Plan, the Ft. Myers Subsidiary Debtors were included in the Century Debtor Group as a result of their being joint and several obligors under the Century Prepetition Credit Agreement. The consolidation structure under the Plan avoids the diversion of residual equity contained in the prior consolidation structure that, based on the Debtors’ corporate structure, was reasonably anticipated by Ft. Myers’ creditors to be an asset of Ft. Myers. Notwithstanding the need to respect the prepetition expectations and rights of Ft. Myers’ creditors (and avoid the unjust enrichment of other creditors), it would be inappropriate to consolidate the Ft. Myers Subsidiary Group with Ft. Myers. First, as Ft. Myers is a holding company, its creditors are structurally subordinated to the creditors of its subsidiaries. Second, Ft. Myers issued the FPL Note prior to the Petition Date. Accordingly, substantively consolidating Ft. Myers with its subsidiaries would inappropriately burden the Ft. Myers Subsidiary Debtors’ creditors, who are not parties to the FPL Note.

The Ft. Myers Subsidiary Debtors are joint and several obligors under the Century Credit Agreement. As the Century Prepetition Lenders are contemplated to be paid in full with postpetition interest by virtue of their treatment in Class Century-Bank, the Century Prepetition Lenders will not be prejudiced by this modification. In addition, the Plan contemplates that Century Cable Holdings LLC, a co-borrower under the Century Credit Facility and a Debtor in the Century Debtor Group, will have an Allowed contribution and subrogation claim against the Ft. Myers Subsidiary Debtor Group. This Allowed Claim will arise as a result of the discharge by Century Cable Holdings LLC of any Co-Borrowing Claim that arose as a result of funds borrowed by a Ft. Myers Subsidiary Debtor directly from the lenders under the Century Credit Agreement. Accordingly, members of the Century Borrower Group will be compensated for any direct borrowings of the Ft. Myers Debtors under the Century Credit Facility.

The following new Classes of Claims were created for the Ft. Myers Subsidiary Debtor Group: (i) Class FtMS-Bank, consisting of Century Bank Claims against the Ft. Myers Subsidiary Debtors; (ii) Class FtMS-Contrib/Subrog, consisting of the Century Debtor Group’s Contrib/Subrog Claims against the Ft. Myers Subsidiary Debtors; (iii) Class FtMS-Trade, consisting of Trade Claims against the Ft. Myers Subsidiary Debtors; and (iv) Class FtMS-Uns, consisting of Other Unsecured Claims against the Ft. Myers Subsidiary Debtors.

(2)          The Adelphia GP Holdings Debtor Group

The Adelphia GP Holdings Debtors consist of the parent entities of FrontierVision Holdings, LP and Adelphia GP Holdings LLC, the one percent general partner of FrontierVision Partners, LP. Although the Adelphia GP Holdings Debtors have few assets, according to the Debtors’ corporate structure any residual equity from these Debtors is an asset of ACC Operations, Inc. Unlike its subsidiaries and parent, the Adelphia GP Holdings Debtors are not a party to a credit agreement and have not issued or guaranteed any public debt. Accordingly, consolidating such debtors with another Debtor Group would defeat the prepetition expectations of creditors.

Moreover, Adelphia Cablevision may be determined to have substantial claims against certain of the Adelphia GP Holdings Debtors. To the extent such claims are ultimately allowed by the Bankruptcy Court, creditors of other Debtors should not have to bear the risk of dilution attendant to those liabilities. In accordance with the Debtors’ corporate structure, the Adelphia GP Holdings Debtor Group will be entitled to any residual value of the FrontierVision Holdco Debtor Group.

The following new Classes of Claims were created for the Adelphia GP Holdings Debtor Group: (i) Class AGPH-Trade, consisting of Trade Claims against the Adelphia GP Holdings Debtors; and (ii) Class AGPH-Uns, consisting of Other Unsecured Claims against the Adelphia GP Holdings Debtors. However, the Debtors do not believe there will ultimately be any Allowed Claims in these Classes.

DSS-17

b.              New Classes

The Plan contains 17 new Classes. These Classes, and the reason for their creation, are listed below:

AGPH-Trade	To classify Claims in a new Debtor Group.

AGPH-Uns	To classify Claims in a new Debtor Group.

CCHC-CentNR

To classify Claims by holders of Bank Claims arising in connection with a pledge, grant of security interest or other Encumbrance under the Century Credit Agreement on Collateral, which Claim is recourse only to the Collateral and not to any other assets of the obligor.

FtM-CentNR

To classify Claims by holders of Bank Claims arising in connection with a pledge, grant of security interest or other Encumbrance under the Century Credit Agreement on Collateral, which Claim is recourse only to the Collateral and not to any other assets of the obligor.

FtMS-Bank	To classify Century Bank Claims against a new Debtor Group.

FtMS-Contrib/Subrog

To classify Claims by a Century Debtor against a Ft. Myers Subsidiary Debtor, which arise as a result of the discharge by such Century Debtor of a Co-Borrowing Claim that arise as a result of any funds borrowed by such Ft. Myers Subsidiary Debtor directly from the lenders under the Century Credit Agreement. In addition, this Class was necessary due to the creation of a new Debtor Group.

FtMS-Trade	To classify Claims in a new Debtor Group.

FtMS-Uns	To classify Claims in a new Debtor Group.

FVHC-FVNR

To classify Claims by holders of Bank Claims arising in connection with a pledge, grant of security interest or other Encumbrance under the FrontierVision Credit Agreement on Collateral, which Claim is recourse only to the Collateral and not to any other assets of the obligor.

OLYParent-Conv	To classify Convenience Claims.

OLYParent-FPLNR

To classify Claims by holders of the FPL Note arising in connection with a pledge, grant of security interest or other Encumbrance under the pledge agreement by Olympus Communications, L.P., in favor of West Boca Security, Inc., which Claim is recourse only to the Collateral and not to any other assets of the obligor.

OLYParent-UCANR	To classify Claims by holders of Bank Claims arising in connection with a pledge, grant of security interest or other Encumbrance under the UCA Credit Agreement on

DSS-18

Collateral, which Claim is recourse only to the Collateral and not to any other assets of the obligor.

OPS-OLYNR

To classify Claims by holders of Bank Claims arising in connection with a pledge, grant of security interest or other Encumbrance under the Olympus Credit Agreement on Collateral, which Claim is recourse only to the Collateral and not to any other assets of the obligor.

OPS-UCANR

To classify Claims by holders of Bank Claims arising in connection with a pledge, grant of security interest or other Encumbrance under the UCA Credit Agreement on Collateral, which Claim is recourse only to the Collateral and not to any other assets of the obligor.

RCentCB-CentNR	To classify Bank Claims arising under the Century Credit Agreement. These Claims are deemed satisfied in full by virtue of the treatment of Class Century-Bank.

ROlyCB-OLYNR	To classify Bank Claims arising under the Olympus Credit Agreement. These Claims are deemed satisfied in full by virtue of the treatment of Class OLY-Bank.

RUCACB-UCANR	To classify Bank Claims arising under the UCA Credit Agreement. These Claims are deemed satisfied in full by virtue of the treatment of Class UCA-Bank.

3.              Trade Claims and General Unsecured Claims

Consistent with the Plan Support Agreement, in Classes CCC-Trade, CCHC-Trade, Century-Trade, FtM-Trade, FtMS-Trade, Fundco, FV-Trade, OLY-Trade, OPS-Trade, P-Trade, RCentCB-Trade, ROlyCB-Trade, RUCACB-Trade, TCI-Trade and UCA-Trade, Allowed Trade Claims will be Paid in Full through payment of:

(a) 99% of the principal amount of such Claims in cash, provided that if there are Non-Transferred MCEs and the Substitution Conditions are satisfied, such amounts may be paid in TWC Class A Common Stock;

(b) 1% of the principal amount of such Claims in TWC Class A Common Stock (or, at the Debtors’ election, cash);

(c) simple interest through the Effective Date in cash at the federal judgment rate as of the Commencement Date, provided that if there are Non-Transferred MCEs and the Substitution Conditions are satisfied, such amounts may be paid in TWC Class A Common Stock; and

(d) additional interest in cash in an amount such that total interest payments on such trade claims represent simple interest through the Effective Date at a rate of 8% per annum, provided that (i) of this amount an amount equal to 1% of the amount set forth in clauses (a) and (b) may be in the form of TWC Class A Common Stock and (ii) if the Substitution Conditions are satisfied, such interest payments may be paid in TWC Class A Common Stock.

19

The Substitution Conditions are satisfied if both:

(1) the FrontierVision Holdco Notes/Trade Distribution Reserve, the Ft Myers Notes Distribution Reserve and the Olympus Parent Notes Distribution Reserve are not funded with cash on the Effective Date, and

(2) cash as a percentage of the reserve for such Class of Trade Claims on the Effective Date is not less than cash as a percentage of the Reserve for General Unsecured Claims against the same Debtor Group on the Effective Date.

Subject to the solvency of the applicable Debtor Group, simple interest will accrue with respect to Allowed Claims at a rate of 8% per annum in Classes ACC-Trade, ACC-Uns, AGPH-Trade, AGPH-Uns, ARA-Trade, ARA-Uns, CCC-Uns, CCHC-Uns, Century-Uns, FV-Uns, FVHC-Trade, FVHC-Uns, FtM-Uns, FtMS-Uns, Fundco, OLY-Uns, OLYParent-Trade, OLYParent-Uns, OPS-Uns, P-Uns, RCentCB-Uns, ROlyCB-Uns, RUCA-Uns, TCI-Uns, and UCA-Uns.

In Classes CCC-Uns, CCHC-Uns, Century-Uns, FtM-Uns, FtMS-Uns, FV-Uns, OLY-Uns, OPS-Uns, P-Uns, RCentCB-Uns, ROlyCB-Uns, RUCACB-Uns, TCI-Uns and UCA-Uns, Allowed General Unsecured Claims will be Paid in Full through distribution of Plan Consideration, initially in the same proportion of cash and TWC Class A Common Stock as the corresponding Trade Class in such Debtor Group.

4.              Bank Claims

In response to certain of the objections filed by parties in interest, the Debtors have modified the November Plan to make certain changes with respect to the treatment of the Bank Claims.

As set forth above, the Plan creates new Classes of Bank Nonrecourse Lien Claims in certain Debtor Groups for Bank Claims that arose in connection with a pledge, grant of security interest or other Encumbrance under a Prepetition Credit Agreement, which are recourse only to the collateral under the applicable Prepetition Credit Agreement, and not to other assets of the obligor.

The Plan also provides for two alternative treatments of the Bank Claims depending upon whether the applicable Class of Bank Claims has voted to accept or reject the Plan. Specifically, if a Class of holders of Bank Claims votes to accept the Plan, for such Class, the Plan provides for:

•                  the payment in full in cash on the Effective Date of all claims for principal;

•                  to the extent the Bankruptcy Court has not determined as of the Effective Date whether the holders of Bank Claims are entitled to interest through (but not including) the Effective Date at the maximum non-default rate set forth in the underlying Prepetition Credit Agreements over the interest paid or Allowed on the principal amount of their Bank Claims (“Grid Interest”), a reserve of cash in such amount will be established in segregated, interest bearing accounts corresponding to each Prepetition Credit Agreement to be held by the Distribution Companies pending Bankruptcy Court determination (the “Grid Interest Reserves”). The Debtors estimate that this amount could be up to $189 million for all Bank Claims, assuming an Effective Date of July 31, 2006;

•                  the payment of all reasonable Bank Lender Fee Claims, in cash on the Effective Date, required by the terms of the applicable Prepetition Credit Facility and not inconsistent with applicable law. The amount of Bank Lender Fee Claims that have been asserted to date is approximately $50 million;

•                  the establishment of a Litigation Indemnification Fund, which will be divided into six separate funds (each an “LIF”) corresponding to each Prepetition Credit Facility. Each LIF will be funded with an accepting Bank Class’s Bank Class Pro Rata Share of $125 million. Under the Plan, the Bank Class Pro Rata Share for each of Classes Century-Bank, Olympus-Bank and UCA-Bank is 20%, and the Bank Class Pro Rata Share for each of Classes FV-Bank, P-Bank and TCI-Bank is 13.3%. After making required distributions to CVV Series RF Interests, each LIF will also be “topped up” after giving effect to any Bank Lender Post-Effective Date Fee Claims to its initial balance or such other amount as may be determined by the Bankruptcy Court after notice

DSS-20

and a hearing from net proceeds of the Designated Litigation prior to making any distributions to other CVV Interests. In addition, each LIF with respect to an accepting Bank Class will be increased to the extent that any balance remains in the corresponding Bank’s Grid Interest reserve after payment of Allowed Grid Interest up to the Bank Class’ Bank Class Pro Rata Share of $50 million. Post-Effective Date Fee Claims will be paid in cash as and when determined by the Bankruptcy Court at the Confirmation Hearing to be required by the terms of the applicable Prepetition Credit Facility and not inconsistent with applicable law;

•                  the release of the Bank Lenders from all Third Party Claims or Causes of Action that would give rise to an Allowed Claim for indemnification, contribution or reimbursement against a Debtor, Reorganized Debtor or Transferred Joint Venture Entity; provided, however, that if the Bankruptcy Court fails to approve such release, such failure will not invalidate any acceptance of the Plan by holders of Bank Claims or give them any right to withdraw such acceptance; and

•                  a mechanism to reduce any recovery of the Contingent Value Vehicle against a defendant in any Designated Litigation if such defendant otherwise would be able to recover against a Bank Lender for a Claim that would give rise to an Allowed Claim by the Bank Lenders for indemnification, contribution or reimbursement against a Debtor, Reorganized Debtor, or Transferred Joint Venture Entity.

The Plan provides that if a Class of holders of Bank Claims votes to reject the Plan, the distributions to holders of Bank Claims in that Class will be subject to the successful prosecution of a motion by the Creditors’ Committee pursuant to sections 502(a), (b) and/or (d) of the Bankruptcy Code seeking to direct the holdback of any distribution to the Bank Lenders until resolution of the Continuing Bank Actions (the “Creditors’ Committee Motion”).(1)  On April 26, 2006, the Creditors’ Committee Motion was filed. The Plan provides that if the Creditors’ Committee Motion is granted pursuant to an order of the Bankruptcy Court entered no later than five business days prior to the entry of the Confirmation Order, all distributions to rejecting Bank Classes will be held in a segregated, interest-bearing account pending resolution of the Continuing Bank Actions or further order of the Bankruptcy Court. To the extent that it is ultimately determined that holders of Bank Claims in rejecting Classes are entitled to such distributions, the corresponding segregated funds (together with the attributable after-tax earnings with respect thereto) will be released to such holders. The Creditors’ Committee Motion seeks to withhold distributions to holders of Bank Claims in accepting Classes as well. If the Creditors Committee Motion is granted prior to the Effective Date, the affected holders of Bank Claims shall have five business days to change their votes from accept to reject.

If a Class of holders of Bank Claims votes to reject the Plan, for such Class, the Plan provides:

•                  the payment in full in cash on the Effective Date (either to the holdback account or, if the Creditors’ Committee Motion is denied, to the holders of Bank Claims) of all Claims for principal;

•                  to the extent the Bankruptcy Court has not determined as of the Effective Date whether the holders of Bank Claims are entitled to Grid Interest, the Debtors will establish the Grid Interest Reserves;

•                  the payment of all Bank Lender Fee Claims in cash on the Effective Date (either to the holdback account or, if the Creditors’ Committee Motion is denied, to the holders of Bank Claims) as and when determined by the Bankruptcy Court at the Confirmation Hearing to be required by the terms of the applicable Prepetition Credit Facility and not inconsistent with applicable law;

(1) The Government Settlement Order provides that, unless otherwise ordered by the Bankruptcy Court in connection with a motion or objection prosecuted by any party in interest (in each case, over the Debtors' opposition) or a ruling in the Bank Actions (any such order or ruling, a “Contrary Order”), the Debtors shall not reserve, withhold or escrow plan distributions otherwise payable under a plan of reorganization to any holder of a Bank Claim by reason of the pendency of the Bank Actions or based on any claim, cause of action or objection asserted by any party in interest on behalf of the Debtors' estates that is based substantially on the allegations set forth in the Bank Lender Avoidance Complaint (provided, that, any plan of reoganization proposed by the Debtors shall so reserve, withhold or escrow such plan distributions if required by a Contrary Order).

DSS-21

•                  each LIF will be funded with a rejecting Bank Class’s pro rata share of $75 million. After making required distributions to CVV Series RF Interests, each LIF will also be “topped up” after giving effect to any Bank Lender Post-Effective Date Fee Claims to its initial balance or such other amount as may be determined by the Bankruptcy Court after notice and a hearing, from net proceeds of the Designated Litigation prior to making any distributions to other CVV Interests. Post-Effective Date Fee Claims will be paid in cash as and when determined by the Bankruptcy Court at the Confirmation Hearing to be required by the terms of the applicable Prepetition Credit Facility and not inconsistent with applicable law;

•                  the release of the Bank Lenders from all Third Party Claims or Causes of Action that would give rise to an Allowed Claim for indemnification, contribution or reimbursement against a Debtor, Reorganized Debtor or Transferred Joint Venture Entity; provided, however, that if the Bankruptcy Court fails to approve such release, such failure will not invalidate any acceptance of the Plan by holders of Bank Claims or give them any right to withdraw such acceptance; and

•                  a mechanism to reduce any recovery of the Contingent Value Vehicle against a defendant in any Designated Litigation if such defendant otherwise would be able to recover against a Bank Lender for a Claim that would give rise to an Allowed Claim by the Bank Lenders for indemnification, contribution or reimbursement against a Debtor, Reorganized Debtor, or Transferred Joint Venture Entity.

In order to receive a distribution with respect to a Bank Claim, a holder of a Bank Claim must deliver to the Plan Administrator evidence reasonably satisfactory to the Plan Administrator of the holder’s ability to disgorge any distributions received with respect to the Bank Claim, the Bank Lender Fee Claim or the Bank Lender Post-Effective Date Fee Claim if it is ultimately determined that such holder is required to disgorge such distributions. Any dispute as to whether the holder of a Bank Claim has delivered to the Plan Administrator reasonably satisfactory evidence (an “Assurance Dispute”) will be resolved by the Bankruptcy Court. Without limiting any other form of reasonably satisfactory evidence of a holder’s ability to disgorge, the following are deemed to be reasonably satisfactory evidence:  (i) that such holder is a bank chartered under the laws of the United States of America, any state thereof, or any other jurisdiction (foreign or domestic), and is not subject to any receivership or similar proceeding; or (ii) during the pendency of an Assurance Dispute, such holder shall have agreed, in form and substance reasonably satisfactory to the Plan Administrator, to keep the distributions received in a segregated account, over which the Plan Administrator has a perfected, first priority security interest, and which account will be invested solely in Permitted Investments.

5.              Olympus Parent Debtor Group

The Plan has been changed to provide that the distributions to holders of Claims against the Olympus Parent Debtor Group are placed in the Olympus Parent Dispute Holdback pending an Inter-Creditor Dispute Resolution (including the Potential Olympus Parent Settlement, see Section III.B.2.c., titled “The Potential Olympus Parent Settlement”). This change was made because as a result of a decrease in the value of, and an increase in the Claims against, the Debtors’ estates, the Subsidiary Debtor Groups of the Olympus Parent Debtor Group have less residual value to offset the risk of the Inter-Creditor Dispute, and therefore, the Debtors are no longer able to conclude that the Olympus Parent Debtor Group could not be rendered insolvent as a result of a judicial Inter-Creditor Dispute Resolution.

The Olympus Parent Debtor Group has no assets other than its Intercompany Claims, whatever litigation claims and rights it may hold and the equity interests in its direct and indirect subsidiaries. Although the subsidiaries of the Olympus Parent Debtor Group have substantial assets, such subsidiaries also are subject to substantial liabilities and uncertainties as a result of the Inter-Creditor Dispute. The chart included in Section IV.A.1. of this Disclosure Statement Supplement indicates (subject to the limitations set forth therein) that the Subsidiary Debtor Groups of the Olympus Parent Debtor Group have an estimated net residual value on the Effective Date before giving effect to the Inter-Creditor Dispute of approximately $3.4 billion (Olympus Debtor Group - $2.4 billion, UCA Debtor Group - $1.0 billion, and Ft. Myers and Ft. Myers Subsidiary Debtor Group – collectively no residual value). However, the Debtor Groups in question have substantial exposure to the Inter-Creditor Dispute, including net Intercompany Claims as follows (dollars in millions):

DSS-22

Debtor Group	Intercompany Receivable	Intercompany Payable

Olympus Parent	562	—

Olympus	1,884	2,890

UCA	121	1,139

Ft. Myers	—	57

Ft. Meyers Subsidiary	142	—

Total	2,709	4,086

In addition, the Debtor Groups in question are subject to (1) fraudulent conveyance claims with respect to the Transferred Out Subsidiaries that became subsidiaries of the Olympus Parent Debtor Group; and (2) other elements of the Inter-Creditor Dispute.

The decrease in the value of the Debtors’ estates from the value estimated in the Disclosure Statement is due to a number of factors, including:  (1) the projected decrease in the value of the Sale Transaction, principally resulting from the decrease in the estimated value of the TWC Class A Common Stock described in Section V of this Disclosure Statement Supplement, and (2) the payment of additional administrative expenses and post-petition interest on the DIP and the Credit Agreements from the original assumed Effective Date of March 31, 2006 to the current assumed Effective Date of July 31, 2006. The increase in estimated Claims against the Debtors’ estates is described in Section III.A.9. below.

Certain holders of Olympus Parent Debtor Group Note Claims have asserted that, even based on the net Intercompany Claims discussed above and the increased Claim amounts reflected in the chart included in Section IV.A.1 of this Disclosure Statement Supplement, there is no foreseeable Inter-Creditor Dispute Resolution that would render the Olympus Parent Debtor Group insolvent. Such holders believe that even if the above chart accurately reflects the Olympus Parent Debtor Group’s potential exposure to the Intercompany Claims of its subsidiaries (which such holders do not concede), residual equity value that flows to the Olympus Parent Debtor Group would only be reduced by a maximum of approximately $1.377 billion (i.e., $4.086 billion aggregate intercompany payable minus $2.709 billion aggregate intercompany receivable), thereby leaving approximately $2.0 billion of value available to pay approximately $307 million of estimated Allowed Claims against the Olympus Parent Debtor Group in full on the Effective Date. Certain holders of Olympus Parent Debtor Group Note Claims have further asserted that, based on the pleadings that have been filed to date in the Inter-Creditor Dispute concerning the fraudulent conveyance claims, the maximum exposure of the above-referenced Debtor Groups with respect to fraudulent conveyance issues is approximately $1.0 billion. Therefore, taking into account the potential exposure of the above-referenced Debtor Groups with respect to the Intercompany Claim and fraudulent conveyance elements of the Inter-Creditor Dispute, such holders claim that the Olympus Parent Debtor Group (even under the Debtors’ proposed substantive consolidation structure) would still have approximately $800 million of residual equity value from its subsidiary Debtor Groups available to pay the approximately $307 million in estimated Allowed Claims against such Debtor Group in full on the Effective Date. The Debtors dispute these assertions and believe that, due to various components of the Inter-Creditor Dispute, the above-referenced referenced estimate of available value to satisfy claims against the Olympus Parent Debtor Group is misleading.

Such holders of Olympus Parent Notes Claims have also asserted that the Plan severely prejudices the due process and other rights of all holders of such Claims by placing the distributions to holders of Claims against the Olympus Parent Debtor Group in the Olympus Parent Dispute Holdback pending an Inter-Creditor Dispute Resolution. Under all previous versions of the Plan and Disclosure Statement, the Olympus Parent Notes Claims were to be paid in full

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(including accrued post-petition interest as provided by Section 8.14 of the Plan) in cash on the Effective Date. Certain holders of Olympus Parent Notes Claims and the Olympus Parent Indenture Trustee have asserted that, in reliance on, among other things, previous versions of the Plan and Disclosure Statement, statements of Debtors’ counsel made on the record at the October 27, 2005 hearing to approve the Disclosure Statement and the deposition testimony of Debtor representatives, the holders of Olympus Parent Notes Claims and the Olympus Parent Indenture Trustee did not actively participate in the Inter-Creditor Dispute resolution process, opting instead to passively monitor the proceedings and thereby avoid unnecessary depletion of the Debtors’ assets. Specifically, the holders of Olympus Parent Notes Claims and Olympus Parent Indenture Trustee did not engage financial advisors to analyze expert reports and financial data or render any expert opinions with respect thereto, were not privy to many of the communications between the Debtors and the principal participants in the Inter-Creditor Dispute and did not participate in, nor were they invited to, numerous settlement conferences, meetings and certain conferences held with the Bankruptcy Court. Moreover, the other potentially affected creditor constituencies have filed, since August of 2005, countless voluminous pleadings, taken and responded to extensive written discovery, deposed numerous fact witnesses and participated actively in several weeks of evidentiary hearings in connection with the Inter-Creditor Dispute resolution process. The Debtors dispute these assertions and believe such holders of Olympus Parent Note Claims and the Olympus Parent Indenture Trustee had no basis to rely only on select statements of the Debtors, their counsel or representatives as such statements are out of context and do not reflect the full record of that hearing, those depositions or these cases.

6.              Post-petition Interest on Claims

On April 27, 2006, the Bankruptcy Court approved the Debtors’ proposal to pay simple, non-default interest from the Commencement Date to the Effective Date to the creditors of the solvent Debtor Groups and the proposed 8% rate for post-petition interest on Trade Claims subject to the Trade Plan Support Agreement. Section 8.14 of the Plan has been modified to conform to that decision.

Section 8.14(a) of the Plan provides generally that, except as otherwise ordered by the Bankruptcy Court, the Existing Securities Laws Claims are included in the calculation of determining Debtor Group solvency for purposes of determining the accrual of post-petition pre-Effective Date interest on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class). As a result, in a case where a Potential Settlement is not applicable, if the Debtor Group is insolvent by virtue of the existence of the Existing Securities Law Claims, no post-petition interest will accrue on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class) and the Existing Securities Law Claims will be paid prior to post-petition interest on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class); however, if the Debtor Group is solvent after giving effect to the Existing Securities Law Claims, then post-petition interest will accrue on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class), and the Existing Securities Law Claims will effectively be subordinated to such interest.

7.              Rejecting Debtor Groups

Section 8.02(d) of the Plan has been modified to provide that if one or more Debtor Groups rejects the Plan, and the Debtors elect to eliminate such Debtor Group(s) (the “Rejecting Debtor Group”) from participation under the Plan, with respect to each Rejecting Debtor Group that has a direct Subsidiary Debtor Group,

(i) a new class of equity interests will be created at the Direct Subsidiary Debtor Group reflecting the equity interests held by the Rejecting Debtor Group in the Direct Subsidiary Debtor Group,

(ii) the Plan will be confirmed with respect to the new class of equity interests under section 1129(b) of the Bankruptcy Code,

(iii) a new distribution reserve will be created with respect to the new class of equity interests which will be funded with the Plan Consideration that would have funded the distribution reserve of the Rejecting Debtor Group if the Rejecting Debtor Group had not been eliminated from the Plan,

(iv) on the Effective Date, the Direct Subsidiary Debtor Group will issue new common equity to the Parent Debtor Group of the Rejecting Debtor Group, and

DSS-24

(v) the Plan Administrator may have the Rejecting Debtor Group “deconsolidated” from the tax reporting group of the other Debtors for federal and state income tax purposes. The Plan provides that the Plan Administrator will pay taxes attributable to any income or gain realized by any member of the Rejecting Debtor Group, or with respect to the Plan Consideration held in a reserve established for such purpose, either (i) by reserving cash in such reserve, or (ii) reserving proceeds from a sale of shares of TWC Class A Common Stock held in such reserve. The Plan provides that to the extent required by the Bankruptcy Court in connection with the Confirmation Hearing the Distribution Reserve will be increased by Plan Consideration with a Deemed Value equal to a reasonable reserve for any taxes payable as a result of the exclusion of a Debtor or Debtor Group.

Section 8.02(d) of the Plan sets forth procedures for removing a Debtor Group or Debtor from the Plan such that, if one or more Debtor Groups rejects the Plan, the Debtors may remove such Debtor Group or Debtor from the Plan so that confirmation of the Plan may proceed with respect to other Debtor Groups. This modification was necessary to maximize the opportunity for the Sale Transaction to be consummated, an event which the Debtors believe will maximize the value of each of the Debtors’ estates. The Chapter 11 Case of each eliminated Debtor will remain pending and the assets of each such Debtor (i.e., the Plan Consideration that would have been reserved for such Debtor had it not been eliminated from the Plan) will be retained by such Debtor’s estate. Recoveries to creditors of any Debtor eliminated from the Plan would be determined by the terms and conditions of the plan of reorganization that is subsequently filed and confirmed in such Debtor’s Chapter 11 Case. Such creditors would not be entitled to any recovery under the Plan they rejected and were subsequently eliminated from.

These provisions are designed to allow the Debtors, as appropriate, to confirm the Plan and consummate the Sale Transaction even if a Debtor Group rejects the Plan and the Plan cannot be confirmed as to that Debtor Group pursuant to Section 1129(b) of the Bankruptcy Code.

8.     Contingent Value Vehicle

Three new classes of CVV Interests were created and will be issued to the creditors of the Olympus Parent Debtor Group.

The balance of Distributable Proceeds (after giving effect to the distribution to the CVV Series RF Interests) will be allocated pursuant to priorities and allocation percentages to be determined as part of the Inter-Creditor Dispute Resolution. In the absence of or to the extent not provided in an Inter-Creditor Dispute Resolution, the CVV Board will be required to determine in good faith the Debtor Group to which the litigation rights giving rise to such CVV recoveries relate. If Distributable Proceeds would otherwise be allocated to a Debtor Group which is subject to an Inter-Creditor Dispute Holdback that is fully funded with Plan Consideration and as to which an Inter-Creditor Dispute Resolution has not yet occurred, then such Distributable Proceeds will be allocated to the Holding Company Debtor Group. The CVV Board will file a notice with the Bankruptcy Court setting forth the proposed allocation of such proceeds. Unless a party-in-interest timely objects to the proposed allocation, the proposed allocation of litigation proceeds will be final and binding on all parties. If the CVV Board is unable to determine the Debtor Group to which such Distributable Proceeds are attributable, the determination of allocation will be submitted to the Bankruptcy Court.

The Plan was also modified to provide that interest would continue to accrue from the Commencement Date to the Effective Date (or such other date as may be set forth in an Inter-Creditor Dispute Resolution) with respect to Claims underlying CVV Series AH-1, AH-2, FV-1, FV-2, OP-1, OP-2, OP-3, A-1a, A-1b, A-1c, and A-2a Interests, except to the extent otherwise ordered by the Bankruptcy Court.

The term of the Contingent Value Vehicle was also amended. The Contingent Value Vehicle will now be dissolved upon the earlier of the distribution of all its assets to CVV Holders or five years from the Effective Date (except that the Bankruptcy Court may approve an extension of such five year term within six months of such termination if the facts and circumstances so warrant).

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9.     Change in Value and Currency; Shift of Recovery from Cash to TWC Class A Common Stock

Since April 2005, the public equity market values and associated trading multiples of cable companies have declined, which has resulted in a reduction in the M&A Advisors’ estimate of the value of the TWC Class A Common Stock. As a result of the decrease in value, the consideration available for recoveries of certain Debtors Groups has decreased materially.

The Debtors currently estimate that distributions to holders of the Olympus Parent Notes and the FPL Note will be made entirely in TWC Class A Common Stock and distributions to the holders of the FrontierVision Notes will be funded principally with TWC Class A Common Stock. These changes in consideration were necessary due to a decrease in the cash available for distribution as a result of, among other things:  (a) increased claims by structurally senior creditors, including claims for “grid interest” by the holders of Bank Claims; (b) the payment of interest on the DIP and the Pre-Petition Credit Agreements from the original assumed Effective Date of March 31, 2006 to the new assumed Effective Date of July 31, 2006; (c) the cash required to fund the increase in the Gross Holdbacks & Other Adjustments (as set forth in the chart included in Section IV.A.1. of this Disclosure Statement Supplement) of $320 million from the $2,575 million set forth in Section II.A.1. of the Disclosure Statement to the $2,895 million set forth in Section IV.A.1. of this Disclosure Statement Supplement; and (d) increased administrative expenses as a result of (1) the continuation of the Chapter 11 Cases beyond the March 31, 2006 assumed Effective Date in the Disclosure Statement to the new assumed Effective Date of July 31, 2006; (2) increased costs related to contract cure costs and the indemnification of holders of Bank Claims; and (3) recharacterization of certain working capital adjustments as required by the Purchase Agreements. As a result of the foregoing factors and the reduction in the M&A Advisors’ estimate of the value of the TWC Class A Common Stock described in Section V, the estimated recovery on the Effective Date and the total estimated recovery to the Creditors of the Holding Company Debtor Group have declined as described in Section IV.A.2 and IV.A.3 of this Disclosure Statement Supplement.

The Debtors have determined to apply the cash available on the Effective Date after funding all reserves, holdbacks and other adjustments to first pay all administrative and priority claims in cash, second to pay all Bank Claims in cash, third to pay all Trade Claims in cash to the extent required by the Trade Plan Support Agreement, fourth to pay the FPL Note Distribution Reserve, the FrontierVision Holdco Dispute Holdback, the FrontierVision Notes Distribution Reserve and the Olympus Parent Dispute Holdback in cash in such relative order of priority as shall be determined by the Debtors, and finally to fund the Inter-Creditor Dispute Holdback in cash. Once all of the cash that is available on the Effective Date is exhausted, the balance of the reserves will be funded primarily with TWC Class A Common Stock and Contingent Value Vehicle interests. As a result of the realization on, or release of, the Gross Holdbacks and Other Adjustments after the Effective Date, it is likely that holders of Claims against the Holding Company Debtor Group will receive distributions after the Effective Date in cash, even though holders of structurally senior securities may have received TWC Class A Common Stock on the Effective Date. It is possible that parties in interest may object to this allocation of cash and TWC Class A Common Stock in connection with confirmation of the Plan. See the Risk Factors in Section XI. of the Disclosure Statement and Section VI. of this Disclosure Statement Supplement.

10.  Other Changes

Changes to the reserve provisions of Section 9.03 of the Plan have been made to conform to other changes to the Plan.

The Plan Administrator will be required to obtain prior Bankruptcy Court approval for settlement of any Disputed Administrative Expense Claim in excess of $5 million. See Section 9.01(d) of the Plan.

The Debtors’ liability for prepetition indemnification obligation has been limited to the reimbursement of legal fees and expenses for Persons other than Excluded Individuals (and capped, for Persons other than Indemnified Persons, at $27 million). See Section 10.04(a) of the Plan. The Debtors currently are unaware of any asserted claims.

Applications for payment of an Administrative Expense Claim or Fee Claim must now be filed by ordinary course professionals. No proof of an Administrative Expense Claim must be filed by Persons (other than Excluded Individuals) for any prepetition indemnification obligations of the Debtors pursuant to any Debtor’s corporate charter and bylaws. See Section 2.01(b) of the Plan.

DSS-26

The Plan Administrator is now required to vote all TWC Class A Common Stock held in the Debtor Group Reserves or holdbacks in the same proportion as all other stock held by non-affiliates of TWC is voted. See Section 11.01(d) of the Plan.

The Plan now provides that the Plan Administrator and the Distribution Companies will pay taxes with respect to income or gains realized by any reserve, fund, holdback, or escrow established in connection with the Plan by reserving either (i) cash held in such reserve, fund, holdback, or escrow or (ii) proceeds from the sale of a sufficient amount of any other assets held in such reserve, fund, holdback or escrow (other than the Transaction Escrows or any other reserves or escrows under the Purchase Agreements). See Section 9.05(a) of the Plan.

With respect to the CCC Other Unsecured Distribution Reserve, of the total amount held in the escrow accounts established pursuant to the Sellers Escrow Agreement, dated as of October 31, 2005, by and among ML Media Partners, L.P., Century Communications Corporation and The Bank of New York for the benefit of ML Media Partners, L.P. and Century Communications Corporation, an amount equal to the excess of one half of such total amount over $120 million may be credited as cash for purposes of the CCC Other Unsecured Distribution Reserve. See definition of CCC Other Unsecured Distribution Reserve.

Distributions in respect of Existing Securities Law Claims will now be made independent of the allocation of the Restitution Fund to its beneficiaries. It remains a condition to the Plan’s Effective Date that Subsidiary Notes Existing Securities Law Claims have been either fixed and Allowed or estimated under an Estimation Order in an amount not exceeding $50 million. See the relevant definitions in the Plan.

The Plan now requires that all distributions to be made from a Debtor Group Reserve consisting of both cash and TWC Class A Common Stock are to be made so as to as closely as possible provide all holders of Allowed Claims or Allowed Equity Interests in the relevant Class with the same proportion of cash and TWC Class A Common Stock. See Section 8.21 of the Plan.

Section 12.08(a) was clarified by removing former proviso (y) which created an ambiguity potentially rendering the release in 12.08(a) meaningless. The deletion of clause (y) was not intended to, and does not, alter the rights of any of the parties to the Designated Litigation.

B.    THE INTER-CREDITOR DISPUTE HOLDBACK AND THE POTENTIAL SETTLEMENTS

1.     Inter-Creditor Dispute Holdback

Pending the Inter-Creditor Dispute Resolution, an amount of Plan Consideration and other property distributable under the Plan sufficient to pay holders of Allowed Claims in each of the Arahova Debtor Group, the FrontierVision Holdco Debtor Group and the Olympus Parent Debtor Group in full, including post postpetition interest, less any minimum distributions on the Effective Date to each such Debtor Group ordered by the Bankruptcy Court, will be set aside in a separate holdback corresponding to each Debtor Group. Those separate holdbacks are collectively referred to as the Inter-Creditor Dispute Holdback.

The Inter-Creditor Dispute Holdback consists of the Arahova Dispute Holdback, the FrontierVision Holdco Dispute Holdback and the Olympus Parent Dispute Holdback (collectively, the “Holdbacks”). Each particular Holdback is held for the benefit of the creditors of the Debtor Group to which it relates, and may only be released to such creditors or the creditors of the Holding Company Debtor Group. The risk that distributions to creditors of a Debtor Group that is subject to the Inter-Creditor Dispute Holdback will be reduced because distributions to creditors of a Debtor Group not subject to a Holdback (“Distributed Debtor Groups”) would have been reduced had the Inter-Creditor Dispute Resolution occurred prior to the Effective Date is borne entirely by the creditors of the Holding Company Debtor Group.

Pursuant to Section 9.03 of the Plan, to the extent that the Inter-Creditor Dispute Holdback is not fully funded with Plan Consideration on the Effective Date, any Delayed Consideration will be added pro rata to the Holdbacks comprising the Inter-Creditor Dispute Holdback to replace the other property used to fund the Holdback, based on the Deemed Value of the other property used to fund the Holdbacks.

DSS-27

2.     Potential Settlements

In light of the length of the Resolution Process, the inability of the stakeholders to settle the Inter-Creditor Dispute and the approaching Outside Date for the Sale Transaction, on April 6, 2006, the Debtors obtained an order of the Bankruptcy Court (the “Settlement Authority Order”) authorizing the Debtors to file an amended plan of reorganization that sets forth a potential settlement of the Inter-Creditor Dispute (the “Potential Settlements”). The Potential Settlements constitute three different potential settlements:  the Potential Arahova Settlement, the Potential FrontierVision Holdco Settlement, and the Potential Olympus Parent Settlement. If one or more of the Potential Settlements is accepted, the Debtor Group in question will be removed from the Inter-Creditor Dispute and its stakeholders will receive the distribution embodied in the Potential Settlement. If one or more Potential Settlements is not accepted, then the relevant Debtor Group will remain in the Inter-Creditor Dispute, with the benefit of the corresponding Holdback, pending the release of the Holdback pursuant to the ultimate Inter-Creditor Dispute Resolution. Acceptance of each Potential Settlement will be determined pursuant to section 1126 of the Bankruptcy Code.

The Potential Settlements do NOT reflect a determination of the Bankruptcy Court or the Debtors as to the likely outcome of the Inter-Creditor Dispute. Rather, the Potential Settlements reflect an economic adjustment among the parties affected by the Inter-Creditor Dispute in exchange for reduction or elimination of the risk associated with the continuation of the Inter-Creditor Dispute. Further, the authority granted by the Settlement Authority Order (i) is without prejudice to any party’s rights to the pending (or further) appeal of the Bankruptcy Court’s January 23, 2006 decision with respect to three motions filed by the Arahova Noteholders Committee (the “Arahova Decision”), (ii) is without prejudice to any party’s rights in the Resolution Process and not admissible as evidence in the Resolution Process, and (iii) shall not, nor shall any settlement proposal included in the Plan, be construed to reflect the Debtors’ or the Bankruptcy Court’s assessment of the merits of any arguments or positions in the Resolution Process.

In each case, if a Potential Settlement constitutes an Inter-Creditor Dispute Resolution, then the Existing Securities Law Claim in the relevant Debtor Group will be subordinated to principal and accrued post-petition interest from the Commencement Date to the Effective Date on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class).

a.     The Potential Arahova Settlement

The Potential Arahova Settlement will be deemed an Inter-Creditor Dispute Resolution of the issues covered by it if it is accepted by Classes ARA-Notes, ACC-SnrNotes, ACC-Trade and ACC-Uns.

The terms of the Potential Arahova Settlement are as follows:

•      a release from the $2,382 million Arahova Dispute Holdback of $1,807 million to the Arahova Debtor Group which shall be used to pay principal and interest on Classes ARA-Notes, ARA-Trade, ARA-Uns and ARA-Conv, prior to any payment on Class ARA-ESL and a release of the Arahova Holdback Amount less $1,807 million (the “Arahova Makeup Amount”), which is estimated to be $575 million, to the Holding Company Debtor Group;

•      the accrual of interest on Claims underlying Contingent Value Vehicle Interests in series relating to the Arahova Debtor Group and the Holding Company Debtor Group shall continue until the date of payment of the liquidation preference of the relevant series;

•      the allocation of Distributable Proceeds from the Contingent Value Vehicle after giving effect to Series RF Interests as follows:

DSS-28

	(a)	(b)	(c)	(d)
Threshold	Until the CVV Interests attributable to the Arahova Debtor Group shall have been allocated the Arahova Makeup Amount of Distributable Proceeds

After the threshold
in column (a) has
been reached until
the aggregate
Distributable
Proceeds allocated
to the CVV Series
A-1b equals $7,122
million less all
distributions
pursuant to Article
IV of the Plan with
respect to Class
ACC-SnrNotes

			After the threshold in column (b) has been reached until the CVV Interests attributable to the Arahova Debtor Group have been paid in full	After the threshold in column (c) has been reached

Arahova Debtor Group allocation	50%	0%	50%	0%

Holding Company Debtor Group allocation	50%	100%	50%	100%

•      a release by all other Debtors of any Intercompany Claims or claims in the Inter-Creditor Dispute against the Arahova Debtor Group except for Retained Claims and by the Arahova Debtor Group of all Intercompany Claims or claims in the Inter-Creditor Dispute against all other Debtors; provided that such mutual releases will only apply to the FrontierVision Holdco Debtors and the Olympus Parent Debtors to the extent that the Potential FrontierVision Holdco Settlement and the Potential Olympus Parent Settlement are accepted;

•      a waiver of the Arahova Debtor Group of its rights to seek other, further or a different rate of postpetition interest on claims as provided for in Section 8.14 of the Plan;

•      a waiver by the Arahova Debtor Group of its right to receive Delayed Consideration; and

•      a waiver by the Arahova Debtor Group of its right to “clawback” value previously transferred to the ACC Ops Debtor Group in order to fully fund the Arahova Debtor Group Reserves.

If the Potential Arahova Settlement becomes an Inter-Creditor Dispute Resolution, then the interest of the Arahova Debtor Group in the Contingent Value Vehicle will not be subject to dilution as a result of the Inter-Creditor Dispute with respect to any other Debtor Group.

b.     The Potential FrontierVision Holdco Settlement

The Potential FrontierVision Holdco Settlement will be deemed an Inter-Creditor Dispute Resolution of the issues covered by it if it is accepted by Classes FVHC-Notes, ACC-SnrNotes, ACC-Trade and ACC-Uns and the Potential Arahova Settlement is approved.

The terms of the settlement consist of: (i) a release from the $505 million FrontierVision Holdco Dispute Holdback of $445 million to the FrontierVision Holdco Debtor Group which shall be used to pay principal and interest on Classes FVHC-Notes, FVHC-Trade, FVHC-Uns and FVHC-Conv, prior to any payment on Class FVHC-ESL and a release of the FrontierVision Holdco Holdback Amount less $445 million, which is estimated to be $60 million, to the Holding

DSS-29

Company Debtor Group; (ii) a release by all other Debtors of any Intercompany Claims or claims in the Inter-Creditor Dispute against the FrontierVision Holdco Debtor Group except for Retained Claims and by the FrontierVision Holdco Debtor Group of all Intercompany Claims or claims in the Inter-Creditor Dispute against all other Debtors; provided that such mutual releases will only apply to the Olympus Parent Debtors to the extent that the Potential Olympus Parent Settlement is accepted; (iii) a waiver of the FrontierVision Holdco Debtor Group of its rights to seek other, further or a different rate of postpetition interest on claims as provided for in Section 8.14 of the Plan; (iv) a waiver by the FrontierVision Holdco Debtor Group of its right to receive Delayed Consideration; and (v) a waiver by the FrontierVision Holdco Debtor Group of its right to “clawback” value previously transferred to the Adelphia GP Holdings Debtor Group in order to fully fund the FrontierVision Holdco Debtor Group Reserves.

c.     The Potential Olympus Parent Settlement

The Potential Olympus Parent Settlement will be deemed to be an Inter-Creditor Dispute Resolution for purposes of the Plan if it is accepted by Classes OLYParent-Notes, ACC-SnrNotes, ACC-Trade and ACC-Uns; provided, however, that the parties’ rights regarding the issue of whether such votes on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court.

The terms of the settlement consist of: (i) a release from the $306 million Olympus Parent Dispute Holdback of $306 million to the Olympus Parent Debtor Group which shall be used to pay principal and interest on Classes OLYParent-Notes, OLYParent-Trade, OLYParent -Uns and OLYParent -Conv, prior to any payment on Class OLYParent -ESL; (ii) a release by all other Debtors of any Intercompany Claims or claims in the Inter-Creditor Dispute against the Olympus Parent Debtor Group except for Retained Claims and by the Olympus Parent Debtor Group of all Intercompany Claims or claims in the Inter-Creditor Dispute against all other Debtors; provided that such mutual releases will only apply to the FrontierVision Holdco Debtors and the Arahova Debtors to the extent that the Potential FrontierVision Holdco Settlement and the Potential Arahova Settlement are accepted; (iii) a waiver of the Olympus Parent Debtor Group of its rights to seek other, further or different rate of postpetition interest on claims as provided for in Section 8.14 of the Plan; (iv) a waiver by the Olympus Parent Debtor Group of its right to receive Delayed Consideration; and (v) a waiver by the Olympus Parent Debtor Group of its right to “clawback” value previously transferred to the ACC Ops Debtor Group in order to fully fund the Olympus Parent Debtor Group Reserves.

d.     Voting for Classes of Claims Affected by the Potential Settlements

The Classes of Claims that have the right to vote on the Potential Settlements will be permitted to accept certain of the Potential Settlements and/or the Inter-Creditor Dispute Holdback.

(1)   Class ARA-Notes

The holders of Claims in Class ARA-Notes will be entitled to vote on the Plan and will be presented with ballots that permit such holders to elect to accept or reject alternative treatment provisions that involve (a) a Potential Arahova Settlement and/or (b) an Arahova Dispute Holdback.

•     Upon an acceptance of the Potential Arahova Settlement by the requisite majorities of holders of Claims in (x) Class ARA-Notes and (y) Classes ACC-SnrNotes, ACC-Trade and ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement.

•     In the event the Potential Arahova Settlement is (x) accepted by the requisite majorities of holders of Claims in Classes ARA-Notes and ACC SnrNotes and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement pursuant to section 1129(b) of the Bankruptcy Code. In the event the Potential Arahova Settlement is (x) accepted by the requisite majorities of holders of Claims in (1) Class ARA-Notes and (2) Class ACC-Trade and/or ACC-Uns, and (y) not accepted by the requisite majorities of holders of Claims in Class ACC-SnrNotes, only upon further

DSS-30

order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement pursuant to section 1129(b) of the Bankruptcy Code.

•     In the event the Potential Arahova Settlement is not accepted by the requisite majorities of holders of Claims in Class ARA-Notes, only upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement pursuant to section 1129(b) of the Bankruptcy Code.

•     In the event the Potential Arahova Settlement is not accepted by the requisite majorities of holders of Claims in (x) Class ARA-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan with the Arahova Dispute Holdback. To the extent the holders of such Claims in such Classes do not accept the Inter-Creditor Dispute Holdback, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback pursuant to section 1129(b) of the Bankruptcy Code.

(2)   Class FVHC-Notes

The holders of Claims in Class FVHC-Notes will be entitled to vote on the Plan and will be presented with ballots that permit such holders to elect to accept or reject alternative treatment provisions that involve either (a) a Potential FrontierVision Holdco Settlement or (b) a FrontierVision Dispute Holdback.

•     Upon acceptance of the (i) Potential FrontierVision Holdco Settlement by the requisite majorities of holders of Claims in (x) Class FVHC–Notes and (y) ACC-SnrNotes, ACC-Trade and ACC-Uns and (ii) Potential Arahova Settlement by the requisite majorities of holders of Claims in (x) Class ARA-Notes and (y) Classes ACC-SnrNotes, ACC-Trade and ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Holdco Settlement.

•     In the event the Potential Arahova Settlement is accepted by the requisite majorities set forth above and the Potential FrontierVision Holdco Settlement is (x) accepted by the requisite majorities of holders of Claims in Classes FVHC–Notes and ACC SnrNotes and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Settlement pursuant to section 1129(b) of the Bankruptcy Code. In the event the Potential Arahova Settlement is accepted by the requisite majorities set forth above and the Potential FrontierVision Settlement is (x) accepted by the requisite majorities of holders of Claims in (1) Class FVHC-Notes and (2) Class ACC-Trade and/or Class ACC-Uns, and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-SnrNotes, only upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Settlement pursuant to section 1129(b) of the Bankruptcy Code.

•     In the event the Potential Arahova Settlement is accepted by the requisite majorities set forth above and the Potential FrontierVision Holdco Settlement is not accepted by the requisite majorities of holders of Claims in Class FVHC-Notes, upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Holdco Settlement pursuant to section 1129(b) of the Bankruptcy Code.

•     In the event the (i) Potential FrontierVision Holdco Settlement is not accepted by the requisite majorities of holders of Claims in (x) Class FVHC-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns or (ii) Potential Arahova Settlement is not

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accepted by the requisite majorities of holders of Claims in (x) Class ARA-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback with respect to such creditors. To the extent the requisite majorities of the holders of such Claims in such Classes do not accept the Inter-Creditor Dispute Holdback, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback pursuant to section 1129(b) of the Bankruptcy Code.

(3)   Class OLYParent-Notes

The holders of Claims in Class OLYParent-Notes will be entitled to vote on the Plan and will be presented with ballots that permit such holders to elect to accept or reject alternative treatment provisions that involve (a) a Potential Olympus Parent Settlement and/or (b) an Olympus Parent Dispute Holdback.

•     Upon an acceptance of the Potential Olympus Settlement by the requisite majorities of holders of Claims in (x) Class OLYParent-Notes and (y) Classes ACC-SnrNotes, ACC-Trade and ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement; provided, however, that the parties’ rights regarding the issue of whether the votes of Classes ACC-SnrNotes, ACC-Trade and ACC-Uns on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court.

•     In the event the Potential Olympus Settlement is (x) accepted by the requisite majorities of holders of Claims in Classes OLYParent-Notes and ACC-SnrNotes and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement pursuant to section 1129(b) of the Bankruptcy Code; provided, however, that the parties’ rights regarding the issue of whether the votes of Classes ACC-SnrNotes, ACC-Trade and ACC-Uns on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court. In the event the Potential Olympus Settlement is (x) accepted by the requisite majorities of holders of Claims in (1) Class OLYParent-Notes and (2) Class ACC-Trade and/or ACC-Uns, and (y) not accepted by the requisite majorities of holders of Claims in Class ACC-SnrNotes, only upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement pursuant to section 1129(b) of the Bankruptcy Code; provided, however, that the parties’ rights regarding the issue of whether the votes of Classes ACC-SnrNotes, ACC-Trade and ACC-Uns on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court.

•     In the event the Potential Olympus Settlement is not accepted by the requisite majorities of holders of Claims in Class OLYParent-Notes, only upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement pursuant to section 1129(b) of the Bankruptcy Code.

•     In the event the Potential Olympus Settlement is not accepted by the requisite majorities of holders of Claims in (x) Class OLYParent-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback with respect to holders of Claims in Class OLYParent-Notes. To the extent the holders of such Claims in Classes OLYParent-Notes, ACC-SnrNotes, ACC-Trade and ACC-Uns do not accept the Inter-Creditor Dispute Holdback,

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the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback pursuant to section 1129(b) of the Bankruptcy Code.

(4)   Classes ACC-SnrNotes, ACC-Trade and ACC-Uns

The holders of Claims in Classes ACC-SnrNotes, ACC-Trade and ACC-Uns will be entitled to vote on the Plan and will be presented with ballots that permit such holders to elect to accept or reject alternative treatment provisions that involve (a) a Potential Arahova Settlement, (b) a Potential FrontierVision Holdco Settlement and/or (c) an Inter-Creditor Dispute Holdback.

•     Upon an acceptance of the Potential Arahova Settlement by the requisite majorities of holders of Claims in (x) Class ARA-Notes and (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement.

•     In the event the Potential Arahova Settlement is (x) accepted by the requisite majorities of holders of Claims in Classes ARA-Notes and ACC SnrNotes and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement pursuant to section 1129(b) of the Bankruptcy Code. In the event the Potential Arahova Settlement is (x) accepted by the requisite majorities of holders of Claims in (1) Class ARA-Notes and (2) Class ACC-Trade or Class ACC-Uns, and (y) not accepted by the requisite majorities of holders of Claims in Class ACC-SnrNotes, upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement pursuant to section 1129(b) of the Bankruptcy Code.

•     In the event the Potential Arahova Settlement is not accepted by the requisite majorities of holders of Claims in (x) Class ARA-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan with the Inter-Creditor Dispute Holdback. To the extent the holders of such Claims in such Classes do not accept the Inter-Creditor Dispute Holdback, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback pursuant to section 1129(b) of the Bankruptcy Code.

•     Upon acceptance of the (i) Potential FrontierVision Holdco Settlement by the requisite majorities of holders of Claims in (x) Class FVHC–Notes and (y) ACC-SnrNotes, ACC-Trade and ACC-Uns and (ii) Potential Arahova Settlement by the requisite majorities of holders of Claims in (x) Class ARA-Notes and (y) Classes ACC-SnrNotes, ACC-Trade and ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Holdco Settlement.

•     In the event the Potential Arahova Settlement is accepted by the requisite majorities set forth above and the FrontierVision Holdco Settlement is (x) accepted by the requisite majorities of holders of Claims in Classes FVHC–Notes and ACC SnrNotes and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Settlement pursuant to section 1129(b) of the Bankruptcy Code. In the event the Potential Arahova Settlement is accepted by the requisite majorities set forth above and the Potential FrontierVision Settlement is (x) accepted by the requisite majorities of holders of Claims in (1) Class FVHC-Notes and (2) Class ACC-Trade or Class ACC-Uns, and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-SnrNotes, only upon further order of the Bankruptcy Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential FrontierVision Settlement pursuant to section 1129(b) of the Bankruptcy Code.

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•     In the event the (i) Potential FrontierVision Holdco Settlement is not accepted by the requisite majorities of holders of Claims in (x) Class FVHC-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns and (ii) Potential Arahova Settlement is accepted by the requisite majorities of holders of Claims in (x) Class ARA-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Arahova Settlement and the Inter-Creditor Dispute Holdback with respect to holders of Claims in Class FVHC-Notes.

•     Upon an acceptance of the Potential Olympus Settlement by the requisite majorities of holders of Claims in (x) Class OLYParent-Notes and (y) Classes ACC-SnrNotes, ACC-Trade and ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement; provided, however, that the parties’ rights regarding the issue of whether the votes of Classes ACC-SnrNotes, ACC-Trade and ACC-Uns on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court.

•     In the event the Potential Olympus Settlement is (x) accepted by the requisite majorities of holders of Claims in Classes OLYParent-Notes and ACC-SnrNotes and (y) not accepted by the requisite majorities of holders of Claims in Classes ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement pursuant to section 1129(b) of the Bankruptcy Code; provided, however, that the parties’ rights regarding the issue of whether the votes of Classes ACC-SnrNotes, ACC-Trade and ACC-Uns on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court. In the event the Potential Olympus Settlement is (x) accepted by the requisite majorities of holders of Claims in (1) Class OLYParent-Notes and (2) Class ACC-Trade and/or ACC-Uns, and (y) not accepted by the requisite majorities of holders of Claims in Class ACC-SnrNotes, only upon further order of the Court following notice and a hearing on a motion of a party in interest, the Debtors may seek to confirm the Plan incorporating the Potential Olympus Settlement pursuant to section 1129(b) of the Bankruptcy Code; provided, however, that the parties’ rights regarding the issue of whether the votes of Classes ACC-SnrNotes, ACC-Trade and ACC-Uns on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement shall be fully preserved and subject to further order of the Bankruptcy Court.

•     In the event the Potential Olympus Settlement is not accepted by the requisite majorities of holders of Claims in (x) Class OLYParent-Notes or (y) Classes ACC-SnrNotes, ACC-Trade and/or ACC-Uns, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback with respect to holders of Claims in Class OLYParent-Notes. To the extent the holders of such Claims in Classes OLYParent-Notes, ACC-SnrNotes, ACC-Trade and ACC-Uns do not accept the Inter-Creditor Dispute Holdback, the Debtors may seek to confirm the Plan incorporating the Inter-Creditor Dispute Holdback pursuant to section 1129(b) of the Bankruptcy Code.

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IV. SUMMARY OF RECOVERIES

A.    PLAN OF REORGANIZATION

1.     Distributable Value

Although the Plan consists of 20 separate Debtor Groups, the Plan governs the treatment of each of the jointly administered Debtors. The following chart sets forth for each Debtor Group the portion of the consideration from the Sale Transaction allocated to such Debtor Group for purposes of the Plan (assuming the sale of certain cable systems formerly owned by certain members of the John J. Rigas family that were forfeited to the U.S. Government and were transferred to the Debtors on March 29, 2006 (the “MCE Systems”)) based on the Operating Cash Flow (“OCF”) for the twelve months ended December 31, 2005. Such allocation is not for purposes of, and is without prejudice to the rights of parties in, the Inter-Creditor Dispute. The chart also includes the Debtors’ estimate of the value of the cash and escrowed proceeds from the sale of Century/ML Cable Venture to be held by each Debtor Group as of the Effective Date. The chart does not give effect to the value of Intercompany Claims held by each Debtor Group or the “distribution” of residual value from solvent Debtor Groups to the Debtor Groups that own them, as such value and the amount of such distribution are dependant upon the treatment of Intercompany Claims and the consolidation structure. These issues, among others, are elements of the pending Inter-Creditor Dispute which is described in Section IV.D.1 of the Disclosure Statement and Section I.D. of this Disclosure Statement Supplement. In addition, the chart does not give effect to the resolution of other issues including the payment of postpetition interest.

The chart employs only one of many possible methodologies to allocate the proceeds of the Sale Transaction and is not intended to reflect the views of parties in interest in the Resolution Process (as further described in Section I.D. herein and Section IV.D.1 of the Disclosure Statement). The chart also sets forth by Debtor Group the Debtors’ estimate of the total escrows, reserves, holdbacks and postpetition value transfers attributable to each Debtor Group as of the Effective Date and the resulting value available for distribution to holders of Claims against, and Equity Interests in, such Debtor Groups as of the Effective Date. The chart also sets forth the net amount of such deductions after giving effect to the Debtors’ estimate of the releases of such escrows, reserves and holdbacks and the resulting value available for distribution to holders of Claims against, and Equity Interests in, such Debtor Groups.

The chart also lists by Debtor Group the Debtors’ estimate of the likely amount of Allowed Claims, with and without postpetition interest. Such listing of Claims does not include Intercompany Claims.

The allocations and estimates set forth in the chart are based on a large number of assumptions and judgments both factual and legal and are subject to the Inter-Creditor Dispute described in Section IV.D.1.b of the Disclosure Statement and the risk factors described in the Disclosure Statement and this Disclosure Statement Supplement.

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Allocation to Debtor Groups:

	Valuation Metrics and Hypothetical Valuations by Debtor Group, Including MCE Value
($ in millions)					Hypothetical Valuation												Estimate of	Estimate of
	Valuation Metrics				Allocated		System Cash and Century/ML		Gross Holdbacks & Other		Est. Distributable Value on Effective	Assumed		Net Holdbacks & Other		Est. Total Distributable	Allowed Claims (Excluding Postpetition	Allowed Claims (Including Postpetition
Debtor Group	Subscribers(a)		OCF (b)		Consideration (c)		Escrow		Adj.(d)		Date(e)	Releases		Adj. (d)		Value (e)	Interest)	Interest) (f)

FrontierVision	0.643		$121		$1,590		$0		$(109)		$1,481	$93		$(16)		$1,574	$1,229	$1,363
Frontier Vision Holdco (g)	0.000		0		0		0		(0)		(0)	0		0		0	342	507
Adelphia GP Holdings	0.000		0		0		0		0		0	0		0		0	0	0
Parnassos (h)	0.272	(h)	99	(h)	1,560	(i)	159	(h)	(176)		1,542	112		(64)		1,655	758	769
Century-TCI (h)	0.485	(h)	134	(h)	2,067	(i)	0	(h)	(265)		1,802	170		(96)		1,972	1,545	1,586
Century (j)	1.020		276		3,645		2		(77)		3,569	168		90		3,737	3,398	3,437
CCHC (k)	0.000		0		0		0		(115)		(115)	55		(60)		(60)	18	18
CCC (l)	0.046		13		177		262	(m)	(276	)(m)	163 (m)	220	(m)	(55	)(m)	383 (m)	128	137
Arahova (n)	0.000		0		0		0		(25)		(25)	14		(11)		(11)	1,798	2,436
Olympus	1.212		334		4,403		101		(253)		4,251	233		(19)		4,485	1,772	1,820
UCA	0.648		171		2,258		56		(159)		2,156	122		(36)		2,278	1,139	1,178
Ft. Myers Subsidiary	0.037		10		131		0		10		121	5		(5)		126	7	7
Ft. Myers (o)	0.000		0		0		0		(0)		(0)	0		(0)		(0)	128	160
Olympus Parent (p)	0.000		0		0		0		0		0	0		0		0	214	307
Rigas/Century Co-Borrowing	0.120		41		543		0		(181)		362	22		(159)		384	183	184
Rigas/Olympus Co-Borrowing	0.043		15		201		0		(21)		180	17		(4)		197	13	13
Rigas/UCA Co-Borrowing	0.057		17		220		0		(11)		209	6		(5)		215	15	15
Funding Company (q)	0.000		0		0		0		(3)		(3)	3		(0)		(0)	716	729
ACC Ops (r)	0.000		7		89		0		(6)		83	5		(1)		88	40	48
Holding Company (s)	0.000		0		0		97		(1,208)		(1,111)	383		(825)		(728)	7,044	9,473
Total	4.583		$1,239		$16,883		$677		$(2,895)		$14,665	$1,629		$(1,266)		$16,294	$20,486	$24,186

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(a)   Estimate as of December 2005; subscribers are calculated using the Company/Comcast Methodology described in the Introductory Note to this Disclosure Statement Supplement and do not necessarily correspond to Eligible Basic Subscribers as defined in the Purchase Agreements.

(b)   OCF is Operating Cash Flow, defined as Operating Income (loss) excluding Investigation, re-audit and sale transaction costs, Depreciation and Amortization, Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities and Impairment of long-lived assets, for the latest twelve months ending December 31, 2005. Figures are unaudited and do not conform to GAAP. OCF shown excludes (i) the proportionate OCF of Century-TCI and Parnassos not owned by the Debtors, and (ii) the OCF attributable to the entities not being purchased by Comcast and Time Warner. The Debtors’ definition of operating cash flow may differ from similar measurements used by other public companies, including other public companies with which the Debtors compete. The Debtors believe that operating cash flow provides a useful means of evaluating their operational strength. However, operating cash flow is not intended to replace or supersede any information presented in accordance with GAAP. See Exhibit S to this Disclosure Statement Supplement for a reconciliation of OCF to GAAP financial measures.

(c)   Allocated Consideration is determined by taking the total consideration from the Sale Transaction, subtracting the “Buyer Discharge Amount” related to each of the joint ventures with Comcast (see footnote i below), and subtracting the consideration for the entities to remain with the Rigas Family. That result is then divided by the total Adelphia OCF less the proportionate OCF of Century-TCI and Parnassos not owned by the Debtors. This calculation results in a blended OCF multiple of 13.2x, which is then applied to the OCF for each Debtor Group (proportionate OCF for Century-TCI and Parnassos). The Buyer Discharge Amount is then added back to the relevant joint venture Debtor Groups. The allocation of consideration from the Sale Transaction is an element of the Inter-Creditor Dispute. The value of the Allocated Consideration is determined by utilizing the Debtors’ estimate Deemed Value of the TWC Class A Common Stock, as set forth in Section V of this Disclosure Statement Supplement, which may be greater than or less than the fair market value of such securities.

(d)   Includes estimates of (i) funding of the Reserved Cash, Litigation Funds, Prepetition Tax Reserves and Postpetition Tax Reserves; (ii) escrowed proceeds from the sale of the Century/ML Joint Venture; (iii) the escrow and other expected reserve requirements from the Sale Transaction; (iv) the Net Liability, capital and Subscriber Adjustments included in the Purchase Agreements; (v) potential collateral holdbacks; (vi) claim reserves; and (vii) grid interest reserve. Also reflects inter-Debtor Group value movements due to postpetition Intercompany Claims approved by the Bankruptcy Court pursuant to a Stipulation and Agreed Order, entered by the Bankruptcy Court on April 2, 2004 (Docket No. 4396) and the allocation of certain postpetition costs.

(e)   Does not include any residual value from owned Debtor Groups.

(f)    Calculated pursuant to Section 8.14 of the Plan.

(g)   Plus the residual value of the FrontierVision Debtor Group.

(h)   Subscribers, OCF and System Cash at Century-TCI and Parnassos reflect Adelphia’s proportionate ownership in each Debtor Group (75% and 67%, respectively).

(i)    Century-TCI and Parnassos hypothetical valuation under each methodology includes the minimum Buyer Discharge Amounts permitted under the Purchase Agreements of $297 and $252, respectively.

(j)    Plus the residual value of (i) those entities within the Olympus Debtor Group that are designated on Schedule E of the Plan as “PDG:  Century Debtor Group,” and (ii) those entities within the UCA Debtor Group that are designated on Schedule F of the Plan as “PDG:  Century Debtor Group.”

(k)   Plus the residual value of (i) the Century Debtor Group and (ii) the Century-TCI Debtor Group.

(l)    Plus the residual value of the CCHC Debtor Group.

(m)  Includes gross value, holdback, and release related to Century/ML Joint Venture.

(n)   Plus the residual value of the CCC Debtor Group.

(o)   Plus the residual value of the Ft. Myers Subsidiary Debtor Group. Holders of the FPL Note also will receive up to one-third of the residual equity of the Olympus Parent Debtor Group.

(p)   Plus the residual value of (i) the Ft. Myers Debtor Group, (ii) the Olympus Debtor Group (other than those entities within the Olympus Debtor Group that are designated on Schedule E of the Plan as “PDG:  Century Debtor Group”), and (iii) the UCA Debtor Group (other than those entities within the UCA Debtor Group that are designated on Schedule F of the Plan as “PDG:  Century Debtor Group”).

(q)   Plus the residual value of (i) the Rigas/Century Co-Borrowing Debtor Group; (ii) the Rigas/Olympus Co-Borrowing Debtor Group; and (iii) the Rigas/UCA Co-Borrowing Debtor Group.

(r)    Plus the residual value of (i) the Arahova Debtor Group; (ii) the FrontierVision Holdco Debtor Group; (iii) the Funding Company Debtor Group; (iv) the Olympus Parent Debtor Group; and (v) the Parnassos Debtor Group.

(s)   Plus the residual value of the ACC Ops Debtor Group.

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Important Note on Value of TWC Class A Common Stock

The recoveries to holders of Claims and Equity Interests in this Disclosure Statement Supplement are computed based on an estimated aggregate value of the shares of TWC Class A Common Stock to be issued in the TW Adelphia Acquisition of $4.25 billion. Such valuation represents the midpoint of the range of estimated equity values of $3.825 billion to $4.675 billion, as of March 17, 2006, for 16% of the equity securities of TWC after giving effect to the Sale Transaction and the TWC/Comcast Transactions, a range that was arrived at and provided to the Company by UBS Securities LLC (“UBS”) and Allen & Company LLC (“Allen,” and together with UBS, the “M&A Advisors”) on March 20, 2006 at the request of the Company for purposes of this Disclosure Statement Supplement. This midpoint represents an approximately 14% decrease from the midpoint of the range of estimated equity values for 16% of TWC after giving effect to the Sale Transaction and the TWC/Comcast Transactions as of April 5, 2005, which was arrived at and provided to the Company by the M&A Advisors on April 12, 2005 at the request of the Company for purposes of the TW Purchase Agreement and the Disclosure Statement. Such valuation is based on the review and analyses, as of March 17, 2006, described under Section V of this Disclosure Statement Supplement, titled “Updated Valuation of TWC Equity,” and is subject to the assumptions, limitations and qualifications described therein, including that it did not take into consideration that the percentage of equity in TWC to be distributed to such holders is subject to the TWC Equity Securities Exceptions. Such estimated equity value of TWC after giving effect to the Sale Transaction and the TWC/Comcast Transactions is inherently subject to substantial uncertainty and is not necessarily indicative of actual equity value of TWC after giving effect to the Sale Transaction and the TWC/Comcast Transactions, or the prices at which shares of TWC Class A Common Stock may trade at any time, which may be significantly higher or lower than the estimate contained in this section. See the risk factors in Section XI.D of the Disclosure Statement, titled “Risk Factors Relating to the Value of TWC Class A Common Stock,” and Section VI of this Disclosure Statement Supplement, titled “Additional Risk Factors.”  The value of the shares of TWC Class A Common Stock for purposes of distributions under the Plan will be determined by the Bankruptcy Court and could differ materially from the foregoing estimate.

2.     Estimated Recoveries

Under the terms of the Plan:

•      Holders of Allowed Claims in the following fifteen Debtor Groups will receive payment in full on the Effective Date of the Plan:  ACC Ops, CCC, CCHC, Century, Century-TCI, FrontierVision, Ft. Myers, Ft. Myers Subsidiary, Funding Company, Olympus, Parnassos, Rigas/Century Co-Borrowing, Rigas/Olympus Co-Borrowing, Rigas/UCA Co-Borrowing, and UCA.

•      An amount sufficient to pay the holders of Claims expected to be Allowed in the Arahova Debtor Group in full, including postpetition interest to the Effective Date, will be placed in the Arahova Dispute Holdback, pending resolution of the Inter-Creditor Dispute. To the extent ordered by the Bankruptcy Court or contained in an agreement approved by the Bankruptcy Court, the creditors of the Arahova Debtor Group will receive a minimum distribution on the Effective Date of the Plan.

•      An amount sufficient to pay the holders of Claims expected to be Allowed in the FrontierVision Holdco Debtor Group in full, including postpetition interest to the Effective Date, will be placed in the FrontierVision Holdco Dispute Holdback, pending resolution of the Inter-Creditor Dispute. To the extent ordered by the Bankruptcy Court or contained in an agreement approved by the Bankruptcy Court, the holders of Allowed Claims in the FrontierVision Holdco Debtor Group will receive a minimum distribution on the Effective Date of the Plan.

•      An amount sufficient to pay the holders of Claims expected to be Allowed in the Olympus Parent Debtor Group in full, including postpetition interest to the Effective Date, will be placed in the Olympus Parent Dispute Holdback, pending resolution of the Inter-Creditor Dispute. To the extent ordered by the

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Bankruptcy Court or contained in an agreement approved by the Bankruptcy Court, the creditors of the Olympus Parent Debtor Group will receive a minimum distribution on the Effective Date of the Plan.

•      The Debtors do not believe that there are any third-party Claims against the Adelphia GP Holdings Debtor Group.

•      Holders of Allowed Claims in the Holding Company Debtor Group will receive the balance of the distributable proceeds, if any, on the Effective Date of the Plan.

Creditors not paid in full on the Effective Date of the Plan may have the right to share in released escrows, reserves and holdbacks and to share in the proceeds of certain litigation transferred to the Contingent Value Vehicle.

The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan as well as the treatment as set forth in the November Plan. The summary also identifies the Classes that are entitled to vote on the Plan under the Bankruptcy Code. This summary is qualified in its entirety by reference to the Plan, the Plan Supplement and the exhibits attached hereto and thereto and the agreements and documents described herein and therein.

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Important Note on Estimates

The estimates in the tables and summaries in this Disclosure Statement Supplement may differ materially from actual distributions under the Plan. These differences may be due to a number of factors, including:

•    whether the Comcast Adelphia Acquisition is consummated or the Expanded Transaction with TW NY is consummated;

•    the value of the shares of TWC Class A Common Stock to be received in the Sale Transaction, which shares may have a trading value and/or the Deemed Value ascribed by the Bankruptcy Court greater or less than the estimated value given to such shares for purposes of the estimates in this Disclosure Statement Supplement (as described in “Important Note on Value of TWC Class A Common Stock” above) and which shares could change in value based on a large number of factors, many of which are outside the control of the Debtors or TWC;

•      the magnitude of any purchase price adjustments under the Purchase Agreements;

•    the ability of the Debtors (1) to perform the settlement agreements with the DOJ and the SEC and (2) to timely sell the MCE Systems in the Sale Transaction;

•    the resolution through compromise or judicial determination of disputes among different stakeholders, including:

•       the Inter-Creditor Dispute, which principally affects the recoveries of the stakeholders of the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, the Olympus Parent Debtor Group and the Holding Company Debtor Group; and

•       the entitlement to, and calculation of, postpetition interest;

•    the asserted or estimated amounts of Allowed Claims and Equity Interests, the existence and ultimate resolution of Disputed Claims and Equity Interests, and the allocations of Plan Consideration to the Debtor Group Reserves established for the benefit of claimants;

•    the timing of distributions from the Debtor Group Reserves;

•    the timing of releases, if any, from any other reserves, escrows and holdbacks;

•    the timing of the Debtors’ emergence from bankruptcy; and

•    whether the Debtors’ motion to approve a settlement with Comcast regarding the allocation of certain administrative expense claims (the “Comcast Allocation Motion”) is approved and implemented in accordance with its terms. The determination of the Comcast Allocation Motion could result in shifts of allocation of certain administrative priority costs (and, thus, ultimately distributable value) among Debtor Groups.

Statements regarding projected amounts of Allowed Claims or Equity Interests or distributions (or the value of such distributions) are estimates by the Debtors based on current information and are not representations or commitments as to the accuracy of these amounts. See Section XI of the Disclosure Statement, titled “Risk Factors,” and Section VI of this Disclosure Statement Supplement, titled “Additional Risk Factors,” for a discussion of factors that may affect the value of recoveries under the Plan.

All statements regarding entitlement of a Class to postpetition interest are subject to the limitations of applicable bankruptcy law and the value of the applicable Debtor Group being sufficient to support the payment of such postpetition interest.

DSS-40

IMPORTANT NOTE ON DISTRIBUTIONS TO CLASSES AFFECTED BY DELAYED SALE OF MCE SYSTEMS

If the Debtors are not able to consummate the sale of all of the MCE Systems to be sold to TW NY and Comcast under the Purchase Agreements on the Effective Date, then:

•       distributions to holders of Notes, Trade and Other Unsecured Claims at Debtor Groups may be comprised of less cash and a greater proportion of TWC Class A Common Stock, and

•       initial distributions, if any, to creditors of the Holding Company Debtor Group will be reduced and possibly eliminated.

Sale of such MCE Systems is not a condition to the Sale Transaction Closing and such sale could occur after the Effective Date or not at all.

IMPORTANT NOTE ON THE EFFECT OF THE EXPANDED TRANSACTION

If the Comcast Adelphia Acquisition does not occur and the Expanded Transaction is consummated, the form and value of Plan Consideration distributed with respect to Claims under the Plan could materially differ from that distributed if the Comcast Adelphia Acquisition were to occur.

It is currently anticipated that the Comcast Adelphia Acquisition and the other components of the Sale Transaction and the TWC/Comcast Transactions will be consummated. However, such transactions are each subject to various closing conditions, and, as a result, there can be no assurance that all of them will occur or will occur as contemplated by the parties and summarized in the Disclosure Statement. If the Comcast Adelphia Acquisition is terminated and the Expanded Transaction is consummated, subject to the requirement that the Comcast Joint Venture Partners pay the Comcast Discharge Amount in cash, TWC will determine the extent to which the additional purchase price payable by it with respect to the additional cable systems it acquires consists of cash and/or shares of TWC Class A Common Stock. Because the form of distributions provided for under the Plan is based on the assumption that the Debtors will receive cash in connection with the Comcast Adelphia Acquisition and cash and shares of TWC Class A Common Stock in the TW Adelphia Acquisition, if the Expanded Transaction is consummated, distributions under the Plan with respect to certain Classes of Claims may be in the form of shares of TWC Class A Common Stock instead of cash. Because the Debtors will not control the determination of such allocation, they can provide no assurance as to which Classes of Claims would be affected if the Expanded Transaction is consummated and the additional purchase price payable by TW NY in connection therewith is not paid entirely in cash.

DSS-41

SUMMARY OF CLASSIFICATION AND TREATMENT
OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

N/A	Administrative Expense Claims(2)	$1,182	(3)	Payment in full in cash on the later of: • the Effective Date, • the date such Claim is Allowed, or • pursuant to the terms of the Claim.	100%	100%	Unchanged	Unchanged	Unchanged	N/A

N/A	Fee Claims	$130		Payment in full in cash on the date the Fee Claim is Allowed.	100%	100%	Unchanged	Unchanged	Unchanged	N/A

N/A	Priority Tax Claims	$111	(4)	Payment in full in cash (plus interest to the extent provided in Section 8.14 of the Plan) on the later of: • the Effective Date, or • the date such Claim is Allowed.	100%	100%	Unchanged	109%	109%	Unimpaired; Not Entitled to Vote.

N/A	DIP Lender Claims	$1,031		Payment in full in cash on the Effective Date. Any DIP Lender Claims that arise after the Effective Date will be paid in accordance with the DIP Facility.	100%	100%	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

1	Other Priority Claims	$ <1		Payment in full in cash (plus interest to the extent provided in Section 8.14 of the Plan) on the later of: • the Effective Date, or • the date such Claim is Allowed.	100%	100%	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

DSS-42

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

2	Secured Tax Claims	$ <2	At the option of the Plan Administrator, either: (1) payment in full in cash, (2) distribution of proceeds of the sale of the collateral, or (3) such other distribution as necessary to satisfy Bankruptcy Code requirements.	100%	100%	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

3	Other Secured Claims(2)	$149	At the option of the Plan Administrator, either: (1) payment in full in cash, (2) distribution of proceeds of the sale of the collateral, or (3) such other distribution as necessary to satisfy Bankruptcy Code requirements.	100%	100%	Unchanged	122%	122%	Unimpaired; Not Entitled to Vote.

DSS-43

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)	Voting Status
		(in millions)

FRONTIERVISION DEBTOR GROUP

Estimated Allowed Claims attributable to FrontierVision Debtor Group, but included in unclassified Claims or in Classes 1, 2 and 3:
Administrative Expense Claims:				$116
Fee Claims:				$3
Priority Tax Claims:				$7
DIP Lender Claims:				$158
Class 1:				$0
Class 2:				<$1
Class 3:				$15

FV-Bank	FrontierVision Bank Claims	$617	(5)	Payment in full in cash.(6)	100%	100%	Payment in full in cash.	100	%(7)	100%	Impaired; Entitled to Vote.(8)

FV-Notes	FrontierVision Notes Claims	$204		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 55 percentage points of such distribution would be made in TWC Stock.(9)	141%	141%	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan), in cash, or if the Inter-Creditor Dispute Holdback is funded with respect to principal and interest exclusively with TWC Stock on the Effective Date, Plan Consideration. Anticipated currency 26% cash 119% TWC Stock Anticipated currency (Non-Transferred MCEs) 0% cash 145% TWC Stock	145%		145%	Impaired; Entitled to Vote.(8)

DSS-44

			November Plan					Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FV-Trade	FrontierVision Trade Claims(2)	$106	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 21 percentage points of such distribution would be made in TWC Stock.(9)	108%		108%		Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%	133%	Impaired; Entitled to Vote.

FV-Uns	FrontierVision Other Unsecured Claims(2), (11)	$0	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 13 percentage points of such distribution would be made in TWC Stock.(9)	100%		100%		Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class FV-Trade.	N/A	N/A	Impaired; Entitled to Vote.(8)

FV-ESL	FrontierVision Existing Securities Law Claims	Unknown (12)	Estimated to receive payment in full (after giving effect to portion of the Restitution Fund, if any, allocated to FrontierVision Existing Securities Law Claims) through distribution of cash and TWC Stock.(9)	Unknown	(13)	100	%(13)	Estimated to receive payment in full through distribution of cash and TWC Stock.	100%	100%	Impaired; Entitled to Vote.(8)

DSS-45

November Plan	Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

FRONTIERVISION HOLDCO DEBTOR GROUP

Estimated Allowed Claims attributable to FrontierVision Holdco Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:	$1
Fee Claims:	$1
Priority Tax Claims:	<$1
DIP Lender Claims:	$0
Class 1:	$0
Class 2:	$0
Class 3:	$0

DSS-46

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FVHC-Notes	FrontierVision Holdco Notes Claims	$339	Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of cash and/or TWC Stock and CVV Series FV-1 Interests.	If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court; Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.	As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the FrontierVision Holdco Dispute Holdback allocable to class FVHC-Notes pursuant to an Inter-Creditor Dispute Resolution and CVV Series FV-1 Interests.

Three Alternatives:

(1) If the Potential FrontierVision Holdco Settlement constitutes an Inter-Creditor Dispute Resolution, then 131% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential FrontierVision Holdco Settlement constitutes an Inter-Creditor Dispute Resolution, then 131% in TWC Stock.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-47

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FVHC-Trade	FrontierVision Holdco Trade Claims(2)	$0	Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of cash and/or TWC Stock and CVV Series FV-1 Interests.	If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court; Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.	As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the FrontierVision Holdco Dispute Holdback allocable to class FVHC-Trade pursuant to an Inter-Creditor Dispute Resolution and CVV Series FV-1 Interests.

Three Alternatives:

(1) If the Potential FrontierVision Holdco Settlement constitutes an Inter-Creditor Dispute Resolution, then 131% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential FrontierVision Holdco Settlement constitutes an Inter-Creditor Dispute Resolution, then 131% in TWC Stock.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-48

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FVHC-Uns	FrontierVision Holdco Unsecured Claims(2), (11)	$0	Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of cash and/or TWC Stock and CVV Series FV-1 Interests.	If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court; Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.	As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the FrontierVision Holdco Dispute Holdback allocable to class FVHC-Uns pursuant to an Inter-Creditor Dispute Resolution and CVV Series FV-1 Interests.

Three Alternatives:

(1) If the Potential FrontierVision Holdco Settlement constitutes an Inter-Creditor Dispute Resolution, then 131% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential FrontierVision Holdco Settlement constitutes an Inter-Creditor Dispute Resolution, then 131% in TWC Stock.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-49

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)		Voting Status
(in millions)

FVHC-ESL	FrontierVision Holdco Existing Securities Law Claims	Unknown (12)	Payment through distribution of cash and/or TWC Common Stock and of CVV Series FV-2 Interests up to payment in full (after giving effect to portion of the Restitution Fund, if any, allocated to FrontierVision Holdco Existing Securities Law Claims).	Unknown (13), (14)	Unknown (13), (14)	Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the FrontierVision Holdco Dispute Holdback allocable to class FVHC-ESL pursuant to an Inter-Creditor Dispute Resolution and CVV Series FV-2 Interests.	Unknown	(14)	Unknown	(14)	Impaired; Entitled to Vote.

FVHC-Conv	FrontierVision Holdco Convenience Claims	<$1	Payment in cash. (15)	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	Unchanged	Unchanged		Unchanged		Impaired; Entitled to Vote.

FVHC-FVNR	FrontierVision Holdco FrontierVision Bank Nonrecourse Lien Claims	Same as Class FV-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class FV-Bank.	N/A		N/A		Impaired; Entitled to Vote.(8)

DSS-50

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

ADELPHIA GP HOLDINGS DEBTOR GROUP

Estimated Allowed Claims attributable to Adelphia GP Holdings Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:			$0
Fee Claims:			$0
Priority Tax Claims:			$0
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

AGPH-Trade	Adelphia GP Holdings Trade Claims	$0	N/A - New Class	N/A - New Class	N/A - New Class	Payment (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	N/A	N/A	Impaired; Entitled to Vote.

AGPH-Uns	Adelphia GP Holdings Other Unsecured Claims	$0	N/A - New Class	N/A - New Class	N/A - New Class	Payment (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	N/A	N/A	Impaired; Entitled to Vote.

DSS-51

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)	Voting Status
		(in millions)

PARNASSOS DEBTOR GROUP

Estimated Allowed Claims attributable to Parnassos Debtor Group, but included in unclassified Claims or in Classes 1, 2 and 3:
Administrative Expense Claims:				$93
Fee Claims:				$1
Priority Tax Claims:				$8
DIP Lender Claims:				$0
Class 1:				$0
Class 2:				<$1
Class 3:				<$1

P-Bank	Parnassos Bank Claims	$623	(5)	Payment in full in cash.(6)	100%	100%	Payment in full in cash.	100	%(7)	100%	Impaired; Entitled to Vote.(8)

P-Trade	Parnassos Trade Claims(2)	$32		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in (1) cash, if the Comcast Adelphia Acquisition is consummated, or (2) cash and/or TWC Stock, if the Expanded Transaction is consummated.	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%		133%	Impaired; Entitled to Vote.

P-Uns	Parnassos Other Unsecured Claims(2), (11)	$ <1		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in (1) cash, if the Comcast Adelphia Acquisition is consummated, or (2) cash and/or TWC Stock, if the Expanded Transaction is consummated.	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class P-Trade.	130%		130%	Impaired; Entitled to Vote.(8)

DSS-52

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

P-Equity	Equity Interests in Parnassos Debtors	N/A

•            All Equity Interests in the Parnassos Debtors held by Comcast remain outstanding and unaffected and will not receive any distribution under the Plan; and

•            the Parnassos JV Equity Interests held by the Debtors will be transferred to Comcast in accordance with the terms of the Comcast Purchase Agreement, or TW NY if the Expanded Transaction is consummated.

				N/A	N/A	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

DSS-53

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)	Voting Status
		(in millions)

CENTURY-TCI DEBTOR GROUP

Estimated Allowed Claims attributable to Century-TCI Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:				$195
Fee Claims:				$1
Priority Tax Claims:				$1
DIP Lender Claims:				$222
Class 1:				$0
Class 2:				<$1
Class 3:				$40

TCI-Bank	Century-TCI Bank Claims	$1,000	(5)	Payment in full in cash.(6)	100%	100%	Payment in full in cash.	100	%(7)	100%	Impaired; Entitled to Vote.(8)

TCI-Trade	Century-TCI Trade Claims(2)	$85		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in (1) cash, if the Comcast Adelphia Acquisition is consummated, or (2) cash and/or TWC Stock, if the Expanded Transaction is consummated.	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%		133%	Impaired; Entitled to Vote.

TCI-Uns	Century-TCI Other Unsecured Claims(2), (11)	$ <1		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in (1) cash, if the Comcast Adelphia Acquisition is consummated, or (2) cash and/or TWC Stock, if the Expanded Transaction is consummated.	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class TCI-Trade.	117%		117%	Impaired; Entitled to Vote.(8)

DSS-54

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

TCI-Equity	Equity Interests in Century-TCI Debtors	N/A

•           All Equity Interests in the Century-TCI Debtors held by Comcast remain outstanding and unaffected and will not receive any distribution under the Plan, and

•           the Century-TCI JV Equity Interests held by the Debtors will be transferred to Comcast in accordance with the terms of the Comcast Purchase Agreement, or TW NY if the Expanded Transaction is consummated.

				N/A	N/A	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

DSS-55

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)	Voting Status
		(in millions)

CENTURY DEBTOR GROUP

Estimated Allowed Claims attributable to Century Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:				$205
Fee Claims:				$10
Priority Tax Claims:				$23
DIP Lender Claims:				$569
Class 1:				$0
Class 2:				$0
Class 3:				$14

Century-Bank	Century Bank Claims	$2,480	(5)	Payment in full in cash.(6)	100%	100%	Payment in full in cash.	100	%(7)	100%	Impaired; Entitled to Vote.(8)

Century-Trade	Century Trade Claims(2)	$95		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 21 percentage points of such distribution would be made in TWC Stock.(9)	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%		133%	Impaired; Entitled to Vote.

Century- Uns	Century Other Unsecured Claims(2), (11)	$1		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 13 percentage points of such distribution would be made in TWC Stock.(9)	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class Century-Trade.	124%		124%	Impaired; Entitled to Vote.(8)

DSS-56

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

CCHC DEBTOR GROUP

Estimated Allowed Claims attributable to CCHC Debtor Group, but included in unclassified Claims or in Classes 1, 2 and 3:
Administrative Expense Claims:			$0
Fee Claims:			$0
Priority Tax Claims:			<$1
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

CCHC-Trade	CCHC Trade Claims(2)	$0	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash.	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10)	N/A	N/A	Impaired; Entitled to Vote.

CCHC-Uns	CCHC Other Unsecured Claims(2), (11)	$18	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash.	100%	100%	Payment in full. Anticipated currency 99% cash 1% TWC Stock Anticipated currency (Non-Transferred MCEs) 47% cash 53% TWC Stock	100%	100%	Impaired; Entitled to Vote.(8)

CCHC-CentNR	CCHC Century Bank Nonrecourse Lien Claims	Same as Class Century-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class Century-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-57

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

CCC DEBTOR GROUP

Estimated Allowed Claims attributable to CCC Debtor Group, but included in unclassified claims or in Classes 1, 2, and 3:
Administrative Expense Claims:			$13
Fee Claims:			$0
Priority Tax Claims:			$5
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$50

CCC-Trade	CCC Trade Claims(2)	$6	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 108 percentage points of such distribution would be made in TWC Stock.(9)	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%	133%	Impaired; Entitled to Vote.

CCC-Uns	CCC Other Unsecured Claims(2), (9)	$53	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 100 percentage points of such distribution would be made in TWC Stock.(9)	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class CCC-Trade.	114%	114%	Impaired; Entitled to Vote.(8)

DSS-58

November Plan	Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

ARAHOVA DEBTOR GROUP

Estimated Allowed Claims attributable to Arahova Debtor Group, but included in unclassified Claims or in Classes 1, 2 and 3:
Administrative Expense Claims:	$16
Fee Claims:	$7
Priority Tax Claims:	$2
DIP Lender Claims:	$29
Class 1:	$0
Class 2:	$0
Class 3:	$0

DSS-59

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

ARA-Notes	Arahova Notes Claims	$1,744

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of a pro rata portion of:

•       cash and/or TWC Stock, the CVV Series AH-1 Interests and Puerto Rico Trust Interests; and

•       the portion of the Inter-Creditor Dispute Holdback allocable to Arahova Notes Claims pursuant to the Inter-Creditor Dispute Resolution.

				If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court; Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.	As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Arahova Dispute Holdback allocable to Class ARA-Notes pursuant to an Inter-Creditor Dispute Resolution and CVV Series
AH-1 Interests.

Three Alternatives:

(1) If the Potential Arahova Settlement constitutes an Inter-Creditor Dispute Resolution, then 104% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential Arahova Settlement constitutes an Inter-Creditor Dispute Resolution, then 104% in TWC Stock and allocable portion of Arahova Debtor Group’s share of Distributable Proceeds of the CVV. See Section III.B.2.a.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Impaired; Entitled to Vote.

DSS-60

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

ARA-Trade	Arahova Trade Claims(2)	$0

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of a pro rata portion of:

•           cash and/or TWC Stock, the CVV Series AH-1 Interests and Puerto Rico Trust Interests; and

•           the portion of the Inter-Creditor Dispute Holdback allocable to Arahova Trade Claims pursuant to the Inter-Creditor Dispute Resolution.

				If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court; Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.	As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Arahova Dispute Holdback allocable to Class ARA-Trade pursuant to an Inter-Creditor Dispute Resolution and CVV Series AH-1 Interests.

Three Alternatives:

(1) If the Potential Arahova Settlement constitutes an Inter-Creditor Dispute Resolution, then 104% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution.  See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential Arahova Settlement constitutes an Inter-Creditor Dispute Resolution, then 104% in TWC Stock and allocable portion of Arahova Debtor Group’s share of Distributable Proceeds of the CVV.  See Section III.B.2.a.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution.  See Section IV.A.3.c. below.

Impaired; Entitled to Vote.

DSS-61

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

ARA-Uns	Arahova Other Unsecured Claims(2), (11)	$0

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of a pro rata portion of:

•           cash and/or TWC Stock, the CVV Series AH-1 Interests and Puerto Rico Trust Interests; and

•           the portion of the Inter-Creditor Dispute Holdback allocable to Arahova Other Unsecured Claims pursuant to the Inter-Creditor Dispute Resolution.

				If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court; Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.	As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Arahova Dispute Holdback allocable to Class ARA-Uns pursuant to an Inter-Creditor Dispute Resolution and CVV Series AH-1 Interests.

Three Alternatives:

(1) If the Potential Arahova Settlement constitutes an Inter-Creditor Dispute Resolution, then 104% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution.  See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential Arahova Settlement constitutes an Inter-Creditor Dispute Resolution, then 104% in TWC Stock and allocable portion of Arahova Debtor Group’s share of Distributable Proceeds of the CVV.  See Section III.B.2.a.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution.  See Section IV.A.3.c. below.

Impaired; Entitled to Vote.

DSS-62

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

ARA-ESL	Arahova Existing Securities Law Claims	Unknown (12)	Distribution of CVV Series AH-2 Interests and a pro rata portion of Puerto Rico Trust Interests.	Unknown (13), (14)	Unknown (13), (14)

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Arahova Dispute Holdback allocable to Class ARA-ESL pursuant to an Inter-Creditor Dispute Resolution and CVV Series AH-2 Interests.

							Unknown (14)	Unknown (14)	Impaired; Entitled to Vote.

ARA-Conv	Arahova Convenience Claims	$ <1	Payment in cash.(15)	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.

DSS-63

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)	Voting Status
		(in millions)

OLYMPUS DEBTOR GROUP

Estimated Allowed Claims attributable to Olympus Debtor Group, but included in unclassified Claims or in Classes 1, 2 and 3:
Administrative Expense Claims:				$331
Fee Claims:				$5
Priority Tax Claims:				$26
DIP Lender Claims:				$0
Class 1:				$0
Class 2:				<$1
Class 3:				$19

OLY-Bank	Olympus Bank Claims	$1,265	(5)	Payment in full in cash.(6)	100%	100%	Payment in full in cash.	100	%(7)	100%	Impaired; Entitled to Vote.(8)

OLY-Trade	Olympus Trade Claims(2)	$111		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 21 percentage points of such distribution would be made in TWC Stock.(9)	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%		133%	Impaired; Entitled to Vote.(8)

OLY-Uns	Olympus Other Unsecured Claims(2), (11)	$14		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 13 percentage points of such distribution would be made in TWC Stock.(9)	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class OLY-Trade.	124%		124%	Impaired; Entitled to Vote.(8)

DSS-64

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)		Estimated Total Recovery(1)	Voting Status
		(in millions)

UCA DEBTOR GROUP

Estimated Allowed Claims attributable to UCA Debtor Group, but included in unclassified Claims or in Classes 1, 2 and 3:
Administrative Expense Claims:				$123
Fee Claims:				$4
Priority Tax Claims:				$10
DIP Lender Claims:				$52
Class 1:				$0
Class 2:				<$1
Class 3:				$8

UCA-Bank	UCA Bank Claims	$831	(5)	Payment in full in cash.(6)	100%	100%	Payment in full in cash.	100	%(7)	100%	Impaired; Entitled to Vote.(8)

UCA-Trade	UCA Trade Claims(2)	$59		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 21 percentage points of such distribution would be made in TWC Stock.(9)	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%		133%	Impaired; Entitled to Vote.

UCA-Uns	UCA Other Unsecured Claims(2), (11)	$51		Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 13 percentage points of such distribution would be made in TWC Stock.(9)	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class UCA-Trade.	132%		132%	Impaired; Entitled to Vote. (8)

DSS-65

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FT. MYERS SUBSIDIARY DEBTOR GROUP

Estimated Allowed Claims attributable to Ft. Myers Subsidiary Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:			$7
Fee Claims:			$ <1
Priority Tax Claims:			$ <1
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

FtMS-Bank	Bank Claims Against Ft. Myers Subsidiary Debtor Group Arising Under the Century Credit Agreement	Same as Class Century-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class Century-Bank.	N/A	N/A	Impaired; Entitled to Vote. (8)

FtMS-Contrib-Subrog	Ft. Myers Subsidiary Contrib/Subrog Claims	$0	N/A - New Class	N/A - New Class	N/A - New Class	Payment in full in Plan Consideration.	N/A	N/A	Unimpaired; Not Entitled to Vote.

DSS-66

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FtMS-Trade	Ft. Myers Subsidiary Trade Claims(2)	$ <1	N/A - New Class	N/A - New Class	N/A - New Class	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%	133%	Impaired; Entitled to Vote.

FtMS-Uns	Ft. Myers Subsidiary Unsecured Claims(2), (11)	$0	N/A - New Class	N/A - New Class	N/A - New Class	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock same as Class FtMS-Trade.	N/A	N/A	Impaired; Entitled to Vote. (8)

DSS-67

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

FT. MYERS DEBTOR GROUP

Estimated Allowed Claims attributable to Ft. Myers Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:			<$1
Fee Claims:			$0
Priority Tax Claims:			$0
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

FtM-FPL	FPL Note Claims	$127	Payment in full in cash (plus interest to the extent provided in Section 8.14 of the Plan).	123%	123%

Payment (plus interest to the extent provided in Section 8.14 of the Plan) plus fees in Plan Consideration.

Anticipated currency

    0%  cash

125%  TWC Stock

Anticipated currency

(Non-Transferred MCEs)

    0%  cash

125%  TWC Stock

							125 (total of 125% including recovery with respect to Class OLYParent-FPLNR)%	125 (total of 125% including recovery with respect to Class OLYParent-FPLNR)%	Impaired; Entitled to Vote.(8)

FtM-Trade	Ft. Myers Trade Claims(2)	$ <1	Payment (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	24%	28%	Payment in full plus simple interest at 8% per annum in Plan Consideration. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%	133%	Impaired; Entitled to Vote.

DSS-68

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

FtM-Uns	Ft. Myers Other Unsecured Claims(2), (11)	$0	Payment (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	24%	28%	Payment (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration. Mix of cash and TWC Stock in the same proportion as Class FtM-Trade.	N/A	N/A	Impaired; Entitled to Vote.

FtM-CentNR	Ft. Myers Century Bank Nonrecourse Lien Claims	Same as Class Century-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class Century-Bank.	N/A	N/A	Impaired; Entitled to Vote. (8)

DSS-69

November Plan	Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

OLYMPUS PARENT DEBTOR GROUP

Estimated Allowed Claims attributable to Olympus Parent Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:	<$1
Fee Claims:	$1
Priority Tax Claims:	<$1
DIP Lender Claims:	$0
Class 1:	$0
Class 2:	$0
Class 3:	$0

DSS-70

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

OLYParent-Notes	Olympus Parent Note Claims	$213	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 140 percentage points of such distribution would be made in TWC Stock.(9)	140%	140%

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Olympus Parent Dispute Holdback allocable to Class OLYParent-Notes pursuant to an Inter-Creditor Dispute Resolution and CVV Series OP-1 Interests.

Three Alternatives:

(1) If the Potential Olympus Parent Settlement constitutes an Inter-Creditor Dispute Resolution, then 144% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution.  See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential Olympus Parent Settlement constitutes an Inter-Creditor Dispute Resolution, then 144% in TWC Stock.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution.  See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.(8)

DSS-71

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

OLYParent-Trade	Olympus Parent Trade Claims(2)	$0	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 108 percentage points of such distribution would be made in TWC Stock.(9)	108%	108%

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Olympus Parent Dispute Holdback allocable to Class OLYParent-Trade pursuant to an Inter-Creditor Dispute Resolution and CVV Series OP-1 Interests.

Three Alternatives:

(1) If the Potential Olympus Parent Settlement constitutes an Inter-Creditor Dispute Resolution, then 133% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution.  See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential Olympus Parent Settlement constitutes an Inter-Creditor Dispute Resolution, then 133% in TWC Stock.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution.  See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-72

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

OLYParent-Uns	Olympus Parent Other Unsecured Claims(2), (11)	$0	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 100 percentage points of such distribution would be made in TWC Stock.(9)	100%	100%

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Olympus Parent Dispute Holdback allocable to Class OLYParent-Uns pursuant to an Inter-Creditor Dispute Resolution and CVV Series OP-1 Interests.

Three Alternatives:

(1) If the Potential Olympus Parent Settlement constitutes an Inter-Creditor Dispute Resolution, then 133% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution.  See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0% or as ordered by Bankruptcy Court.

Two Alternatives:

(1) If the Potential Olympus Parent Settlement constitutes an Inter-Creditor Dispute Resolution, then 133% in TWC Stock.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution.  See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.(8)

DSS-73

			November Plan				Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

OLYParent-Conv	Olympus Parent Convenience Claims	<$1	N/A New Class	N/A - New Class	N/A - New Class		Payment in cash.(15)	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	Impaired; Entitled to Vote.(8)

OLYParent-ESL	Olympus Parent Existing Securities Law Claims	Unknown(12)	Estimated to receive payment in full (after giving effect to portion of the Restitution Fund, if any, allocated to Olympus Parent Existing Securities Law Claims) through distribution of cash and TWC Stock.	Unknown(13)	100	%(13)

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Olympus Parent Dispute Holdback allocable to Class OLYParent-ESL pursuant to an Inter-Creditor Dispute Resolution and CVV Series OP-2 Interests.

								Unknown (14)	Unknown (14)	Impaired; Entitled to Vote.(8)

OLYParent-FPLNR	Olympus Parent FPL Note Lien Claims	Amount of FPL Note Claim less all distributions with respect to that claim	N/A - New Class	N/A - New Class	N/A - New Class

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Olympus Parent Dispute Holdback allocable to Class OLYParent-FPLNR pursuant to an Inter-Creditor Dispute Resolution and CVV Series OP-3 Interests.

								N/A (14) Expected to be satisfied in full through distributions to Class FtM-FPL	N/A (14) Expected to be satisfied in full through distributions to Class FtM-FPL	Impaired; Entitled to Vote.(8)

OLYParent - UCANR	Olympus Parent UCA Bank Nonrecourse Lien Claims	Same as Class UCA-Bank	N/A - New Class	N/A - New Class	N/A - New Class		Deemed satisfied in full through treatment of Class UCA-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-74

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

RIGAS/CENTURY CO-BORROWING DEBTOR GROUP

Estimated Allowed Claims attributable to Rigas/Century Co-Borrowing Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:			$24
Fee Claims:			$0
Priority Tax Claims:			$0
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

RCentCB-Cont	Rigas/Century Contrib/Subrog Claims	$145	Payment in full in Plan Consideration.	100%	100%	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

RCentCB-Trade	Rigas/Century Trade Claims(2)	$11	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration	100%	100%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 101% cash 2% TWC Stock	103%	103%	Impaired; Entitled to Vote.

RCentCB-Uns	Rigas/Century Other Unsecured Claims(2), (11)	$2	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class RCentCB-Trade.	103%	103%	Impaired; Entitled to Vote.(8)

RCentCB-CentNR	Bank Claims against Rigas/Century Co-Borrowing Debtors arising under the Century Credit Agreement	Same as Class Century-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class Century-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-75

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

RIGAS/OLYMPUS CO-BORROWING DEBTOR GROUP

Estimated Allowed Claims attributable to Rigas/Olympus Co-Borrowing Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims:			$8
Fee Claims:			$0
Priority Tax Claims:			$0
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

ROlyCB-Cont	Rigas/Olympus Contrib/Subrog Claims	$0	Payment in full in Plan Consideration.	100%	100%	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

ROlyCB-Trade	Rigas/Olympus Trade Claims(2)	$4	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration	100%	100%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 101% cash 2% TWC Stock	103%	103%	Impaired; Entitled to Vote.

ROlyCB-Uns	Rigas/Olympus Other Unsecured Claims(2), (11)	$ <1	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class ROlyCB-Trade.	103%	103%	Impaired; Entitled to Vote.(8)

DSS-76

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)

RolyCB-OLYNR	Bank Claims against Rigas/Olympus Co-Borrowing Debtors arising under the Olympus Credit Agreement	Same as Class OLY-Bank	N/A - New Class	N/A - New Class	N/A – New Class	Deemed satisfied in full through treatment of Class OLY-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-77

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)

RIGAS/UCA CO-BORROWING DEBTOR GROUP

Estimated Allowed Claims attributable to Rigas/UCA Co-Borrowing Debtor Group, but included in Classes 1, 2, and 3:
Administrative Expense Claims:			$9
Fee Claims:			$0
Priority Tax Claims:			$0
DIP Lender Claims:			$0
Class 1:			$0
Class 2:			$0
Class 3:			$0

RUCACB-Cont	Rigas/UCA Contrib/Subrog Claims	$0	Payment in full in Plan Consideration.	100%	100%	Unchanged	Unchanged	Unchanged	Unimpaired; Not Entitled to Vote.

RUCACB-Trade	Rigas/UCA Trade Claims(2)	$5	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration	100%	100%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 101% cash 2% TWC Stock	103%	103%	Impaired; Entitled to Vote.

RUCACB-Uns	Rigas/UCA Other Unsecured Claims(2),(11)	$1	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in Plan Consideration.	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock same as Class RUCACB-Trade.	103%	103%	Impaired; Entitled to Vote.(8)

RUCACB-UCANR	Bank Claims against Rigas/UCA Co-Borrowing Debtors arising under the UCA Credit Agreement	Same as Class UCA-Bank	N/A - New Class	N/A - New Class	N/A New Class	Deemed satisfied in full through treatment of Class UCA-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-78

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)
FUNDING COMPANY DEBTOR GROUP

Estimated Allowed Claims attributable to Funding Company Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims				$10
Fee Claims				$63
Priority Tax Claims:				$2
DIP Lender Claims				$0
Class 1:				$0
Class 2:				<$1
Class 3:				$1

Fundco	Funding Company Claims	$39		Payment in full in cash (plus interest to the extent provided in Section 8.14 of the Plan).	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%	133%	Impaired; Entitled to Vote.(8)

GSETL	Government Claims	$600	(16)	Performance of the Government Settlement Agreement.	100%	100%	Unchanged	Unchanged	Unchanged	Deemed to accept

DSS-79

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)
ACC OPS DEBTOR GROUP

Estimated Allowed Claims attributable to ACC Ops Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims			$3
Fee Claims			$0
Priority Tax Claims:			$1
DIP Lender Claims:			$0
Class 1			$0
Class 2			<$1
Class 3:			<$1

OPS-Trade	ACC Ops Trade Claims(2)	$13	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 108 percentage points of such distribution would be made in TWC Stock.(9)	108%	108%	Payment in full plus simple interest at 8% per annum. Mix of cash and TWC Stock as specified in the Plan.(10) Anticipated currency 131% cash 2% TWC Stock Anticipated currency (Non-Transferred MCEs) 63% cash 70% TWC Stock	133%	133%	Impaired; Entitled to Vote.

OPS-Uns	ACC Ops Other Unsecured Claims(2), (11)	$23	Payment in full (plus interest to the extent provided in Section 8.14 of the Plan) in cash. If there are Non-Transferred MCEs, up to 100 percentage points of such distribution would be made in TWC Stock.(9)	100%	100%	Payment in full plus simple interest at 8% per annum to the extent provided in Section 8.14 of the Plan. Mix of cash and TWC Stock in the same proportion as Class OPS-Trade.	115%	115%	Impaired; Entitled to Vote.(8)

OPS-OLYNR	ACC Ops Olympus Bank Nonrecourse Lien Claims	Same as Class OLY-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class OLY-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-80

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)
OPS-UCANR	ACC Ops UCA Bank Nonrecourse Lien Claims	Same as Class UCA-Bank	N/A - New Class	N/A - New Class	N/A - New Class	Deemed satisfied in full through treatment of Class UCA-Bank.	N/A	N/A	Impaired; Entitled to Vote.(8)

DSS-81

November Plan	Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)
HOLDING COMPANY DEBTOR GROUP

Estimated Allowed Claims attributable to Holding Company Debtor Group, but included in unclassified Claims or in Classes 1, 2, and 3:
Administrative Expense Claims	$26
Fee Claims	$32
Priority Tax Claims:	$25
DIP Lender Claims:	$0
Class 1	$0
Class 2	<$1
Class 3:	$2

DSS-82

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)
ACC-Trade	ACC Trade Claims(2)	$298

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of a pro rata portion of:

•    cash and/or TWC Stock and CVV Series A-1a Interests; and

•    the Inter-Creditor Dispute Holdback allocable to ACC Trade Claims pursuant to the Inter-Creditor Dispute Resolution.

If no Inter-Creditor Dispute Resolution pre-Effective Date, 24%, or if there are Non-Transferred MCEs, as low as 12%;

Otherwise, as set forth in the Inter-Creditor Dispute Resolution, which will be no less than if there is no Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

					As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Inter-Creditor Dispute Holdback allocable to Class ACC-Trade pursuant to an Inter-Creditor Dispute Resolution and CVV Series A-1a Interests.

Three Alternatives:

(1) If the Potential Settlements constitute an Inter-Creditor Dispute Resolution, then up to 10% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0%.

Two Alternatives:

(1) If the Potential Settlements constitute an Inter-Creditor Dispute Resolution, then 33% comprised of 11% in TWC Stock and 22% in cash and allocable portion of Holding Company Debtor Group’s share of Distributable Proceeds of the CVV. See Section III.B.2.a.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-83

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)
ACC-Uns	ACC Other Unsecured Claims(2), (11)	$73

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of a pro rata portion of:

•    cash and/or TWC Stock and CVV Series A-1a Interests; and

•    the Inter-Creditor Dispute Holdback allocable to ACC Other Unsecured Claims pursuant to the Inter-Creditor Dispute Resolution.

If no Inter-Creditor Dispute Resolution pre-Effective Date, 24%, or if there are Non-Transferred MCEs, as low as 12%;

Otherwise, as set forth in the Inter-Creditor Dispute Resolution, which will be no less than if there is no Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

					As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Inter-Creditor Dispute Holdback allocable to Class ACC-Uns pursuant to an Inter-Creditor Dispute Resolution and CVV Series A-1a Interests.

Three Alternatives:

(1) If the Potential Settlements constitute an Inter-Creditor Dispute Resolution, then up to 10% in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0%.

Two Alternatives:

(1) If the Potential Settlements constitute an Inter-Creditor Dispute Resolution, then 33% comprised of 11% in TWC Stock and 22% in cash and allocable portion of Holding Company Debtor Group’s share of Distributable Proceeds of the CVV. See Section III.B.2.a.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-84

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)
ACC-SnrNotes	ACC Senior Notes Claims	$5,110

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of a pro rata portion of:

•    cash and/or TWC Stock and CVV Series A-1b Interests; and

•    cash and/or TWC Stock initially attributable to Class ACC-SubNotes, but paid over to Class ACC-SnrNotes pursuant to subordination provisions in the ACC Subordinated Notes indentures; and

•    the Inter-Creditor Dispute Holdback allocable to ACC Senior Notes Claims pursuant to the Inter-Creditor Dispute Resolution (based on the claims in Class ACC-SnrNotes and ACC-SubNotes).

If no Inter-Creditor Dispute Resolution pre-Effective Date, 31%,(18) or if there are Non-Transferred MCEs, as low as 15%;(18)

Otherwise, as set forth in the Inter-Creditor Dispute Resolution, which will be no less than if there is no Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

					As set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Inter-Creditor Dispute Holdback allocable to class ACC-SnrNotes pursuant to an Inter-Creditor Dispute Resolution and CVV Series A-1b Interests.

Three Alternatives:

(1) If the Potential Settlements constitute an Inter-Creditor Dispute Resolution, then up to 13%(17) in TWC Stock.

(2) If another Inter-Creditor Dispute Resolution. See Sections IV.A.3.a. and b. below.

(3) If no Inter-Creditor Dispute Resolution pre-Effective Date, 0%.

Two Alternatives:

(1) If the Potential Settlements constitute an Inter-Creditor Dispute Resolution, then 43%(17) comprised of 15% in TWC Stock and 28% in cash and allocable portion of Holding Company Debtor Group’s 50% of Distributable Proceeds of the CVV. See Section III.B.2.a.

(2) Otherwise, as set forth in the Inter-Creditor Dispute Resolution. See Section IV.A.3.c. below.

									Impaired; Entitled to Vote.

DSS-85

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)
ACC-SubNotes	ACC Subordinated Notes Claims	$1,459		Payment through distribution of Contingent Value Vehicle Series A-1c Interests.	Unknown(14), (18)	Unknown (14), (18)

Payment (plus interest to the extent provided in Section 8.14 of the Plan) through distribution of the Inter-Creditor Dispute Holdback allocable to Class ACC-SubNotes pursuant to an Inter-Creditor Dispute Resolution and CVV Series A-1c Interests.

								Unknown(14), (18)	Unknown(14), (18)	Impaired; Entitled to Vote.
ACC-ESL Snr	ACC Senior Notes Existing Securities Law Claims	Unknown (12)		Payment through distribution of Contingent Value Vehicle Series A-2a Interests.	Unknown(13),(14)	Unknown (13), (14)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-ESL Sub	ACC Subordinated Notes Existing Securities Law Claims	Unknown (12)		Payment through distribution of Contingent Value Vehicle Series A-2b Interests.	Unknown(13),(14)	Unknown (13), (14)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-BPfd	ACC Series B Preferred Stock Interests	$159	(18)	Payment through Contingent Value Vehicle Series B Interests.	Unknown(13)	Unknown (13)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-BESL	ACC Series B Preferred Stock Existing Securities Law Claims	Unknown (12)		Payment through Contingent Value Vehicle Series C Interests.	Unknown(13), (14),	Unknown (13), (14)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-DPfd	ACC Series D Preferred Stock Interests	$580	(18)	Payment through Contingent Value Vehicle Series D Interests.	Unknown(13)	Unknown (13)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-DESL	ACC Series D Preferred Stock Existing Securities Law Claims	Unknown (12)		Payment through Contingent Value Vehicle Series E Interests.	Unknown(13), (14)	Unknown (13), (14)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.

DSS-86

				November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims		Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
(in millions)
ACC-EFfd	ACC Series E and F Preferred Stock Interests	$936	(18)	Payment through Contingent Value Vehicle Series F Interests.	Unknown(13)	Unknown (13)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-EFESL	ACC Series E and F Preferred Stock Existing Securities Law Claims	Unknown(12)		Payment through Contingent Value Vehicle Series G Interests.	Unknown(13), (14)	Unknown (13), (14)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-CSESL	ACC Common Stock Existing Securities Law Claims	Unknown(12)		Payment through Contingent Value Vehicle Series H Interests.	Unknown(13), (14)	Unknown (13), (14)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-CS	ACC Common Stock Interests	N/A		Payment through Contingent Value Vehicle Series I Interests.	Unknown(13)	Unknown (13)	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.
ACC-Conv	ACC Convenience Claims	$ <1		Payment in cash.(15)	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	95% of distribution paid to Claims in Class to which Convenience Claim otherwise belongs.	Unchanged	Unchanged	Unchanged	Impaired; Entitled to Vote.

DSS-87

			November Plan			Plan
Class	Type of Claim or Equity Interest	Estimated Total Claims	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Treatment/ Currency/Payment	Estimated Recovery on Effective Date(1)	Estimated Total Recovery(1)	Voting Status
		(in millions)
OTHER CLAIMS

InterCo	Intercompany Claims	N/A	Determined in Inter-Creditor Dispute Resolution.	N/A	N/A	Unchanged	Unchanged	Unchanged	Not Entitled to Vote.

N/A	ACC Other Equity Interests	N/A	Disallowed; no distribution.	0	0	Unchanged	Unchanged	Unchanged	Disallowed; Not Entitled to Vote.

N/A	Rigas Claims and/or Equity Interests	N/A	Disallowed, expunged; no distribution.	0	0	Unchanged	Unchanged	Unchanged	Disallowed; Not Entitled to Vote.

(1)

The Estimated Recovery on Effective Date and Estimated Total Recovery are calculated by dividing the estimated Deemed Value of the Plan Consideration to be distributed by the Estimated Total Claims. The Estimated Total Claims represent the Debtors’ estimate based on available information and their analysis of the total Claims in such Class ultimately likely to be Allowed. All November Plan estimates were based on an assumed Effective Date of March 31, 2006, and all current Plan estimates are based on an assumed Effective Date of July 31, 2006. There can be no assurance that the Effective Date will occur on July 31, 2006, if at all. With respect to Plan Consideration other than cash, the fair market value of the Plan Consideration on the date of distribution may be different from the estimated value, described in Section V of this Disclosure Statement Supplement, used for purposes of this calculation or from the Deemed Value determined by the Bankruptcy Court. See “Important Note on Deemed Value of TWC Stock” in Section IV.A. and the Risk Factors included in Sections XI.A and XI.D of the Disclosure Statement and Section VI of this Disclosure Statement Supplement. The timing of the recovery, amounts of Claims Allowed, amounts of reserves ultimately released and actual total recovery may vary substantially from the estimates set forth in this chart. To the extent a Claim is Allowed only after the Effective Date, this estimate represents an estimate of the recovery after the time of Allowance in accordance with the timing of payment provided under the Plan.

(2)	To the extent that Claims in these Classes are Assumed Sale Liabilities they will be Assumed and satisfied in accordance with the applicable Purchase Agreement.

(3)

This estimate includes an amount related to the Debtors’ estimated federal and state income and franchise tax liability which will result from consummating certain transactions contemplated by the Plan, including the Sale Transaction. The amount included related to this tax liability represents the Debtors’ good-faith estimate, based on currently available but incomplete information, of the likely amount of this liability, which estimate falls within a range computed by the Debtors of the likely amount of this liability. The actual federal and state income and franchise tax liability when finally determined may be materially more or less than this estimate which could reduce or increase the amount of cash available to the Debtors for payment of other Claims.

(4)

This estimate includes estimated amounts related to historical tax liabilities. The actual amount of these liabilities when finally determined may be materially different from the amount included in the estimate set forth above which could reduce or increase the amount of cash available to the Debtors for payment of other Claims.

(5)

Except as otherwise determined by the Bankruptcy Court, interest with respect to these Claims is deemed Paid in Full to the extent the Debtors continue to make payments through the Effective Date under paragraph 11(c) of the DIP Order. Holders of Bank Claims have also asserted Claims for interest on the principal amount of such Claim to (but not including) the Effective Date at the maximum non-default rate set forth in the Credit Agreement related to such Bank Claim over the interest paid or Allowed on such principal amount (such excess, the “Grid Interest”). To the extent the determination of such entitlement is not made as of the Effective Date, the amount claimed, up to an aggregate of $189 million for Grid Interest for all holders of Bank Claims, will be placed in separate escrow accounts corresponding to each credit facility pending Bankruptcy Court determination. Treatment of Fee Claims asserted by the Bank Lenders is discussed in Section III.A.4 of this Disclosure Statement.

DSS-88

(6)

Payment of the Bank Claims is without prejudice to any rights or remedies of the Debtors, the Creditors’ Committee or the Contingent Value Vehicle in connection with the Bank Actions, which rights and remedies will be preserved and retained in full.

(7)

Timing of distribution is subject to the Creditors’ Committee Motion directing the holding back in escrow of any distributions until the resolution of the Continuing Bank Actions. Distributions are also subject to either the release of the Bank Lender from liability in connection with the Continuing Bank Actions under the Plan or the delivery to the Plan Administrator of satisfactory evidence by holders of Bank Claims of ability to repay any distributions received if it is ultimately determined that such holder is required to disgorge such distributions.

(8)

The Debtors reserve the right to classify and seek an order of the Bankruptcy Court designating these Claims and/or Equity Interests as unimpaired and not entitled to vote and any impairment designation shall have no probative value with respect to any request for such a classification order.

(9)	Holders of Claims in a Debtor Group will not receive TWC Stock as a result of the existence of a Non-Transferred MCE System if the Debtor Group has residual equity value in the form of cash.

(10)

For Trade claims in Classes CCC-Trade, CCHC-Trade, Century-Trade, FtM-Trade, FtMS-Trade, Fundco, FV-Trade, OLY-Trade, OPS-Trade, P-Trade, RCentCB-Trade, ROlyCB-Trade, RUCACB-Trade, TCI-Trade and UCA-Trade, the recovery is divided into four tranches: (a) 99% of the principal amount is paid in cash; (b) 1% of the principal amount is paid in TWC Stock (or, at the Debtors’ election, cash); (c) simple interest at the federal judgment rate as of the Commencement Date is paid in cash; provided if there are Non-Transferred MCEs and the Substitution Conditions are satisfied, the amounts described in clauses (a) and (c) may be paid in TWC Stock; and (d) interest sufficient to cause the total amount of interest paid to be simple interest at 8% will be paid in cash; provided that of the amount described in clause (d), (x) 1% of the amount set forth in (a) and (b) may be paid in TWC Stock, and (y) if the Substitution Conditions are satisfied, all of the interest pursuant to (d) may be paid in TWC Stock. The Substitution Conditions are that both (1) the FrontierVision Holdco Notes/Trade Distribution Reserve, the Ft Myers Notes Distribution Reserve and the Olympus Parent Notes Distribution Reserve are not funded with cash on the Effective Date, and (2) cash as a percentage of the reserve for such Class of Trade Claims on the Effective Date is not less than cash as a percentage of the Reserve for General Unsecured Claims against the same Debtor Group on the Effective Date.

(11)

To the extent that a Claim in one of these Classes is an Insured Claim, instead of the treatment listed in the chart, such Insured Claim will be paid from the proceeds of insurance in the ordinary course of business.

(12)

The estimated amount of these Existing Securities Law Claims cannot be determined at this time. The Debtors intend to request that the Bankruptcy Court estimate these Claims in connection with the confirmation and/or consummation of the Plan. One condition to the confirmation of the Plan is that Subsidiary Notes Existing Securities Law Claims will have been either (1) fixed and Allowed in an aggregate amount not greater than $50 million or (2) estimated pursuant to the Estimation Order in an aggregate amount not to exceed such amount.

(13)

The Estimated Recovery on Effective Date and Estimated Total Recovery include both distributions under the Plan and recoveries from the Restitution Fund, which will be established and administered by the United States Attorney General and the SEC. To the extent that holders of Claims in this Class do NOT receive the estimated recoveries from the Restitution Fund, the Recovery on Effective Date and Total Recovery would be less.

(14)

The Estimated Recovery on Effective Date and Estimated Total Recovery are dependent upon the outcome of the Inter-Creditor Dispute. Holders of Existing Securities Law Claims will not receive any recovery unless the unsecured creditors of the Debtor Group to which they relate receive payment in full. Recovery will also depend on distributions from the Contingent Value Vehicle, which will be dependent on recoveries from the Designated Litigation assigned to the Contingent Value Vehicle.

(15)

If (a) the holders of such Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code or (b) holders of Claims deemed to be such Convenience Claims would receive a greater amount of Plan Consideration consisting of cash if they were treated as holders of the Class to which they would otherwise belong, then the holders of such Claims will be treated as holders of Claims in the Classes to which they would otherwise belong.

(16)

In addition to the payment of $600 million pursuant to the Government Settlement Agreement, this Claim also includes fifty percent of the proceeds of the Designated Litigation in the Contingent Value Vehicle (net of the costs of prosecuting such litigation) until the Restitution Fund shall have received $115 million.

(17)

The recovery in this Chart to holders of Allowed ACC Senior Notes Claims includes estimated recoveries for Class ACC-SubNotes paid over to Class ACC-SnrNotes through enforcement of the applicable subordination provisions. On April 6, 2006, the Bankruptcy Court announced its decision on the record of a hearing that the subordination provisions for the ACC Subordinated Notes were enforceable in the context of the Plan.

(18)	Represents the liquidation preference plus accrued but unpaid dividends to the Commencement Date.

DSS-89

3.              Ranges of Potential Recoveries For Classes Likely to be Affected by the Inter-Creditor Dispute

Substantial disputes exist between creditors of different Debtor Groups that principally affect the recoveries to the creditors of the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, the Olympus Parent Debtor Group and the Holding Company Debtor Group. The factual background behind the issues giving rise to the Inter-Creditor Dispute was summarized in the Debtors’ Motion in Aid of Confirmation dated June 24, 2005 (Docket No. 7844). The principal elements of the Inter-Creditor Dispute include, but are not limited to:

•                  the character and treatment of Intercompany Claims,

•                  the appropriate Plan consolidation structure, which now will be considered as part of the Confirmation Hearing,

•                  alleged fraudulent conveyance claims associated with historical movements of subsidiaries within the corporate structure,

•                  the allocation of the value and form of consideration from the Sale Transaction to the various Debtor Groups,

•                  the allocation of the benefits and costs of the Government Settlement Agreement,

•                  the allocation of the tax liability and the tax reserves associated with the Sale Transaction, and

•                  the allocation of the economic cost of the other reserves established as part of the Plan.

The following three subsections contain the range of the potential maximum and minimum recoveries to (a) the creditors of the Arahova Debtor Group, (b) the creditors of the FrontierVision Holdco Debtor Group, (c) the holders of the Olympus Parent Notes, (d) the holders of the ACC Senior Notes and (e) the holders of Holding Company Trade and Other Unsecured Claims in three different scenarios:

(1)                                        the Estimated Recovery on the Effective Date assuming that the Government Settlement payment is made but the MCE Systems are not sold on the Effective Date to TW NY and Comcast under the Purchase Agreements.

(2)                                        the Estimated Recovery on the Effective Date assuming that the MCE Systems are sold to TW NY and Comcast under the Purchase Agreements.

(3)                                        the Estimated Total Recovery following the anticipated release of escrows, reserves and holdbacks and assuming that the MCE Systems are sold to TW NY and Comcast under the Purchase Agreements.

The Debtors believe that in general, the effect of any judicial determination regarding the elements of the Inter-Creditor Dispute would be as follows; however, because of the inter-relationship of the issues, these effects may be different in particular scenarios described below:

•                  Intercompany Claims:

•                  Classification. The Debtors believe that treating Intercompany Claims as pari passu with third-party general unsecured obligations will, in general, increase recoveries to the creditors of the Holding Company Debtor Group and reduce the recovery to creditors of the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, the Olympus Parent Debtor Group and other Debtor Groups, including the Century Debtor Group. The Debtors also believe that

DSS-90

disregarding Intercompany Claims will in general increase recoveries to the creditors of the Arahova Debtor Group, the FrontierVision Holdco Debtor Group and the Olympus Parent Debtor Group and decrease the recoveries to the creditors of the Holding Company Debtor Group. Treating the Intercompany Claims as subordinated to third party general unsecured obligations or preferred equity results in recoveries to the creditors of the Arahova Debtor Group, the FrontierVision Debtor Group and the Olympus Parent Debtor Group that are comparable to or less than recoveries received if Intercompany Claims are disregarded but greater than the recoveries if Intercompany Claims are treated as pari passu with third-party general unsecured obligations (with a corresponding effect on the creditors of the Holding Company Debtor Group).

•                  Types of Intercompany Claims. The Debtors also believe that, in general, disallowing the Acquisition and Swap Intercompanies, the Assumption Transactions and the Historic Entries would increase the recovery to the creditors of the Arahova Debtor Group and the FrontierVision Debtor Group and would reduce the recovery to the creditors of the Holding Company Debtor Group.

•                  Plan Consolidation Structure:  The Debtors believe that, in general, the estimated recoveries are not materially different than the recoveries that would be achieved in a plan of reorganization that respected the separate existence of each legal entity. Such belief, however, is based on a number of assumptions, including assumptions regarding allocations of value and liability among over 260 legal entities that could prove to be incorrect. The Debtors believe that under their proposed consolidation structure, the principal issue relating to the Inter-Creditor Dispute is the allocation of residual value of solvent Debtor Groups among multiple Parent Debtor Groups. The Debtors believe that this issue primarily affects the recovery of the creditors of the Arahova Debtor Group, the Olympus Parent Debtor Group and the Holding Company Debtor Group. The Debtors are not in a position to meaningfully present estimated recoveries for the multitude of possible alternative consolidation structures.

•                  Fraudulent Conveyance Claims:  The issues associated with the fraudulent conveyance claims relate to, among other things:  (1) which transfers constituted fraudulent conveyances, (2) the valuation of the transfers, and (3) if a fraudulent transfer occurred, which entity in the multiple chain of transferors is entitled to the recovery. In addition, the Debtors lack sufficient data at present to reliably determine the fair market value of entities transferred at the time of their transfer. Moreover, what Debtor Group ultimately would benefit from an “unwind” of a fraudulent conveyance may depend on whether Intercompany Claims against entities would redirect the “unwound value” to other Debtor Groups. The Debtors believe that the outcome of the fraudulent conveyance claims will not materially affect the recoveries of the creditors of the FrontierVision Holdco Debtor Group and could materially reduce the recoveries to the creditors of the Olympus Parent Debtor Group and benefit recoveries to the Arahova Debtor Group.

•                  Allocation of Value from the Sale Transaction. The Debtors believe that an allocation of value based on subscribers, or based on a blend of metrics of subscribers and historical or projected cash flow, would increase the recovery to the FrontierVision Holdco Debtor Group creditors over the projected minimum recovery, which was based solely on historical cash flow, and might in certain circumstances result in a relatively lower recovery to the Arahova Debtor Group creditors as compared to an allocation based solely on cash flow. An allocation of value based on the expert reports filed in the Resolution Process would result in a relatively higher recovery to the FrontierVision Holdco Debtor Group creditors. An allocation of value based solely on cash flow projections used by

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such experts might in certain circumstances result in relatively higher recoveries to FrontierVision Holdco Debtor Group creditors and Arahova Debtor Group creditors.

•                  The Government Settlement Agreement. The Debtors are not in a position to meaningfully present estimated recoveries for the multitude of possible alternative allocations of (1) the costs of the Government Settlement of a $600 million payment and a $115 million 50% first priority interest in the Contingent Value Vehicle, and (2) the benefits of the Government Settlement, including the non-prosecution agreement and the streamlined ability to gain ownership of the MCE Systems which are to be sold in the Sale Transaction for approximately $913 million, consisting of $321 million in TWC Class A Common Stock (based on the Debtor’s estimated Deemed Value of the TWC Class A Common Stock) and $592 million in cash.

•                  Allocation of Tax Liability. In general, the liability for income and franchise taxes resulting from the Sale Transaction has been allocated to entities based on the location of the gain on the assets being sold, without regard to whether the entities were corporations, partnerships or disregarded for income tax purposes. The Debtors believe that if this tax liability was allocated solely to those entities which are corporations for income tax purposes, the recoveries to creditors of the FrontierVision Holdco Debtor Group and the Olympus Parent Debtor Group would increase and the recovery to holders of the Holding Company Debtor Group would decrease. It is possible that the other tax liabilities reflected in the tax reserves could be allocated in a manner different from the methods chosen by the Debtors. Such different allocations could increase or decrease the recoveries to different Classes of creditors, depending on the specific method of allocation chosen and the relevant tax liability being reallocated.

•                  Allocation of Costs of Reserves. The Debtors are not in a position to meaningfully present estimated recoveries for the multitude of possible alternative allocations of the costs of the escrows, reserves and holdbacks in the Plan.

These ranges of potential recoveries are subject to the same qualifications and limitations as are described in Section IV.A.2 of this Disclosure Statement Supplement, as well as those risk factors set forth in Section XI of the Disclosure Statement and Section VI of this Disclosure Statement Supplement. Pursuant to decisions of the Bankruptcy Court issued at the October 28, 2005 Disclosure Statement Hearing and the Arahova Decision, the Debtors are not expressing an opinion as to the likelihood of any of the outcomes presented, other than the Debtor’s opinion as to which Debtor Groups are likely to be affected by the Inter-Creditor Dispute, and the recovery ranges shown below do not represent the Debtors’ view of potential outcomes in the Inter-Creditor Dispute. The ranges of potential recoveries shown below also do not take into account the record developed to date in the Inter-Creditor Dispute. The ranges of potential recoveries below are merely intended to represent the potential minimum and maximum recoveries for parties in the Inter-Creditor Dispute. To get a better (but undoubtedly less than total) understanding of the possibilities as to any potential outcome in the Inter-Creditor Dispute, you may wish to review the public record created in the Inter-Creditor Dispute, which is available on the Bankruptcy Court docket for these cases.

The potential recovery ranges set forth in this Section IV.A.3 do not ascribe any value to the Contingent Value Vehicle Interests. The potential recovery ranges set forth in this Section IV.A.3 do not give effect to other issues which are described in the Risk Factors in Section XI of the Disclosure Statement or Section VI of this Disclosure Statement Supplement.

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a.              Potential Recovery Ranges on the Effective Date Assuming No Sale of MCE Systems

The following chart sets forth the potential minimum and maximum recovery to certain specified creditors on the Effective Date assuming a judicial resolution of the Inter-Creditor Dispute prior to the Effective Date. These potential recovery ranges are calculated based on:  (i) the basis that the Government Settlement payment is made, but that the MCE Systems are not sold on the Effective Date to TW NY and Comcast under the Purchase Agreements, (ii) the assumption that the Effective Date occurs on July 31, 2006, and (iii) other estimates and assumptions. Such estimates and assumptions are subject to substantial uncertainty. See the risk factors in Section XI of the Disclosure Statement and Section VI of this Disclosure Statement Supplement. These potential recovery ranges do not include any value for the Contingent Value Vehicle Interests to be issued under the Plan, which are expected to have value that will be material to certain creditors.

The Debtors expect that the ultimate recovery to the creditors of the Debtor Groups listed below will be higher (to the extent that they are receiving less than the Allowed amount of their Claim including postpetition interest) as a result of the release of escrows, reserves and holdbacks and the likely ultimate sale of the MCE Systems (other than Coudersport and Bucktail) to TW NY and Comcast under the Purchase Agreements. That higher potential recovery range is presented in Section IV.A.3.c below.

	Potential Minimum Recovery on Effective Date Assuming No MCE Sale	Potential Maximum Recovery on Effective Date Assuming No MCE Sale
	Current / Prior	Current / Prior

Creditors of Arahova Debtor Group	12% / 16%	101% / 100% + postpetition interest to the Effective Date

Creditors of FrontierVision Holdco Debtor Group	0% / 13%	110% / 100% + postpetition interest to the Effective Date

Holders of Olympus Parent Notes	52% / 140%	144% / 140%

Holders of ACC Senior Notes	0% / 15%	47% / 69%

Holders of Holding Company Trade and Other Unsecured Claims	0% / 12%	36% / 54%

The potential recovery ranges set forth in this Section IV.A.3 do not ascribe any value to the Contingent Value Vehicle Interests. The potential recovery ranges set forth in this Section IV.A.3 do not give effect to other issues which are described in the Risk Factors in Section XI of the Disclosure Statement or Section VI of this Disclosure Statement Supplement.

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b.              Potential Recovery Ranges on the Effective Date Assuming Sale of MCE Systems

The following chart sets forth the potential minimum and maximum recovery to certain specified creditors on the Effective Date assuming a judicial resolution of the Inter-Creditor Dispute prior to the Effective Date. These potential recovery ranges are calculated based on:  (i) the basis that the Government Settlement payment is made, and that the MCE Systems (other than Coudersport and Bucktail) are sold on the Effective Date to TW NY and Comcast under the Purchase Agreements, (ii) the assumption that the Effective Date occurs on July 31, 2006, and (iii) other estimates and assumptions. Such estimates and assumptions are subject to substantial uncertainty. See the risk factors in Section XI of the Disclosure Statement and Section VI of this Disclosure Statement Supplement. These potential recovery ranges do not include any value for the Contingent Value Vehicle Interests to be issued under the Plan, which are expected to have value that will be material to certain creditors.

The Debtors expect that the ultimate recovery to the creditors of the Debtor Groups listed below will be higher (to the extent that they are receiving less than the Allowed amount of their Claim including postpetition interest) as a result of the release of escrows, reserves and holdbacks. That higher potential recovery range is presented in Section IV.A.3.c below.

	Potential Minimum Recovery on Effective Date Assuming MCE Sale	Potential Maximum Recovery on Effective Date Assuming MCE Sale
	Current / Prior	Current / Prior

Creditors of Arahova Debtor Group	15% / 20%	Unchanged / 100% + postpetition interest to the Effective Date

Creditors of FrontierVision Holdco Debtor Group	0% / 13%	Unchanged / 100% + postpetition interest to the Effective Date

Holders of Olympus Parent Notes	63% / 140%	144% / 140%

Holders of ACC Senior Notes	1% / 31%	60% / 83%

Holders of Holding Company Trade and Other Unsecured Claims	1% / 24%	47% / 65%

The potential recovery ranges set forth in this Section IV.A.3 do not ascribe any value to the Contingent Value Vehicle Interests. The potential recovery ranges set forth in this Section IV.A.3 do not give effect to other issues which are described in the Risk Factors in Section XI of the Disclosure Statement or Section VI of this Disclosure Statement Supplement.

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c.               Potential Total Recovery Ranges

The following chart sets forth the total potential minimum and maximum recovery to specified creditors following the Inter-Creditor Dispute Resolution and the release of escrows, reserves and holdbacks as estimated by the Debtors. These potential recovery ranges are calculated based on:  (i) the basis that the Government Settlement payment is made, and that the MCE Systems (other than Coudersport and Bucktail) are sold on the Effective Date to TW NY and Comcast under the Purchase Agreements, (ii) the assumption that the Effective Date occurs on July 31, 2006, and (iii) other estimates and assumptions. Such estimates and assumptions are subject to substantial uncertainty, especially as they relate to anticipated releases of escrows, reserves and holdbacks. See the risk factors in Section XI of the Disclosure Statement and Section VI of this Disclosure Statement Supplement. These potential recovery ranges do not include any value for the Contingent Value Vehicle Interests to be issued under the Plan, which are expected to have value that will be material to certain creditors.

	Potential Total Minimum Recovery	Potential Total Maximum Recovery
	Current / Prior	Current / Prior

Creditors of Arahova Debtor Group	21% / 24%	Unchanged / 100% + postpetition interest to the Effective Date

Creditors of FrontierVision Holdco Debtor Group	17% / 21%	Unchanged / 100% + postpetition interest to the Effective Date

Holders of Olympus Parent Notes	79% / 140%	144% / 140%

Holders of ACC Senior Notes	31% / 56%	85% / 105%

Holders of Holding Company Trade and Other Unsecured Claims	24% / 43%	66% / 82%

The potential recovery ranges set forth in this Section IV.A.3 do not ascribe any value to the Contingent Value Vehicle Interests. The potential recovery ranges set forth in this Section IV.A.3 do not give effect to other issues which are described in the Risk Factors in Section XI of the Disclosure Statement or Section VI of this Disclosure Statement Supplement.

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V. UPDATED VALUATION OF TWC EQUITY

A.            INTRODUCTION

Under the Purchase Agreements, except in the case of the Expanded Transaction, the Company will receive as consideration, subject to adjustment, approximately $12.7 billion in cash and such number of shares of TWC Class A Common Stock that, subject to the TWC Equity Securities Exceptions, will represent 16% of the outstanding equity securities of TWC as of the Sale Transaction Closing on a fully diluted basis. The TW Purchase Agreement does not contain any guarantee of the value of the TWC Class A Common Stock. The Purchase Agreements permit the Company not to effect the Sale Transaction Closing if, with respect to the TW Purchase Agreement, either there has been a Parent Material Adverse Event or if TW NY is unable to make the TW Representation Bring-Down or the Buyer Covenant Bring-Down.

To assist the Board in determining the estimated value of the shares of TWC Class A Common Stock to be received by the Debtors’ constituents pursuant to the Sale Transaction, as contemplated by the Plan, the Board requested that the M&A Advisors, as part of their overall engagement, undertake an analysis to update their view of the estimated equity value of TWC, after giving effect to the Sale Transaction and the TWC/Comcast Transactions (for purposes of this Section V, titled “Updated Valuation of TWC Equity,” only, TWC, after giving such effect, “Pro Forma TWC”). The M&A Advisors completed their updated analysis on March 17, 2006 and reviewed their analysis with the Board at a meeting held on April 10, 2006.

Distributions under the Plan are based on a Deemed Value of the TWC Class A Common Stock that will be determined by the Bankruptcy Court in connection with the Confirmation Hearing, which may be greater or less than the Estimated Value set forth in this Disclosure Statement Supplement or any valuation of Pro Forma TWC as of the Effective Date, or the actual trading value of the TWC Class A Common Stock when it begins to trade or at any time thereafter. Constituents whose recoveries include TWC Class A Common Stock bear the risk that the actual value of the recoveries they receive will be materially different than the Estimated Recoveries in respect of their claims set forth in this Disclosure Statement Supplement.

In conducting their updated analysis, the M&A Advisors, among other things: (1) reviewed certain publicly available business and historical financial information relating to TWC, the Company and Comcast; (2) reviewed certain internal financial information and other data relating to the business and financial prospects of TWC, the Company and Comcast; (3) reviewed certain financial projections (including estimated synergies) for Pro Forma TWC (the “Financial Projections”), prepared by management of TWC, and reviewed by management of the Company;(2) (4) reviewed the projected tax attributes resulting from the Sale Transaction and the TWC/Comcast Transactions that Pro Forma TWC expects to realize, as provided by management of TWC; (5) conducted discussions with members of TWC’s senior management concerning the business and financial prospects of TWC and Pro Forma TWC; (6) conducted discussions with members of the Company’s senior management concerning the business and financial prospects of the Company and Pro Forma TWC; (7) reviewed publicly available financial and stock market data with respect to certain other publicly traded companies in lines of business the M&A Advisors believed to be comparable in certain respects to Pro Forma TWC’s businesses; and (8) conducted such other financial studies, analyses and investigations, and considered such other information, as the M&A Advisors deemed necessary or appropriate.

The estimated equity value of Pro Forma TWC set forth in this section represents a hypothetical valuation of Pro Forma TWC, assuming the consummation of the Sale Transaction and the TWC/Comcast Transactions and that Pro Forma TWC continues as an operating business, based on the valuation methodologies described below. The estimated equity value of Pro Forma TWC set forth in this section does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of Pro Forma TWC, its

(2)          The Debtors believe that the financial projections reviewed for purposes of updating the valuation of the TWC Class A Common Stock to be received by the Debtors’ constituents pursuant to the Sale Transaction are not materially different from the projections contained in Section IX of the Disclosure Statement, titled “TWC Projections” (the “Initial Projections”), except that cumulative capital expenditures for 2006 and 2007 are now expected to be approximately 12% greater than the amounts contemplated in the 2005 budget and long-range plan used in preparing the Initial Projections.

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securities or its assets, which value may be significantly higher or lower than the estimate set forth in this section. In addition, the estimated equity value of Pro Forma TWC set forth in this section is not necessarily indicative of the prices at which the TWC Class A Common Stock may trade at any time, which prices may be significantly higher or lower than implied by such estimate. The market prices of the TWC Class A Common Stock will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the investment decisions of the Company’s prepetition creditors receiving shares of TWC Class A Common Stock under the Plan (some of whom may prefer to sell these shares rather than hold them on a long-term basis) and other factors that generally influence the prices of securities. There can be no assurance as to the trading market, if any, that may be available in the future with respect to the TWC Class A Common Stock.

The M&A Advisors’ estimate of the equity value of Pro Forma TWC was based upon, among other assumptions, Pro Forma TWC achieving the Financial Projections. The future results of Pro Forma TWC will depend upon various factors, many of which are beyond the control or knowledge of TWC and the Company, and consequently, are inherently difficult to project. The financial results reflected in the Financial Projections are based on the assumption of the successful combination of certain cable systems of TWC, the Company and Comcast, as well as the realization of estimated synergies, and, thus, are materially different from the historical results of operations of TWC. In addition, the Financial Projections were prepared by management of TWC based upon information available at the time of preparation. Pro Forma TWC’s actual future results may differ materially from the Financial Projections, and such differences may affect the equity value of Pro Forma TWC. Therefore, the estimated equity value of Pro Forma TWC set forth in this section is inherently subject to substantial uncertainty. Accordingly, none of the Company, TWC, the M&A Advisors or any other person makes any representation that the estimated equity value of Pro Forma TWC is indicative of the actual equity value of Pro Forma TWC or the prices at which the TWC Class A Common Stock may trade at any time, which may be significantly higher or lower than the estimates contained in this section.

The M&A Advisors’ analysis described below addresses the estimated equity value of Pro Forma TWC and does not address any other aspect of the Sale Transaction and the TWC/Comcast Transactions, the Plan or any other transactions. The M&A Advisors’ estimated equity value of Pro Forma TWC does not constitute a recommendation to any holder of Claims or Equity Interests as to how such holder should vote or otherwise act with respect to the Plan or any other transaction. The estimated equity value of Pro Forma TWC set forth in this section does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

As part of their respective investment banking business, each of the M&A Advisors is regularly engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, restructurings and reorganizations and valuations for estate, corporate and other purposes. In the ordinary course of business, each of the M&A Advisors and their successors and affiliates may trade, and may in the future trade, for their own accounts and the accounts of their customers, securities of Time Warner, TWC, Comcast and, except as restricted under their respective engagement letters from trading for their own account, of ACC and its subsidiaries and, accordingly, may at any time hold long or short positions in such securities.

B.            METHODOLOGY

In preparing their valuation, the M&A Advisors performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by the M&A Advisors, which consisted of (1) an analysis of the market value and trading multiples of selected publicly traded companies in lines of business the M&A Advisors believed to be comparable in certain respects to Pro Forma TWC’s business, which will include those cable systems of TWC, the Company and Comcast to be included in Pro Forma TWC, and (2) a discounted cash flow analysis to estimate the present value of Pro Forma TWC’s projected future unlevered, after-tax cash flows available to debt and equity investors based on the Financial Projections. This summary does not purport to be a complete description of the analyses performed and factors considered by the M&A Advisors. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description.

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The M&A Advisors believe that their analyses of Pro Forma TWC must be considered as a whole and that selecting portions of their analyses, without considering all of their analyses and all parts thereof, could create a misleading or incomplete view of the processes underlying the M&A Advisors’ conclusions. The M&A Advisors did not draw, in isolation, conclusions from or with regard to any one analysis or factor, nor did the M&A Advisors place any particular reliance or weight on any individual analysis. Rather, the M&A Advisors arrived at their views based on all the analyses undertaken by them assessed as a whole. Each M&A Advisor is separately responsible for its own analyses and estimated valuation, and neither M&A Advisor is responsible for any action or omission of the other M&A Advisor.

For purposes of the M&A Advisors’ financial analyses, the equity value of Pro Forma TWC was calculated as the estimated consolidated enterprise value of the cable operations of Pro Forma TWC (including the estimated value of synergies) plus the value of unconsolidated assets and the estimated value of tax attributes to be realized by TWC as a result of the Sale Transaction and the TWC/Comcast Transactions, less book value of estimated net indebtedness and of preferred stock, less an estimated value ascribed to minority interests. At the Company’s direction, the M&A Advisors calculated the equity value of Pro Forma TWC assuming no discount, in respect of any trading anomalies attributable to the possibility that initial holders are not necessarily the natural long-term holders or other supply/demand imbalances, on the TWC Class A Common Stock to be received by the Debtors’ prepetition creditors under the Plan.

In arriving at the range of estimated equity values for 16% of the equity securities of TWC after giving effect to the Sale Transaction and the TWC/Comcast Transactions, the M&A Advisors considered the ranges of enterprise values for Pro Forma TWC derived by each of the selected publicly traded companies analysis and by the discounted cash flow analysis (described below), together with other studies, analyses and investigations, and such other information, as they deemed necessary or appropriate.

Selected Publicly Traded Companies Analysis. The M&A Advisors analyzed the enterprise value and trading multiples of selected publicly held companies in lines of business the M&A Advisors believed to be comparable in certain respects to Pro Forma TWC’s business, which will include those cable systems of TWC, the Company and Comcast to be included in Pro Forma TWC. The companies selected for this analysis were: Comcast, Charter Communications, Cablevision Systems and Mediacom Communications. In calculating the enterprise values of the above companies, the M&A Advisors adjusted such enterprise values where necessary by subtracting the estimated value of non-cable assets to arrive at a cable asset value (“CAV”). The M&A Advisors then calculated the CAV of the selected companies as a multiple of certain historical and projected financial and operational data of such companies, such as cable EBITDA and basic subscribers.

The M&A Advisors then analyzed those multiples and considered them in deriving a range of selected multiples appropriate for Pro Forma TWC. The M&A Advisors applied such selected ranges of multiples to Pro Forma TWC’s 2006 estimated cable EBITDA, 2007 estimated cable EBITDA and basic subscribers as of December 31, 2005 to derive ranges of CAVs for Pro Forma TWC. In arriving at ranges of enterprise values for Pro Forma TWC, the M&A Advisors separately factored in an estimated value for the tax attributes as provided by TWC management. The projected financial and operational data for Pro Forma TWC’s businesses were based on the Financial Projections, and the projected financial and operational data for the selected companies were based on selected publicly available research analyst reports and other publicly available information.

Although the selected companies were used for comparison purposes, no selected company is either identical or directly comparable to the business of Pro Forma TWC. Accordingly, the M&A Advisors’ comparison of the selected companies to Pro Forma TWC and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and of Pro Forma TWC.

Discounted Cash Flow Analysis. The M&A Advisors performed a discounted cash flow analysis for Pro Forma TWC to estimate the present value of the projected future unlevered, after-tax cash flows based on the Financial Projections. The present value range of the projected future unlevered, after-tax cash flows was calculated as the sum of the present value of Pro Forma TWC’s unlevered, after-tax cash flows through the final year projected

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in the Financial Projections (the “terminal year”) and the present value of its estimated terminal value at the end of the terminal year.

For the purpose of calculating Pro Forma TWC’s terminal value at the end of the terminal year, the M&A Advisors applied a range of EBITDA multiples to the projected terminal year EBITDA. For the purpose of calculating the present value of the projected future unlevered, after-tax cash flows and of the terminal value, the M&A Advisors then applied a range of discount rates to the unlevered, after-tax cash flows described above and the range of terminal values at the end of the terminal year of Pro Forma TWC to arrive at a range of present values for those cash flows and terminal values.

The discounted cash flow analysis also involves complex considerations and judgments concerning terminal year EBITDA multiples and discount rates. While tax attributes were not included in the Financial Projections and, thus, were not reflected in the consolidated enterprise value of the cable operations of Pro Forma TWC derived from the discounted cash flow analysis, the M&A Advisors also factored in an estimated value of the projected tax attributes provided by TWC management in order to calculate the equity value of Pro Forma TWC based on the discounted cash flow analysis.

C.            ESTIMATED EQUITY VALUE OF PRO FORMA TWC

In connection with the M&A Advisors’ analysis, with the Company’s consent, the M&A Advisors did not assume any responsibility for independent verification of any of the information provided to the M&A Advisors, publicly available to the M&A Advisors or otherwise reviewed by the M&A Advisors, and the M&A Advisors relied, with the Company’s consent, on such information being complete and accurate in all material respects. The M&A Advisors further assumed, at the Company’s direction, that the Financial Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments (including regarding projected synergies and tax attributes) of the Company’s and TWC’s senior management as to the future performance of Pro Forma TWC.

In addition, with the Company’s consent, the M&A Advisors did not assume any responsibility for independently evaluating the achievability of the Financial Projections or the reasonableness of the assumptions upon which they were based, did not conduct a physical inspection of the properties, facilities and products of TWC, the Company or Comcast, and did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TWC, the Company and Comcast. The M&A Advisors also assumed, with the Company’s consent, the following (as to which the M&A Advisors made no representation):

•                  Pro Forma TWC will achieve the Financial Projections;

•                  the Sale Transaction is consummated in all material respects as contemplated by the Purchase Agreements, the Redemptions are consummated in all material respects as contemplated by the Redemption Agreements and the ATC Contribution is consummated in all material respects as contemplated by the ATC Contribution Agreement;

•                  Pro Forma TWC’s capitalization will be as set forth in the Financial Projections;

•                  the projected tax attributes of Pro Forma TWC shall be as provided to the M&A Advisors by TWC’s management;

•                  Pro Forma TWC will be able to obtain all future financings on the terms and at the times necessary to achieve the Financial Projections;

•                  Pro Forma TWC will not engage in any material asset sales or other strategic transactions, and no material asset sales or strategic transactions are required to meet Pro Forma TWC’s ongoing cash requirements or to achieve the Financial Projections;

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•                  all governmental, regulatory or other consents and approvals necessary for the consummation of the Sale Transaction and the TWC/Comcast Transactions will be obtained without any material adverse effect on Pro Forma TWC;

•                  there will not be any material change, from the date of valuation, in the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of Pro Forma TWC other than as reflected in the Financial Projections; and

•                  there will not be any material change, from the date of valuation, in economic, market, financial and other conditions.

Based on the M&A Advisors’ estimated equity value of Pro Forma TWC, the Company asked the M&A Advisors to calculate an estimated equity value for 16% of Pro Forma TWC. For the purposes of preparing an estimated equity value for 16% of Pro Forma TWC, the M&A Advisors assumed, with the Company’s consent, (i) no premium or discount for the minority position represented by the 16% interest or the inferior per share voting rights of the TWC Class A Common Stock relative to the TWC Class B Common Stock and (ii) that 16% of the equity securities of Pro Forma TWC would be issued to the Debtors’ constituents pursuant to the TW Adelphia Acquisition, notwithstanding that such equity interest is subject to dilution due to the TWC Equity Securities Exceptions.

Based upon the review and analyses described in this section and subject to the assumptions, limitations and qualifications described herein, at a meeting of the Board held on April 10, 2006, the M&A Advisors advised the Board that the M&A Advisors’ view was that the midpoint of the range of estimated equity values for 16% of Pro Forma TWC would be $4.25 billion as of March 17, 2006. This midpoint represents an approximately 14% decrease from the midpoint of the range of estimated equity values for 16% of Pro Forma TWC as of April 5, 2005, which was arrived at and provided to the Company by the M&A Advisors on April 12, 2005 at the request of the Company for purposes of the TW Purchase Agreement and the Disclosure Statement.

The range of estimated equity values of Pro Forma TWC was necessarily based on economic, market, financial and other conditions as they existed on, and on the information available to the M&A Advisors as of, the date of the respective analyses. Although developments subsequent to the analyses may have affected or may affect the M&A Advisors’ analyses and views, the M&A Advisors did not and do not have any obligation to update, revise or reaffirm their estimate.

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VI. ADDITIONAL RISK FACTORS

Important Risks to Be Considered

Before voting to accept or reject the Plan, holders of Claims against and Equity Interests in the Debtors should read and consider carefully the following risk factors and the other information in this Disclosure Statement Supplement, the risk factors in the Disclosure Statement and the other information in this Disclosure Statement Supplement, the Disclosure Statement, the Plan and the other documents delivered with or incorporated by reference in this Disclosure Statement Supplement, the Disclosure Statement and the Plan. These risk factors and those described in the Disclosure Statement should not, however, be regarded as constituting the only risks involved in connection with the Plan, its implementation or TWC’s business and operations following the Effective Date.

If the Plan is not confirmed by the Bankruptcy Court, the Sale Transaction may not close prior to the Outside Date.

If the Plan is not confirmed by the Bankruptcy Court, the Debtors may need to resolicit approval of an amended Plan from the holders of Claims and Equity Interests. The delay associated with any such resolicitation may cause the Sale Transaction Closing not to occur by the Outside Date of July 31, 2006 (or January 31, 2007, if the closing under the Comcast Purchase Agreement has not occurred as a result of the failure to obtain certain regulatory approvals), which would result in TW NY and Comcast having the right to terminate their respective Purchase Agreement. The Debtors believe that the value to the Debtors from the Sale Transaction materially exceeds the value of the reorganized Debtors on a stand-alone basis. If TW NY and Comcast have the right to terminate the applicable Purchase Agreement, TW NY and Comcast may be unwilling to consummate the Sale Transaction at all, or at the current purchase price, in which case the Debtors will not realize such excess value.

If an appeal is taken from the confirmation order, the closing conditions to the Sale Transaction may not be satisfied.

It is a condition to the consummation of the Sale Transaction that the confirmation order will be a Final Order (as defined in the Purchase Agreements) that is in full force and effect. In the event the Plan is confirmed and a material appeal is filed, it is unlikely that such appeal would be resolved by the Outside Date of July 31, 2006, which may cause the failure of such condition.

The resolution of the Inter-Creditor Dispute may materially adversely affect the distributions to holders of Claims in the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, the Olympus Parent Debtor Group and the Holding Company Debtor Group and in other Debtor Groups.

A substantial portion of the Plan Consideration will be placed in the Inter-Creditor Dispute Holdback pending the Inter-Creditor Dispute Resolution. The recovery of the holders of Claims against the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, the Olympus Parent Debtor Group and the Holding Company Debtor Group will vary materially based on the Inter-Creditor Dispute Resolution and the resulting portion of the Inter-Creditor Dispute Holdback allocable to the respective Debtor Groups.

In addition, to the extent certain elements of the Inter-Creditor Dispute are litigated, the substantive resolution of certain elements of the Inter-Creditor Dispute (such as the treatment of Intercompany Claims) may materially affect the valuation of other Debtor Groups and the recoveries to the holders of Claims against and Equity Interests in such other Debtor Groups. For example, if certain valuation methods proposed in the Dispute Resolution Process

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were adopted, it is possible that the Century-TCI Debtor Group would not have sufficient Plan Consideration to pay in full all of the Claims against it on the Effective Date. Similarly depending on the outcome of various aspects of the Inter-Creditor Dispute, including the allocation of costs (including taxes) among the Debtor Groups, it is possible that the ACC Ops Debtor Group, the CCHC Debtor Group, the Funding Company Debtor Group and the Ft. Myers Debtor Group would not have sufficient Plan Consideration to pay in full all of the Claims against them on the Effective Date. Determinations made in the second hearing with respect to the Resolution Process, coupled with other elements of the Inter-Creditor Dispute could also affect other Debtor Groups. If judicial determinations constituting part of the Inter-Creditor Dispute Resolution prior to the Effective Date materially and adversely affect the recovery to holders of Claims in Debtor Groups not subject to the Inter-Creditor Dispute Holdback, if time permits given the Outside Date, the Debtors intend to amend the Plan to reflect such determinations and to resolicit acceptances of the Plan from the holders of Claims in such Debtor Groups, and if after the Confirmation Date, to seek confirmation of the Plan as so amended by the Bankruptcy Court.

If judicial determinations constituting part of the Inter-Creditor Dispute Resolution subsequent to the Effective Date materially and adversely affect the recovery to holders of Claims in Debtor Groups not subject to the Inter-Creditor Dispute Holdback, the Plan confines the economic effects of the inability to reduce the distributions to other Debtor Groups to the Holding Company Debtor Group. Thus, holders of Claims against and Equity Interests in the Holding Company Debtor Group may receive less than they would have received had such determination occurred prior to the Effective Date.

The Debtors may not be able to fund the Inter-Creditor Dispute Holdback in full solely with Plan Consideration on the Effective Date.

In the absence of the acceptance of all of the Potential Settlements, the Plan is predicated on the funding of the Inter-Creditor Dispute Holdback in an amount equal to the Inter-Creditor Holdback Amount on the Effective Date. It is possible (and certain in the event that the Debtors are unable to sell the MCE Systems as of the Effective Date) that the Debtors will not have adequate Plan Consideration to fully fund the Inter-Creditor Holdback Amount solely with Plan Consideration, in which event, the Debtors may to seek an order of the Bankruptcy Court that other property, such as the right to receive Delayed Consideration pursuant to Section 9.03(b) of the Plan, would provide funding of the Inter-Creditor Dispute Holdback with property with a Deemed Value equal to the Inter-Creditor Holdback Amount. In that circumstance, it is possible that if sufficient Delayed Consideration were not ultimately received that holders of Claims against and Equity Interests in Debtor Groups subject to the Inter-Creditor Dispute Holdback would not receive the same distribution to which they would otherwise be entitled to were the Inter-Creditor Dispute Holdback fully funded with Plan Consideration on the Effective Date. If the Bankruptcy Court were to not approve the funding of the Inter-Creditor Dispute Holdback with property other than Plan Consideration, then it is possible that the Debtors would not be able to obtain confirmation of the Plan without further amendment.

Over time the risk that the value of the TWC Class A Common Stock will be different from the Deemed Value determined by the Bankruptcy Court will increase.

The Plan provides that all distributions of TWC Class A Common Stock will be based on the Deemed Value determined by the Bankruptcy Court in connection with the Confirmation Hearing and not based on market value or other measures of value. The Plan also provides for substantial escrows, reserves and holdbacks, some of which will be funded with TWC Class A Common Stock. To the extent that the distribution of the TWC Class A Common Stock from such escrows, reserves or holdbacks is delayed, the party entitled to such distribution will bear the risk that the value of the TWC Class A Common Stock will diverge from the Deemed Value, and such risk is likely to increase over time for, among other reasons, those set forth in Section XI.D. of the Disclosure Statement, titled “Risk Factors Relating to the Value of TWC Class A Common Stock.”

The Creditors’ Committee Motion seeks to hold back distributions to holders of Bank Claims even if the Bank Lenders vote to accept the Plan.

Even though the Plan provides that distributions to holders of Bank Claims will be held back only if (i) their respective Class of Bank Claims votes to reject the Plan and (ii) the Creditors’ Committee Motion is granted pursuant to an order entered no later than 5 business days prior to the entry of the Confirmation Order, the Creditors’ Committee Motion seeks to hold back distributions to holders of Bank Claims even if their respective Class of Bank

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Claims votes to accept the Plan. If the Creditors’ Committee Motion is granted prior to the Effective Date, the Plan provides that the affected holders of Bank Claims shall have 5 business days to change their votes from accept to reject. If the Plan remains accepted as to them, all distributions to such Classes will be held in a segregated, interest bearing account pending resolution of the Continuing Bank Actions or further order of the Bankruptcy Court.

The Creditors’ Committee and certain holders of Bank Claims have made conflicting assertions that the provisions of the Plan relating to distributions with respect to Bank Claims make the Plan unconfirmable.

On April 26, 2006, the Creditors’ Committee filed the Creditors’ Committee Motion. The Creditors’ Committee Motion seeks an order requiring the Debtors to hold back and reserve all distributions under the Plan to holders of Bank Claims pending resolution of the Continuing Bank Actions. The primary legal bases asserted by the Creditors’ Committee in the Creditors’ Committee Motion are that (i) until the Continuing Bank Actions are resolved, the Bank Claims are Disputed Claims and Disputed Claims of any type are not entitled to receive any distributions unless and until they are Allowed, and (ii) because the Bank Lender Avoidance Complaint alleges, among other things, that the holders of Bank Claims received avoidable transfers, until such alleged avoidable transfers are returned the Debtors’ estates, all Claims of holders of Bank Claims are disallowed, and may not receive distributions, pursuant to the mandate of section 502(d) of the Bankruptcy Code. The Creditors’ Committee accordingly contends that the Plan would be unconfirmable if the Plan did provide for payments to holders of Bank Claims prior to the resolution of the Continuing Bank Litigation.

Certain holders of Bank Claims contend that Plan provisions that contemplate that distributions to a Class of Bank Claims may be paid to a escrow account if the Creditors’ Committee Motion is granted violate the provisions of section 1129(a)(7) (among other Bankruptcy Code provisions) with respect to any dissenting holder inasmuch as the Plan fails to provide for Post-Effective Date interest on the escrow account at the applicable contract rate (including default rate) for Bank Claims. According to such holders, reserving for such Post-Effective Date interest would require the Debtors to fund additional amounts in the escrow account in excess of $400 million per year until distribution is made on the Bank Claims (which may not occur for several years, assuming distribution from the escrow account is conditioned on the resolution of the Continuing Bank Actions). This amount is in excess of the anticipated earnings on the escrow account. In the event that the Bank Lenders prevail in their argument, the Debtors would have to fund into the escrow account the differential between the interest accruing on the Bank Claims and the anticipated earnings on the escrow account, which funding would reduce the consideration available for distribution to other creditors. In addition, if the Plan is not accepted by the holders of such Bank Claims, the Debtors may not have funds sufficient to fund such differential, and as a result, there is a risk that the escrow provisions of the Plan as they relate to the Bank Claims would render the Plan unconfirmable.

The Creditors’ Committee disagrees with the assertions of certain holders of Bank Claims that section 1129(a)(7) of the Bankruptcy Code would require the payment of contract rates of interest (including default rates) on the reserved sums running from the Effective Date to holders of Bank Claims in the event such Claims are ultimately allowed, because section 1129(a)(7) compares the distributions to be made to creditors in an impaired class under a chapter 11 plan against distributions that would be made in a hypothetical chapter 7 liquidation as of the effective date of the plan, not as of some later date on which a Disputed Claim becomes an Allowed Claim. The Creditors’ Committee contends that neither section 1129(a)(7) nor any other applicable authority entitles holders of Bank Claims to receive interest at contract rates after the occurrence of the Effective Date.

If any of the Potential Settlements are not accepted by all Classes entitled to vote on such settlements, the Debtors may not be able to “cram down” the settlement or settlements on rejecting Classes.

The Debtors currently do not have the authority to “cram down” any of the Potential Settlements over the rejecting votes of Classes of Claims of key participants in the Resolution Process. Further, the Bankruptcy Court has indicated that absent “extraordinary” circumstances, it is highly unlikely that the Bankruptcy Court would authorize the Debtors to “cram down” any of the Potential Settlements on key participants in the Resolution Process. Absent such authority, the Debtors will not be able to cram down the Potential Settlements and would be required to prosecute the Plan with the Inter-Creditor Dispute Holdback in order to achieve confirmation.

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The provisions relating to the effect of the Existing Securities Laws Claims on the calculation of post-petition interest may not be upheld by the Bankruptcy Court

The Plan has been clarified to provide that (i) if a Potential Settlement constitutes an Inter-Creditor Dispute Resolution, then the Existing Securities Law Claim in the relevant Debtor Group will be subordinated to principal and post-petition interest from the Commencement Date to the Effective Date on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class); and (ii) in all other cases, except as otherwise ordered by the Bankruptcy Court, the Existing Securities Laws Claims are included in the calculation of determining Debtor Group solvency for purposes of determining the accrual of post-petition interest on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class). As a result, in a case where a Potential Settlement is not applicable, if the Debtor Group is insolvent by virtue of the existence of the Existing Securities Law Claims, no post-petition interest will accrue on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class) and the Existing Securities Law Claims will be paid prior to post-petition interest on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class); however, if the Debtor Group is solvent after giving effect to the Existing Securities Law Claims, then post-petition interest will accrue on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class), and the Existing Securities Law Claims will effectively be subordinated to such interest. It is possible that the Bankruptcy Court could determine that such treatment is not appropriate, in which case, holders of Existing Securities Law Claims would be subordinated to the payment of principal plus post-petition interest to the Effective Date on the Class of Claims of the underlying securities (and all other classes of Claims pari passu with such Class).

The provisions relating to the calculation of post-petition interest in connection with Contingent Value Vehicle Interests may not be upheld by the Bankruptcy Court

The Plan provides that except as otherwise ordered by the Bankruptcy Court, the liquidation preference granted to holders of Contingent Value Vehicle Interest includes interest from the Commencement Date to the Effective Date without reference to the applicable Debtor Group’s solvency. This has the effect of potentially diluting the recovery to holders of Claims whose Claims accrue interest at lower rates and may have the effect of further subordinating the recovery of Existing Securities Law Claims or other subordinated claimants. The Bankruptcy Court, thus, may determine that such post-petition interest should not be included until all Claims (including subordinated Claims) are paid in full.

The Debtors may not be able to confirm the Plan in the event there is no accepting Class of impaired Creditors.

In the event that one or more Classes of Claims or Equity Interests does not accept the Plan, then the Debtors may seek to “cram down” the Plan pursuant to section 1129(b) of the Bankruptcy Code. See Section V.C.3. of the Disclosure Statement. In the event that there is no accepting Class of impaired Creditors, the Debtors may not be able to confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code; in such event, the Debtors may, among other things, seek to exclude any applicable Debtor or Debtor Group from the Plan.

There can be no assurance that the Debtors will be able to successfully exclude one or more Debtors or Debtor Groups from the Plan and still be able to confirm the Plan with respect to the remaining Debtors and Debtor Groups and close the Sale Transaction. For example, creditors of a Debtor or Debtor Group excluded from the Plan may argue that the reserve established with respect to the excluded Debtor or Debtor Group include post-petition interest for a period of several years, corresponding to the likely termination of all litigation. Also, the Plan provides that to the extent required by the Bankruptcy Court in connection with the Confirmation Hearing, the Distribution Reserve will be increased by Plan Consideration with a Deemed Value equal to a reasonable reserve for any taxes payable as a result of the exclusion of a Debtor or Debtor Group. Due to, among other things, the state of the Debtors’ tax records and the need to refile over 3,000 federal and state tax returns, the Debtors are unable to produce such an estimate. However, the Debtors believe that creditors of an excluded Debtor or Debtor Group could reasonably argue that such taxes could be material and that a substantial reserve is required. If creditors of an excluded Debtor or Debtor Groups were to be successful in such arguments, it is possible that the Debtors would not have sufficient Plan Consideration to fund the exclusion of such Debtors or Debtor Group, which may prevent the Debtors from obtaining confirmation of the Plan. In the event the Debtors are unable confirm the Plan by excluding such Debtor

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or Debtor Group from the Plan, TW NY and Comcast may have the right to terminate their respective Purchase Agreements and, in certain circumstances, receive the termination fee.

In the event that Debtors or Debtor Groups are excluded from the Plan, such Debtors or Debtor Groups would remain in Chapter 11 and there can be no assurance as to whether or when any recovery would be received by their Creditors.

In the event that one or more Debtors or Debtor Groups are excluded from the Plan, such Debtors or Debtor Groups would remain in Chapter 11 and their principal assets would include Claims against and/or Equity Interests in the remaining Debtors, which would be converted into the right to receive certain distributions from reserves to be established pursuant to the Plan based on the outcome of the Inter-Creditor Dispute. As such entities would remain in bankruptcy, they would continue to have all of the expenses of being a debtor in a chapter 11 case, and there can be no assurance as to whether, when, or on what terms a plan of reorganization of such Debtors would be confirmed and consummated.

Eliminating the Rejecting Debtor Groups from participation in the Plan may give rise to material additional tax liabilities, which may reduce or eliminate, the reserve set aside for the Rejecting Debtor Groups or reduce or eliminate the distribution to the Holding Company Debtor Group.

The tax consequences of eliminating the Rejecting Debtor Groups from participation in the Plan are complex and uncertain. In part, such consequences will depend on the amount and location of tax attributes of the Debtors, and whether the Plan Administrator acts to separate the Rejecting Debtor Groups from the existing consolidated or combined income tax return filing groups that include the Debtors.

If the Rejecting Debtor Groups are not separated from the existing consolidated or combined income tax return filing groups that include the Debtors, the tax basis of the assets held by and other tax attributes of the Rejecting Debtor Groups at the end of the taxable year may be subject to reduction, although the Debtors cannot currently predict the extent, if any, of such reduction due to current uncertainty as to the amount and location of the tax attributes of the Debtors. As a result of that reduction the Rejecting Debtor Groups may recognize additional income or gain when the assets of the Rejecting Debtor Groups are disposed of or there is otherwise a recognition event in respect of those assets. Additionally, the issuance of new common equity to the Parent Debtor Group of the Rejecting Debtor Group pursuant to the Plan may cause the Rejecting Debtor Group to recognize additional income. The corporate entities of the Debtors and the Rejecting Debtor Groups will be jointly and severally liable for income tax liabilities attributable to such income or gain.

If the Rejecting Debtor Groups are separated from the existing consolidated or combined income tax return filing groups that include the Debtors, the separation may be accomplished by transferring the equity interests of the Rejecting Debtor Groups to their creditors or a trust for the benefit of those creditors. The income tax treatment of such a transfer is uncertain, and could result in the recognition of income or gain to the Debtors, the Rejecting Debtor Groups and their creditors. Also, any intercompany payables or receivables to which such Rejecting Debtor Groups are parties that are treated as indebtedness under general principles of income tax law may be treated for income tax purposes as being satisfied at their fair market value before the separation and reissued immediately after at fair market value. As a result, the Debtors and/or the Rejecting Debtor Groups may recognize additional cancellation of indebtedness income and/or income or gain if those intercompany obligations are subsequently satisfied for a different amount. Additionally, the issuance of new common equity to the Parent Debtor Group of the Rejecting Debtor Group pursuant to the Plan may cause the Rejecting Debtor Group to recognize additional income. The Debtors are currently unable to predict whether any corporate members of the Rejecting Debtor Groups would benefit, during taxable periods following the separation, from the tax losses and any other tax attributes that are attributable to the period the Rejecting Debtor Groups were members of the consolidated or combined income tax return filing groups that include the Debtors.

Due to the uncertainties concerning the tax consequences of the elimination of the Rejecting Debtor Groups, and the current lack of information regarding the amount and location of the tax attributes of the Debtors, the Debtors are not able to predict the amount or timing of the additional tax liabilities to the Debtors, Rejecting Debtor Groups and their creditors resulting from any such elimination. The amount of such liabilities may be material. The

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Plan provides that to the extent required by the Bankruptcy Court in connection with the Confirmation Hearing, the Distribution Reserve will be increased by Plan Consideration with a Deemed Value equal to a reasonable reserve for any taxes payable as a result of the exclusion of a Debtor or Debtor Group. Such reserves could materially reduce or eliminate the distributions to the Holding Company Debtor Group or result in insufficient Plan Consideration being available to permit confirmation of the Plan. To the extent any reserves are insufficient to fund the ultimate tax liability, the distributions to the Creditors of the Rejecting Debtor Group could be materially reduced.

The use of funds in the Sellers Escrow Account as a credit to the CCC Other Unsecured Distribution Reserve may result in the holders of the CCC Other Unsecured Claims receiving less than payment in full.

The Plan provides that a portion of the funds held in the Sellers Escrow Account for the benefit of the Debtors in excess of the reasonably expected claims against such funds will be credited against the CCC Other Unsecured Distribution Reserve. In the event that (x) the claims against the Sellers Escrow Account are greater than anticipated by the Debtors, (y) the Disputed CCC Other Unsecured Claims, which the Debtors believe are largely duplicative of the Claims against the Sellers Escrow Account, are Allowed in amounts greater than the funds otherwise included in the CCC Other Unsecured Distribution Reserve, and (z) the “Clawback” mechanism of Section 9.03(d) of the Plan is not sufficient to regain any Deficiency in the CCC Other Unsecured Distribution Reserve, then the holders of Allowed CCC Other Unsecured Distribution Reserve would receive less than if funds held in the Sellers Escrow Account were not credited against the CCC Other Unsecured Distribution Reserve.

Holders of Claims and Equity Interests may receive Plan Consideration, in whole or in part, in the form of shares of TWC Class A Common Stock, and the value of such Plan Consideration may decrease due to fluctuations in the price of the TWC Class A Common Stock.

Although the value of TWC Class A Common Stock has been estimated using commonly accepted valuation methodologies for purposes of estimated recoveries set forth in this Disclosure Statement Supplement, the Bankruptcy Court will determine the Deemed Value of the TWC Class A Common Stock for purposes of the Plan. This court-determined Deemed Value may be materially higher or lower than the estimated value set forth in this Disclosure Statement Supplement. In addition, neither the estimated value nor the court-determined Deemed Value is intended to represent the trading values of TWC Class A Common Stock in public or private markets, and these trading values may be materially higher or lower.

As described in Section V, titled “Updated Valuation of TWC Equity,” this valuation analysis is based on numerous assumptions (the realization of many of which is beyond the control of the Company and TWC), including TWC’s ability to meet the Financial Projections reviewed by the M&A Advisors. In addition, there has been significant volatility in the market price and trading volume of equity securities, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of TWC Class A Common Stock. You may not be able to resell shares of TWC Class A Common Stock at or above the estimated value of such shares under the Plan due to fluctuations in the market price of TWC Class A Common Stock caused by changes in TWC’s operating performance or prospects and other factors.

Certain events that occurred after the filing of the Disclosure Statement may have affected the accuracy of the projections and pro forma financial statements included in the Disclosure Statement, but such projections and pro forma financial statements have not been updated.

The projections contained in the Disclosure Statement assume that the closings of both the Sale Transaction and the TWC/Comcast Transactions will occur on January 1, 2006. The balance sheet, statement of operations and cash flows for the fiscal years 2006 and 2007 may differ substantially from those contained in the projections as a result of TWC not owning the Adelphia Acquired Systems from January 1, 2006. The benefits resulting from such transactions, including clustering efficiencies and cost savings as reflected in the projections, will not fully be reflected in the fiscal years 2006 and 2007 as set forth in the projections. Such benefits are expected to be achieved in the first 24 months following the closing of such transactions; however, there can be no assurance that they will be achieved as projected.

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Holders of interests in the Contingent Value Vehicle or the Puerto Rico Liquidating Trust may be subject to tax in advance of the receipt of distributions from such entities.

Absent definitive administrative or judicial guidance to the contrary, the Debtors, the Contingent Value Vehicle Trustee and the trustee of the Puerto Rico Liquidating Trust will treat the Contingent Value Vehicle and the Puerto Rico Liquidating Trust (the “Liquidating Trusts”) as grantor trusts for federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes. If such treatment is respected, the Liquidating Trusts will not be subject to income tax. Furthermore, a holder of a Claim or Equity Interest receiving an interest in a Liquidating Trust may be required to include in income an amount attributable to such holder’s pro rata share of the assets transferred to the Liquidating Trust even if such holder receives no distributions therefrom. Instead, interest holders will be taxed on their allocable shares of income and gain of the Liquidating Trusts for a taxable year as its grantors and deemed owners. Such taxes may be material, and will be incurred whether or not the Liquidating Trusts make distributions to their interest holders.

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VII. CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors and certain holders of Claims and Equity Interests, in addition to such consequences described in the Disclosure Statement. This discussion is subject to the same assumptions, qualifications, limitations and recommendations as that in the Disclosure Statement.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT:  (1) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (2) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE SOLICITATION OF VOTES IN FAVOR OF THE PLAN; AND (3) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

1.              Liabilities With Respect to a Rejecting or Direct Subsidiary Debtor Group

The tax consequences of eliminating the Rejecting Debtor Groups from participation in the Plan are complex and uncertain. In part, such consequences will depend on the amount and location of tax attributes of the Debtors, and whether the Plan Administrator acts to separate the Rejecting Debtor Groups from the existing consolidated or combined income tax return filing groups that include the Debtors. The Plan provides that to the extent required by the Bankruptcy Court in connection with the Confirmation Hearing, the Distribution Reserve will be increased by Plan Consideration with a Deemed Value equal to a reasonable reserve for any taxes payable as a result of the exclusion of a Debtor or Debtor Group. In the absence of such requirement or if any reserves prove to be inadequate, Rejecting Debtor Groups must fund any additional tax liabilities that result from the elimination of the Rejecting Debtor Groups from the Plan.

The Debtors will be jointly and severally liable for federal income tax liabilities of a Rejecting Debtor Group and for state and local income tax liabilities of a Rejecting Debtor Group in each state where a Debtor is the common parent of a combined state income tax return filing group that includes the Rejecting Debtor Group (except to the extent such liabilities arises after such group is deconsolidated from or no longer combined with the Debtors). Therefore, a reduction of tax attributes (including tax basis in any rights to receive distributions, intercompany claims and litigation claims) of a Rejecting Debtor Group, as described below, may result in material additional income tax liabilities to the Debtors and/or the Rejecting Debtor Group if the Rejecting Debtor Group is not separated from the existing consolidated or combined income tax return filing groups that include the Debtors.

The Plan Administrator may transfer the equity interest of any Rejecting Debtor Group to an entity which is not consolidated or combined with the Debtors or may otherwise cause a Rejecting Debtor Group to be deconsolidated from or no longer combined with the Debtors for income tax purposes. Such deconsolidation may result in material additional income tax liabilities to the Debtors, the Rejecting Debtor Group and its claimholders. Also, any intercompany payables or receivables to which such Rejecting Debtor Groups are parties that are treated as indebtedness under general principles of income tax law may be treated for income tax purposes as being satisfied at their fair market value before the separation and reissued immediately after at fair market value. As a result, the Debtors and/or the Rejecting Debtor Groups may recognize additional cancellation of indebtedness income and/or income or gain if those intercompany obligations are subsequently satisfied for a different amount. The Debtors are unable to predict whether any corporate members of the Rejecting Debtor Groups would benefit, during taxable periods following the separation, from the tax losses and any other tax attributes that are attributable to the period the Rejecting Debtor Groups were members of the consolidated or combined income tax return filing groups that include the Debtors.

The issuance of new common equity by a Direct Subsidiary Debtor Group to the Parent Debtor Group of the Rejecting Debtor Group under the Plan may be treated as a taxable transaction. This transaction may result in additional tax liabilities to the Debtors and/or the Rejecting Debtor Group.

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2.              Reserves with Respect to a Direct Subsidiary Debtor Group

The Debtors (1) intend to treat any Distribution Reserve created with respect to the Equity Interests in a Direct Subsidiary Debtor Group as a disputed ownership fund for federal income tax purposes taxable in accordance with Treasury Regulations Section 1.468B-9, and (2) to the extent permitted by applicable law, to report consistently for state and local income tax purposes. If such treatment is not available with respect to any such reserve under applicable law, then for federal income tax purposes the Debtors intend to treat such reserve as a trust subject to a separate entity tax. For federal income tax purposes, the Debtors intend to treat the Plan Consideration transferred to such reserve in connection with the Sale Transaction as received by the Debtors from TW NY and Comcast pursuant to the Sale Transaction and then transferred by the Debtors to such reserve. The Plan requires all holders of Allowed Claims and Equity Interests, the Distribution Company and the Plan Administrator to follow this treatment of such reserve. Accordingly, the Distribution Company and the Plan Administrator intend to report as subject to a separate entity level tax any amounts earned by such reserve. The Plan requires all holders of Allowed Claims and Equity Interests (in their capacities as such) to follow such treatment of the Distribution Reserves.

There can be no assurance that the IRS will agree with the classification of any Distribution Reserve created with respect to the Equity Interests in a Direct Subsidiary Debtor Group as a disputed ownership fund or a trust subject to a separate entity tax and a different classification could result in a different income tax treatment of such reserve, the Debtors, the Rejecting Debtor Group, and persons entitled to distributions from such reserve. For example, if such reserve were treated as a grantor trust for income tax purposes and the Rejecting Debtor Group as its grantor and deemed owner, the Plan Consideration held in such reserve may be subject to basis reduction, as discussed below, and may result in material additional income tax liabilities to the Debtors and/or the Rejecting Debtor Group.

Distributions from any Distribution Reserve created with respect to the Equity Interests in a Direct Subsidiary Debtor Group (other than amounts attributable to earnings) should be taxable to the recipients in accordance with the principles discussed in the Disclosure Statement under “Certain Federal Income Tax Consequences of The Plan —  Consequences To Holders of Certain Claims and Equity Interests — Distributions in Discharge of Claims and Equity Interests.”

In light of the foregoing, each holder entitled to distributions from any Distributions Reserve created with respect to the Equity Interests in a Direct Subsidiary Debtor Group is urged to consult its tax advisors regarding the potential tax treatment of such reserve, distributions therefrom, and any tax consequences to such holder relating thereto.

3.              Cancellation of Debt

After the end of the taxable year of the Adelphia Group in which the discharge of the Claims pursuant to the Plan occurs, a Rejecting Debtor Group may (i) remain member of the Adelphia Group for purposes of filing consolidated federal and combined state and local income tax returns, and (ii) own non-cash assets (such as rights to receive distributions from a reserve, intercompany claims or third-party litigation claims). The basis in the stock of the Rejecting Debtor Group, the assets owned by such group, and its NOLs may be subject to attribute reduction in accordance with the principles discussed in the Disclosure Statement under “Certain Federal Income Tax Consequences of The Plan —  Consequences To The Debtors — Cancellation of Debt” as a result of the discharge of Claims against the Debtors pursuant to the Plan. The Rejecting Debtor Group may be subject to additional attribute reduction as a result of a subsequent discharge of claims against such group. The Debtors and/or the Rejecting Debtor Group may be subject to material additional income tax liabilities attributable to attribute reduction.

4.              Limitations on NOL Carryforwards and Other Tax Attributes

Following the implementation of the Plan, any NOLs and, possibly, certain other tax attributes of the Reorganized Debtors and any Rejecting Debtor Group allocable to periods prior to the Effective Date (collectively, “pre-change losses”) remaining after the attribute reduction attributable to COD income may be limited under section 382 of the Tax Code as a result of the change in ownership of the Reorganized Debtors and any Rejecting Debtor Group. Under section 382, if a corporation undergoes an “ownership change” and the corporation does not qualify for (or elects out of) a special bankruptcy exception, the amount of its pre-change losses that may be utilized to offset future taxable income is subject to an annual limitation. The cancellation of the Equity Interests in ACC pursuant to the Plan may constitute an ownership change of the Reorganized Debtors and any Rejecting Debtor

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Group. Furthermore, any separation of a Rejecting Debtor Group from the existing consolidated or combined income tax return filing groups that include the Debtors would constitute an ownership change of the Rejecting Debtor Group. The Debtors anticipate that the use of any pre-change losses by the Reorganized Debtors and any Rejecting Debtor Group may be subject to the annual limitation following the implementation of the Plan.

5.              Contingent Value Vehicle and the Puerto Rico Liquidating Trust

Absent definitive administrative or judicial guidance to the contrary, the Debtors, the Contingent Value Vehicle Trustee and the trustee of the Puerto Rico Liquidating Trust will treat the Liquidating Trusts as grantor trusts for federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes. If such treatment is respected, the Liquidating Trusts will not be subject to income tax. Instead, their interest holders will be taxed on their allocable shares of income and gain of the Liquidating Trusts for a taxable year as its grantors and deemed owners, whether or not they received any distributions from the Liquidating Trusts in such taxable year. Under the Plan, the interest holders of the Liquidating Trusts are required to follow the treatment described in this paragraph for federal income tax purposes. There can be no assurance that the IRS will agree with the classification of a Liquidating Trust as a grantor trust for federal income tax purposes and a different classification of a Liquidating Trust could result in its being subject to income taxes and in a different income tax treatment of its interest holders. If a Liquidating Trust is classified as a partnership for federal income tax purposes and its interest are freely transferable, the trust may be subject to corporate income tax under the publicly traded partnership rules of the Tax Code.

The Debtors will provide the valuations of the assets transferred to the Liquidating Trusts to the interest holders. Under the Plan, such holders are required to report the value of such assets consistently with the valuations provided by the Debtors for federal income tax purposes and, to the extent permitted by applicable law, for state and local income tax purposes. There can be no assurance that the IRS will agree with the valuations provided by the Debtors and a different valuations of the assets transferred to a Liquidating Trust could result in their interest holders being subject to additional income taxes.

Each Liquidating Trust shall be dissolved upon the earlier of the distribution of all assets to its interest holders or 5 years from the Effective Date, except that the Bankruptcy Court may approve an extension for a finite term within 6 month of the beginning of the extended term if such extension is necessary based on its particular facts and circumstances.

The foregoing summary has been provided for informational purposes only. All holders of Claims and Equity Interests are urged to consult their tax advisors concerning the federal, state, local and other tax consequences applicable under the Plan.

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VIII. CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims and Equity Interests. Other alternatives could involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of Impaired Claims and Equity Interests entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received by the Voting Agent no later than 4:00 p.m. (prevailing New York time) on June 5, 2006 (or, in the case of beneficial holders who hold their securities through intermediaries, please provide voting instructions to such intermediaries by May 31, 2006 at 4:00 p.m. or such other date as specified by the intermediaries).

Dated:	New York, New York
April 28, 2006

ADELPHIA COMMUNICATIONS CORPORATION,
a Delaware corporation
(for itself and on behalf of each of the Debtors)

		By:	/s/Vanessa A. Wittman
			Name:	Vanessa A. Wittman
			Title:	Executive Vice President and
Chief Financial Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue
New York, NY 10019
(212) 728-8000

Attorneys for Debtors and Debtors in Possession

DSS-111

APPENDIX A

INDEX OF DEFINED TERMS

ACC	iii
Adelphia GP Holdings Debtor Group	DSS-15
Adelphia-Rigas Settlement Agreement	DSS-11
Affiliated Bar Date Orders	DSS-4
Affiliated Bar Dates	DSS-4
Allen	DSS-38
Arahova Decision	DSS-28
Arahova Makeup Amount	DSS-28
Assurance Dispute	DSS-22
Bank Petitions	DSS-12
Bankruptcy Code	iii
Bankruptcy Court	i
Bankruptcy Rules	DSS-3
Bar Date	DSS-4
Bar Date Orders	DSS-5
Bucktail	DSS-11
CAV	DSS-98
Century/ML Cable Venture	vi
Comcast	iii
Company	vi
Company/Comcast Methodology	vi
Confirmation Discovery Order	DSS-3
Confirmation Hearing	DSS-1
Contrary Order	DSS-21
Contribution	DSS-10
Coudersport	DSS-11
Creditors’ Committee Motion	DSS-21
Debtors	iii
DIP Orders	DSS-9
Disclosure Statement Supplement	i
Distributed Debtor Groups	DSS-27
District Court	DSS-12
DOJ	DSS-10
Exchange Act	vii
Financial Projections	DSS-96
Forfeited Property	DSS-11
Forfeiture Date	DSS-13
Ft. Myers	DSS-17
Ft. Myers Subsidiary Debtor Group	DSS-15
Government Settlement Agreement	DSS-10
Government Settlement Order	DSS-10
Government-Rigas Settlement Agreement	DSS-10
Grid Interest	DSS-20
Grid Interest Reserves	DSS-20
Hearing I	DSS-3
Hearing I Issues	DSS-3
Hearing II	DSS-3
Hearing II Issues	DSS-3
Holdbacks	DSS-27
Initial Bar Date	DSS-4
Initial Bar Date Order	DSS-4

APPA-1

Initial Debtors	DSS-9
Initial Projections	DSS-96
LIF	DSS-20
Liquidating Trusts	DSS-107
M&A Advisors	DSS-38
Managed Cable Entities	vi
Managed Entities	vi, DSS-9
MCE Systems	DSS-35
Municipality Petitions	DSS-12
November Plan	DSS-1
OCF	DSS-35
Operating Company Trade Claims	DSS-6
Petitioning Banks	DSS-12
Petitioning Municipalities	DSS-12
Plan	i
Plan Consideration	DSS-5
Plan Supplement	iv
Plan Support Agreement	DSS-6
Potential Settlements	DSS-28
Pro Forma TWC	DSS-96
Record Date	DSS-2
Rejecting Debtor Group	DSS-24
Restitution Fund	DSS-10
Re-Voting Classes	DSS-2
Rigas Co-Borrowing Entities	vi
Rigas Family	vi
RME Bar Date	DSS-4
RME Bar Date Order	DSS-5
RME Debtors	DSS-9
RME Newcos	DSS-9
RME Schedules	DSS-9
Sale Transaction	iii
Sale Transaction Closing	DSS-5
SEC	iv
SEC Civil Action	DSS-10
Settlement Authority Order	DSS-28
Supplemental Disclosure Statement Order	DSS-1
terminal year	DSS-99
Time Warner	iii
Trade Committee	DSS-6
Transfer Order	DSS-12
TW NY	v
TWC	iii
TWC Class A Common Stock	DSS-5
TWC Methodology	vi
TWC Stock	DSS-5
UBS	DSS-38
Voting Classes	DSS-2
Voting Deadline	DSS-2
Voting/Re-Voting Classes	DSS-2

APPA-2

Appendix B - Voting Classes

The following Classes are impaired by the Plan and therefore entitled to vote to accept or reject the Plan.

Plan Section	Class
4.60	Class RCentCB-Trade-Rigas/Century Trade Claims
4.61	Class RCentCB-Uns- Rigas/Century Other Unsecured Claims
4.64	Class ROlyCB-Trade-Rigas/Olympus Trade Claims
4.65	Class ROlyCB-Uns- Rigas/Olympus Other Unsecured Claims
4.68	Class RUCACB-Trade-Rigas/UCA Trade Claims
4.69	Class RUCACB-Uns- Rigas/UCA Other Unsecured Claims
4.14	Class FVHC-FVNR-FrontierVision Bank Nonrecourse Lien Claim
4.15	Class AGPH-Trade-Adelphia GP Holdings Trade Claims
4.16	Class AGPH-Uns-Adelphia GP Holdings Other Unsecured Claims
4.30	Class CCHC-CentNR-Century Bank Nonrecourse Lien Claim
4.33	Class FtMS-Bank-Century Bank Claims
4.35	Class FtMS-Trade-Ft. Myers Subsidiary Trade Claims
4.36	Class FtMS-Uns- Ft. Myers Subsidiary Other Unsecured Claims
4.40	Class FtM-CentNR-Century Bank Nonrecourse Lien Claim
4.57	Class OLYParent-FPLNR-FPL Note Nonrecourse Lien Claim
4.58	Class OLYParent-UCANR-UCA Bank Nonrecourse Lien Claim
4.62	Class RCentCB-CentNR-Century Bank Claims
4.66	Class ROlyCB-OLYNR-Olympus Bank Claims
4.70	Class RUCACB-UCANR-UCA Bank Claims
4.75	Class OPS-OLYNR-Olympus Bank Nonrecourse Lien Claim
4.76	Class OPS-UCANR-UCA Bank Nonrecourse Lien Claim
4.55	Class OLYParent-Conv-Olympus Parent Convenience Claims.

APPB-1

Appendix C - Re-Voting Classes

This following Re-Voting Classes are impacted by the modifications to the Plan, or the Debtors otherwise have determined to resolicit the votes of holders of Claims and Equity Interests in such Classes, and are therefore entitled to vote to accept or reject the Plan.

Plan Section	Class
4.04	Class FV-Bank-FrontierVision Bank Claims.
4.05	Class FV-Notes-FrontierVision Notes Claims.
4.06	Class FV-Trade-FrontierVision Trade Claims.
4.07	Class FV-Uns-FrontierVision Other Unsecured Claims.
4.08	Class FV-ESL-FrontierVision Existing Securities Law Claims
4.09	Class FVHC-Notes-FrontierVision Holdco Notes Claims
4.10	Class FVHC-Trade-FrontierVision Holdco Trade Claims
4.11	Class FVHC-Uns-FrontierVision Holdco Other Unsecured Claims
4.12	Class FVHC-ESL-FrontierVision Holdco Existing Securities Law Claims
4.17	Class P-Bank-Parnassos Bank Claims.
4.18	Class P-Trade-Parnassos Trade Claims.
4.19	Class P-Uns-Parnassos Other Unsecured Claims.
4.21	Class TCI-Bank-Century-TCI Bank Claims.
4.22	Class TCI-Trade-Century-TCI Trade Claims.
4.23	Class TCI-Uns-Century-TCI Other Unsecured Claims.
4.25	Class Century-Bank-Century Bank Claims.
4.26	Class Century-Trade-Century Trade Claims.
4.27	Class Century-Uns-Century Other Unsecured Claims.
4.28	Class CCHC-Trade-CCHC Trade Claims.
4.29	Class CCHC-Uns-CCHC Other Unsecured Claims.
4.31	Class CCC-Trade-CCC Trade Claims.
4.32	Class CCC-Uns-CCC Other Unsecured Claims.
4.37	Class FtM-FPL-FPL Note Claims.
4.38	Class FtM-Trade-Ft. Myers Trade Claims.
4.39	Class FtM-Uns-Ft. Myers Other Unsecured Claims.
4.41	Class ARA-Notes-Arahova Notes Claims
4.42	Class ARA-Trade-Arahova Trade Claims
4.43	Class ARA-Uns-Arahova Other Unsecured Claims
4.44	Class ARA-ESL-Arahova Existing Securities Law Claims
4.46	Class OLY-Bank-Olympus Bank Claims.
4.47	Class OLY-Trade-Olympus Trade Claims.
4.48	Class OLY-Uns-Olympus Other Unsecured Claims.
4.49	Class UCA-Bank-UCA Bank Claims.
4.50	Class UCA-Trade-UCA Trade Claims.
4.51	Class UCA-Uns-UCA Other Unsecured Claims.
4.52	Class OLYParent-Notes-Olympus Parent Notes Claims.
4.53	Class OLYParent-Trade-Olympus Parent Trade Claims.
4.54	Class OLYParent-Uns-Olympus Parent Other Unsecured Claims.
4.56	Class OLYParent-ESL-Olympus Parent Existing Securities Law Claims
4.71	Class Fundco-Funding Company Claims.
4.73	Class OPS-Trade-ACC Ops Trade Claims.
4.74	Class OPS-Uns-ACC Ops Other Unsecured Claims.

APPC-1

Plan Section	Class
4.77	Class ACC-Trade-ACC Trade Claims
4.78	Class ACC-Uns-ACC Other Unsecured Claims
4.79	Class ACC-SnrNotes-ACC Senior Notes Claims
4.80	Class ACC-SubNotes-ACC Subordinated Notes Claims
4.81	Class ACC-ESL Snr-ACC Senior Notes Existing Securities Law Claims
4.82	Class ACC-ESL Sub-ACC Subordinated Notes Existing Securities Law Claims
4.83	Class ACC-BPfd-ACC Series B Preferred Stock Interests
4.84	Class ACC-BESL-ACC Series B Preferred Stock Existing Securities Law Claims
4.85	Class ACC-DPfd-ACC Series D Preferred Stock Interests
4.86	Class ACC-DESL-ACC Series D Preferred Stock Existing Securities Law Claims
4.87	Class ACC-EFPfd-ACC Series E and F Preferred Stock Interests
4.88	Class ACC-EFESL-ACC Preferred Series E and F Stock Existing Securities Law Claims
4.89	Class ACC-CSESL-ACC Common Stock Existing Securities Law Claims
4.90	Class ACC-CS-ACC Common Stock Interests

APPC-2

EXHIBIT A

PLAN OF REORGANIZATION

[Concurrently Filed Herewith]

EXHIBIT R

UPDATED LIQUIDATION ANALYSIS(1)

Pursuant to section 1129(a)(7) of the Bankruptcy Code (often called the “Best Interests Test”), each holder of an impaired Claim or Equity Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan’s Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interests Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in chapter 7 (the “Liquidation Analysis”). This Liquidation Analysis assumes that an expedited sale of Equity Interests in the Non-Debtor Subsidiaries and Managed Entities (except for the Managed Entities being retained by the Rigas Family pursuant to the Government Settlement Agreement)(2) also will be conducted. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets plus the Cash held by the Debtors as of the Conversion Date (as defined below), reduced by the costs and expenses of the liquidation. Remaining liquidation proceeds then would be applied to DIP Lender, Secured Tax and Other Secured Claims (to the extent of the value of the underlying Collateral) and amounts necessary to satisfy Administrative Expense, Fee, Priority Tax and Other Priority Claims that are senior to general unsecured claims, including any incremental Administrative Expense Claims that may result from the termination of the Debtors’ businesses and the liquidation of their assets, including a breakup fee (and no consequential or other damages) to the Buyers. Any remaining Cash would be available for distribution to general unsecured creditors, subordinated creditors and equity holders in accordance with the priority scheme established by section 726 of the Bankruptcy Code.

In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims. Although the Liquidation Analysis was prepared after the deadline for filing Claims against the Debtors’ estates (except for the RME Debtors, for which the deadline for filing claims is May 1, 2006), filed Claims have not been fully evaluated by the Company and no order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims used in the Liquidation Analysis. Accordingly, the estimate of the amount of Allowed Claims used in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The actual amount of Allowed Claims could be materially different than the amount estimated in the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors’ management and the Debtors’ financial advisors, Lazard Group, LLC (“Lazard”), are inherently subject to significant business, economic, regulatory and competitive uncertainties and

(1)           All capitalized terms used but not defined herein have the meanings given such terms in the Plan.

(2)           Managed Entities, except for the Managed Entities being retained by the Rigas Family pursuant to the Government Settlement Agreement, are collectively referred to herein as “MCEs.”

1

contingencies beyond the control of the Debtors and their management. The Liquidation Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS (TOGETHER WITH THE NON-DEBTOR SUBSIDIARIES AND MANAGED ENTITIES) WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The Liquidation Analysis was prepared by Lazard with the assistance of management, and assumes that the Debtors’ cases would convert to chapter 7 as of December 31, 2005, (the “Conversion Date”). The Liquidation Analysis also assumes that the entire liquidation process would be comprised of three distinct time periods encompassing a total of twenty-one months. Under this hypothetical process, an expedited marketing process would commence under the direction of a court-appointed chapter 7 trustee and continue for three months, followed by a six month period during which time the documentation and sale of all of the Company’s major assets would occur and a significant amount of the Cash proceeds, net of liquidation-related costs, would be received. In addition, a period of twelve additional months would be required to transition services from the Debtors’ systems to those of the buyer(s). An actual liquidation could occur in a longer or shorter period of time, resulting in potentially higher or lower costs associated with such liquidation than those assumed for purposes of this analysis.

The Liquidation Analysis does not include recoveries from any litigation, including, but not limited to, potential Avoidance Actions or other Designated Litigation. The Liquidation Analysis assumes the enforcement of the subordination terms of the ACC Subordinated Notes, which the Bankruptcy Court determined were enforceable in the context of the Plan on April 6, 2006.

No assumption is made for the interest income that could be earned on liquidation proceeds being held prior to distribution. Such amounts would not alter materially the results of the Liquidation Analysis.

The following Liquidation Analysis should be reviewed in conjunction with the accompanying notes.

IMPORTANT CONSIDERATIONS AND ASSUMPTIONS

1.             Substantive consolidation of the Debtors into separate Debtor Groups. The Liquidation Analysis has been prepared assuming the substantive consolidation of the Debtors into separate and distinct Debtor Groups, and the allocation of the Debtors’ hypothetical liquidation value to those Debtor Groups in a manner consistent with the Debtors’ allocation of the Sale Transaction proceeds under the Plan. See Footnote C below and Sections 5.01 and 5.02 of the Plan of Reorganization. The assets and liabilities of each of the Debtors are treated for this analysis as if they were consolidated into one of the following Debtor Groups: (i) Century, (ii) CCHC, (iii) CCC, (iv) Ft. Myers Acquisition, (v) Ft. Myers Subsidiary, (vi) Century TCI, (vii) Olympus, (viii) Olympus Parent, (ix) Parnassos, (x) FrontierVision, (xi) FrontierVision Holdco, (xii) Adelphia GP Holdings, (xiii) UCA, (xiv) Rigas/Century Co-Borrowing,

2

(xv) Rigas/Olympus Co-Borrowing, (xvi) Rigas/UCA Co-Borrowing, (xvii) Funding Company, (xviii) Arahova, (xix) ACC Ops. and (xx) the Holding Company.

2.             Treatment of the Non-Debtor Subsidiaries and the Managed Entities. The Debtors have prepared the Liquidation Analysis based on the assumption that the conversion to chapter 7 by the Debtors would result in the commencement of bankruptcy cases by, and liquidation of, each of the Non-Debtor Subsidiaries. Due to the probable unwillingness of vendors to extend payment terms to the Non-Debtor Subsidiaries under such circumstances and the resulting constraints on liquidity, it is assumed that an expedited sale of such businesses would be pursued immediately upon a chapter 7 conversion. See also Note G below.

3.             Execution risk of a liquidation. A chapter 7 liquidation of the Debtors would be unprecedented in scale and scope. The assets of the Debtors include billions of dollars worth of integrated cable television resources and thousands of miles of fiber optic and coaxial cable network infrastructure. The assets are located throughout 31 states and Puerto Rico, and are subject to extensive federal, state and local governmental legislation and regulation. Given the complexity of such an undertaking, the Debtors believe significant execution risk exists if chapter 7 liquidation actually were pursued. The Debtors are not aware of any successful liquidations of similar magnitude or complexity.

4.             Wind-down costs and length of liquidation process. The Debtors have assumed that (i) relief would be afforded under section 721 of the Bankruptcy Code to permit the trustee to continue to operate the businesses for at least a nine month period, (ii) the Federal Communications Commission would require continuation of service to the Debtors’ customers for at least ninety days after the decision to liquidate was announced, (iii) the chapter 7 trustee would need an additional six months to complete the liquidation process, although there can be no assurances that all assets would be completely liquidated during this time period, and (iv) the Debtors would have to enter into a transition services agreement with the buyer(s) of their assets in a liquidation sale for a period of one year to provide the buyer(s) with continued support, until such time that all processes and information are successfully integrated into the systems of the buyer(s) in such liquidation sale.

5.             Distressed Sale Discount. The conversion of these cases to chapter 7 and the forced sale of the Debtors’ assets in one or more bulk sales by the chapter 7 trustee would adversely affect the value to be realized from the sale of the Debtors’ businesses. See Footnote C. Factors adversely affecting value could include:

•      The conversion of these cases to chapter 7 and the pressure to convert the businesses to cash would likely necessitate a shorter marketing and due diligence period than is customary. The forced nature of the sale and expedited sale process could be expected to adversely impact value.

•      The sudden pendency of these bulk sales would have adverse effects on operations, LFA relationships, employee morale and productivity, subscriber counts, revenue growth, vendor willingness to ship supplies and extend trade credit and projected capital expenditures to complete network upgrades and expand product and service offerings. The likely result would be deterioration in

3

near-term financial performance of the Debtors and a corresponding decline in value.

•      Companies sold out of chapter 7 are often sold at a discount. One of the primary factors affecting this result is that buyers recognize the forced sale nature of a chapter 7 sale, and the lack of meaningful alternatives for the debtor, thereby generally resulting in downward pressure on the proceeds to be realized from the sale. Also, buyers who otherwise may be interested in acquiring a business are often reluctant to purchase assets out of a chapter 7 estate due to a perceived taint of bankruptcy, as well as the constraints likely to be imposed by a court-supervised auction (for example, limited or no exclusivity, limitations on breakup fees and expense reimbursements, and other constraints). The result would be lower demand and lower prices for the Debtors’ assets.

•      The Debtors likely would default on their debtor in possession credit facility and be required to obtain financing (to the extent possible) at higher rates, thus further diminishing the value of the estates.

•      The Debtors’ approximately 3,000 cable franchise agreements are significant and valuable assets of the estates. In the event these cases were converted to cases under chapter 7, there is no assurance that the Trustee appointed in those cases would be authorized or able to operate the Debtors’ businesses in a manner consistent with the terms and conditions of the Debtors’ cable franchise agreements. Moreover, even if such operations were continued and defaults under such agreements were cured, absent the Sale Transactions, there is no assurance that a Trustee would be able to assume and/or assign each of these franchises to parties capable of providing LFAs with adequate assurance of future performance.

4

Estimated Liquidation Proceeds

ESTIMATED DISTRIBUTABLE VALUE

($ in millions)		Notes

Restricted Cash	$0	A
Cash	415	B
Cable Television Systems	12,662	C
Subtotal	$13,078
Less:
Break-Up Fee	(440)

Chapter 7 Fees and Expenses:
Trustee and Receiver	(129)	D
Counsel for Trustee and other Professionals	(75)	E
Wind-down Costs
Central Services Shutdown	(136)
Retention Requirements	(42)
Severance Requirements	(67)
Total Wind-down Costs	(245)	F
Subtotal	(449)

Plus:
Non-Debtor Subsidiaries	262	G
Net Estimated Liquidation Proceeds	$12,450
Less: Net Holdbacks	(456)
Net Estimated Liquidation Proceeds	$11,995

5

Estimated Liquidation Gross and Net Proceeds by Debtor Group

Valuation Metrics and Hypothetical Chapter 7 Valuations by Debtor Group, Including MCE Value

($ in millions)	Hypothetical Liquidation Valuation
		System Cash (B)		Est. Distributable			Est. Total
	Liquidation	and JV	Gross Holdbacks	Value on	Assumed	Net Holdbacks	Distributable
Debtor Group	Value (C)	Interest	& Other Adj. (D),(E),(F)	Effective Date	Releases	& Other Adj. (D),(E),(F)	Value
FrontierVision	$1,192	$0	$(56)	$1,137	$48	$(8)	$1,184
FrontierVision Holdco	0	0	(0)	(0)	0	0	0
Adelphia GP Holdings	0	0	0	0	0	0	0
Parnassos	1,170	159	(131)	1,197	49	(82)	1,246
Century-TCI	1,550	0	(220)	1,331	111	(109)	1,441
Century	2,733	2	8	2,744	72	81	2,816
CCHC	0	0	(110)	(110)	55	(55)	(55)
CCC	133	262	(274)	120	215	(59)	335
Arahova	0	0	(14)	(14)	14	0	0
Olympus	3,302	101	(163)	3,240	71	(92)	3,311
UCA	1,694	56	(106)	1,644	43	(63)	1,687
Ft. Myers Subsidiary	98	0	(8)	90	1	(7)	91
Ft. Myers	0	0	(0)	(0)	0	0	0
Olympus Parent	0	0	0	0	0	0	0
Rigas/Century Co-Borrowing	407	0	(181)	227	7	(174)	234
Rigas/Olympus Co-Borrowing	151	0	(22)	129	12	(11)	140
Rigas/UCA Co-Borrowing	165	0	(12)	153	0	(12)	153
Funding Company	0	0	(0)	(0)	0	0	0
ACC Ops	67	0	(7)	60	2	(5)	62
Holding Company	0	97	(1,133)	(1,035)	383	(750)	(652)
Total	$12,662	$677	$(2,427)	$10,912	$1,082	$(1,345)	$11,995

**Note: Values do not include any residual values from owned debtors.

6

Valuation Allocation to Liabilities

As described in Section III. B. of the Supplement, substantial disputes exist between creditors of the Arahova, the FrontierVision Holdco, the Olympus Parent, and Holding Company Debtor Groups regarding the matters included in the “Inter-Creditor Dispute.”  Pursuant to the Plan, the Inter-Creditor Dispute Holdback (which includes the Arahova Dispute Holdback, the FrontierVision Holdco Dispute Holdback and the Olympus Parent Dispute Holdback) will be held back pending the outcome of the Inter-Creditor Dispute. On the Initial Distribution Date, creditors of the Arahova Debtor Group, the FrontierVision Holdco Debtor Group, and the Olympus Parent Debtor Group will receive their share of the Arahova Minimum Distribution Amount, the FrontierVision Holdco Minimum Distribution Amount, and the Olympus Parent Minimum Distribution Amount, respectively, determined in accordance with the Plan. The Debtors have determined a range of the potential minimum and maximum recoveries for the abovementioned creditors based upon the Debtors’ analysis of the Inter-Creditor Dispute. The Liquidation Analysis creates a range of distributions based on the potential minimum and maximum outcomes from the Inter-Creditor Dispute as set forth below:

Hypothetical Chapter 7 Recovery Analysis

	Est. Total Claims	Recovery% (Incl. Interest)
Claims ($ in millions)	(Excl. Interest)	High	Low	Notes

Administrative Expense, Fee, Priority Tax and Other Priority	1,190	100.8%	93.8%	H

DIP Lender Claims	1,031	100.0%	100.0%	I

Other Secured Claims	149	121.8%	120.3%

FrontierVision Debtor Group
FV-Bank (FrontierVision Bank Claims)	617	100.0%	100.0%	J
FV-Notes (FrontierVision Notes Claims)	204	92.1%	61.8%
FV-Trade (FrontierVision Trade Claims)	106	92.1%	61.8%	K
FV-Uns (FrontierVision Other Unsecured Claims)	0	N/A	N/A	K
FV-ESL (FrontierVision Existing Securities Law Claims)	TBD

FrontierVision Holdco Debtor Group
FVHC-Notes (FrontierVision Holdco Notes Claims)	339	0.0%	0.0%	L
FVHC-Trade (FrontierVision Holdco Trade Claims)	0	N/A	N/A	K, L
FVHC-Uns (FrontierVision Holdco Other Unsecured Claims)	0	N/A	N/A	K, L
FVHC-ESL (FrontierVision Holdco Existing Securities Law Claims)	TBD			L
FVHC-Conv (FrontierVision Convenience Claims)	0	0.0%	0.0%	L

Adelphia GP Holdings Debtor Group
AGPH-Trade (Adelphia GP Holdings Trade Claims)	0	N/A	N/A	K
AGPH-Uns (Adelphia GP Holdings Other Unsecured Claims)	0	N/A	N/A	K

Parnassos Debtor Group
P-Bank (Parnassos Bank Claims)	623	100.0%	100.0%	J
P-Trade (Parnassos Trade Claims)	32	132.8%	132.8%	K
P-Uns (Parnassos Other Unsecured Claims)	0	130.4%	130.4%	K
P-Equity (Equity Interests in Parnassos Debtors)	N/A

Century-TCI Debtor Group
TCI-Bank (Century-TCI Bank Claims)	1,000	96.3%	95.0%	J
TCI-Trade (Century-TCI Trade Claims)	85	95.0%	80.0%	K
TCI-Uns (Century-TCI Other Unsecured Claims)	0	95.0%	80.0%	K
TCI-Equity (Equity Interests in Century-TCI Debtors)	N/A

Century Debtor Group
Century-Bank (Century Bank Claims)	2,480	100.0%	79.7%	J
Century-Trade (Century Trade Claims)	95	132.8%	41.0%	K
Century-Uns (Century Other Unsecured Claims)	1	123.7%	41.0%	K

CCHC Debtor Group
CCHC-Trade (CCHC Trade Claims)	0	N/A	N/A	K
CCHC-Uns (CCHC Other Unsecured Claims)	18	0.0%	0.0%	K

CCC Debtor Group
CCC-Trade (CCC Trade Claims)	6	132.8%	29.3%	K
CCC-Uns (CCC Other Unsecured Claims)	53	113.7%	29.3%	K

Arahova Debtor Group
ARA-Notes (Arahova Notes Claims)	1,744	66.1%	5.6%	L
ARA-Trade (Arahova Trade Claims)	0	N/A	N/A	K, L
ARA-Uns (Arahova Other Unsecured Claims)	0	N/A	N/A	K, L
ARA-ESL (Arahova Holdco Existing Securities Law Claims)	TBD
ARA-Conv (Arahova Convenience Claims)	0	95.0%	95.0%	L

7

Valuation Allocation to Liabilities (cont’d)

Hypothetical Chapter 7 Recovery Analysis

	Est. Total Claims	Recovery% (Incl. Interest)
Claims ($in millions)	(Excl. Interest)	High	Low	Notes

Olympus Debtor Group
OLY-Bank (Olympus Bank Claims)	1,265	100.0%	100.0%	J
OLY-Trade (Olympus Trade Claims)	111	132.8%	57.7%	K
OLY-Uns (Olympus Other Unsecured Claims)	14	124.4%	57.7%	K

UCA Debtor Group
UCA-Bank (UCA Bank Claims)	831	100.0%	100.0%	J
UCA-Trade (UCA Trade Claims)	59	132.8%	63.7%	K
UCA-Uns (UCA Other Unsecured Claims)	51	132.1%	63.7%	K

Ft. Myers Debtor Group
Ft. Myers FPL Note (FPL Note Claims)	127	125.0%	55.8%
Ft. Myers-Trade (Ft. Myers Trade Claims)	0	132.8%	55.8%	K
Ft. Myers-Uns (Ft. Myers Other Unsecured Claims)	0	N/A	N/A	K

Ft. Myers Subsidiary Debtor Group
FtMS-Trade (Ft. Myers Subsidiary Trade Claims)	0	132.8%	132.8%	K
FtMS-Uns (Ft. Myers Subsidiary Other Unsecured Claims)	0	N/A	N/A	K

Olympus Parent Debtor Group
OLYParent-Notes (OLYParent Notes Claims)	213	143.6%	27.4%
OLYParent-Trade (OLYParent Trade Claims)	0	N/A	N/A	K
OLYParent-Uns (OLYParent Other Unsecured Claims)	0	N/A	N/A	K
OLYParent-ESL (OLYParent Existing Securities Law Claims)	TBD

Rigas/Century Co-Borrowing Debtor Group
RCentCB-Cont (Rigas/Century Contrib/Subrog Claims)	145	0.0%	0.0%
RCentCB-Trade (Rigas/Century Trade Claims)	11	102.7%	102.7%	K
RCentCB-Uns (Rigas/Century Other Unsecured Claims)	2	102.7%	102.7%	K

Rigas/Olympus Co-Borrowing Debtor Group
ROlyCB-Cont (Rigas/Olympus Contrib/Subrog Claims)	0	N/A	N/A
ROlyCB-Trade (Rigas/Olympus Trade Claims)	4	102.7%	102.7%	K
ROlyCB-Uns (Rigas/Olympus Other Unsecured Claims)	1	102.7%	102.7%	K

Rigas/UCA Co-Borrowing Debtor Group
RUCACB-Cont (Rigas/UCA Contrib/Subrog Claims)	0	N/A	N/A
RUCACB-Trade (Rigas/UCA Trade Claims)	5	102.7%	102.7%	K
RUCACB-Uns (Rigas/UCA Other Unsecured Claims)	1	102.7%	102.7%	K

Funding Company Debtor Group
Fundco (Funding Company Claims)	39	132.8%	12.8%
GSETL (Government Settlement Agreement Claims)	600	100.0%	100.0%

ACC Ops Debtor Group
OPS-Trade (ACC Ops Trade Claims)	13	132.8%	4.1%	K
OPS-Uns (ACC Ops Other Unsecured Claims)	23	115.4%	4.1%	K

Holding Company Debtor Group
ACC-Trade (ACC Trade Claims)	298	20.7%	0.0%	K, L
ACC-Uns (ACC Other Unsecured Claims)	53	20.7%	0.0%	K, L
ACC-SnrNotes (ACC Senior Notes Claims)	5,110	26.6%	0.0%	K, M
ACC-SubNotes (ACC Subordinated Notes Claims)	1,459	0.0%	0.0%	L
ACC-ESL (ACC Existing Securities Law Claims)	19
ACC-BPfd (ACC Series B Preferred Stock Interests)	159
ACC-BESL (ACC Series B Preferred Stock Existing Securities Law Claims)	TBD
ACC-DPfd (ACC Series D Preferred Stock Interests)	580
ACC-DESL (ACC Series D Preferred Stock Existing Securities Law Claims)	TBD
ACC-EFPfd (ACC Series E and F Preferred Stock Interests)	936
ACC-EFESL (ACC Series E and F Preferred Stock Existing Securities Law Claims)	TBD
ACC-CESL (ACC Common Stock Existing Securities Law Claims)	TBD
ACC-CS (ACC Common Stock Interests)	N/A
ACC-Conv (ACC Convenience Claims)	0	95.0%	0.0%

Other Claims
InterCo (Intercompany Claims)	N/A
ACC Other Equity Interests	N/A
Rigas Claims and/or Equity Interests	N/A

8

NOTES TO LIQUIDATION ANALYSIS

A.    Restricted Cash. Restricted Cash includes restricted Cash and restricted Cash equivalents. Primary components include Cash Collateral posted for letters of credit, Cash required by an agreement with an insurance provider for the payment of franchise obligations, Cash related to revenue placed in trust as a result of a dispute from a previous acquisition, and Cash Collateral supporting obligations under certain franchise agreements and surety bonding obligations. It is assumed there will be no recovery on the restricted Cash.

B.    Cash. The Cash balance reflects the projected unaudited consolidated Cash balance as of the Conversion Date, and includes Cash and Cash equivalents.

C.    Proceeds from Debtors’ Cable Systems, Equipment and Related Services. The Plan embodies and contemplates the consummation of the Purchase Agreements and the proposed Sale Transaction with the Buyers. The Purchase Agreements were executed after an extensive sale process conducted by the Debtors and their M&A advisers (which included the Debtors’ solicitation of bids from potential buyers of one or more clusters of the Debtors’ assets), and represent the highest value the Debtors believe can be achieved for their assets. For purposes of computing hypothetical chapter 7 liquidation proceeds, Lazard assumed that the realized liquidation values would reflect a discount from the values that would result from an orderly sale process, such as the one that led to the execution of the Purchase Agreements. Solely for purposes of the Liquidation Analysis and the implied recoveries to creditors thereunder, Lazard assumed the amount of sale proceeds based upon a 25% discount to the overall purchase price estimated to be received from the Purchase Agreements. This discount represents Lazard’s best judgment in the face of complex uncertainties and in the absence of comparables. Lazard also assumed that this discount would result whether or not the Debtors were sold on a “whole company” basis or through one or more cluster sales, particularly since the Debtors were marketed on this basis and the resulting highest bid embodied in the Purchase Agreements exceeded those bids, if any, for the different clusters that were marketed. It is possible that, in the aggregate, the discount percentage could be larger or smaller than the attributable discount. For purposes of this analysis, Lazard assumed the liquidation process would encompass up to three months of marketing activities, and up to six months of additional time to complete the liquidation transaction(s).

Net consolidated proceeds from the sale of the cable systems, equipment and related services are estimated at $12,662 million.

D.    Trustee and receiver fees. Compensation for the chapter 7 trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. For purposes of this analysis, the Debtors have assumed trustee fees of approximately 1% of the proceeds recovered from non-Cash assets in the liquidation.

E.     Counsel for trustee and other professionals. Compensation for the chapter 7 trustee’s counsel and other legal, financial, and professional advice during the chapter 7 proceedings is estimated to be approximately $7 million per month beginning at the

9

commencement of the liquidation proceedings and lasting through the initial nine months, and then an additional $12 million during the tenure of the twelve month transition services arrangement.

F.     Wind-down costs. The Debtors assume that the chapter 7 liquidation process will take twenty-one months to complete, three months for marketing, six months to negotiate the closing and a twelve month transition period. For purposes of the Liquidation Analysis, wind down costs include both headquarters and call center related expenses. Payroll and operating costs during liquidation are based upon the assumption that certain functions and facilities would be required during the liquidation process. Corporate payroll and overhead costs of $245 million are calculated assuming a declining percentage of wages, benefits, and fixed costs over the entire twenty-one month liquidation period.

G.    Proceeds from Non-Debtor Subsidiaries. Proceeds from the Equity Interests in and obligations owed by Non-Debtor Subsidiaries will be generated from an expedited sales process.

H.    Estimated aggregate unpaid Administrative Expense, Fee, Priority Tax and Other Priority Claims. Prior to determining what proceeds would be available for general unsecured creditors under the chapter 7 proceedings, Cash and asset liquidation proceeds in each Debtor Group would be reduced in order to satisfy Administrative Expense, Fee, Priority Tax and Other Priority Claims in each Debtor Group that are senior to General Unsecured Claims, including any incremental Administrative Expense Claims that may result from the termination of the Debtors’ business and the liquidation of their assets. If any Cash remains after satisfaction of these Claims, it would be available for distribution to holders of General Unsecured Claims and Equity Interests in each Debtor Group in accordance with the priority scheme established by section 726 of the Bankruptcy Code. However, certain Debtor Groups are administratively insolvent and do not have enough value to pay these claims.

I.      DIP Lender Claims. The Liquidation Analysis assumes any guarantee Claims would not be asserted because the DIP Facility is satisfied in full from the proceeds generated from the disposition of assets.

J.     Bank Claims. Recoveries do not include any potential proceeds from incremental interest or indemnification claims.

K.    General Unsecured Claims. Management believes that if the Debtors enter chapter 7 proceedings, the amount of Other Unsecured Claims could increase dramatically as the number of customers, vendors, and counterparties to contracts and leases is significant, and each such party could file Claims for damages if their contracts and leases were to be rejected. Such Claims would need to be added to the Debtors’ current classes of Other Unsecured Claims, would significantly increase the Claims against the Debtors, and ultimately reduce the overall recovery to holders of Other Unsecured Claims in their respective Debtor Groups. An estimate of such damage Claims is not included in this analysis.

10

L.     Motion in Aid. Applying the same assumptions regarding the issues included in the Motion in Aid to any scenario in a liquidation analysis and the Plan of Reorganization, there is no circumstance in which the recovery in a liquidation exceeds that in the Plan of Reorganization.

M.   ACC Senior Notes Claims. The recoveries of ACC Senior Notes Claims (excluding potential post-petition accrued interest) assumes the Bankruptcy Court enforces the subordination provisions of the ACC Subordinated Notes against the holders of such ACC Subordinated Notes in the manner contemplated by Section 4.66 of the Plan.

11

EXHIBIT S

Exhibit S

Reconciliation of OCF to GAAP

Year Ended December 31, 2005

(amounts in millions)

(unaudited)

OCF is Operating Cash Flow, defined as operating income (loss) excluding investigation, re-audit and sale transaction costs, depreciation and amortization, provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities and impairment of long-lived assets, for the year ending December 31, 2005. OCF figures shown in Section IV.A of this Disclosure Statement Supplement do not conform to GAAP. OCF shown excludes (i) the proportionate OCF of Century-TCI and Parnassos not owned by the Debtors, and (ii) the OCF attributable to the entities not being purchased by Comcast and Time Warner. The Debtors’ definition of operating cash flow may differ from similar measurements used by other public companies, including other public companies with which the Debtors compete. The Debtors believe that operating cash flow provides a useful means of evaluating their operational strength. However, operating cash flow is not intended to replace or supersede any information presented in accordance with GAAP. The following table reconciles OCF shown in Section IV.A of this Disclosure Statement Supplement to operating income (loss):

	FrontierVision	Parnassos	Century TCI	Century	CCC	Olympus	UCA	Ft. Myers Subsidiary	Rigas CenturyCo- Borrowing	Rigas Olympus Co- Borrowing	Rigas UCA Co- Borrowing	ACC Ops	Total

Operating cash flow	$121	99	134	277	13	334	171	10	41	15	17	7	1,239

Adjustments to reconcile operating cash flow to operating income (loss):
Investigation, re-audit and sale transaction costs	(10)	—	—	(19)	—	(21)	(10)	(1)	(2)	(1)	(1)	(1)	(66)
Depreciation and amortization	(115)	(45)	(121)	(225)	(9)	(206)	(110)	(8)	(29)	(7)	(4)	(52)	(931)
Provision for uncollectible amounts due from Rigas Family and Rigas Family Entities	—	—	—	—	—	—	—		—	—	—	(14)	(14)
Impairment of long-lived assets	—	—	—	—	—	(11)	(1)		(11)	—	—	—	(23)

Minority interest adjustment		50	45										95

Operating income (loss)	$(4)	104	58	33	4	96	50	1	(1)	7	12	(60)	300

EXHIBIT T

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

ORDER: (I) APPROVING SUPPLEMENT TO
DISCLOSURE STATEMENT; (II) FIXING A RECORD DATE;
(III) APPROVING FORMS OF BALLOTS; (IV) ESTABLISHING VOTING
DEADLINES; AND (V) ESTABLISHING OBJECTION PROCEDURES
IN RESPECT OF CONFIRMATION OF DEBTORS’ MODIFIED
FOURTH AMENDED JOINT PLAN OF REORGANIZATION

Upon the motion, dated April 12, 2006 (the “Motion”), of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for entry of an order, pursuant to sections 105 and 1125 of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”): (i) approving the supplement to the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “DS Supplement”); (ii) fixing a voting record date for purposes of determining which holders of certain claims against and equity interests in the Debtors are entitled to vote on the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed April 28, 2006 (as the same has been amended, modified and/or supplemented, the “Plan”); (1) (iii) approving forms of ballots; (iv) establishing procedures for voting on the Plan; (v) establishing objection procedures in respect of confirmation of the Plan; and (v) granting related relief, all as more fully set forth in the Motion; and the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy

(1)           Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Motion or the Plan, as applicable.

Court”) having jurisdiction to consider the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and further revised drafts of the Plan and DS Supplement having been filed on April 26, 2006 and April 28, 2006; and a hearing (the “Hearing”) having been held on April 27, 2006, to consider the Motion; and the Bankruptcy Court having reviewed and considered the DS Supplement, the Motion, the papers in support thereof and the responses and objections thereto (collectively, the “Objections”); and the Bankruptcy Court further having reviewed and considered the Debtors’ Responses to Objections to Supplement to Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated April 26, 2006; and the Bankruptcy Court having found and determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and it appearing to the Bankruptcy Court, based upon the full record of these cases, that the Motion should be granted; and after due deliberation, and sufficient cause appearing therefor

IT IS HEREBY FOUND THAT:

A.            Notice of the Motion and the Hearing was served in accordance with this Court’s April 12, 2006 scheduling order. Such notice constitutes good and sufficient notice to all interested parties and no other or further notice need be provided.

B.             The DS Supplement, together with the information contained in the Disclosure Statement, contains “adequate information” within the meaning of section 1125 of the Bankruptcy Code.

2

C.             Ballots need not be provided to the holders of Claims and Equity Interests in the Non-Voting/Resolicitation Classes (set forth on Schedule 3 to the Motion), who previously have been afforded an opportunity to vote and whose treatment has not been impacted adversely by the Modifications and/or who hold unimpaired Claims or Equity Interests in the Non-Voting/Resolicitation Classes.

D.            The period for and procedures by which the Debtors may solicit votes on the Plan are reasonable and adequate under the circumstances for the creditors entitled to vote on the Plan to make an informed decision to accept or reject the Plan.

E.             As set forth herein, distribution of the DS Supplement by on or about May 12, 2006 will provide creditors and interest holders with sufficient time to vote to accept or reject the Plan prior to the Voting Deadline (as defined below).

NOW, THEREFORE, IT IS:

ORDERED that the Motion is granted to the extent set forth herein; and it is further

ORDERED that to the extent not otherwise resolved on the record of the Hearing or by the provisions of this Order, the Objections are overruled; and it is further

ORDERED that the DS Supplement, together with the Disclosure Statement, contains “adequate information” with respect to the Plan, and is therefore approved; and it is further

ORDERED that except as otherwise modified herein, the Disclosure Statement Order shall remain in full force and effect, and is expressly made applicable to the RME Debtors. A copy of the Disclosure Statement Order is attached hereto as Exhibit A; and it is further

3

ORDERED that May 1, 2006 is established as the record date (the “Record Date”) for purposes of determining which RME Stakeholders and holders of Claims in the Re-Voting Classes are entitled to vote on the Plan; and it is further

ORDERED that Solicitation Packages, which shall include (a) the DS Supplement (including the Plan attached thereto); (b) this Order; (c) the Disclosure Statement; (d) a ballot and/or a master ballot, as applicable; and (e) a notice substantially in the form annexed hereto as Exhibit E (the “Confirmation Hearing Notice”), shall be distributed to holders, as of the Record Date, of Claims and Equity Interests in the Voting Classes and the Re-Voting Classes (as such Classes are identified on Exhibit B hereto), which Classes are entitled to vote to accept or reject the Plan; and it is further

ORDERED that, except for those creditors to receive the Settlement Ballots, the Debtors are authorized to use the form of ballots previously approved by the Disclosure Statement Order, with such changes as necessary to reflect the provisions of this Order; and it is further

ORDERED that the forms of the Settlement Ballots annexed hereto as Exhibit C are approved; and it is further

ORDERED that the Settlement Ballots distributed to holders of ACC Senior Notes Claims, ACC Trade Claims and ACC Other Unsecured Claims providing that such holders may vote to accept or reject the Potential Olympus Parent Settlement is without prejudice to parties’ rights regarding the issue of whether such votes on the Potential Olympus Parent Settlement should be counted for purposes of determining acceptance of the Potential Olympus Parent Settlement. Such determinations shall be subject to further order of the Court; and it is further

4

ORDERED that with respect to holders of Bank Claims entitled to vote on the Plan, the administrative agent for each credit facility shall provide to the Balloting Agent (with a copy to counsel to the Debtors) a written list of the names of the participants in its particular syndicate, including such participants’ contact information and voting amounts as of the Record Date, no later than 12:00 p.m. (prevailing New York time) on the day that is the fifth business day after the date of entry of this Order (provided that the Debtors may, at their option, agree with one or more of the administrative agents that the Solicitation Packages and ballots shall be posted on a SyndTrak, Intralinks or other similar secure website for purposes of participants of their respective syndicate receiving the materials necessary for voting on the Plan, provided the applicable administrative agents provide timely electronic notice to such participants of the posting of such documents, and such procedure shall be deemed sufficient for purposes of notice of the Confirmation Hearing, the Voting Deadline, and other matters established by this Order); and it is further

ORDERED that the Debtors shall commence distribution of the Solicitation Packages within five (5) business days after entry of this Order to all holders of Claims and Equity Interests in the Classes set forth on Exhibit B hereto who (i) held such Claims and Equity Interests as of the Record Date and (ii) are entitled to vote on the Plan; and it is further

ORDERED that all ballots and master ballots must be properly executed, completed, and the original thereof shall be delivered to the Balloting Agent so as to be actually received by no later than 4:00 p.m. (prevailing New York Time) on June 5, 2006 (the “Voting Deadline”), and, in the case of securities held through an intermediary, ballots shall be submitted to the Voting Nominee by May 31, 2006 (or such earlier date as established by the Voting Nominee); and it is further

5

ORDERED that the Debtors are authorized and empowered to commence to distribute or cause to be distributed by on or about May 12, 2006, a copy of the DS Supplement and this Order (without the exhibits annexed hereto) to, among other parties (to the extent such parties did not receive a Solicitation Package): (i) the US Trustee; (ii) counsel for the Committees; (iii) counsel for the agents for the Debtors’ prepetition and postpetition lenders; (iv) the SEC; (v) the United States Attorney’s Office for the Southern District of New York; (vi) the DOJ; (vii) the FCC; (viii) the FTC; (ix) the IRS; (x) all parties who have filed a request for service of all pleadings pursuant to and in accordance with Bankruptcy Rule 2002 as of the day prior to service hereof; and (xi) all parties that the Debtors are required to serve pursuant to the Administrative Procedures Order; and it is further

ORDERED that due to the voluminous nature of the documents to be included in the Solicitation Packages, the Debtors are authorized and empowered to serve such documents on CD-ROM, and, in addition, the DS Supplement, Disclosure Statement, Plan and Notice of Confirmation Hearing shall be made available via the internet at http://www.nysb.uscourts.gov and www.adelphia.com; and it is further

ORDERED that the Debtors are excused from distributing the DS Supplement to addresses from which previously distributed Plan-related materials were returned as undeliverable by the United States Postal Service; and it is further

ORDERED that to the extent the Debtors send Solicitation Packages, which are returned as undeliverable by the United States Postal Service, and in good faith cannot obtain a more current address, failure to distribute Solicitation Packages to such persons will not constitute inadequate notice of the Confirmation Hearing, the Voting Deadline, or violation of Bankruptcy Rule 3017(d); and it is further

6

ORDERED that ballots and master ballots shall be tabulated in conformity with the procedures set forth in the Disclosure Statement Order; and it is further

ORDERED that any Settlement Ballot which contains no vote, or contains multiple, conflicting votes, with respect to one option in that ballot shall not be counted with respect to such option; provided, however, that to the extent such ballot contains a properly cast vote to accept or reject a different option in that ballot, the ballot shall be counted with respect to that option on which a vote was properly cast; and it is further

ORDERED that, notwithstanding the provisions of section 1127(d) of the Bankruptcy Code, except with respect to those ballots received from any creditor holding a Claim or Equity Interest in one of the Non-Voting/Resolicitation Classes, all ballots previously submitted to accept or reject the November Plan shall be and are hereby disregarded; and it is further

ORDERED that the Debtors may object to any RME Claim for voting purposes up to and including the Voting Deadline. If an RME Claim Objection is pending as of the Voting Deadline, any votes submitted on account of the RME Claim that is the subject of such RME Claim Objection shall be disallowed for voting purposes (except to the extent set forth in any such objection) unless the party that filed such RME Claim makes a Rule 3018(a) Motion at least three (3) business days prior to the commencement of Hearing II. The Bankruptcy Court will consider all Rule 3018(a) Motions as part of Hearing II; and it is further

ORDERED that a copy of this Order, a notice of non-voting status, substantially in the form annexed hereto as Exhibit D (the “Notice of Non-Voting Status”) and the Confirmation Hearing Notice, shall be distributed to those holders, as of the applicable Record

7

Date, of unimpaired claims or equity interests in the Classes identified on Schedule 3 to the Motion (i.e., the Non-Voting/Resolicitation Classes); and it is further

ORDERED that a copy of this Order and the Confirmation Hearing Notice shall be distributed to holders, as of the Initial Record Date (i.e., November 25, 2005), of Claims and Equity Interests in the Non-Voting/Resolicitation Classes who previously have been afforded an opportunity to vote and whose treatment has not been impacted adversely by the Modifications; and it is further

ORDERED that the Debtors are not required to distribute copies of the DS Supplement and Plan to any holder of Claims or Equity Interests in the Non-Voting/Resolicitation Classes, unless such party makes a specific request in writing for the same; and it is further

ORDERED that, prior to the Voting Deadline of 4:00 p.m. (prevailing New York Time) on June 5, 2006 (or May 31, 2006, in the case of securities held through an intermediary), any holder of a Claim in the Re-Voting Classes may submit another ballot or master ballot, provided, however, that if a creditor casts more than one ballot or master ballot (regardless of whether such ballot was distributed in connection with the solicitation authorized by the Disclosure Statement Order or the solicitation authorized by this Order) voting the same Claim(s) before the Voting Deadline, the last ballot or master ballot received before the Voting Deadline shall be deemed to reflect the voter’s intent, and thus, to supersede any prior ballots or master ballots; provided further, however, that the submission of any such ballot(s) and master ballot(s) must comply with the voting procedures set forth in the Disclosure Statement, the DS Supplement, the Disclosure Statement Order and this Order in order to be counted; and it is further

8

ORDERED that the Debtors shall publish the Confirmation Hearing Notice, not less than 20 days before the RME/Hearing II Objection Deadline (as defined below) (or such later date as may be necessary to comply with applicable submission deadlines), in (i) The New York Times (National Edition), The Wall Street Journal (National Edition), and USA Today (National Edition); and (ii) in a major regional newspaper in each of the following cities: Boston, Buffalo, West Palm Beach, Cleveland, Denver and Los Angeles. Additionally, the Debtors will publish the Confirmation Hearing Notice electronically on their website www.adelphia.com; and it is further

ORDERED that all objections previously filed to confirmation of the November Plan need not be refiled. Such objections shall, to the extent relevant, be deemed timely filed against the Plan as modified, and shall be heard in connection with Hearing I and/or Hearing II, as applicable; and it is further

ORDERED that objections by (a) a RME Stakeholder, if any, to the Plan and/or Hearing I Issues and (b) any party in interest to the Hearing II Issues (collectively, the “New Objections”) must be filed not later than 4:00 p.m. (prevailing New York Time) on June 1, 2006 (the “RME/Hearing II Objection Deadline”); and it is further

ORDERED that New Objections must: (i) be made in writing; (ii) state with particularity the legal and factual ground therefor, and, if practicable, a proposed modification to the Plan that would resolve such objection; (iii) conform to the Bankruptcy Rules and the Local Rules of the Bankruptcy Court; (iv) be filed with the Bankruptcy Court electronically in accordance with General Order M-182 (General Order M-182 and the User’s Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court’s case filing system and, by

9

all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), Microsoft Word or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers); and (v) be served in accordance with General Order M-182, so as to be received by each of the parties identified in paragraph 13 of the Confirmation Hearing Notice at the respective addresses set forth therein no later than the RME/Hearing II Objection Deadline; and it is further

ORDERED that objections to confirmation of the Plan not timely filed and served in the manner set forth above shall not be considered and shall be overruled; and it is further

ORDERED that the Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Bankruptcy Court, including, but not limited to, the making of any payments and the retention of such information and /or solicitation agents reasonably necessary to perform the actions and distributions contemplated herein; and it is further

ORDERED that the Debtors are authorized to make non-substantive changes to the DS Supplement, Disclosure Statement, Plan, ballots, master ballots, Confirmation Hearing Notice, the Notice of Non-Voting Status and related documents without further order of the Bankruptcy Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the DS Supplement, Disclosure Statement, the Plan, and any other materials in the Solicitation Package prior to their distribution; and it is further

10

ORDERED that this Court shall retain jurisdiction with respect to all matters related to this Order.

Dated:	New York, New York
April , 2006

HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE

11

EXHIBIT A

[Disclosure Statement Order]

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

ORDER:  (I) APPROVING DISCLOSURE STATEMENT; (II) FIXING
VOTING RECORD DATE; (III) APPROVING SOLICITATION
PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (IV)
APPROVING FORMS OF BALLOTS AND ESTABLISHING
PROCEDURES FOR VOTING ON DEBTORS’ FOURTH AMENDED
JOINT PLAN OF REORGANIZATION; (V) SCHEDULING HEARING
AND ESTABLISHING NOTICE AND OBJECTION
PROCEDURES IN RESPECT OF CONFIRMATION OF
DEBTORS’ FOURTH AMENDED JOINT PLAN OF

REORGANIZATION; AND (VI) GRANTING RELATED RELIEF

Upon the motion, dated June 24, 2005 (the “Motion”), (1) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for entry of an order, pursuant to sections 105, 502, 1125, 1126, and 1128 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 3003, 3017, 3018 and 3020 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), (i) approving the Debtors’ Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated June 24, 2005 (as the same has been amended, modified and/or supplemented); (ii) fixing a voting record date for purposes of determining which holders of claims against and equity interests in the Debtors are entitled to vote on the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 24, 2005 (as the same has been amended, modified and/or supplemented); (iii) approving solicitation packages and procedures for distribution of the

(1)           Capitalized terms used but not defined herein have the meanings given them in the Motion.

Disclosure Statement (as defined below) and the Plan (as defined below); (iv) approving forms of ballots and establishing procedures for voting on the Plan; (v) scheduling a hearing and establishing notice and objection procedures in respect of confirmation of the Plan; and (vi) granting related relief, all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and the Debtors having filed with the Court (x) on September 28, 2005, the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and related disclosure statement, (y) on November 8, 2005, drafts of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as further revised and filed with the Court on November 15, 2005) and related disclosure statement, and (z) on November 21, 2005, further revised versions of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as the same may be further amended and/or modified, the “Plan”) and related disclosure statement (as the same may be further amended, modified and/or supplemented, the “Disclosure Statement”) (not including Exhibit P thereto); and the Court having conducted a chambers conference on November 22, 2005 to consider the form and content of Exhibit P to the Disclosure Statement, and the Debtors thereafter having filed Exhibit P to the Disclosure Statement on November 23, 2005; and the Court having entered orders, dated August 1, 2005, and September 29, 2005 (the “DS Hearing Scheduling Orders”), scheduling hearings to consider approval of the Disclosure Statement, the Motion, and related matters (collectively, the “Disclosure Statement Hearing”); and the Debtors having filed and served a

2

notice on October 18, 2005 notifying parties in interest of the adjournment of the Disclosure Statement Hearing to October 27, 2005, and a subsequent notice notifying parties in interest of the continuation of the Disclosure Statement Hearing to November 10, 2005, and November 16, 2005 (collectively, the “Supplemental DS Hearing Notices”); and the Court having conducted the Disclosure Statement Hearing on October 27, 2005, October 28, 2005, November 10, 2005, and November 16, 2005; and the Court having reviewed the Disclosure Statement, the Motion, and the objections and other relevant responsive pleadings filed by: (i) Charles M. Streeter; (ii) Canpartners Investments IV, LLC; (iii) Palm Beach County Tax Collector; (iv) County of San Bernardino, CA; (v) JPMorgan Chase Bank, N.A., Administrative Agent for FrontierVision Pre-Petition Secured Lenders; (vi) Olympus Administrative Agent; (vii) Nominal Agents (ABN Amro, N.V., et al.); (viii) Credit Suisse First Boston and The Royal Bank of Scotland; (ix) Calyon Securities (USA) Inc.; (x) Ad Hoc Committee of Non-Agent Secured Lenders; (xi) Bank of Nova Scotia; (xii) Century-TCI Administrative Agent; (xiii) Wachovia Bank, National Association; (xiv) Bank of America, N.A.; (xv) Putnam Funds; (xvi); Official Committee of Unsecured Creditors; (xvii) the Ad Hoc Convertible Notes Committee; (xviii) Ad Hoc Committee of FrontierVision Noteholders; (xix) Fort Myers Noteholders; (xx) Ad Hoc Adelphia Trade Claims Committee; (xxi) Ad Hoc Committee of ACC Senior Noteholders; (xxii) Ad Hoc Committee of Arahova Noteholders; (xxiii) Century/ML Cable Venture; (xxiv) Alta Communications, VII, L.P., Alta VII Associates, LLC, Harbourvest Partners V Direct Fund L.P., C. Philip Rainwater, Washington & Congress Capital Partners, L.P. (f/k/a Triumph Partners III, L.P.), and Triumph II Investors, L.P. (collectively, “Alta”); (xxv) Associated Electric & Gas Insurance Services Limited, Federal Insurance Company and Greenwich Insurance Company; (xxvi) Liquidation Trustee of Devon Mobile Communications Liquidating Trust et al.; (xxvii)

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W.R. Huff Asset Management Co., LLC; (xxviii) Law Debenture Trust Company of New York, as ACC Senior Notes Indenture Trustee; (xxix) U.S. Bank National Association, As Indenture Trustee With Respect To The FrontierVision Notes; (xxx) U.S. Bank National Association, as Indenture Trustee with Respect to the Arahova Notes, and joinder in Ad Hoc Committee of Arahova Noteholders’ Objection; (xxxi) Wilmington Trust Company; (xxxii) Town of Berryville, VA; (xxxiii) County of Clarke, VA; (xxxiv) City of Minneapolis, MN; (xxxv) Charlotte-Mecklenburg (VA) Office of Cable & Franchise Management; (xxxvi) City of Los Angeles, CA; (xxxvii) City of Martinsville, VA; (xxxviii) National Broadcasting Company Inc.; (xxxix) Putative Class Action Plaintiffs; (xxxx) Ad Hoc Committee of Senior Preferred Shareholders (the “Senior Preferred Shareholders”); (xxxxi) Various Investment Banks; (xxxxii) Official Committee of Equity Security Holders; and (xxxxiii) the United States Trustee (collectively, the “Objections”); and the Court having found and determined that the legal and factual bases set forth in the Motion and at the Disclosure Statement Hearing establish just cause for the relief granted herein; and sufficient notice having been given in accordance with the DS Hearing Scheduling Orders, as such notice was supplemented with the Supplemental DS Hearing Notices; and no other or further notice being necessary or required; and it appearing to the Court, based upon the full record of these cases that the Motion should be granted; and after due deliberation, and sufficient cause appearing therefor

IT IS HEREBY FOUND THAT:

A.            Notice of the Motion and the Disclosure Statement Hearing was served in accordance with (i) this Court’s Order, dated August 9, 2002, establishing notice procedures in these chapter 11 cases (the “Administrative Procedures Order”) and (ii) the DS Hearing Scheduling Orders.  Additional notice of the Disclosure Statement Hearing was provided by the

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Debtors in the Supplemental DS Hearing Notices.  Such notice constitutes good and sufficient notice to all interested parties and no other or further notice need be provided.

B.            The Disclosure Statement contains “adequate information” within the meaning of section 1125 of the Bankruptcy Code.

C.            The forms of the ballots and master ballots, annexed hereto as Exhibits A and B, respectively, are sufficiently consistent with Official Form No. 14 and adequately address the particular needs of these chapter 11 cases and are appropriate for each class of claims and equity interests that is entitled to vote to accept or reject the Plan.

D.            The forms of the ballots and master ballots require the furnishing of sufficient information to assure that duplicate ballots and master ballots are not submitted and tabulated and that master ballots reflect the votes of the Beneficial Owners (as defined below) of the Debtors’ debt and equity securities.

E.             Ballots need not be provided to the holders of (i) unimpaired claims in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims) Class 3 (Other Secured Claims), Class GSETL (Government Claims), Class RCentCB-Cont (Rigas/Century Contrib/Subrog Claims), Class ROlyCB-Cont (Rigas/ Olympus Contrib/Subrog Claims) and Class RUCACB-Cont (Rigas/UCA Contrib/Subrog Claims), and (ii) unimpaired equity interests in Class P-Equity (Equity Interests in Parnassos Debtors) and Class TCI-Equity (Equity Interests in Century-TCI Debtors), because the Plan provides that such classes are unimpaired and, therefore, conclusively presumed to accept the Plan.

F.             Ballots need not be provided to the holders of claims in Class InterCo (Intercompany Claims) because such claims are not entitled to vote on the Plan.

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G.            The period, set forth below, during which the Debtors may solicit acceptances to the Plan is a reasonable and adequate period of time under the circumstances for creditors and equity interest holders to make an informed decision to accept or reject the Plan.

H.            The procedures for the solicitation and tabulation of votes to accept or reject the Plan (as more fully set forth below) provide for a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code.

I.              The notice substantially in the form annexed hereto as Exhibit C (the “Confirmation Hearing Notice”) and the procedures set forth below for providing such notice to all creditors and equity security holders of the time, date, and place of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) and the contents of the Solicitation Packages (as defined below) comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties.

NOW, THEREFORE, IT IS:

ORDERED that the Motion is GRANTED to the extent set forth herein; and it is further

ORDERED that to the extent not otherwise resolved on the record of the Disclosure Statement Hearing or by the provisions of this Order, the Objections are OVERRULED; and it is further

ORDERED that the Disclosure Statement is APPROVED; and it is further

ORDERED that November 25, 2005 is established as the record date (the “Record Date”) for purposes of this Order and determining which creditors and equity interest holders are entitled to vote on the Plan; and it is further

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ORDERED that the Debtors are authorized and empowered to commence to distribute or cause to be distributed solicitation packages (the “Solicitation Packages”) containing a copy of:

a.                                       this Order (without the exhibits annexed hereto);

b.                                      the Confirmation Hearing Notice; and

c.                                       either

(i)                                     a ballot and/or a master ballot, as appropriate, together with a return envelope and a CD-ROM containing the Disclosure Statement (with the Plan and other exhibits annexed thereto), or

(ii)                                  a Notice of Non-Voting Status, as applicable;

by December 5, 2005 (the “Solicitation Commencement Date”) (with such distribution to be completed within five (5) business days of the Solicitation Commencement Date) to (1) all persons or entities identified in the Debtors’ schedules of liabilities filed pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007 (as amended or modified prior to the Record Date, the “Schedules”) as holding liquidated, noncontingent, and undisputed claims, in an amount greater than zero dollars, excluding scheduled claims that have been (a) superseded by a timely filed proof of claim, (b) disallowed and/or expunged, or (c) paid in full; (2) all parties having filed timely proofs of claim as reflected on the official claims register maintained by the Balloting Agent, as of the close of business on the Record Date, and whose claims have not been disallowed or expunged prior to the Solicitation Commencement Date; and (3) the registered holders of the Debtors’ debt and equity securities as of the Record Date; provided, however, except with respect to transfers of the Debtors’ publicly held debt securities, that the assignee of a transferred and assigned claim (whether a filed or scheduled claim) shall be entitled to receive such Solicitation Package if the transfer and assignment has been noted on the Court’s docket

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and is effective pursuant to Bankruptcy Rule 3001(e) as of the close of business on the Record Date; and it is further

ORDERED that the Debtors are authorized and empowered to commence to distribute or cause to be distributed by the Solicitation Commencement Date (which distribution shall be completed within five (5) business days of the Solicitation Commencement Date), a copy of this Order (without the exhibits annexed hereto), the Confirmation Hearing Notice, and the Disclosure Statement (together with the Plan and other exhibits annexed thereto) to, among other parties (to the extent such parties did not receive a Solicitation Package): (i) the US Trustee; (ii) counsel for the Committees; (iii) counsel for the agents for the Debtors’ prepetition and postpetition lenders; (iv) the SEC; (v) the United States Attorney’s Office for the Southern District of New York; (vi) the DoJ; (vii) the FCC; (viii) the FTC; (ix) the IRS; (x) all relevant federal, state and local taxing authorities at their statutory addresses; (xi) all parties who have filed a request for service of all pleadings pursuant to and in accordance with Bankruptcy Rule 2002 as of the day prior to service hereof; (xii) all parties that the Debtors are required to serve pursuant to the Administrative Procedures Order; and (xiii) all non-Debtor parties to executory contracts, unexpired leases, and other agreements with the Debtors (entered into before or after the Petition Date); and it is further

ORDERED that Solicitation Packages, which shall include ballots and master ballots as appropriate, shall be distributed to holders, as of the Record Date, of claims and equity interests of the following classes, which classes (the “Voting Classes”) are designated under the Plan as entitled to vote to accept or reject the Plan:

Class	Type of Claim or Equity Interest

FV-Bank	FrontierVision Bank Claims
FV-Notes	FrontierVision Notes Claims
FV-Trade	FrontierVision Trade Claims

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Class	Type of Claim or Equity Interest

FV-Uns	FrontierVision Other Unsecured Claims
FV-ESL	FrontierVision Existing Securities Law Claims

FVHC-Notes	FrontierVision Holdco Notes Claims
FVHC-Trade	FrontierVision Holdco Trade Claims

FVHC-Uns	FrontierVision Holdco Other Unsecured Claims
FVHC-ESL	FrontierVision Holdco Existing Securities Law Claims

FVHC-Conv	FrontierVision Holdco Convenience Claims.

P-Bank	Parnassos Bank Claims
P-Trade	Parnassos Trade Claims
P-Uns	Parnassos Other Unsecured Claims

TCI-Bank	Century-TCI Bank Claims
TCI-Trade	Century-TCI Trade Claims
TCI-Uns	Century-TCI Other Unsecured Claims

Century-Bank	Century Bank Claims
Century-Trade	Century Trade Claims
Century-Uns	Century Other Unsecured Claims

CCHC-Trade	CCHC Trade Claims
CCHC-Uns	CCHC Other Unsecured Claims
CCC-Trade	CCC Trade Claims
CCC-Uns	CCC Other Unsecured Claims
FtM-FPL	FPL Note Claims
FtM-Trade	Ft. Myers Trade Claims
FtM-Uns	Ft. Myers Other Unsecured Claims.

ARA-Notes	Arahova Notes Claims
ARA-Trade	Arahova Trade Claims
ARA-Uns	Arahova Other Unsecured Claims
ARA-ESL	Arahova Existing Securities Law Claims
ARA-Conv	Arahova Convenience Claims

OLY-Bank	Olympus Bank Claims
OLY-Trade	Olympus Trade Claims
OLY-Uns	Olympus Other Unsecured Claims

UCA-Bank	UCA Bank Claims
UCA-Trade	UCA Trade Claims
UCA-Uns	UCA Other Unsecured Claims

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Class	Type of Claim or Equity Interest

OLYParent-Notes	Olympus Parent Notes Claims
OLYParent-Trade	Olympus Parent Trade Claims
OLYParent-Uns	Olympus Parent Other Unsecured Claims
OLYParent-ESL	Olympus Parent Existing Securities Law Claims

RCentCB-Trade	Rigas/Century Trade Claims
RCentCB-Uns	Rigas/Century Other Unsecured Claims

ROlyCB-Trade	Rigas/Olympus Trade Claims
ROlyCB-Uns	Rigas/Olympus Other Unsecured Claims

RUCACB-Trade	Rigas/UCA Trade Claims
RUCACB-Uns	Rigas/UCA Other Unsecured Claims.

Fundco	Funding Company Claims

OPS-Trade	ACC Ops Trade Claims
OPS-Uns	ACC Ops Other Unsecured Claims

ACC-Trade	ACC Trade Claims
ACC-Uns	ACC Other Unsecured Claims
ACC-SnrNotes	ACC Senior Notes Claims
ACC-SubNotes	ACC Subordinated Notes Claims
ACC-ESL Snr	ACC Senior Notes Existing Securities Law Claims
ACC-ESL Sub	ACC Subordinated Notes Existing Securities Law Claims

ACC-BPfd	ACC Series B Preferred Stock Interests
ACC-BESL	ACC Series B Preferred Stock Existing Securities Law Claims

ACC-DPfd	ACC Series D Preferred Stock Interests
ACC-DESL	ACC Series D Preferred Stock Existing Securities Law Claims

ACC-EFPfd	ACC Series E and F Preferred Stock Interests
ACC-EFESL	ACC Series E and F Preferred Stock Existing Securities Law Claims

ACC-CSESL	ACC Common Stock Existing Securities Law Claims

ACC-CS	ACC Common Stock Interests

ACC-Conv	ACC Convenience Claims

; and it is further

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ORDERED that, in the event no holder of a claim or equity interest in a particular impaired Class of claims or equity interests votes to accept or reject the Plan by the Voting Deadline, such Class shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code; and it is further

ORDERED that a copy of this Order, the Confirmation Notice, and a notice of non-voting status, substantially in the form annexed hereto as Exhibit D (the “Notice of Non-Voting Status”), shall be distributed to holders, as of the Record Date, of (i) unimpaired claims in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3 (Other Secured Claims), Class GSETL (Government Claims), Class RCentCB-Cont (Rigas/Century Contrib/Subrog Claims), Class ROlyCB-Cont (Rigas/ Olympus Contrib/Subrog Claims), and Class RUCACB-Cont (Rigas/UCA Contrib/Subrog Claims), and (ii) unimpaired equity interests in Class P-Equity (Equity Interests in Parnassos Debtors) and Class TCI-Equity (Equity Interests in Century-TCI Debtors), which classes are designated under the Plan as not entitled to vote to accept or reject the Plan; and it is further

ORDERED, that the Debtors are not required to distribute copies of the Plan and Disclosure Statement to any holder of (i) a claim in Class 1 (Other Priority Claims), Class 2 (Secured Tax Claims), Class 3 (Other Secured Claims), Class RCentCB-Cont (Rigas/Century Contrib/Subrog Claims), Class ROlyCB-Cont (Rigas/ Olympus Contrib/Subrog Claims), or Class RUCACB-Cont (Rigas/UCA Contrib/Subrog Claims), or (ii) an equity interest in Class P-Equity (Equity Interests in Parnassos Debtors) or Class TCI-Equity (Equity Interests in Century-TCI Debtors), unless such party makes a specific request in writing for the same; and it is further

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ORDERED that the Debtors are not required to distribute Solicitation Packages to creditors who have filed timely proofs of claim for amounts less than or equal to the amounts scheduled for such claims by the Debtors if the claims have already been paid in the full scheduled amount; provided, however, if, and to the extent that, any such creditor would be entitled to receive a Solicitation Package for any reason other than the fact that its claim had been scheduled by the Debtors, such creditor will be sent a Solicitation Package; and it is further

ORDERED that with respect to addresses from which notices of the hearing to approve the Disclosure Statement were returned as undeliverable by the United States Postal Service, the Debtors are excused from distributing Solicitation Packages to those entities listed at such addresses if the Debtors are unable to obtain accurate addresses for such entities before the Solicitation Commencement Date after having exercised good faith efforts to obtain more current addresses, and failure to attempt to re-deliver Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing, the Voting Deadline, or a violation of Bankruptcy Rule 3017(d); and it is further

ORDERED that to the extent the Debtors send Solicitation Packages, which are returned as undeliverable by the United States Postal Service, and in good faith cannot obtain a more current address, failure to distribute Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing, the Voting Deadline, or violation of Bankruptcy Rule 3017(d); and it is further

ORDERED that with respect to the Solicitation Packages to be distributed to Class FV-Notes (FrontierVision Notes Claims), Class FVHC-Notes (FrontierVision Holdco Notes Claims ), Class FtM-FPL (FPL Note Claims), Class ARA-Notes (Arahova Notes Claims), Class OLYParent-Notes (Olympus Parent Notes Claims) , Class ACC-SnrNotes (ACC Senior

12

Notes Claims), Class ACC-SubNotes (ACC Subordinated Notes Claims), Class ACC-BPfd (ACC Series B Preferred Stock Interests), Class ACC-DPfd (ACC Series D Preferred Stock Interests), Class ACC-EFPfd (ACC Series E and F Preferred Stock Interests) and Class ACC-CS (ACC Common Stock Interests), the Debtors shall distribute or cause to be distributed Solicitation Packages, including ballots, to record holders of the Debtors’ public securities in such classes, including, without limitation, brokers, banks, commercial banks, transfer agents, trust companies, dealers, or other agents or nominees (collectively, the “Voting Nominees”), and each Voting Nominee shall be entitled to receive reasonably sufficient numbers of Solicitation Packages (including beneficial ballots) to distribute to the beneficial owners of the claims and equity interests for whom such Voting Nominee acts (collectively, the “Beneficial Owners”), and the Debtors shall be responsible for each such Voting Nominee’s reasonable, actual, and necessary out-of-pocket expenses associated with the distribution of Solicitation Packages to the Beneficial Owners of such claims and equity interests and tabulation of the beneficial ballots and completion of master ballots; and it is further

ORDERED that the Debtors are authorized to distribute or cause to be distributed master ballots to the Voting Nominees in Class FV-Notes, Class FVHC-Notes, Class FtM-FPL, Class ARA-Notes, Class OLYParent-Notes, Class ACC-SnrNotes, Class ACC-SubNotes, Class ACC-BPfd, Class ACC-DPfd, Class ACC-EFPfd, and Class ACC-CS in accordance with customary procedures; and it is further

ORDERED that all ballots and master ballots must be properly executed, completed, and the original thereof shall be delivered to the Balloting Agent so as to be actually received by no later than 4:00 p.m. (prevailing New York Time) on February 3, 2006 (the “Voting Deadline”); and it is further

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ORDERED that each Voting Nominee is required to forward Solicitation Packages to Beneficial Owners, receive returned ballots from the Beneficial Owners, tabulate the results according to the instructions set forth in the master ballots, and (i) return such results in a master ballot, and (ii) retain the underlying ballots received from the Beneficial Owners for inspection for a period of one year following the Voting Deadline; and it is further

ORDERED that the Beneficial Owner is required to return its beneficial ballot to the Voting Nominee, in a return envelope which shall be provided by and addressed to the Voting Nominee, no later than three (3) business days prior to the Voting Deadline, or such earlier deadline as may be established by the Voting Nominee; and it is further

ORDERED that with respect to holders of Bank Claims entitled to vote on the Plan in Classes FV-Bank (Frontiervision Bank Claims), P-Bank (Parnassos Bank Claims), TCI-Bank (Century-TCI Bank Claims), Century-Bank (Century Bank Claims), OLY-Bank (Olympus Bank Claims) and UCA-Bank (UCA Bank Claims), the administrative agent for each credit facility shall provide to the Balloting Agent a written list of the names of the participants in its particular syndicate, including such participants’ contact information and voting amounts, no later than December 2, 2005 at 12:00 noon (prevailing New York time); and it is further

ORDERED that solely for purposes of voting to accept or reject the Plan and not for the purpose of the allowance of, or distribution on account of, a claim and without prejudice to the rights of the Debtors in any other context, each claim within a class of claims entitled to vote to accept or reject the Plan shall be entitled to vote the amount of such claim as set forth in the Schedules unless such holder has timely filed a proof of claim, in which event such holder would be entitled to vote the amount of such claim as set forth in such proof of claim; provided that:

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a.                                       If a claim is deemed allowed under the Plan, such claim shall be allowed for voting purposes in the deemed allowed amount set forth in the Plan;

b.                                      If a claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such claim shall be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00;

c.                                       If a claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim shall be temporarily allowed in the amount so estimated or allowed by the Court for voting purposes only, and not for purposes of allowance or distribution;

d.                                      If a claim is listed in the Schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not (i) filed by the applicable bar date for the filing of proofs of claim established by the Court or (ii) deemed timely filed by an order of the Court prior to the Voting Deadline, unless the Debtors have consented in writing, such claim shall be disallowed for voting purposes; and

e.                                       If the Debtors have served an objection to a claim at least twenty (20) days before the Voting Deadline, such claim shall be temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection; and

f.                                         With respect to any creditor who has filed duplicate claims (whether against the same or multiple Debtors) that are classified under the Plan in the same class, the Debtors shall provide to such creditor only one Solicitation Package and one ballot for voting a single claim in such class, regardless of whether the Debtors have objected to such duplicate claims.

; and it is further

ORDERED that, while Alta shall be entitled to vote its claims according to the voting procedures established herein, the classification of Alta’s claims for voting purposes shall be as agreed to by the Debtors and Alta or, in the absence of such agreement, determined by the Court at the Confirmation Hearing; and it is further

ORDERED that, absent a contrary order of this Court prior to the Voting Deadline, holders of ACC Series E and F Preferred Stock Interests shall vote their interests in Class ACC-EFPfd; provided, however, that such classification shall be for voting purposes only

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and shall not be determinative of classification for purposes of allowance or distribution; and it is further

ORDERED that notwithstanding anything to the contrary (i) the Debtors shall have the right to seek an order of this Court designating and classifying Claims and/or Equity Interests as unimpaired and not entitled to vote, and (ii) holders of Claims’ or Equity Interests’ rights or defenses thereto are expressly reserved; and it is further

ORDERED that if any claimant seeks to challenge the allowance of its claim for voting purposes in accordance with the above procedures, such claimant is directed to serve on the Debtors and file with the Court on or before the tenth (10th) day after the later of (i) the Solicitation Commencement Date and (ii) service of notice of an objection, if any, to such claim, a motion (a “3018(a) Motion”) for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such claim in a different amount for purposes of voting to accept or reject the Plan; and it is further

ORDERED that the Court shall consider all 3018(a) Motions at a hearing held on January 25, 2006, at 9:45 a.m. (prevailing New York time) or as soon thereafter as counsel may be heard; and it is further

ORDERED that as to any creditor filing a motion pursuant to Bankruptcy Rule 3018(a), such creditor’s ballot shall not be counted unless temporarily allowed by the Court for voting purposes after notice and a hearing; and it is further

ORDERED that if a creditor casts more than one ballot or master ballot voting the same claim(s) before the Voting Deadline, the last ballot or master ballot received before the Voting Deadline is deemed to reflect the voter’s intent and, thus, to supersede any prior ballots or master ballots; and it is further

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ORDERED that if a holder of claims or equity interests casts more than one ballot voting the same claim(s) or equity interest(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such ballots shall not be counted; and it is further

ORDERED that creditors who hold claims or equity interests in more than one class under the Plan must submit ballots for each class of claims or equity interests; and it is further

ORDERED that any ballot that is otherwise properly completed, executed, and timely returned to the Balloting Agent but does not indicate an acceptance or rejection of the Plan, or indicates both an acceptance and a rejection of the Plan, shall not be counted; and it is further

ORDERED that any ballot received after the Voting Deadline shall not be counted; provided, however, that the Debtors may grant (before or after the expiration of the Voting Deadline) one or more extensions of the Voting Deadline for one or more creditors or equity interest holders, one or more Voting Classes, and/or one or more Debtor Groups under the Plan; provided, further, however, that the Debtors shall file a notice with the Court listing any such extensions granted; and it is further

ORDERED that a vote shall be disregarded if this Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith in accordance with the provisions of the Bankruptcy Code; and it is further

ORDERED that any ballot that is illegible or contains insufficient information to permit the identification of the claimant or equity interest holder shall not be counted; and it is further

17

ORDERED that any ballot cast by a person or entity that does not hold a claim or equity interest in a class that is entitled to vote to accept or reject the Plan shall not be counted; and it is further

ORDERED that any ballot cast for a claim scheduled as unliquidated, contingent, or disputed or in an amount equal to zero dollars for which no proof of claim was timely filed shall not be counted; and it is further

ORDERED that any unsigned ballot or a ballot that is signed but does not contain an original signature shall not be counted; and it is further

ORDERED that any ballot transmitted to the Balloting Agent by facsimile or other electronic means shall not be counted; and it is further

ORDERED that with respect to the tabulation of master ballots and beneficial ballots cast by Voting Nominees and Beneficial Owners, for purposes of voting, the amount that will be used to tabulate acceptances or rejections of the Plan will be the principal amount held as of the Record Date as determined based upon the records of the Depository Trust Company or other relevant depository and/or information agent (the “Record Amount”) and the following additional rules shall apply to the tabulation of master ballots and beneficial ballots cast by Voting Nominees and Beneficial Owners:

a.                                     Votes cast by Beneficial Owners through a Voting Nominee will be applied against the positions held by such entities in the applicable securities as of the Record Date, as evidenced by the record and depository listings.  Votes submitted by a Voting Nominee, pursuant to a master ballot, will not be counted in excess of the Record Amount of securities held by such Voting Nominee;

b.                                      To the extent that conflicting votes or “overvotes” are submitted by a Voting Nominee, the Balloting Agent will attempt to reconcile discrepancies with the Voting Nominee;

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c.                                       To the extent that overvotes on a master ballot are not reconcilable prior to the preparation of the vote certification, the Balloting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the master ballot that contained the overvote, but only to the extent of the Voting Nominee’s position in the applicable security;

and it is further

ORDERED that in accordance with section 1125(e) of the Bankruptcy Code, to the fullest extent permitted by law, none of the Debtors, the Buyers or any of their respective Affiliates (including their respective directors, officers, employees, shareholders, members, partners, agents or representatives (including attorneys, accountants, and investment bankers)) shall have any liability on account of soliciting votes on the Plan or participating in such solicitation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale or purchase of securities; and it is further

ORDERED that the Confirmation Hearing Notice is approved; and it is further

ORDERED that the Confirmation Hearing will commence at 9:45 a.m. (prevailing New York Time) on February 22, 2006; provided, however, that the Confirmation Hearing may be adjourned from time to time by the Court or the Debtors without further notice to parties other than an announcement at or before the Confirmation Hearing or any adjourned Confirmation Hearing; and it is further

ORDERED that the Debtors shall publish the Confirmation Hearing Notice on or before the date that is twenty-five (25) days before the last date to object to confirmation of the Plan in (i) The New York Times (National Edition), The Wall Street Journal (National Edition), and USA Today (National Edition); (ii) in a major regional newspaper in each of the following cities: Boston, Buffalo, West Palm Beach, Cleveland, Denver and Los Angeles; and (iii) in at

19

least three of the following trade publications: Television Week, Broadcasting & Cable, Multichannel News, Cableworld and CableFax Daily.  Additionally, the Debtors will publish the Confirmation Hearing Notice electronically on their website www.adelphia.com; and it is further

ORDERED that objections to confirmation of the Plan, if any, must (i) be made in writing; (ii) state with particularity the legal and factual ground therefor, and, if practicable, a proposed modification to the Plan that would resolve such objection; and (iii) conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court; (iv) be filed with the Bankruptcy Court electronically in accordance with General Order M-182 (General Order M-182 and the User’s Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court’s case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), Microsoft Word or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers); and (v) be served in accordance with General Order M-182, so as to be received by each of the parties identified in paragraph 5 of the Confirmation Hearing Notice at the respective addresses set forth therein no later than 4:00 p.m. (prevailing New York time) on February 3, 2006; and it is further

ORDERED that objections to confirmation of the Plan not timely filed and served in the manner set forth above shall not be considered and shall be overruled; and it is further

ORDERED that the Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Court, including, but not limited to, the making of any payments and the retention of such information and /or solicitation agents reasonably necessary to perform the actions and distributions contemplated herein; and it is further

20

ORDERED that the Debtors are authorized to make non-substantive changes to the Disclosure Statement, Plan, ballots, master ballots, Confirmation Hearing Notice, and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other materials in the Solicitation Package prior to their distribution; and it is further

ORDERED that this Court shall retain jurisdiction with respect to all matters related to this Order.

Dated:	New York, New York
November , 2005

HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE

21

EXHIBIT B

Voting and Re-Voting Classes

Plan Section	Class
4.04	Class FV-Bank-FrontierVision Bank Claims.
4.05	Class FV-Notes-FrontierVision Notes Claims.
4.06	Class FV-Trade-FrontierVision Trade Claims.
4.07	Class FV-Uns-FrontierVision Other Unsecured Claims.
4.08	Class FV-ESL-FrontierVision Existing Securities Law Claims
4.09	Class FVHC-Notes-FrontierVision Holdco Notes Claims
4.10	Class FVHC-Notes-FrontierVision Holdco Trade Claims
4.11	Class FVHC-Uns-FrontierVision Holdco Other Unsecured Claims
4.12	Class FVHC-ESL-FrontierVision Holdco Existing Securities Law Claims
4.14	Class FVHC-FVNR-FrontierVision Bank Nonrecourse Lien Claim
4.15	Class AGPH-Trade-Adelphia GP Holdings Trade Claims
4.16	Class AGPH-Uns-Adelphia GP Holdings Other Unsecured Claims
4.17	Class P-Bank-Parnassos Bank Claims.
4.18	Class P-Trade-Parnassos Trade Claims.
4.19	Class P-Uns-Parnassos Other Unsecured Claims.
4.21	Class TCI-Bank-Century-TCI Bank Claims.
4.22	Class TCI-Trade-Century-TCI Trade Claims.
4.23	Class TCI-Uns-Century-TCI Other Unsecured Claims.
4.25	Class Century-Bank-Century Bank Claims.
4.26	Class Century-Trade-Century Trade Claims.
4.27	Class Century-Uns-Century Other Unsecured Claims.
4.28	Class CCHC-Trade-CCHC Trade Claims.
4.29	Class CCHC-Uns-CCHC Other Unsecured Claims.
4.30	Class CCHC-CentNR-Century Bank Nonrecourse Lien Claim
4.31	Class CCC-Trade-CCC Trade Claims.
4.32	Class CCC-Uns-CCC Other Unsecured Claims.
4.33	Class FtMS-Bank-Century Bank Claims
4.35	Class FtMS-Trade-Ft. Myers Subsidiary Trade Claims
4.36	Class FtMS-Uns- Ft. Myers Subsidiary Other Unsecured Claims
4.37	Class FtM-FPL-FPL Note Claims.
4.38	Class FtM-Trade-Ft. Myers Trade Claims.
4.39	Class FtM-Uns-Ft. Myers Other Unsecured Claims.
4.40	Class FtM-CentNR-Century Bank Nonrecourse Lien Claim
4.41	Class ARA-Notes-Arahova Notes Claims
4.42	Class ARA-Trade-Arahova Trade Claims
4.43	Class ARA-Uns-Arahova Other Unsecured Claims
4.44	Class ARA-ESL-Arahova Existing Securities Law Claims
4.46	Class OLY-Bank-Olympus Bank Claims.

2

Plan Section	Class
4.47	Class OLY-Trade-Olympus Trade Claims.
4.48	Class OLY-Uns-Olympus Other Unsecured Claims.
4.49	Class UCA-Bank-UCA Bank Claims.
4.50	Class UCA-Trade-UCA Trade Claims.
4.51	Class UCA-Uns-UCA Other Unsecured Claims.
4.52	Class OLYParent-Notes-Olympus Parent Notes Claims.
4.53	Class OLYParent-Trade-Olympus Parent Trade Claims.
4.54	Class OLYParent-Uns-Olympus Parent Other Unsecured Claims.
4.55	Class OLYParent-Conv-Olympus Parent Convenience Claims.
4.56	Class OLYParent-ESL-Olympus Parent Existing Securities Law Claims
4.57	Class OLYParent-FPLNR-FPL Note Nonrecourse Lien Claim
4.58	Class OLYParent-UCANR-UCA Bank Nonrecourse Lien Claim
4.60	Class RCentCB-Trade-Rigas/Century Trade Claims
4.61	Class RCentCB-Uns- Rigas/Century Other Unsecured Claims
4.62	Class RCentCB-CentNR-Century Bank Claims
4.64	Class ROlyCB-Trade-Rigas/Olympus Trade Claims
4.65	Class ROlyCB-Uns- Rigas/Olympus Other Unsecured Claims
4.66	Class ROlyCB-OLYNR-Olympus Bank Claims
4.68	Class RUCACB-Trade-Rigas/UCA Trade Claims
4.69	Class RUCACB-Uns- Rigas/UCA Other Unsecured Claims
4.70	Class RUCACB-UCANR-UCA Bank Claims
4.71	Class Fundco-Funding Company Claims.
4.73	Class OPS-Trade-ACC Ops Trade Claims.
4.74	Class OPS-Uns-ACC Ops Other Unsecured Claims.
4.75	Class OPS-OLYNR-Olympus Bank Nonrecourse Lien Claim
4.76	Class OPS-UCANR-UCA Bank Nonrecourse Lien Claim
4.77	Class ACC-Trade-ACC Trade Claims
4.78	Class ACC-Uns-ACC Other Unsecured Claims
4.79	Class ACC-SnrNotes-ACC Senior Notes Claims
4.80	Class ACC-SubNotes-ACC Subordinated Notes Claims
4.81	Class ACC-ESL Snr-ACC Senior Notes Existing Securities Law Claims
4.82	Class ACC-ESL Sub-ACC Subordinated Notes Existing Securities Law Claims
4.83	Class ACC-BPfd-ACC Series B Preferred Stock Interests
4.84	Class ACC-BESL-ACC Series B Preferred Stock Existing Securities Law Claims
4.85	Class ACC-DPfd-ACC Series D Preferred Stock Interests
4.86	Class ACC-DESL-ACC Series D Preferred Stock Existing Securities Law Claims
4.87	Class ACC-EFPfd-ACC Series E and F Preferred Stock Interests
4.88	Class ACC-EFESL-ACC Preferred Series E and F Stock Existing Securities Law Claims
4.89	Class ACC-CSESL-ACC Common Stock Existing Securities Law Claims
4.90	Class ACC-CS-ACC Common Stock Interests

3

EXHIBIT C

[Forms of Settlement Ballots]

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS FVHC-NOTES - FRONTIERVISION HOLDCO NOTES CLAIMS - BENEFICIAL BALLOT

CUSIP: 35921QAB0

HOW TO VOTE

1.             REVIEW THE INSTRUCTIONS CONTAINED HEREIN BEFORE COMPLETING THIS BALLOT.

2.             REVIEW AND COMPLETE ITEM 1, ITEM 2, ITEM 3, ITEM 4 AND ITEM 5.

3.             SIGN THE BALLOT.

4.             RETURN THE BALLOT TO YOUR VOTING NOMINEE IN THE ENVELOPE THAT HAS BEEN PROVIDED.

Holders of FrontierVision Holdco Notes Claims can vote on both a potential settlement under the Debtors’ Modified Fourth Amended Joint Plan of Reorganization, dated April 28, 2006 (as may be amended and/or modified, the “Plan”), and/or the FrontierVision Holdco Dispute Holdback proposed under the Plan.

IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED NOVEMBER 21, 2005, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

1.                                       VOTE ON POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT.

ACCEPTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT	REJECTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT

☐	☐

2.                                       VOTE ON FRONTIERVISION HOLDCO DISPUTE HOLDBACK. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE FRONTIERVISION HOLDCO DISPUTE HOLDBACK.

ACCEPTS FRONTIERVISION HOLDCO DISPUTE HOLDBACK	REJECTS FRONTIERVISION HOLDCO DISPUTE HOLDBACK

☐	☐

3.                                       DESCRIPTION OF SECURITIES VOTED

A.	Name of beneficial holder:

B.	Account(s)/note numbers:

C.	Aggregate principal amount of
all notes voted in this ballot:

4.                                       IDENTIFY ALL OTHER FRONTIERVISION HOLDCO NOTES CLAIMS VOTED. By signing this ballot, the undersigned certifies that either (a) this ballot is the only ballot submitted by the undersigned for FrontierVision Holdco Notes Claims or (b) in addition to this ballot, one or more ballots (“Additional Ballots”) for FrontierVision Holdco Notes Claims have been submitted to other brokers, banks,  commercial banks, transfer agents, trust companies, dealers or other agents or nominees (each, a “Voting Nominee”) as follows:

Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s)	Name of Voting Nominee(s) for Additional Ballot(s)	Principal Amount of FrontierVision Holdco Notes Claims Voted in Additional Ballot(s)
$
$

5.                                       SIGNATURE. By signing this ballot, the undersigned certifies that it is either (a) as of May 1, 2006, a creditor with a claim to which this ballot pertains that is designated in the class of FrontierVision Holdco Notes Claims pursuant to the Plan, or (b) an authorized signatory of such a creditor and has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all of the terms and conditions set forth in the:  (i) November 23, 2005, order approving the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”); and (ii) the April 28, 2006, order approving a supplement to the Disclosure Statement. A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

Name:
Signature:
Title:
Date Completed:
Telephone #:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE BENEFICIAL BALLOT

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a settlement of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential FrontierVision Holdco Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “FrontierVision Holdco Dispute Holdback”). You are entitled to vote on both the Potential FrontierVision Holdco Settlement and the FrontierVision Holdco Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential FrontierVision Holdco Settlement and the FrontierVision Holdco Dispute Holdback are described in the Plan and DS Supplement.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS IS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

If you are a beneficial holder, please deliver your originally signed FrontierVision Holdco Notes Claims beneficial ballot to your Voting Nominee. If you desire to fax your beneficial ballot, confirm with your Voting Nominee prior to faxing it to determine whether your Voting Nominee will accept a faxed beneficial ballot.

Delivery of your beneficial ballot to the Voting Nominee does not constitute a vote on the Plan, which will only be deemed to occur when the Voting Nominee submits a master ballot reflecting all of the beneficial holders’ votes. The Debtors assume no responsibility for any delay or error on the part of any Voting Nominee.

It is important that you vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on you if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such plan and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your vote to be counted. If the Claim is held by a partnership, the beneficial ballot should be executed in the name of the partnership by a general partner. If the Claim is held by a corporation, the beneficial ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This beneficial ballot has been prepared to reflect the Class in which you are eligible to vote. If you have Claims in more than one Class, you may receive more than one ballot. If you receive more than one ballot, you should assume that each ballot is for a Claim or Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

This beneficial ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtors of the validity of a Claim.

If your beneficial ballot is damaged or lost or if you did not receive a beneficial ballot you may request a replacement by sending a written request to your Voting Nominee.

Claimants submitting multiple duplicative beneficial ballots shall be deemed to have voted in the manner of the last beneficial ballot cast. If a claimant casts more than one beneficial ballot voting the same Claim(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such beneficial ballots will not be counted.

Any beneficial ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback will only be counted with respect to the options(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential FrontierVision Holdco Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the FrontierVision Holdco Dispute Holdback.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Rule 3003(c) of the Federal Rules of Bankruptcy Procedure. If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

PURSUANT TO THE SUPPLEMENTAL ORDER, IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE NOVEMBER PLAN, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT IS JUNE 5, 2006, AT 4:00 P.M., PREVAILING NEW YORK TIME

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS FVHC-NOTES - FRONTIERVISION HOLDCO NOTES CLAIMS - MASTER BALLOT

CUSIP: 35921QAB0

FOR USE BY BROKERS, BANKS, COMMERCIAL BANKS, TRANSFER AGENTS, TRUST COMPANIES, DEALERS, OR OTHER AGENTS OR NOMINEES (EACH, A “VOTING NOMINEE”) OF BENEFICIAL HOLDERS (AND OF INTERVENING VOTING NOMINEES) OF 11.875% SERIES B SENIOR DISCOUNT NOTES DUE SEPTEMBER 15, 2007 (THE “NOTES”), ISSUED BY FRONTIERVISION HOLDINGS, L.P. UNDER THAT CERTAIN INDENTURE DATED AS OF DECEMBER 9, 1998 BETWEEN FRONTIERVISION HOLDINGS, L.P. AND FRONTIERVISION HOLDINGS CAPITAL II CORPORATION, AS ISSUERS AND U.S. BANK NATIONAL ASSOCIATION, AS INITIAL TRUSTEE THEREUNDER.

THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO TRANSMIT VOTES TO ACCEPT OR REJECT THE DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (AS MAY BE SUBSEQUENTLY MODIFIED AND/OR AMENDED, THE “PLAN”). HOLDERS OF NOTES SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR NOTES AT THIS TIME.

IF YOU ARE AN INTERMEDIARY BROKER, PROXY AGENT, OR OTHER INTERVENING VOTING NOMINEE, YOU ARE REQUIRED TO COMPLETE THIS MASTER BALLOT AND DELIVER IT TO YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE. YOU SHOULD RETURN THIS MASTER BALLOT SO AS TO ALLOW ADDITIONAL TIME FOR ALL BALLOTS TO BE DELIVERED BY YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE TO THE BALLOTING AGENT, BANKRUPTCY SERVICES, LLC (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT), BY 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”).

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

IF YOU PREVIOUSLY SUBMITTED A MASTER BALLOT ON BEHALF OF YOUR CUSTOMERS AND/OR CONSTITUENTS IN CONNECTION WITH THE DEBTORS’ FOURTH AMENDED JOIN PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED NOVEMBER 21, 2005, YOUR PRIOR MASTER BALLOT WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW MASTER BALLOT FOR THE VOTES OF YOUR CUSTOMERS AND/OR CONSTITUENTS TO BE COUNTED ON THE PLAN.

1.                                       TABULATION OF BENEFICIAL OWNER VOTING. The undersigned certifies that:

A.                                    Acceptances

(1)                                 Potential FrontierVision Holdco Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_________________ have delivered duly completed FrontierVision Holdco Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Potential FrontierVision Holdco Settlement; and

(2)                                 FrontierVision Holdco Dispute Holdback. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_________________ have delivered duly completed FrontierVision Holdco Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the FrontierVision Holdco Dispute Holdback.

B.                                    Rejections

(1)                                 Potential FrontierVision Holdco Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_________________ have delivered duly completed FrontierVision Holdco Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Potential FrontierVision Holdco Settlement; and

(2)                                 FrontierVision Holdco Dispute Holdback. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_________________ have delivered duly completed FrontierVision Holdco Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the FrontierVision Holdco Dispute Holdback.

(The remainder of this page has been intentionally left blank.)

2.             BENEFICIAL OWNER INFORMATION. The undersigned certifies that the information provided below (including any information provided on additional sheets attached hereto) is a true and accurate schedule of the beneficial owners of Notes, as identified by their respective account numbers, that have delivered duly completed beneficial ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to accept or reject the Plan.

(Please complete the information requested below. Attach additional sheets if necessary.)

ACCEPT or REJECT the Potential FrontierVision Holdco Settlement and/or the FrontierVision Holdco Dispute Holdback? (Check only one box per row)
Beneficial Owner’s Customer Account Number or Other Identifying Information	Principal Number of Notes Voted	ACCEPT Potential FrontierVision Holdco Settlement	ACCEPT FrontierVision Holdco Dispute Holdback	REJECT Potential FrontierVision Holdco Settlement	REJECT FrontierVision Holdco Dispute Holdback

3.                                       CERTIFICATION AS TO TRANSCRIPTION OF INFORMATION FROM ITEM 4 OF THE FRONTIERVISION HOLDCO NOTES CLAIMS - BENEFICIAL BALLOTS SUBMITTED BY BENEFICIAL HOLDERS OF NOTES. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners in Item 4 of the FrontierVision Holdco Notes Claims - Beneficial Ballot, identifying any other FrontierVision Holdco Notes Claims for which such beneficial owners have submitted other ballots:

YOUR customer account number for each beneficial owner who completed Item 4 of the FrontierVision Holdco Notes Claims - Beneficial Ballot.	Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s).	Name of Voting Nominee(s) for Additional Ballot(s).	Principal Amount of FrontierVision Holdco Notes Claims Voted in Additional Ballot(s).
1.	$
2.	$
3.	$

4.                                       ADDITIONAL CERTIFICATIONS. Except in the case of a vote recorded in a master ballot received from an intermediary, the undersigned certifies that each beneficial owner of the Notes whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement for the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code (the “Disclosure Statement”), the supplement to the Disclosure Statement (the “DS Supplement”), the Plan and the other applicable solicitation materials and that any beneficial or master ballots received are and will remain on file with the undersigned subject to inspection for a period of one year following the Voting Deadline.

5.                                       REGISTERED OWNER. The undersigned certifies that it is either: the registered owner in its own name or through a position held at a securities depository of the Notes identified in Item 2 above; or is an intermediary Voting Nominee on account of a beneficial holder of Notes, in which case such party should complete this master ballot and forward it to such party’s Voting Nominee intermediary, who represents such party’s interests.

(The remainder of this page has been intentionally left blank.)

6.                                       SIGNATURE. By signing this master ballot, the undersigned certifies that:  (a) each beneficial owner of Notes, as of May 1, 2006, whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement and the DS Supplement (with a copy of the Plan annexed thereto); and (b) it is the registered holder of the claims to which this ballot pertains and/or has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all the terms and conditions set forth in the (i) November 23, 2005, order approving the Disclosure Statement; and (ii) the April 28, 2006, order approving the DS Supplement.

Print or Type Name:
Signature:
If by Authorized Agent, Name and Title:
Name of Institution:
Street Address:
City, State, Zip Code:
Telephone Number:
Date Completed:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT - NOTES CLAIMS

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the approval or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a settlement of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential FrontierVision Holdco Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “FrontierVision Holdco Dispute Holdback”). Your customers and/or constituents are entitled to vote on both the Potential FrontierVision Holdco Settlement and the FrontierVision Holdco Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential FrontierVision Holdco Settlement and the FrontierVision Holdco Dispute Holdback are described in the Plan and DS Supplement.

The Debtors are soliciting votes of your customers and/or constituents who are beneficial holders of FrontierVision Holdco Notes (the “Beneficial Owners”) pursuant to the Plan. This master ballot is to identify the votes of your customers and/or constituents who hold Claims in Class FVHC-Notes under the Plan or you, to the extent you are a registered holder of Notes in your own name.

To have the vote of your customers count, you should deliver the Disclosure Statement, the DS Supplement, the Plan and beneficial ballot to each Beneficial Owner for whom you hold interests AS SOON AS POSSIBLE, AND NO LATER THAN THE DAY THAT IS THE THIRD BUSINESS DAY AFTER RECEIPT OF THE SOLICITATION MATERIALS, AND YOU MUST COMPLETE, SIGN AND RETURN THIS MASTER BALLOT SO THAT IT IS RECEIVED BY BANKRUPTCY SERVICES, LLC (THE “BALLOTING AGENT”) (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”). FAXED BALLOTS WILL NOT BE COUNTED. ONLY ORIGINAL MASTER BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.

BALLOTS SHOULD BE RETURNED TO ONE OF THE FOLLOWING ADDRESSES:

(if mailed)	(if sent by overnight courier)

Adelphia Communications Corporation	Adelphia Communications Corporation
c/o Bankruptcy Services, LLC, as balloting agent	c/o Bankruptcy Services, LLC, as balloting agent
PO Box 5014, FDR Station	757 Third Avenue, 3rd Floor
New York, NY 10150-5014	New York, NY 10017

It is important that you and your customers and/or constituents vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on holders of Claims in such Debtor Group if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback and the Bankruptcy Court

finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such settlement or holdback and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your customers’ and/or constituents’ votes to be counted. If you are a partnership, the master ballot should be executed in the name of the partnership by a general partner. If you are a corporation, the master ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This ballot has been prepared to reflect the Class in which your customers and/or constituents are eligible to vote. If your customers and/or constituents have Claims or in more than one Class, your customers and/or constituents may receive more than one ballot. If your customers and/or constituents receive more than one ballot, they should assume that each ballot is for a Claim or Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

With respect to any ballots returned to you by a Beneficial Owner, you must complete a master ballot, return it to the Balloting Agent and retain such ballots for inspection for a period of one year following the Voting Deadline.

If, in addition to acting as a Voting Nominee, you also are a Beneficial Owner of any Notes and you wish to vote such Notes beneficially held by you, you should add your vote to the master ballot. If you choose to complete a ballot, please refer to the instructions accompanying the ballot.

Votes cast by Beneficial Owners through a Voting Nominee will be applied against the positions held by such entities in the applicable securities as of the Record Date, as evidenced by the record and depository listings. Votes submitted by a Voting Nominee, pursuant to a master ballot, will not be counted in excess of the record amount of securities held by such Voting Nominee.

To the extent that conflicting votes or “overvotes” are submitted by a Voting Nominee, the Balloting Agent will attempt to reconcile discrepancies with the Voting Nominee.

To the extent that overvotes on a master ballot are not reconcilable prior to the preparation of the vote certification, the Balloting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the master ballot that contained the overvote, but only to the extent of the Voting Nominee’s position in the applicable security.

To the extent you have received beneficial ballots from your customers and/or constituents indicating an acceptance or rejection of the November Plan, such ballots should not be counted. You should only tabulate votes which indicate an acceptance or rejection of the Potential FrontierVision Holdco Settlement and/or the FrontierVision Holdco Dispute Holdback.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential FrontierVision Holdco Settlement or the FrontierVision Holdco Dispute Holdback should only be counted with respect to the option(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Potential FrontierVision Holdco Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the FrontierVision Holdco Dispute Holdback.

This ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtor of the validity of any Claims or interests.

If your master ballot is damaged or lost or if you did not receive a master ballot you may request a replacement by sending a written request to the Debtors’ solicitation agent, D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by calling (800) 967-7858. You should not send completed master ballots to this address. Rather, please send completed master ballots to the Balloting Agent at the address listed on the prior page.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c). If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS ARA-NOTES - ARAHOVA NOTES CLAIMS - BENEFICIAL BALLOT

CUSIP: 156503AG9

HOW TO VOTE

1.             REVIEW THE INSTRUCTIONS CONTAINED HEREIN BEFORE COMPLETING THIS BALLOT.

2.             REVIEW AND COMPLETE ITEM 1, ITEM 2, ITEM 3, ITEM 4 AND ITEM 5.

3.             SIGN THE BALLOT.

4.             RETURN THE BALLOT TO YOUR VOTING NOMINEE IN THE ENVELOPE THAT HAS BEEN PROVIDED.

Holders of Arahova Notes Claims can vote on both a potential settlement under the Debtors’ Modified Fourth Amended Joint Plan of Reorganization, dated April 28, 2006 (as may be amended and/or modified, the “Plan”), and/or the Arahova Dispute Holdback proposed under the Plan.

IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED NOVEMBER 21, 2005, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

1.                                       VOTE ON POTENTIAL ARAHOVA SETTLEMENT. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL ARAHOVA SETTLEMENT.

ACCEPTS POTENTIAL ARAHOVA SETTLEMENT	REJECTS POTENTIAL ARAHOVA SETTLEMENT

☐	☐

2.                                       VOTE ON ARAHOVA DISPUTE HOLDBACK. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE ARAHOVA DISPUTE HOLDBACK.

ACCEPTS ARAHOVA DISPUTE HOLDBACK	REJECTS ARAHOVA DISPUTE HOLDBACK

☐	☐

3.             DESCRIPTION OF SECURITIES VOTED

A.	Name of beneficial holder:

B.	Account(s)/note numbers:

C.	Aggregate principal amount of
all notes voted in this ballot:

4.                                       IDENTIFY ALL OTHER ARAHOVA NOTES CLAIMS VOTED. By signing this ballot, the undersigned certifies that either (a) this ballot is the only ballot submitted by the undersigned for Arahova Notes Claims or (b) in addition to this ballot, one or more ballots (“Additional Ballots”) for Arahova Notes Claims have been submitted to other brokers, banks,  commercial banks, transfer agents, trust companies, dealers or other agents or nominees (each, a “Voting Nominee”) as follows:

Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s)	Name of Voting Nominee(s) for Additional Ballot(s)	Principal Amount of Arahova Notes Claims Voted in Additional Ballot(s)
$
$
$

5.                                       SIGNATURE. By signing this ballot, the undersigned certifies that it is either (a) as of May 1, 2006, a creditor with a claim to which this ballot pertains that is designated in the class of Arahova Notes Claims pursuant to the Plan, or (b) an authorized signatory of such a creditor and has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all of the terms and conditions set forth in the:  (i) November 23, 2005, order approving the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”); and (ii) the April 28, 2006, order approving a supplement to the Disclosure Statement. A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

Name:
Signature:
Title:
Date Completed:
Telephone #:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE BENEFICIAL BALLOT

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a settlement of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Arahova Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Arahova Dispute Holdback”). You are entitled to vote on both the Potential Arahova Settlement and the Arahova Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential Arahova Settlement and the Arahova Dispute Holdback are described in the Plan and DS Supplement.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS IS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

If you are a beneficial holder, please deliver your originally signed Arahova Notes Claims beneficial ballot to your Voting Nominee. If you desire to fax your beneficial ballot, confirm with your Voting Nominee prior to faxing it to determine whether your Voting Nominee will accept a faxed beneficial ballot.

Delivery of your beneficial ballot to the Voting Nominee does not constitute a vote on the Plan, which will only be deemed to occur when the Voting Nominee submits a master ballot reflecting all of the beneficial holders’ votes. The Debtors assume no responsibility for any delay or error on the part of any Voting Nominee.

It is important that you vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Arahova Settlement or the Arahova Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on you if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Arahova Settlement or the Arahova Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Arahova Settlement or the Arahova Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such plan and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your vote to be counted. If the Claim is held by a partnership, the beneficial ballot should be executed in the name of the partnership by a general partner. If the Claim is held by a corporation, the beneficial ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This beneficial ballot has been prepared to reflect the Class in which you are eligible to vote. If you have Claims in more than one Class, you may receive more than one ballot. If you receive more than one ballot, you should assume that each ballot is for a Claim or Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

This beneficial ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtors of the validity of a Claim.

If your beneficial ballot is damaged or lost or if you did not receive a beneficial ballot you may request a replacement by sending a written request to your Voting Nominee.

Claimants submitting multiple duplicative beneficial ballots shall be deemed to have voted in the manner of the last beneficial ballot cast. If a claimant casts more than one beneficial ballot voting the same Claim(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such beneficial ballots will not be counted.

Any beneficial ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential Arahova Settlement or the Arahova Dispute Holdback will only be counted with respect to the option(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Arahova Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Arahova Dispute Holdback.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Rule 3003(c) of the Federal Rules of Bankruptcy Procedure. If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

PURSUANT TO THE SUPPLEMENTAL ORDER, IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE NOVEMBER PLAN, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT IS JUNE 5, 2006, AT 4:00 P.M., PREVAILING NEW YORK TIME

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS ARA-NOTES - ARAHOVA NOTES CLAIMS - MASTER BALLOT

CUSIP: 156503AG9

FOR USE BY BROKERS, BANKS, COMMERCIAL BANKS, TRANSFER AGENTS, TRUST COMPANIES, DEALERS, OR OTHER AGENTS OR NOMINEES (EACH, A “VOTING NOMINEE”) OF BENEFICIAL HOLDERS (AND OF INTERVENING VOTING NOMINEES) OF ZERO COUPON SENIOR DISCOUNT NOTES DUE MARCH 15, 2003 (THE “NOTES”), ISSUED BY CENTURY COMMUNICATIONS CORPORATION UNDER THAT CERTAIN INDENTURE DATED AS OF FEBRUARY 15, 1992, BETWEEN CENTURY AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS INITIAL TRUSTEE THEREUNDER, AS SUPPLEMENTED BY A THIRD SUPPLEMENTAL INDENTURE, DATED AS OF APRIL 1, 1993, AND AS FURTHER SUPPLEMENTED BY A NINTH SUPPLEMENTAL INDENTURE, DATED AS OF OCTOBER 1, 1999.

THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO TRANSMIT VOTES TO ACCEPT OR REJECT THE DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (AS MAY BE SUBSEQUENTLY MODIFIED AND/OR AMENDED, THE “PLAN”). HOLDERS OF NOTES SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR NOTES AT THIS TIME.

IF YOU ARE AN INTERMEDIARY BROKER, PROXY AGENT, OR OTHER INTERVENING VOTING NOMINEE, YOU ARE REQUIRED TO COMPLETE THIS MASTER BALLOT AND DELIVER IT TO YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE. YOU SHOULD RETURN THIS MASTER BALLOT SO AS TO ALLOW ADDITIONAL TIME FOR ALL BALLOTS TO BE DELIVERED BY YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE TO THE BALLOTING AGENT, BANKRUPTCY SERVICES, LLC (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT), BY 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”).

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

IF YOU PREVIOUSLY SUBMITTED A MASTER BALLOT ON BEHALF OF YOUR CUSTOMERS AND/OR CONSTITUENTS IN CONNECTION WITH THE DEBTORS’ FOURTH AMENDED JOIN PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED NOVEMBER 21, 2005, YOUR PRIOR MASTER BALLOT WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW MASTER BALLOT FOR THE VOTES OF YOUR CUSTOMERS AND/OR CONSTITUENTS TO BE COUNTED ON THE PLAN.

1.             TABULATION OF BENEFICIAL OWNER VOTING. The undersigned certifies that:

A.                                      Acceptances

(1)                                 Potential Arahova Settlement. _____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_______________________ have delivered duly completed Arahova Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Potential Arahova Settlement; and

 (2)                              Arahova Dispute Holdback. _____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_______________________ have delivered duly completed Arahova Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Arahova Dispute Holdback.

B.                                      Rejections

(1)                                 Potential Arahova Settlement. _____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_______________________ have delivered duly completed Arahova Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Potential Arahova Settlement; and

(2)                                 Arahova Dispute Holdback. _____________ beneficial owners of Notes in the aggregate unpaid principal amount of $_______________________ have delivered duly completed Arahova Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Arahova Dispute Holdback.

(The remainder of this page has been intentionally left blank).

2.             BENEFICIAL OWNER INFORMATION. The undersigned certifies that the information provided below (including any information provided on additional sheets attached hereto) is a true and accurate schedule of the beneficial owners of Notes, as identified by their respective account numbers, that have delivered duly completed beneficial ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to accept or reject the Plan.

(Please complete the information requested below. Attach additional sheets if necessary.)

ACCEPT or REJECT the Potential Arahova Settlement and/or the Arahova Dispute Holdback? (Check only one box per row)
Beneficial Owner’s Customer Account Number or Other Identifying Information	Principal Number of Notes Voted	ACCEPT Potential Arahova Settlement	ACCEPT Arahova Dispute Holdback	REJECT Potential Arahova Settlement	REJECT Arahova Dispute Holdback

3.                                       CERTIFICATION AS TO TRANSCRIPTION OF INFORMATION FROM ITEM 4 OF THE ARAHOVA NOTES CLAIMS - BENEFICIAL BALLOTS SUBMITTED BY BENEFICIAL HOLDERS OF NOTES. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners in Item 4 of the Arahova Notes Claims - Beneficial Ballot, identifying any other Arahova Notes Claims for which such beneficial owners have submitted other ballots:

YOUR customer account number for each beneficial owner who completed Item 4 of the Arahova Notes Claims - Beneficial Ballot.	Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s).	Name of Voting Nominee(s) for Additional Ballot(s).	Principal Amount of Arahova Notes Claims Voted in Additional Ballot(s).
1.		$
2.		$
3.		$

4.                                       ADDITIONAL CERTIFICATIONS. Except in the case of a vote recorded in a master ballot received from an intermediary, the undersigned certifies that each beneficial owner of the Notes whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement for the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code (the “Disclosure Statement”), the supplement to the Disclosure Statement (the “DS Supplement”), the Plan and the other applicable solicitation materials and that any beneficial or master ballots received are and will remain on file with the undersigned subject to inspection for a period of one year following the Voting Deadline.

5.                                       REGISTERED OWNER. The undersigned certifies that it is either: the registered owner in its own name or through a position held at a securities depository of the Notes identified in Item 2 above; or is an intermediary Voting Nominee on account of a beneficial holder of Notes, in which case such party should complete this master ballot and forward it to such party’s Voting Nominee intermediary, who represents such party’s interests.

(The remainder of this page has been intentionally left blank.)

6.                                       SIGNATURE. By signing this master ballot, the undersigned certifies that:  (a) each beneficial owner of Notes, as of May 1, 2006, whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement and the DS Supplement (with a copy of the Plan annexed thereto); and (b) it is the registered holder of the claims to which this ballot pertains and/or has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all the terms and conditions set forth in the (i) November 23, 2005, order approving the Disclosure Statement; and (ii) the April 28, 2006, order approving the DS Supplement.

Print or Type Name:
Signature:
If by Authorized Agent, Name and Title:
Name of Institution:
Street Address:
City, State, Zip Code:
Telephone Number:
Date Completed:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT - NOTES CLAIMS

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the approval or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a settlement of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Arahova Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Arahova Dispute Holdback”). Your customers and/or constituents are entitled to vote on both the Potential Arahova Settlement and the Arahova Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential Arahova Settlement and the Arahova Dispute Holdback are described in the Plan and DS Supplement.

The Debtors are soliciting votes of your customers and/or constituents who are beneficial holders of Arahova Notes (the “Beneficial Owners”) pursuant to the Plan. This master ballot is to identify the votes of your customers and/or constituents who hold Claims in Class ARA-Notes under the Plan or you, to the extent you are a registered holder of Notes in your own name.

To have the vote of your customers count, you should deliver the Disclosure Statement, the DS Supplement, the Plan and beneficial ballot to each Beneficial Owner for whom you hold interests AS SOON AS POSSIBLE, AND NO LATER THAN THE DAY THAT IS THE THIRD BUSINESS DAY AFTER RECEIPT OF THE SOLICITATION MATERIALS, AND YOU MUST COMPLETE, SIGN AND RETURN THIS MASTER BALLOT SO THAT IT IS RECEIVED BY BANKRUPTCY SERVICES, LLC (THE “BALLOTING AGENT”) (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”). FAXED BALLOTS WILL NOT BE COUNTED. ONLY ORIGINAL MASTER BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.

BALLOTS SHOULD BE RETURNED TO ONE OF THE FOLLOWING ADDRESSES:

(if mailed)	(if sent by overnight courier)

Adelphia Communications Corporation	Adelphia Communications Corporation
c/o Bankruptcy Services, LLC, as balloting agent	c/o Bankruptcy Services, LLC, as balloting agent
PO Box 5014, FDR Station	757 Third Avenue, 3rd Floor
New York, NY 10150-5014	New York, NY 10017

It is important that you and your customers and/or constituents vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Arahova Settlement or the Arahova Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on holders of Claims in such Debtor Group if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Arahova Settlement or the Arahova Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Arahova Settlement or the Arahova Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the

Class(es) rejecting such settlement or holdback and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your customers’ and/or constituents’ votes to be counted. If you are a partnership, the master ballot should be executed in the name of the partnership by a general partner. If you are a corporation, the master ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This ballot has been prepared to reflect the Class in which your customers and/or constituents are eligible to vote. If your customers and/or constituents have Claims or in more than one Class, your customers and/or constituents may receive more than one ballot. If your customers and/or constituents receive more than one ballot, they should assume that each ballot is for a Claim or Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

With respect to any ballots returned to you by a Beneficial Owner, you must complete a master ballot, return it to the Balloting Agent and retain such ballots for inspection for a period of one year following the Voting Deadline.

If, in addition to acting as a Voting Nominee, you also are a Beneficial Owner of any Notes and you wish to vote such Notes beneficially held by you, you should add your vote to the master ballot. If you choose to complete a ballot, please refer to the instructions accompanying the ballot.

Votes cast by Beneficial Owners through a Voting Nominee will be applied against the positions held by such entities in the applicable securities as of the Record Date, as evidenced by the record and depository listings. Votes submitted by a Voting Nominee, pursuant to a master ballot, will not be counted in excess of the record amount of securities held by such Voting Nominee.

To the extent that conflicting votes or “overvotes” are submitted by a Voting Nominee, the Balloting Agent will attempt to reconcile discrepancies with the Voting Nominee.

To the extent that overvotes on a master ballot are not reconcilable prior to the preparation of the vote certification, the Balloting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the master ballot that contained the overvote, but only to the extent of the Voting Nominee’s position in the applicable security.

To the extent you have received beneficial ballots from your customers and/or constituents indicating an acceptance or rejection of the November Plan, such ballots should not be counted. You should only tabulate votes which indicate an acceptance or rejection of the Potential Arahova Settlement and/or the Arahova Dispute Holdback.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential Arahova Settlement or the Arahova Dispute Holdback should only be counted with respect to the option(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Potential Arahova Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Arahova Dispute Holdback.

This ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtor of the validity of any Claims or interests.

If your master ballot is damaged or lost or if you did not receive a master ballot you may request a replacement by sending a written request to the Debtors’ solicitation agent, D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005

or by calling (800) 967-7858. You should not send completed master ballots to this address. Rather, please send completed master ballots to the Balloting Agent at the address listed on the prior page.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c). If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS OLYPARENT-NOTES - OLYMPUS PARENT NOTES CLAIMS - BENEFICIAL BALLOT

CUSIP: 68162YAC0

HOW TO VOTE

1.	REVIEW THE INSTRUCTIONS CONTAINED HEREIN BEFORE COMPLETING THIS BALLOT.
2.	REVIEW AND COMPLETE ITEM 1, ITEM 2, ITEM 3, ITEM 4 AND ITEM 5.
3.	SIGN THE BALLOT.
4.	RETURN THE BALLOT TO YOUR VOTING NOMINEE IN THE ENVELOPE THAT HAS BEEN PROVIDED.

Holders of Olympus Parent Notes Claims can vote on both a potential settlement under the Debtors’ Modified Fourth Amended Joint Plan of Reorganization, dated April 28, 2006 (as may be amended and/or modified, the “Plan”), and/or the Olympus Parent Dispute Holdback proposed under the Plan.

IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED NOVEMBER 21, 2005, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

1.                                       VOTE ON POTENTIAL OLYMPUS PARENT SETTLEMENT. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL OLYMPUS PARENT SETTLEMENT.

ACCEPTS POTENTIAL OLYMPUS PARENT SETTLEMENT	REJECTS POTENTIAL OLYMPUS PARENT SETTLEMENT

☐	☐

2.                                       VOTE ON OLYMPUS PARENT DISPUTE HOLDBACK. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE OLYMPUS PARENT DISPUTE HOLDBACK.

ACCEPTS OLYMPUS PARENT DISPUTE HOLDBACK	REJECTS OLYMPUS PARENT DISPUTE HOLDBACK

☐	☐

3.                                       DESCRIPTION OF SECURITIES VOTED

A.	Name of beneficial holder:

B.	Account(s)/note numbers:

C.	Aggregate principal amount of all notes voted in this ballot:

4.                                       IDENTIFY ALL OTHER OLYMPUS PARENT NOTES CLAIMS VOTED. By signing this ballot, the undersigned certifies that either (a) this ballot is the only ballot submitted by the undersigned for Olympus Parent Notes Claims or (b) in addition to this ballot, one or more ballots (“Additional Ballots”) for Olympus Parent Notes Claims have been submitted to other brokers, banks, commercial banks, transfer agents, trust companies, dealers or other agents or nominees (each, a “Voting Nominee”) as follows:

Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s)	Name of Voting Nominee(s) for Additional Ballot(s)	Principal Amount of Olympus Parent Notes Claims Voted in Additional Ballot(s)
$

$

$

5.                                       SIGNATURE. By signing this ballot, the undersigned certifies that it is either (a) as of May 1, 2006, a creditor with a claim to which this ballot pertains that is designated in the class of Olympus Parent Notes Claims pursuant to the Plan, or (b) an authorized signatory of such a creditor and has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all of the terms and conditions set forth in the: (i) November 23, 2005, order approving the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”); and (ii) the April 28, 2006, order approving a supplement to the Disclosure Statement. A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

Name:
Signature:
Title:
Date Completed:
Telephone #:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE BENEFICIAL BALLOT

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a settlement of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Olympus Parent Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Olympus Parent Dispute Holdback”). You are entitled to vote on both the Potential Olympus Parent Settlement and the Olympus Parent Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential Olympus Parent Settlement and the Olympus Parent Dispute Holdback are described in the Plan and DS Supplement.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS IS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

If you are a beneficial holder, please deliver your originally signed Olympus Parent Notes Claims beneficial ballot to your Voting Nominee. If you desire to fax your beneficial ballot, confirm with your Voting Nominee prior to faxing it to determine whether your Voting Nominee will accept a faxed beneficial ballot.

Delivery of your beneficial ballot to the Voting Nominee does not constitute a vote on the Plan, which will only be deemed to occur when the Voting Nominee submits a master ballot reflecting all of the beneficial holders’ votes. The Debtors assume no responsibility for any delay or error on the part of any Voting Nominee.

It is important that you vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on you if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such plan and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your vote to be counted. If the Claim is held by a partnership, the beneficial ballot should be executed in the name of the partnership by a general partner. If the Claim is held by a corporation, the beneficial ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This beneficial ballot has been prepared to reflect the Class in which you are eligible to vote. If you have Claims in more than one Class, you may receive more than one ballot. If you receive more than one ballot, you should assume that each ballot is for a Claim or Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

This beneficial ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtors of the validity of a Claim.

If your beneficial ballot is damaged or lost or if you did not receive a beneficial ballot you may request a replacement by sending a written request to your Voting Nominee.

Claimants submitting multiple duplicative beneficial ballots shall be deemed to have voted in the manner of the last beneficial ballot cast. If a claimant casts more than one beneficial ballot voting the same Claim(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such beneficial ballots will not be counted.

Any beneficial ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback will only be counted with respect to the options(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Olympus Parent Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Olympus Parent Dispute Holdback.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Rule 3003(c) of the Federal Rules of Bankruptcy Procedure. If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

PURSUANT TO THE SUPPLEMENTAL ORDER, IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE NOVEMBER PLAN, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT IS JUNE 5, 2006, AT 4:00 P.M., PREVAILING NEW YORK TIME

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS OLYPARENT-NOTES - OLYMPUS PARENT NOTES CLAIMS - MASTER BALLOT

CUSIP: 68162YAC0

FOR USE BY BROKERS, BANKS, COMMERCIAL BANKS, TRANSFER AGENTS, TRUST COMPANIES, DEALERS, OR OTHER AGENTS OR NOMINEES (EACH, A “VOTING NOMINEE”) OF BENEFICIAL HOLDERS (AND OF INTERVENING VOTING NOMINEES) OF THOSE CERTAIN 10.625% SENIOR NOTES DUE NOVEMBER 15, 2006 (THE “NOTES”), ISSUED BY OLYMPUS COMMUNICATIONS, L.P. AND OLYMPUS CAPITAL CORPORATION UNDER THAT CERTAIN INDENTURE DATED AS OF NOVEMBER 12, 1996 BETWEEN OLYMPUS COMMUNICATIONS, L.P., OLYMPUS CAPITAL CORPORATION AND BANK OF MONTREAL TRUST COMPANY, AS INITIAL TRUSTEE THEREUNDER.

THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO TRANSMIT VOTES TO ACCEPT OR REJECT THE DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (AS MAY BE SUBSEQUENTLY MODIFIED AND/OR AMENDED, THE “PLAN”). HOLDERS OF NOTES SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR NOTES AT THIS TIME.

IF YOU ARE AN INTERMEDIARY BROKER, PROXY AGENT, OR OTHER INTERVENING VOTING NOMINEE, YOU ARE REQUIRED TO COMPLETE THIS MASTER BALLOT AND DELIVER IT TO YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE. YOU SHOULD RETURN THIS MASTER BALLOT SO AS TO ALLOW ADDITIONAL TIME FOR ALL BALLOTS TO BE DELIVERED BY YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE TO THE BALLOTING AGENT, BANKRUPTCY SERVICES, LLC (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT), BY 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”).

PLEASE READ THE ATTACHED VOTING INFORMATION AND INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

IF YOU PREVIOUSLY SUBMITTED A MASTER BALLOT ON BEHALF OF YOUR CUSTOMERS AND/OR CONSTITUENTS IN CONNECTION WITH THE DEBTORS’ FOURTH AMENDED JOIN PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED NOVEMBER 21, 2005, YOUR PRIOR MASTER BALLOT WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW MASTER BALLOT FOR THE VOTES OF YOUR CUSTOMERS AND/OR CONSTITUENTS TO BE COUNTED ON THE PLAN.

1.                                       TABULATION OF BENEFICIAL OWNER VOTING. The undersigned certifies that:

A.                                    Acceptances

(1)                                 Potential Olympus Parent Settlement. _________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed Olympus Parent Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Potential Olympus Parent Settlement; and

(2)                                 Olympus Parent Dispute Holdback. _________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed Olympus Parent Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Olympus Parent Dispute Holdback.

B.                                    Rejections

(1)                                 Potential Olympus Parent Settlement. _________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed Olympus Parent Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Potential Olympus Parent Settlement; and

(2)                                 Olympus Parent Dispute Holdback. _________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed Olympus Parent Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Olympus Parent Dispute Holdback.

(The remainder of this page has been intentionally left blank.)

2.                                       BENEFICIAL OWNER INFORMATION. The undersigned certifies that the information provided below (including any information provided on additional sheets attached hereto) is a true and accurate schedule of the beneficial owners of Notes, as identified by their respective account numbers, that have delivered duly completed beneficial ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to accept or reject the Plan.

(Please complete the information requested below. Attach additional sheets if necessary.)

Beneficial Owner’s Customer Account Number or Other Identifying Information	Principal Number of Notes Voted	ACCEPT or REJECT the Potential Olympus Parent Settlement and/or the Olympus Parent Dispute Holdback? (Check only one box per row)
		ACCEPT Potential Olympus Parent Settlement	ACCEPT Olympus Parent Dispute Holdback	REJECT Potential Olympus Parent Settlement	REJECT Olympus Parent Dispute Holdback

3.                                       CERTIFICATION AS TO TRANSCRIPTION OF INFORMATION FROM ITEM 4 OF THE OLYMPUS PARENT NOTES CLAIMS - BENEFICIAL BALLOTS SUBMITTED BY BENEFICIAL HOLDERS OF NOTES. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners in Item 4 of the Olympus Parent Notes Claims - Beneficial Ballot, identifying any other Olympus Parent Notes Claims for which such beneficial owners have submitted other ballots:

YOUR customer account number for each beneficial owner who completed Item 4 of the Olympus Parent Notes Claims - Beneficial Ballot.	Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s).	Name of Voting Nominee(s) for Additional Ballot(s).	Principal Amount of Olympus Parent Notes Claims Voted in Additional Ballot(s).
1.		$

2.		$

3.		$

4.                                       ADDITIONAL CERTIFICATIONS. Except in the case of a vote recorded in a master ballot received from an intermediary, the undersigned certifies that each beneficial owner of the Notes whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement for the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code (the “Disclosure Statement”), the supplement to the Disclosure Statement (the “DS Supplement”), the Plan and the other applicable solicitation materials and that any beneficial or master ballots received are and will remain on file with the undersigned subject to inspection for a period of one year following the Voting Deadline.

5.                                       REGISTERED OWNER. The undersigned certifies that it is either: the registered owner in its own name or through a position held at a securities depository of the Notes identified in Item 2 above; or is an intermediary Voting Nominee on account of a beneficial holder of Notes, in which case such party should complete this master ballot and forward it to such party’s Voting Nominee intermediary, who represents such party’s interests.

(The remainder of this page has been intentionally left blank.)

6.                                       SIGNATURE. By signing this master ballot, the undersigned certifies that:  (a) each beneficial owner of Notes, as of May 1, 2006, whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement and the DS Supplement (with a copy of the Plan annexed thereto); and (b) it is the registered holder of the claims to which this ballot pertains and/or has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all the terms and conditions set forth in the (i) November 23, 2005, order approving the Disclosure Statement; and (ii) the April 28, 2006, order approving the DS Supplement.

Print or Type Name:
Signature:
If by Authorized Agent, Name and Title:
Name of Institution:
Street Address:
City, State, Zip Code:
Telephone Number:
Date Completed:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT - NOTES CLAIMS

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the approval or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a settlement of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Olympus Parent Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Olympus Parent Dispute Holdback”). Your customers and/or constituents are entitled to vote on both the Potential Olympus Parent Settlement and the Olympus Parent Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential Olympus Parent Settlement and the Olympus Parent Dispute Holdback are described in the Plan and DS Supplement.

The Debtors are soliciting votes of your customers and/or constituents who are beneficial holders of Olympus Parent Notes (the “Beneficial Owners”) pursuant to the Plan. This master ballot is to identify the votes of your customers and/or constituents who hold Claims in Class OLYParent-Notes under the Plan or you, to the extent you are a registered holder of Notes in your own name.

To have the vote of your customers count, you should deliver the Disclosure Statement, the DS Supplement, the Plan and beneficial ballot to each Beneficial Owner for whom you hold interests AS SOON AS POSSIBLE, AND NO LATER THAN THE DAY THAT IS THE THIRD BUSINESS DAY AFTER RECEIPT OF THE SOLICITATION MATERIALS, AND YOU MUST COMPLETE, SIGN AND RETURN THIS MASTER BALLOT SO THAT IT IS RECEIVED BY BANKRUPTCY SERVICES, LLC (THE “BALLOTING AGENT”) (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”). FAXED BALLOTS WILL NOT BE COUNTED. ONLY ORIGINAL MASTER BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.

BALLOTS SHOULD BE RETURNED TO ONE OF THE FOLLOWING ADDRESSES:

(if mailed)	(if sent by overnight courier)

Adelphia Communications Corporation	Adelphia Communications Corporation
c/o Bankruptcy Services, LLC, as balloting agent	c/o Bankruptcy Services, LLC, as balloting agent
PO Box 5014, FDR Station	757 Third Avenue, 3rd Floor
New York, NY 10150-5014	New York, NY 10017

It is important that you and your customers and/or constituents vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on holders of Claims in such Debtor Group if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such settlement or holdback and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your customers’ and/or constituents’ votes to be counted. If you are a partnership, the master ballot should be executed in the name of the partnership by a general partner. If you are a corporation, the master ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This ballot has been prepared to reflect the Class in which your customers and/or constituents are eligible to vote. If your customers and/or constituents have Claims or in more than one Class, your customers and/or constituents may receive more than one ballot. If your customers and/or constituents receive more than one ballot, they should assume that each ballot is for a Claim or Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

With respect to any ballots returned to you by a Beneficial Owner, you must complete a master ballot, return it to the Balloting Agent and retain such ballots for inspection for a period of one year following the Voting Deadline.

If, in addition to acting as a Voting Nominee, you also are a Beneficial Owner of any Notes and you wish to vote such Notes beneficially held by you, you should add your vote to the master ballot. If you choose to complete a ballot, please refer to the instructions accompanying the ballot.

Votes cast by Beneficial Owners through a Voting Nominee will be applied against the positions held by such entities in the applicable securities as of the Record Date, as evidenced by the record and depository listings. Votes submitted by a Voting Nominee, pursuant to a master ballot, will not be counted in excess of the record amount of securities held by such Voting Nominee.

To the extent that conflicting votes or “overvotes” are submitted by a Voting Nominee, the Balloting Agent will attempt to reconcile discrepancies with the Voting Nominee.

To the extent that overvotes on a master ballot are not reconcilable prior to the preparation of the vote certification, the Balloting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the master ballot that contained the overvote, but only to the extent of the Voting Nominee’s position in the applicable security.

To the extent you have received beneficial ballots from your customers and/or constituents indicating an acceptance or rejection of the November Plan, such ballots should not be counted. You should only tabulate votes which indicate an acceptance or rejection of the Potential Olympus Parent Settlement and/or the Olympus Parent Dispute Holdback.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential Olympus Parent Settlement or the Olympus Parent Dispute Holdback should only be counted with respect to the option(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Potential Olympus Parent Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Olympus Parent Dispute Holdback.

This ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtor of the validity of any Claims or interests.

If your master ballot is damaged or lost or if you did not receive a master ballot you may request a replacement by sending a written request to the Debtors’ solicitation agent, D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005

or by calling (800) 967-7858. You should not send completed master ballots to this address. Rather, please send completed master ballots to the Balloting Agent at the address listed on the prior page.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c). If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

THE VOTING DEADLINE BY WHICH YOUR BALLOT MUST BE RECEIVED BY

THE BALLOTING AGENT IS JUNE 5, 2006, AT 4:00 P.M., PREVAILING NEW YORK TIME

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

[Claimant Name & Address (“Claimant”)

Authorized Voting Amount]

BALLOT FOR VOTING CLASS ACC-TRADE - ACC TRADE CLAIMS

HOW TO VOTE

1.                                       REVIEW THE INSTRUCTIONS CONTAINED HEREIN BEFORE COMPLETING THIS BALLOT.

2.                                       REVIEW AND COMPLETE ITEMS 1-6.

3.                                       SIGN THE BALLOT.

4.                                       RETURN THE BALLOT IN THE PRE-ADDRESSED ENVELOPE.

Holders of ACC Trade Claims can vote on any or all of several potential settlements under the Debtors’ Modified Fourth Amended  Joint Plan of Reorganization, dated April 28, 2006 (as may be amended and/or modified, the “Plan”), and/or the Inter-Creditor Dispute Holdback proposed under the Plan.

IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED NOVEMBER 21, 2005, YOUR PRIOR VOTE WILL NOT BE COUNTED.  YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

1.                                       VOTE ON POTENTIAL ARAHOVA SETTLEMENT.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL ARAHOVA SETTLEMENT.

ACCEPTS POTENTIAL ARAHOVA SETTLEMENT	REJECTS POTENTIAL ARAHOVA SETTLEMENT

☐	☐

2.                                       VOTE ON POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT.

ACCEPTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT	REJECTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT

☐	☐

3.                                       VOTE ON POTENTIAL OLYMPUS PARENT SETTLEMENT.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL OLYMPUS PARENT SETTLEMENT.

ACCEPTS POTENTIAL OLYMPUS PARENT SETTLEMENT	REJECTS POTENTIAL OLYMPUS PARENT SETTLEMENT

☐	☐

4.                                       VOTE ON INTER-CREDITOR DISPUTE HOLDBACK.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE INTER-CREDITOR DISPUTE HOLDBACK.

ACCEPTS INTER-CREDITOR DISPUTE HOLDBACK	REJECTS INTER-CREDITOR DISPUTE HOLDBACK

☐	☐

5.                                       CONVENIENCE CLASS ELECTION.

Subject to the terms of Section 4.91 of the Plan, Claimant hereby irrevocably elects to reduce its claim to $10,000.00 and receive ACC Convenience Claim treatment under the Plan.

YES ☐	NO ☐

6.                                       SIGNATURE.  By signing this ballot, the undersigned certifies that it is either (a) as of May 1, 2006, a creditor with a claim to which this ballot pertains that is designated in the class of ACC Trade Claims pursuant to the Plan, or (b) an authorized signatory of such a creditor and has full power and authority to vote to accept or reject the Plan.  The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all of the terms and conditions set forth in the:  (i) November 23, 2005, order approving the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”); and (ii) the April 28, 2006, order approving a supplement to the Disclosure Statement.  A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

Name:
Signature:
Title:
Date Completed:
Telephone #:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY.  DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE BALLOT

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a potential settlement of disputed inter-creditor issues pending before the Bankruptcy Court (each, a “Potential Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Inter-Creditor Dispute Holdback”).

The Potential Settlements on which you are entitled to vote include: (i) a potential settlement of one set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Arahova Settlement”); (ii) a potential settlement of a second set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential FrontierVision Holdco Settlement”); and (iii) a potential settlement of a third set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Olympus Parent Settlement”).  In addition to the Potential Settlements, you are also entitled to vote on the Inter-Creditor Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”).  Lists identifying each of the Debtors are annexed to the Plan.  Capitalized terms used but not defined herein shall have the meaning given to them in the Plan.  The Potential Settlements and the Inter-Creditor Dispute Holdback are described in the Plan and DS Supplement.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BALLOT SO THAT IT IS RECEIVED BY BANKRUPTCY SERVICES, LLC (THE “BALLOTING AGENT”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”).  FAXED BALLOTS WILL NOT BE COUNTED.  ONLY ORIGINAL BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.

BALLOTS SHOULD BE RETURNED TO ONE OF THE FOLLOWING ADDRESSES:

(if mailed)	(if sent by overnight courier)

Adelphia Communications Corporation	Adelphia Communications Corporation
c/o Bankruptcy Services, LLC as balloting agent	c/o Bankruptcy Services, LLC as balloting agent
PO Box 5014, FDR Station	757 Third Avenue, 3rd Floor
New York, NY 10150-5014	New York, NY 10017

It is important that you vote.  Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on you if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code.  The votes of the Claims actually voted in your Class will bind those who do not vote.  Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such plan and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.  Your signature is required in order for your vote to be counted.  If the claim is held by a partnership, the ballot should be executed in the name of the partnership by a general partner.  If the claim is held by a corporation, the ballot must be executed by an officer.  If you are signing in a representative capacity, also indicate your title after your signature.

This ballot has been prepared to reflect the Class in which you are eligible to vote.  If you have Claims in more than one Class, you may receive more than one ballot.  If you receive more than one ballot, you should assume that each ballot is for a Claim or an Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”).  Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan.  The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims.  If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

This ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtors of the validity of a Claim.

If your ballot is damaged or lost or if you did not receive a ballot you may request a replacement by sending a written request to the Debtors’ solicitation agent, D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by calling (800) 967-7858.  You should not send completed ballots to this address.  Rather, please send completed ballots to the Balloting Agent at the address listed on the prior page.

Claimants submitting multiple duplicative ballots in the same Class shall be deemed to have voted in the manner of the last ballot cast.  If a claimant or interest holder casts more than one ballot voting the same Claim(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such ballots will not be counted.

Any ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted.

Any ballot that indicates an acceptance or rejection of only one of the Potential Settlements or the Inter-Creditor Dispute Holdback will only be counted with respect to the option(s) on which a proper vote was cast.  With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Arahova Settlement.  With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential FrontierVision Holdco Settlement.  With respect to Item 3, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Olympus Parent Settlement.  With respect to Item 4, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Inter-Creditor Dispute Holdback.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan.  If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00.  If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution.  If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Rule 3003(c) of the Federal Rules of Bankruptcy Procedure.  If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection.  With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

PURSUANT TO THE SUPPLEMENTAL ORDER, IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE NOVEMBER PLAN, YOUR PRIOR VOTE WILL NOT BE COUNTED.  YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858.  THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

THE VOTING DEADLINE BY WHICH YOUR BALLOT MUST BE RECEIVED BY

THE BALLOTING AGENT IS JUNE 5, 2006, AT 4:00 P.M., PREVAILING NEW YORK TIME

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

[Claimant Name & Address (“Claimant”)

Authorized Voting Amount]

BALLOT FOR VOTING CLASS ACC-UNS - ACC OTHER UNSECURED CLAIMS

HOW TO VOTE

1.                                       REVIEW THE INSTRUCTIONS CONTAINED HEREIN BEFORE COMPLETING THIS BALLOT.

2.                                       REVIEW AND COMPLETE ITEMS 1-6.

3.                                       SIGN THE BALLOT.

4.                                       RETURN THE BALLOT IN THE PRE-ADDRESSED ENVELOPE.

Holders of ACC Other Unsecured Claims can vote on any or all of several potential settlements under the Debtors’ Modified Fourth Amended  Joint Plan of Reorganization, dated April 28, 2006 (as may be amended and/or modified, the “Plan”), and/or the Inter-Creditor Dispute Holdback proposed under the Plan.

IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED NOVEMBER 21, 2005, YOUR PRIOR VOTE WILL NOT BE COUNTED.  YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

1.                                       VOTE ON POTENTIAL ARAHOVA SETTLEMENT.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL ARAHOVA SETTLEMENT.

ACCEPTS POTENTIAL ARAHOVA SETTLEMENT	REJECTS POTENTIAL ARAHOVA SETTLEMENT

☐	☐

2.                                       VOTE ON POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT.

ACCEPTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT	REJECTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT

☐	☐

3.                                       VOTE ON POTENTIAL OLYMPUS PARENT SETTLEMENT.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL OLYMPUS PARENT SETTLEMENT.

ACCEPTS POTENTIAL OLYMPUS PARENT SETTLEMENT	REJECTS POTENTIAL OLYMPUS PARENT SETTLEMENT

☐	☐

4.                                       VOTE ON INTER-CREDITOR DISPUTE HOLDBACK.  PLEASE CHECK ONLY ONE BOX.  IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE INTER-CREDITOR DISPUTE HOLDBACK.

ACCEPTS INTER-CREDITOR DISPUTE HOLDBACK	REJECTS INTER-CREDITOR DISPUTE HOLDBACK

☐	☐

5.                                       CONVENIENCE CLASS ELECTION.

Subject to the terms of Section 4.91 of the Plan, Claimant hereby irrevocably elects to reduce its claim to $10,000.00 and receive ACC Convenience Claim treatment under the Plan.

YES ☐	NO ☐

6.                                       SIGNATURE.  By signing this ballot, the undersigned certifies that it is either (a) as of May 1, 2006, a creditor with a claim to which this ballot pertains that is designated in the class of ACC Other Unsecured Claims pursuant to the Plan, or (b) an authorized signatory of such a creditor and has full power and authority to vote to accept or reject the Plan.  The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all of the terms and conditions set forth in the:  (i) November 23, 2005, order approving the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”); and (ii) the April 28, 2006, order approving a supplement to the Disclosure Statement.  A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

Name:
Signature:
Title:
Date Completed:
Telephone #:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY.  DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE BALLOT

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a potential settlement of disputed inter-creditor issues pending before the Bankruptcy Court (each, a “Potential Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Inter-Creditor Dispute Holdback”).

The Potential Settlements on which you are entitled to vote include: (i) a potential settlement of one set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Arahova Settlement”); (ii) a potential settlement of a second set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential FrontierVision Holdco Settlement”); and (iii) a potential settlement of a third set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Olympus Parent Settlement”).  In addition to the Potential Settlements, you are also entitled to vote on the Inter-Creditor Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”).  Lists identifying each of the Debtors are annexed to the Plan.  Capitalized terms used but not defined herein shall have the meaning given to them in the Plan.  The Potential Settlements and the Inter-Creditor Dispute Holdback are described in the Plan and DS Supplement.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BALLOT SO THAT IT IS RECEIVED BY BANKRUPTCY SERVICES, LLC (THE “BALLOTING AGENT”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”).  FAXED BALLOTS WILL NOT BE COUNTED.  ONLY ORIGINAL BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.

BALLOTS SHOULD BE RETURNED TO ONE OF THE FOLLOWING ADDRESSES:

(if mailed)	(if sent by overnight courier)

Adelphia Communications Corporation	Adelphia Communications Corporation
c/o Bankruptcy Services, LLC as balloting agent	c/o Bankruptcy Services, LLC as balloting agent
PO Box 5014, FDR Station	757 Third Avenue, 3rd Floor
New York, NY 10150-5014	New York, NY 10017

It is important that you vote.  Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on you if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code.  The votes of the Claims actually voted in your Class will bind those who do not vote.  Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such plan and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.  Your signature is required in order for your vote to be counted.  If the claim is held by a partnership, the ballot should be executed in the name of the partnership by a general partner.  If the claim is held by a corporation, the ballot must be executed by an officer.  If you are signing in a representative capacity, also indicate your title after your signature.

This ballot has been prepared to reflect the Class in which you are eligible to vote.  If you have Claims in more than one Class, you may receive more than one ballot.  If you receive more than one ballot, you should assume that each ballot is for a Claim or an Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on the voting record date of May 1, 2006 (the “Record Date”).  Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan.  The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims.  If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

This ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtors of the validity of a Claim.

If your ballot is damaged or lost or if you did not receive a ballot you may request a replacement by sending a written request to the Debtors’ solicitation agent, D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by calling (800) 967-7858.  You should not send completed ballots to this address.  Rather, please send completed ballots to the Balloting Agent at the address listed on the prior page.

Claimants submitting multiple duplicative ballots in the same Class shall be deemed to have voted in the manner of the last ballot cast.  If a claimant or interest holder casts more than one ballot voting the same Claim(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such ballots will not be counted.

Any ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted.

Any ballot that indicates an acceptance or rejection of only one of the Potential Settlements or the Inter-Creditor Dispute Holdback will only be counted with respect to the option(s) on which a proper vote was cast.  With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Arahova Settlement.  With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential FrontierVision Holdco Settlement.  With respect to Item 3, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Olympus Parent Settlement.  With respect to Item 4, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Inter-Creditor Dispute Holdback.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan.  If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00.  If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution.  If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Rule 3003(c) of the Federal Rules of Bankruptcy Procedure.  If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection.  With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

PURSUANT TO THE SUPPLEMENTAL ORDER, IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE NOVEMBER PLAN, YOUR PRIOR VOTE WILL NOT BE COUNTED.  YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858.  THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS ACC-SNR-NOTES - ACC SENIOR NOTES CLAIMS - BENEFICIAL BALLOT

CUSIP: 006848AP0

HOW TO VOTE

1	REVIEW THE INSTRUCTIONS CONTAINED HEREIN BEFORE COMPLETING THIS BALLOT.
2	REVIEW AND COMPLETE ITEMS 1-7.
3	SIGN THE BALLOT.
4	RETURN THE BALLOT TO YOUR VOTING NOMINEE IN THE ENVELOPE THAT HAS BEEN PROVIDED.

Holders of ACC Senior Notes Claims can vote on any or all of several potential settlements under the Debtors’ Modified Fourth Amended  Joint Plan of Reorganization, dated April 28, 2006 (as may be amended and/or modified, the “Plan”), and/or the Inter-Creditor Dispute Holdback proposed under the Plan.

IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE DEBTORS’ FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE DATED NOVEMBER 21, 2005, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

1.                                       VOTE ON POTENTIAL ARAHOVA SETTLEMENT. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL ARAHOVA SETTLEMENT.

ACCEPTS POTENTIAL ARAHOVA SETTLEMENT	REJECTS POTENTIAL ARAHOVA SETTLEMENT

☐	☐

2.                                       VOTE ON POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT.

ACCEPTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT	REJECTS POTENTIAL FRONTIERVISION HOLDCO SETTLEMENT

☐	☐

3.                                       VOTE ON POTENTIAL OLYMPUS PARENT SETTLEMENT. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE POTENTIAL OLYMPUS PARENT SETTLEMENT.

ACCEPTS POTENTIAL OLYMPUS PARENT SETTLEMENT	REJECTS POTENTIAL OLYMPUS PARENT SETTLEMENT

☐	☐

4.                                       VOTE ON INTER-CREDITOR DISPUTE HOLDBACK. PLEASE CHECK ONLY ONE BOX. IF NO BOXES ARE CHECKED, OR IF BOTH BOXES ARE CHECKED, THIS BALLOT WILL NOT BE COUNTED WITH RESPECT TO THE INTER-CREDITOR DISPUTE HOLDBACK.

ACCEPTS INTER-CREDITOR DISPUTE HOLDBACK	REJECTS INTER-CREDITOR DISPUTE HOLDBACK

☐	☐

5.                                       DESCRIPTION OF SECURITIES VOTED

A.	Name of beneficial holder:

B.	Account(s)/note numbers:

C.	Aggregate principal amount of all notes voted in this ballot:

6.                                       IDENTIFY ALL OTHER ACC SENIOR NOTES CLAIMS VOTED. By signing this ballot, the undersigned certifies that either (a) this ballot is the only ballot submitted by the undersigned for ACC Senior Notes Claims or (b) in addition to this ballot, one or more ballots (“Additional Ballots”) for ACC Senior Notes Claims have been submitted to other brokers, banks,  commercial banks, transfer agents, trust companies, dealers or other agents or nominees (each, a “Voting Nominee”) as follows:

Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s)	Name of Voting Nominee(s) for Additional Ballot(s)	Principal Amount of ACC Senior Notes Claims Voted in Additional Ballot(s)
$

$

$

(The remainder of this page has been intentionally left blank.)

7.                                       SIGNATURE. By signing this ballot, the undersigned certifies that it is either (a) as of May 1, 2006, a creditor with a claim to which this ballot pertains that is designated in the class of ACC Senior Notes Claims pursuant to the Plan, or (b) an authorized signatory of such a creditor and has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all of the terms and conditions set forth in the:  (i) November 23, 2005, order approving the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”); and (ii) the April 28, 2006, order approving a supplement to the Disclosure Statement. A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

Name:
Signature:
Title:
Date Completed:
Telephone #:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE BENEFICIAL BALLOT

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the acceptance or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a potential settlement of disputed inter-creditor issues pending before the Bankruptcy Court (each, a “Potential Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Inter-Creditor Dispute Holdback”).

The Potential Settlements on which you are entitled to vote include: (i) a potential settlement of one set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Arahova Settlement”); (ii) a potential settlement of a second set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential FrontierVision Holdco Settlement”); and (iii) a potential settlement of a third set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Olympus Parent Settlement”). In addition to the Potential Settlements, you are also entitled to vote on the Inter-Creditor Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential Settlements and the Inter-Creditor Dispute Holdback are described in the Plan and DS Supplement.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN THIS BENEFICIAL BALLOT SO THAT IT IS RECEIVED BY YOUR BROKER, BANK, COMMERCIAL BANK, TRANSFER AGENT, TRUST COMPANY, DEALER, OR OTHER AGENT OR NOMINEE (“VOTING NOMINEE”) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON MAY 31, 2006, OR SUCH EARLIER DATE AS IS SPECIFIED BY YOUR VOTING NOMINEE (THE “VOTING DEADLINE”).

If you are a beneficial holder, please deliver your originally signed ACC Senior Notes Claims beneficial ballot to your Voting Nominee. If you desire to fax your beneficial ballot, confirm with your Voting Nominee prior to faxing it to determine whether your Voting Nominee will accept a faxed beneficial ballot.

Delivery of your beneficial ballot to the Voting Nominee does not constitute a vote on the Plan, which will only be deemed to occur when the Voting Nominee submits a master ballot reflecting all of the beneficial holders’ votes. The Debtors assume no responsibility for any delay or error on the part of any Voting Nominee.

It is important that you vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the Plan and thereby made binding on you if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such plan and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your vote to be counted. If the Claim is held by a partnership, the beneficial ballot should be executed in the name of the partnership by a general partner. If the Claim is held by a corporation, the beneficial ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This beneficial ballot has been prepared to reflect the Class in which you are eligible to vote. If you have Claims in more than one Class, you may receive more than one ballot. If you receive more than one ballot, you should assume that each ballot is for a Claim or an Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

This beneficial ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtors of the validity of a Claim.

If your beneficial ballot is damaged or lost or if you did not receive a beneficial ballot you may request a replacement by sending a written request to your Voting Nominee.

Claimants submitting multiple duplicative beneficial ballots shall be deemed to have voted in the manner of the last beneficial ballot cast. If a claimant casts more than one beneficial ballot voting the same Claim(s) which are received by the Balloting Agent on the same day, but which are voted inconsistently, such beneficial ballots will not be counted.

Any beneficial ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential Settlements or the Inter-Creditor Dispute Holdback will only be counted with respect to the option(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Arahova Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential FrontierVision Holdco Settlement. With respect to Item 3, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Potential Olympus Parent Settlement. With respect to Item 4, if no boxes are checked, or if both boxes are checked, the ballot will not be counted with respect to the Inter-Creditor Dispute Holdback.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Rule 3003(c) of the Federal Rules of Bankruptcy Procedure. If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

PURSUANT TO THE SUPPLEMENTAL ORDER, IF YOU PREVIOUSLY VOTED TO ACCEPT OR REJECT THE NOVEMBER PLAN, YOUR PRIOR VOTE WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW BALLOT FOR YOUR VOTE TO COUNT ON THE PLAN.

IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT IS JUNE 5, 2006, AT 4:00 P.M., PREVAILING NEW YORK TIME

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11 Cases
)
Adelphia Communications Corp., et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	(Jointly Administered)
)

CLASS ACC-SNRNOTES- ACC SENIOR NOTES CLAIMS - MASTER BALLOT

CUSIP: 006848AP0

FOR USE BY BROKERS, BANKS, COMMERCIAL BANKS, TRANSFER AGENTS, TRUST COMPANIES, DEALERS, OR OTHER AGENTS OR NOMINEES (EACH, A “VOTING NOMINEE”) OF BENEFICIAL HOLDERS (AND OF INTERVENING VOTING NOMINEES) OF 9-7/8% SENIOR DEBENTURES DUE MARCH 1, 2005 (THE “NOTES”), ISSUED BY ACC UNDER THAT CERTAIN AMENDED AND RESTATED INDENTURE DATED AS OF MAY 11, 1993, BETWEEN ACC AND BANK OF MONTREAL TRUST COMPANY, AS INITIAL TRUSTEE THEREUNDER.

THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO TRANSMIT VOTES TO ACCEPT OR REJECT THE DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (AS MAY BE SUBSEQUENTLY MODIFIED AND/OR AMENDED, THE “PLAN”). HOLDERS OF NOTES SHOULD NOT SURRENDER CERTIFICATES REPRESENTING THEIR NOTES AT THIS TIME.

IF YOU ARE AN INTERMEDIARY BROKER, PROXY AGENT, OR OTHER INTERVENING VOTING NOMINEE, YOU ARE REQUIRED TO COMPLETE THIS MASTER BALLOT AND DELIVER IT TO YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE. YOU SHOULD RETURN THIS MASTER BALLOT SO AS TO ALLOW ADDITIONAL TIME FOR ALL BALLOTS TO BE DELIVERED BY YOUR BROKER, PROXY INTERMEDIARY OR OTHER VOTING NOMINEE TO THE BALLOTING AGENT, BANKRUPTCY SERVICES, LLC (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT), BY 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”).

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

IF YOU PREVIOUSLY SUBMITTED A MASTER BALLOT ON BEHALF OF YOUR CUSTOMERS AND/OR CONSTITUENTS IN CONNECTION WITH THE DEBTORS’ FOURTH AMENDED JOIN PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED NOVEMBER 21, 2005, YOUR PRIOR MASTER BALLOT WILL NOT BE COUNTED. YOU MUST SUBMIT A NEW MASTER BALLOT FOR THE VOTES OF YOUR CUSTOMERS AND/OR CONSTITUENTS TO BE COUNTED ON THE PLAN.

1.                                       TABULATION OF BENEFICIAL OWNER VOTING. The undersigned certifies that:

A.                                    Acceptances

(1)                                 Potential Arahova Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Potential Arahova Settlement; and

(2)                                 Potential FrontierVision Holdco Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Potential FrontierVision Holdco Settlement; and

(3)                                 Potential Olympus Parent Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Potential Olympus Parent Settlement; and

(4)                                 Inter-Creditor Dispute Holdback. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to ACCEPT the Inter-Creditor Dispute Holdback.

B.                                    Rejections

(1)                                 Potential Arahova Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Potential Arahova Settlement; and

(2)                                 Potential FrontierVision Holdco Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Potential FrontierVision Holdco Settlement and

(3)                                 Potential Olympus Parent Settlement. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Potential Olympus Parent Settlement; an

(4)                                 Inter-Creditor Dispute Holdback. ____________ beneficial owners of Notes in the aggregate unpaid principal amount of $___________________ have delivered duly completed ACC Senior Notes Claims – Beneficial Ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to REJECT the Inter-Creditor Dispute Holdback.

2.                                       BENEFICIAL OWNER INFORMATION. The undersigned certifies that the information provided below (including any information provided on additional sheets attached hereto) is a true and accurate schedule of the beneficial owners of Notes, as identified by their respective account numbers, that have delivered duly completed beneficial ballots to the undersigned (or, such information was derived from beneficial ballots that have been summarized in intermediary master ballots delivered to the undersigned) voting to accept or reject the Plan.

(Please complete the information requested below. Attach additional sheets if necessary.)

Beneficial Owner’s Customer Account Number or Other Identifying Information	Principal Number of Notes Voted	ACCEPT or REJECT the Potential Settlements and/or the Inter-Creditor Dispute Holdback? Check only one box per row)
		ACCEPT Potential Arahova Settlement	ACCEPT Potential Frontier- Vision Holdco Settlement	ACCEPT Potential Olympus Parent Settlement	ACCEPT Inter- Creditor Dispute Holdback	REJECT Potential Arahova Settlement	REJECT Potential Frontier- Vision Holdco Settlement	REJECT Potential Olympus Parent Settlement	REJECT Inter- Creditor Dispute Holdback

3.                                       CERTIFICATION AS TO TRANSCRIPTION OF INFORMATION FROM ITEM 4 OF THE ACC SENIOR NOTES CLAIMS - BENEFICIAL BALLOTS SUBMITTED BY BENEFICIAL HOLDERS OF NOTES. The undersigned certifies that the undersigned has transcribed in the following table the information, if any, provided by beneficial owners in Item 4 of the ACC Senior Notes Claims - Beneficial Ballot, identifying any other ACC Senior Notes Claims for which such beneficial owners have submitted other ballots:

YOUR customer account number for each beneficial owner who completed Item 4 of the ACC Senior Notes Claims - Beneficial Ballot.	Beneficial Owner’s Customer Account Number or Other Identifying Information Relating to Additional Ballot(s).	Name of Voting Nominee(s) for Additional Ballot(s).	Principal Amount of ACC Senior Notes Claims Voted in Additional Ballot(s).
1.		$

2.		$

3.		$

4.                                       ADDITIONAL CERTIFICATIONS. Except in the case of a vote recorded in a master ballot received from an intermediary, the undersigned certifies that each beneficial owner of the Notes whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement for the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of The Bankruptcy Code (the “Disclosure Statement”), the supplement to the Disclosure Statement (the “DS Supplement”), the Plan and the other applicable solicitation materials and that any beneficial or master ballots received are and will remain on file with the undersigned subject to inspection for a period of one year following the Voting Deadline.

5.                                       REGISTERED OWNER. The undersigned certifies that it is either: the registered owner in its own name or through a position held at a securities depository of the Notes identified in Item 2 above; or is an intermediary Voting Nominee on account of a beneficial holder of Notes, in which case such party should complete this master ballot and forward it to such party’s Voting Nominee intermediary, who represents such party’s interests.

(The remainder of this page has been intentionally left blank.)

6.                                       SIGNATURE. By signing this master ballot, the undersigned certifies that:  (a) each beneficial owner of Notes, as of May 1, 2006, whose votes are being transmitted by this master ballot has been provided with a copy of the Disclosure Statement and the DS Supplement (with a copy of the Plan annexed thereto); and (b) it is the registered holder of the claims to which this ballot pertains and/or has full power and authority to vote to accept or reject the Plan. The undersigned also acknowledges that the solicitation of this vote to accept or reject the Plan is subject to all the terms and conditions set forth in the (i) November 23, 2005, order approving the Disclosure Statement; and (ii) the April 28, 2006, order approving the DS Supplement.

Print or Type Name:
Signature:
If by Authorized Agent, Name and Title:
Name of Institution:
Street Address:
City, State, Zip Code:
Telephone Number:
Date Completed:

PLEASE RETURN THIS BALLOT IN ITS ENTIRETY. DO NOT TEAR APART OR OTHERWISE DISASSEMBLE THIS BALLOT.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT

(The remainder of this page has been intentionally left blank.)

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT - NOTES CLAIMS

On November 23, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) for Adelphia Communications Corporation and its affiliated debtors (collectively, the “Debtors”) and authorized the Debtors to solicit votes with regard to the approval or rejection of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 21, 2005 (the “November Plan”).

On April 6, 2006, the Bankruptcy Court entered an order (the “Settlement Authority Order”) authorizing the Debtors to propose amendments to the November Plan to provide for either: (i) a potential settlement of disputed inter-creditor issues pending before the Bankruptcy Court (each, a “Potential Settlement”); or (ii) a holdback of distributions pending a determination by the Bankruptcy Court as to those disputed inter-creditor issues (the “Inter-Creditor Dispute Holdback”).

The Potential Settlements on which you are entitled to vote include: (i) a potential settlement of one set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Arahova Settlement”); (ii) a potential settlement of a second set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential FrontierVision Holdco Settlement”); and (iii) a potential settlement of a third set of disputed inter-creditor issues pending before the Bankruptcy Court (the “Potential Olympus Parent Settlement”). In addition to the Potential Settlements, you are also entitled to vote on the Inter-Creditor Dispute Holdback.

On April 28, 2006, the Bankruptcy Court entered an order (the “Supplemental Order”) approving a supplement (the “DS Supplement”) to the Disclosure Statement and authorizing the Debtors to solicit or re-solicit, as applicable, votes with regard to the acceptance or rejection of the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated April 28, 2006 (as may be amended and/or modified, the “Plan”). Lists identifying each of the Debtors are annexed to the Plan. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan. The Potential Settlements and the Inter-Creditor Dispute Holdback are described in the Plan and DS Supplement.

The Debtors are soliciting votes of your customers and/or constituents who are beneficial holders of ACC Senior Notes (the “Beneficial Owners”) pursuant to the Plan. This master ballot is to identify the votes of your customers and/or constituents who hold Claims in Class ACC-Snr Notes under the Plan or you, to the extent you are a registered holder of Notes in your own name.

To have the vote of your customers count, you should deliver the Disclosure Statement, the DS Supplement, the Plan and beneficial ballot to each Beneficial Owner for whom you hold interests AS SOON AS POSSIBLE, AND NO LATER THAN THE DAY THAT IS THE THIRD BUSINESS DAY AFTER RECEIPT OF THE SOLICITATION MATERIALS, AND YOU MUST COMPLETE, SIGN AND RETURN THIS MASTER BALLOT SO THAT IT IS RECEIVED BY BANKRUPTCY SERVICES, LLC (THE “BALLOTING AGENT”) (OR TO ANY FURTHER INTERMEDIARY VOTING NOMINEES, AND THEN TO THE BALLOTING AGENT) NOT LATER THAN 4:00 P.M. PREVAILING NEW YORK TIME ON JUNE 5, 2006 (THE “VOTING DEADLINE”). FAXED BALLOTS WILL NOT BE COUNTED. ONLY ORIGINAL MASTER BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.

BALLOTS SHOULD BE RETURNED TO ONE OF THE FOLLOWING ADDRESSES:

(if mailed)	(if sent by overnight courier)

Adelphia Communications Corporation	Adelphia Communications Corporation
c/o Bankruptcy Services, LLC, as balloting agent	c/o Bankruptcy Services, LLC, as balloting agent
PO Box 5014, FDR Station	757 Third Avenue, 3rd Floor
New York, NY 10150-5014	New York, NY 10017

It is important that you and your customers and/or constituents vote. Subject to the requirements of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”), the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback can be confirmed by the Bankruptcy Court with respect to each Debtor Group under the

Plan and thereby made binding on holders of Claims in such Debtor Group if any such variation of the Plan is accepted in accordance with section 1126 of the Bankruptcy Code. The votes of the Claims actually voted in your Class will bind those who do not vote. Subject to the terms of the Settlement Authority Order and the requirements of the Bankruptcy Code, in the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback if at least one impaired Class of Claims has accepted the Plan with respect to the Potential Settlements or the Inter-Creditor Dispute Holdback and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Class(es) rejecting such settlements or holdback and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

Your signature is required in order for your customers’ and/or constituents’ votes to be counted. If you are a partnership, the master ballot should be executed in the name of the partnership by a general partner. If you are a corporation, the master ballot must be executed by an officer. If you are signing in a representative capacity, also indicate your title after your signature.

This ballot has been prepared to reflect the Class in which your customers and/or constituents are eligible to vote. If your customers and/or constituents have Claims in more than one Class, your customers and/or constituents may receive more than one ballot. If your customers and/or constituents receive more than one ballot, they should assume that each ballot is for a Claim or an Equity Interest in a separate Class and should complete and return all of the ballots.

Consistent with the Supplemental Order, these ballots are being sent to all holders of impaired Claims entitled to vote on the Plan as of the close of business, prevailing New York time on May 1, 2006 (the “Record Date”). Pursuant to section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purposes of voting on the Plan. The Debtors may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed Claims. If the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purposes of distributions under the Plan.

With respect to any ballots returned to you by a Beneficial Owner, you must complete a master ballot, return it to the Balloting Agent and retain such ballots for inspection for a period of one year following the Voting Deadline.

If, in addition to acting as a Voting Nominee, you also are a Beneficial Owner of any Notes and you wish to vote such Notes beneficially held by you, you should add your vote to the master ballot. If you choose to complete a ballot, please refer to the instructions accompanying the ballot.

Votes cast by Beneficial Owners through a Voting Nominee will be applied against the positions held by such entities in the applicable securities as of the Record Date, as evidenced by the record and depository listings. Votes submitted by a Voting Nominee, pursuant to a master ballot, will not be counted in excess of the record amount of securities held by such Voting Nominee.

To the extent that conflicting votes or “overvotes” are submitted by a Voting Nominee, the Balloting Agent will attempt to reconcile discrepancies with the Voting Nominee.

To the extent that overvotes on a master ballot are not reconcilable prior to the preparation of the vote certification, the Balloting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the master ballot that contained the overvote, but only to the extent of the Voting Nominee’s position in the applicable security.

To the extent you have received beneficial ballots from your customers and/or constituents indicating an acceptance or rejection of the November Plan, such ballots should not be counted. You should only tabulate votes which indicate an acceptance or rejection of the Potential Settlements and/or the Inter-Creditor Dispute Holdback.

Any beneficial ballot that indicates an acceptance or rejection of only one of the Potential Settlements or the Inter-Creditor Dispute Holdback should only be counted with respect to the option(s) on which a proper vote was cast. With respect to Item 1, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Potential Arahova Settlement. With respect to Item 2, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Potential FrontierVision Holdco Settlement. With respect to Item 3, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Potential Olympus Parent Settlement. With respect to Item 4, if no boxes are checked, or if both boxes are checked, the ballot should not be counted with respect to the Inter-Creditor Dispute Holdback.

This ballot is for voting purposes only and does not constitute and shall not be deemed a proof of claim or interest or an admission by the Debtor of the validity of any Claims or interests.

If your master ballot is damaged or lost or if you did not receive a master ballot you may request a replacement by sending a written request to the Debtors’ solicitation agent, D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by calling (800) 967-7858. You should not send completed master ballots to this address. Rather, please send completed master ballots to the Balloting Agent at the address listed on the prior page.

If a Claim is deemed allowed under the Plan, such Claim is allowed for voting purposes in the deemed allowed amount set forth in the Plan. If a Claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, such Claim will be temporarily allowed for voting purposes only, and not for purposes of allowance or distribution, at $1.00. If a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim is temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution. If a Claim is listed in the Debtors’ schedules as contingent, unliquidated, or disputed or in an amount equal to zero dollars and a proof of claim was not filed by the applicable bar date for the filing of proofs of claim established by the Bankruptcy Court or deemed timely filed by an order of the Bankruptcy Court prior to the Voting Deadline, unless the Debtors have consented in writing, such Claim is disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c). If the Debtors have served an objection to a Claim at least twenty (20) days before the Voting Deadline, such Claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except to the extent and in the manner as may be set forth in such objection. With respect to any creditor who has filed duplicate Claims (whether against the same or multiple Debtors) that are classified under the Plan in the same Class, such creditor shall vote a single Claim in such Class, regardless of whether the Debtors have objected to such duplicate Claims.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT, OR THE VOTING PROCEDURES GENERALLY, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT OR OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., AT (800) 967-7858. THE PLAN AND DISCLOSURE STATEMENT AND ADDITIONAL INFORMATION REGARDING THESE CASES ARE ALSO AVAILABLE ON THE DEBTORS’ WEBSITE, AT http://www.adelphia.com, AND THE BANKRUPTCY COURT’S WEBSITE, AT http://www.nysb.uscourts.gov.

EXHIBIT D

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

NOTICE OF NON-VOTING STATUS
WITH RESPECT TO UNIMPAIRED CLASSES

1.             PLEASE TAKE NOTICE THAT by order, entered on November 23, 2005 (the “Order”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated November 21, 2005 (as may be amended, the “Disclosure Statement”), filed by Adelphia Communications Corporation and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, and authorized such debtors to solicit votes to accept or reject the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 21, 2005 (as may be amended and/or modified), annexed as Exhibit A to the Disclosure Statement.

2.             PLEASE TAKE FURTHER NOTICE THAT on April 28, 2006, the above-captioned debtors (the “Debtors”) filed a supplement to the Disclosure Statement (the “DS Supplement”) and the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 28, 2006 (as the same may be amended and/or modified,  the “Plan”).

3.             PLEASE TAKE FURTHER NOTICE THAT by order, entered on April 28, 2006 (the “Supplemental Disclosure Order”), the Bankruptcy Court approved the DS Supplement. The Supplemental Disclosure Order authorized the Debtors to solicit votes to accept or reject the Plan.

4.             UNDER THE TERMS OF THE PLAN, (I) CLAIMS AGAINST THE DEBTORS IN CLASS 1 (OTHER PRIORITY CLAIMS), CLASS 2 (SECURED TAX CLAIMS), CLASS 3 (OTHER SECURED CLAIMS), CLASS GSETL (GOVERNMENT CLAIMS), CLASS RCENTCB-CONT (RIGAS/CENTURY CONTRIB/SUBROG CLAIMS), CLASS ROLYCB-CONT (RIGAS/ OLYMPUS CONTRIB/SUBROG CLAIMS), AND CLASS RUCACB-CONT (RIGAS/UCA CONTRIB/SUBROG CLAIMS), CLASS FTMS-CONT (FT. MYERS SUBSIDIARY CONTRIB/SUBROG CLAIMS), AND (II) EQUITY INTERESTS IN CLASS P-EQUITY (EQUITY INTERESTS IN PARNASSOS DEBTORS) AND CLASS TCI-EQUITY (EQUITY INTERESTS IN CENTURY-TCI DEBTORS), ARE NOT IMPAIRED AND, THEREFORE, PURSUANT TO SECTION 1126(F) OF TITLE 11 OF THE UNITED STATES CODE, HOLDERS OF CLAIMS AND EQUITY INTERESTS IN SUCH CLASSES ARE (A) CONCLUSIVELY

PRESUMED TO HAVE ACCEPTED THE PLAN AND (B) NOT ENTITLED TO VOTE ON THE PLAN ON ACCOUNT OF SUCH CLAIMS AND EQUITY INTERESTS. YOU ARE RECEIVING THIS NOTICE BECAUSE YOU HAVE BEEN IDENTIFIED AS HOLDING A CLAIM OR EQUITY INTEREST IN ONE OF THESE UNIMPAIRED CLASSES. ACCORDINGLY, THE ENCLOSED DOCUMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY.

5.             IF YOU WANT TO REQUEST A COPY OF THE ORDER, THE PLAN, THE DISCLOSURE STATEMENT, THE DS SUPPLEMENT, OR THE SUPPLEMENTAL DISCLOSURE ORDER, YOU MAY VISIT THE DEBTORS’ WEBSITE: www.adelphia.com OR CONTACT THE DEBTORS’ SOLICITATION AGENT, D.F. KING & CO., INC., BY TELEPHONE AT (800) 967-7858, OR VISIT THE COURT’S WEBSITE: http://www.nysb.uscourts.gov.

Dated:	New York, New York
May 5, 2006

WILLKIE FARR & GALLAGHER LLP

Attorneys for Debtors

and Debtors in Possession

787 Seventh Avenue

New York, NY 10019

2

EXHIBIT E

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

NOTICE OF ENTRY OF ORDER: (I) APPROVING SUPPLEMENT TO DISCLOSURE STATEMENT; (II) FIXING A RECORD DATE; (III) APPROVING FORMS OF BALLOTS; (IV) ESTABLISHING VOTING DEADLINES; AND (V) ESTABLISHING OBJECTION PROCEDURES IN RESPECT OF CONFIRMATION OF DEBTORS’

MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION

PLEASE TAKE NOTICE THAT:

1.             By order, entered on November 23, 2005 (the “DS Order”), the United States Bankruptcy Court for the Southern District of New York (the “Court”) approved the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated November 21, 2005 (the “Disclosure Statement”), filed by Adelphia Communications Corporation and certain of its direct and indirect subsidiaries identified below, as debtors and debtors in possession, and authorized such debtors to solicit votes to accept or reject the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 21, 2005 (the “November Plan”), annexed as Exhibit A to the Disclosure Statement. A list of the debtors in the above-captioned cases (the “Debtors”) is annexed hereto.

2.             By order, entered on April 28, 2006 (the “Supplemental Disclosure Order”), the Court approved a supplement to the Disclosure Statement (the “DS Supplement”), and authorized the Debtors to solicit votes to accept or reject the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 28, 2006 (as may be further amended and/or modified, the “Plan”), annexed as Exhibit Q to the DS Supplement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the DS Supplement or the Plan, as applicable.

3.             Copies of the Supplemental Disclosure Order, the DS Supplement, the Plan, the Disclosure Statement and the DS Order are attached hereto via CD-ROM. Copies of the Supplemental Disclosure Order, the DS Supplement, the Plan, the Disclosure Statement and the DS Order may also be obtained by visiting the Debtors’ website at www.adelphia.com, or by contacting the Debtors’ solicitation agent, D.F. King & Co., Inc., by telephone at (800) 967-7858, or by accessing the Court’s Electronic Case Filing System which can be found at www.nysb.uscourts.gov, the official website for the Court.

4.             The Supplemental Disclosure Order establishes 4:00 p.m. (prevailing New York Time) on June 5, 2006 (the “Voting Deadline”) as the deadline for the submission of ballots to accept or reject the Plan. In the case of securities held through an intermediary, your instructions must be received by your intermediary by 4:00 p.m. (prevailing New York Time) on May 31, 2006 or such other date as specified by your intermediary (the “Intermediary Voting Deadline”), so that master ballots can be prepared and received by the Voting Deadline.

5.             The Supplemental Disclosure Order establishes May 1, 2006 as the record date for determining which holders of Claims and Equity Interests in the Classes set forth on Exhibit B to the Supplemental Disclosure Order are entitled to vote on the Plan by the Voting Deadline.

6.             Holders of Claims or Equity Interests entitled to vote on the Plan will receive ballots for casting such votes. Failure to follow the instructions set forth in a ballot may disqualify that ballot and the vote represented thereby.

7.             Section 12.10 of the Plan provides, generally, for an injunction against the commencement or prosecution by any Person of any Claims (except Assumed Sale Liabilities), Causes of Action or liabilities released in Sections 12.08 and 12.09 of the Plan. Parties are referred to these sections of the Plan for a complete understanding of their terms.

8.             A hearing will commence before the Honorable Robert E. Gerber, United States Bankruptcy Judge, in Room 621 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408, on May 15, 2006, at 9:45 a.m. (prevailing New York Time) or as soon thereafter as counsel may be heard (the “Confirmation Hearing I”) to consider certain issues in connection with confirmation of the Plan. Section I.A of the DS Supplement identifies the issues to be considered at Confirmation Hearing I.

9.             A hearing will commence before the Honorable Robert E. Gerber, United States Bankruptcy Judge, in Room 621 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408, on June 20, 2006, at 9:45 a.m. (prevailing New York Time) or as soon thereafter as counsel may be heard (the “Confirmation Hearing II,” and, together with Confirmation Hearing I, the “Confirmation Hearing”) to consider additional issues not addressed in Confirmation Hearing I. Section I.A of the DS Supplement identifies the issues to be considered at Confirmation Hearing II.

10.           The Confirmation Hearing may be continued from time to time by the Court or the Debtors without further notice other than the announcement by the Debtors of the adjourned date(s) at or before the Confirmation Hearing or any continued hearing, and the Plan may be modified, if necessary, pursuant to 11 U.S.C. § 1127, prior to, during, or as a result of the Confirmation Hearing, without further notice to interested parties.

11.           Holders of unimpaired claims under the Plan are not entitled to vote on the Plan and, therefore, will receive a notice of non-voting status rather than a ballot. In addition, certain claims identified in the DS Order and the Supplemental Disclosure Order, including, without limitation, claims that are the subject of an objection, are not entitled to vote on the Plan and, therefore, will not receive a ballot. If you are notified that you are not entitled to vote on the

2

Plan but believe that you should be entitled to vote on the Plan pursuant to DS Order and the Supplemental Disclosure Order, you must serve on the parties identified in paragraph 13 below, and file with the Court, a motion (a “Rule 3018(a) Motion”) for an order pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) seeking temporary allowance of such claim in a stated amount or in a different class for purposes of voting to accept or reject the Plan. Except as set forth below, all Rule 3018(a) Motions must be filed on or before the tenth (10th) day after the date of service of an objection, if any, to your claim. In accordance with Bankruptcy Rule 3018, as to any creditor filing a Rule 3018(a) Motion, such creditor’s ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing. Rule 3018(a) Motions that are not timely filed and served in the manner set forth above may not be considered.

12.           Notwithstanding anything contained in the preceding paragraph, with respect to any claim (an “RME Claim”) filed against those Debtors that filed petitions for relief on March 31, 2006 (the “RME Debtors”) the Debtors may object to any such claim (an “RME Claim Objection”), for voting purposes only, through and including the Voting Deadline. If an RME Claim Objection is pending as of the Voting Deadline, any votes submitted on account of the RME Claim that is the subject of such RME Claim Objection will be disallowed for voting purposes (except to the extent set forth in any such objection) unless the holder of such RME Claim makes a Rule 3018(a) Motion at least three (3) Business Days prior to the commencement of Confirmation Hearing II. The Court will consider any outstanding Rule 3018(a) Motions as part of Confirmation Hearing II.

13.           Objections by (a) holders of Claims against and Equity Interests in the RME Debtors (solely in their capacity as such, the “RME Stakeholders”), if any, to the Plan and/or Hearing I Issues and (b) any party in interest to the Hearing II issues (collectively, the “New Objections”) must be filed not later than 4:00 p.m. (prevailing New York Time) on June 1, 2006 (the “RME/Hearing II Objection Deadline”). Such New Objections must: (i) be made in writing; (ii) state with particularity the legal and factual ground therefor, and, if practicable, a proposed modification to the Plan that would resolve such objection; (iii) conform to the Bankruptcy Rules and the Local Rules of the Court; (iv) be filed with the Bankruptcy Court electronically in accordance with General Order M-182 (General Order M-182 and the User’s Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), by registered users of the Bankruptcy Court’s case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), Microsoft Word or any other Windows-based word processing format (with a hard-copy delivered directly to Chambers); and (v) be served upon (i) Willkie Farr & Gallagher LLP, attorneys for the Debtors, 787 Seventh Avenue, New York, New York 10019, Attn:  Marc Abrams, Esq. and Paul V. Shalhoub, Esq.; (ii) Adelphia Communications Corporation, 5619 DTC Parkway, 8th Floor, Greenwood Village, CO 80111, Attn:  Brad Sonnenberg, Esq.; (iii) counsel to Time Warner and Comcast, (1) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attn: Alan W. Kornberg, Esq. and Jeffrey Saferstein, Esq., and (2) Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599, Attn: William Slaughter, Esq. and Richard S. Perelman, Esq.; (iv) counsel to the Official Committee of Unsecured Creditors, Kasowitz Benson Torres & Friedman LLP, 1633 Broadway, New York, New York 10019, Attn:  David M. Friedman, Esq. and Adam L. Shiff, Esq.; (v) counsel to the Official Committee of Equity Security Holders,

3

Morgenstern Jacobs & Blue, LLC, 885 Third Avenue, New York, New York 10022, Attn: Peter D. Morgenstern, Esq. and Gregory A. Blue, Esq.; (vi) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York, 10004-2112, Attn:  Tracy Hope Davis, Esq.; (vii) the following counsel to the Debtors’ prepetition lenders, (1) Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, NY 10019, Attn: Kenneth Noble, Esq., (2) Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, Attn: Luc Despins, Esq., (3) Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, Attn: Dennis F. Dunne, Esq., (4) Haynes & Boone LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Attn: Robin E. Phelan, Esq., (5) Luskin Stern & Eisler LLP, 330 Madison Avenue, New York, NY 10017, Attn: Michael Luskin, Esq., and (6) Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attn: Peter V. Pantaleo, Esq.; and (viii) counsel to the Debtors’ postpetition lenders, Davis Polk & Wardell, 450 Lexington Avenue, New York, NY 10017, Attn: Marshall Huebner, Esq.; so as to actually be received by each of the parties no later than 4:00 p.m. (prevailing New York Time) on June 1, 2006. UNLESS AN OBJECTION IS TIMELY FILED AND SERVED AS PROVIDED HEREIN, IT SHALL NOT BE CONSIDERED AT THE CONFIRMATION HEARING.

Dated:	New York, New York
May 5, 2006

WILLKIE FARR & GALLAGHER LLP

Attorneys for Debtors

and Debtors in Possession

787 Seventh Avenue

New York, NY 10019

4

Name of Debtor	Case Number	Tax ID Number
ACC Cable Communications FL-VA, LLC	02-41904 (REG)	54-1820136
ACC Cable Holdings VA, Inc.	02-41905 (REG)	51-0388295
ACC Holdings II, LLC	02-41955 (REG)	N/A
ACC Investment Holdings, Inc	02-41957 (REG)	25-1836827
ACC Operations, Inc.	02-41956 (REG)	25-1837984
ACC Properties 1, LLC	05-44167 (REG)	71-0963264
ACC Properties 103, LLC	05-44168 (REG)	71-0963268
ACC Properties 105, LLC	05-44170 (REG)	71-0963269
ACC Properties 109, LLC	05-44171 (REG)	71-0963271
ACC Properties 121, LLC	05-44172 (REG)	71-0963272
ACC Properties 122, LLC	05-44174 (REG)	71-0963274
ACC Properties 123, LLC	05-44178 (REG)	71-0963276
ACC Properties 130, LLC	05-44190 (REG)	71-0963277
ACC Properties 146, LLC	05-44192 (REG)	71-0963278
ACC Properties 154, LLC	05-44193 (REG)	71-0963279
ACC Properties 156, LLC	05-44195 (REG)	71-0963280
ACC Properties Holdings, LLC	05-44196 (REG)	41-2106037
ACC Telecommunications Holdings LLC	02-41864 (REG)	25-1882813
ACC Telecommunications LLC	02-41863 (REG)	25-1885797
ACC Telecommunications of Virginia LLC	02-41862 (REG)	80-0037679
ACC-AMN Holdings, LLC	02-41861 (REG)	N/A
Adelphia Arizona, Inc.	02-41859 (REG)	N/A
Adelphia Blairsville, LLC	02-41735 (REG)	06-1096016
Adelphia Cable Partners, LP	02-41902 (REG)	25-1609048
Adelphia Cablevision Associates, LP	02-41913 (REG)	23-2362511
Adelphia Cablevision Associates of Radnor, L.P.	06-10622 (REG)	25-1708598
Adelphia Cablevision Corp.	02-41752 (REG)	15-0611077
Adelphia Cablevision Inland Empire, LLC	02-41754 (REG)	23-2437013
Adelphia Cablevision of Boca Raton, LLC	02-41751 (REG)	23-3057436
Adelphia Cablevision of Fontana, LLC	02-41755 (REG)	13-3327417
Adelphia Cablevision of New York, Inc.	02-41892 (REG)	51-0379045
Adelphia Cablevision of Newport Beach, LLC	02-41947 (REG)	13-3327426
Adelphia Cablevision of Orange County II, LLC	02-41781 (REG)	23-3053526
Adelphia Cablevision of Orange County, LLC	02-41946 (REG)	13-3327419
Adelphia Cablevision of San Bernardino, LLC	02-41753 (REG)	13-3327341
Adelphia Cablevision of Santa Ana, LLC	02-41831 (REG)	13-3327370

5

Name of Debtor	Case Number	Tax ID Number
Adelphia Cablevision of Seal Beach, LLC	02-41757 (REG)	13-3327370
Adelphia Cablevision of Simi Valley, LLC	02-41830 (REG)	13-3327345
Adelphia Cablevision of the Kennebunks, LLC	02-41943 (REG)	25-1868530
Adelphia Cablevision of West Palm Beach, LLC	06-10623 (REG)	23-3057441
Adelphia Cablevision of West Palm Beach II, LLC	06-10624 (REG)	23-3057440
Adelphia Cablevision of West Palm Beach III, LLC	02-41783 (REG)	23-3053528
Adelphia Cablevision of West Palm Beach IV, LLC	02-41766 (REG)	23-3057439
Adelphia Cablevision of West Palm Beach V, LLC	02-41764 (REG)	23-3057438
Adelphia Cablevision, LLC	02-41858 (REG)	32-0002375
Adelphia California Cablevision, LLC	02-41942 (REG)	23-2878611
Adelphia Central Pennsylvania, LLC	02-41950 (REG)	25-1881172
Adelphia Cleveland, LLC	02-41793 (REG)	25-1868976
Adelphia Communications Corporation (LEAD CASE)	02-41729 (REG)	23-2417713
Adelphia Communications International, Inc.	02-41857 (REG)	25-1728908
Adelphia Communications of California II, LLC	02-41748 (REG)	23-3053529
Adelphia Communications of California III, LLC	02-41817 (REG)	23-3059937
Adelphia Communications of California, LLC	02-41749 (REG)	84-1454930
Adelphia Company of Western Connecticut	02-41801 (REG)	06-0800246
Adelphia General Holdings III, Inc.	02-41854 (REG)	25-1856763
Adelphia GP Holdings, LLC	02-41829 (REG)	25-1836825
Adelphia GS Cable, LLC	02-41908 (REG)	25-1868164
Adelphia Harbor Center Holdings, LLC	02-41853 (REG)	25-1898629
Adelphia Holdings 2001, LLC	02-41926 (REG)	N/A
Adelphia International II, LLC	02-41856 (REG)	25-1770765
Adelphia International III, LLC	02-41855 (REG)	30-0108482
Adelphia Mobile Phones, Inc.	02-41852 (REG)	25-1798924
Adelphia of the Midwest, Inc.	02-41794 (REG)	11-2818083
Adelphia Pinellas County, LLC	02-41944 (REG)	25-1817430
Adelphia Prestige Cablevision, LLC	02-41795 (REG)	25-1860205
Adelphia Telecommunications of Florida, Inc.	02-41939 (REG)	25-1798054
Adelphia Telecommunications, Inc.	02-41851 (REG)	25-1759343
Adelphia Voice Services, Inc. f/k/a Adelphia Acquisition Subsidiary, Inc.	02-41860 (REG)	35-2223583
Adelphia Wellsville, LLC	02-41850 (REG)	26-0009993
Adelphia Western New York Holdings, LLC	02-41849 (REG)	25-1804504
Arahova Communications, Inc.	02-41815 (REG)	25-1844576

6

Name of Debtor	Case Number	Tax ID Number
Arahova Holdings, LLC.	02-41893 (REG)	25-1876733
Badger Holding Corporation	02-41792 (REG)	06-109349
Better TV, Inc. of Bennington	02-41914 (REG)	52-1335044
Blacksburg/Salem Cablevision, Inc.	02-41759 (REG)	23-2910713
Brazas Communications, Inc.	02-41804 (REG)	25-1729222
Buenavision Telecommunications, Inc.	02-41938 (REG)	95-3472852
Cable Sentry Corporation	02-41894 (REG)	59-2114470
California Ad Sales, LLC	02-41945 (REG)	N/A
Cablevision Business Services, Inc.	06-10625 (REG)	33-0632721
CCC-III, Inc.	02-41867 (REG)	06-1463443
CCC-Indiana, Inc.	02-41937 (REG)	06-1302942
CCH Indiana, LP	02-41935 (REG)	02-0531932
CDA Cable, Inc.	02-41879 (REG)	94-2384263
Century Advertising, Inc.	02-41731 (REG)	06-1391747
Century Alabama Corp.	02-41889 (REG)	06-1013737
Century Alabama Holding Corp.	02-41891 (REG)	06-1400012
Century Australia Communications Corp.	02-41738 (REG)	06-1403456
Century Berkshire Cable Corp.	02-41762 (REG)	06-1061599
Century Cable Holding Corp.	02-41814 (REG)	13-3131668
Century Cable Holdings, LLC	02-41812 (REG)	25-189584
Century Cable Management Corporation	02-41887 (REG)	06-0980065
Century Cable of Southern California	02-41745 (REG)	84-0603620
Century Cablevision Holdings, LLC	02-41936 (REG)	25-1876732
Century Carolina Corp.	02-41886 (REG)	06-1047922
Century Colorado Springs Corp.	02-41736 (REG)	06-1411547
Century Colorado Springs Partnership	02-41774 (REG)	06-1425537
Century Communications Corporation	02-12834 (REG)	06-0898592
Century Cullman Corp.	02-41888 (REG)	06-1055031
Century Enterprise Cable Corp.	02-41890 (REG)	06-1079721
Century Exchange, LLC	02-41744 (REG)	06-1533694
Century Federal, Inc.	02-41747 (REG)	94-2974618
Century Granite Cable Television Corp.	02-41779 (REG)	06-1411999
Century Huntington Company	02-41885 (REG)	06-0961435
Century Indiana Corp.	02-41768 (REG)	06-0954789
Century Investment Holding Corp.	02-41740 (REG)	06-1266519
Century Investors, Inc.	02-41733 (REG)	06-1266518

7

Name of Debtor	Case Number	Tax ID Number
Century Island Associates, Inc.	02-41771 (REG)	84-0802244
Century Island Cable Television Corp.	02-41772 (REG)	06-1413889
Century Kansas Cable Television Corp.	02-41884 (REG)	06-1154049
Century Lykens Cable Corp.	02-41883 (REG)	52-1309315
Century MCE, LLC	06-10626 (REG)	59-3825663
Century Mendocino Cable Television, Inc	02-41780 (REG)	93-0947805
Century Mississippi Corp.	02-41882 (REG)	06-1031226
Century Mountain Corp.	02-41797 (REG)	06-1042580
Century New Mexico Cable Television	02-41784 (REG)	06-1154050
Century Norwich Corp.	02-41881 (REG)	06-0980157
Century Ohio Cable Television Corp.	02-41811 (REG)	06-1161406
Century Oregon Cable Corp.	02-41739 (REG)	06-1104650
Century Pacific Cable TV Inc.	02-41746 (REG)	06-1180349
Century Programming, Inc.	02-41732 (REG)	06-1391719
Century Realty Corp.	02-41813 (REG)	06-1300935
Century Shasta Cable Television Corp.	02-41880 (REG)	06-1411642
Century Southwest Colorado Cable Television Corp.	02-41770 (REG)	06-1413906
Century Trinidad Cable Television Corp.	02-41790 (REG)	06-1154047
Century Virginia Corp.	02-41796 (REG)	06-0971699
Century Voice and Data Communications, Inc.	02-41737 (REG)	06-1463445
Century Warrick Cable Corp.	02-41763 (REG)	62-1177271
Century Washington Cable Television, Inc.	02-41878 (REG)	06-1184213
Century Wyoming Cable Television Corp.	02-41789 (REG)	06-1165193
Century-TCI California Communications, LP	02-41743 (REG)	25-1858964
Century-TCI California, LP	02-41741 (REG)	06-1533731
Century-TCI Distribution Company, LLC	05-44197 (REG)	42-1680410
Century-TCI Holdings, LLC	02-41742 (REG)	N/A
Chelsea Communications, Inc.	02-41923 (REG)	25-1435859
Chelsea Communications, LLC	02-41924 (REG)	25-1822056
Chestnut Street Services, LLC	02-41842 (REG)	25-1889901
Clear Cablevision, Inc.	02-41756 (REG)	51-0278691
CMA Cablevision Associates VII, LP	02-41808 (REG)	25-1702160
CMA Cablevision Associates XI, LP	02-41807 (REG)	23-2323262
Coral Security, Inc.	02-41895 (REG)	65-0523414
Cowlitz Cablevision Communications Corp.	02-41877 (REG)	91-0784837
CP-MDU I LLC	02-41940 (REG)	91-2058650

8

Name of Debtor	Case Number	Tax ID Number
CP-MDU II LLC	02-41941 (REG)	N/A
Desert Hot Springs Cablevision, Inc.	06-10627 (REG)	84-0801585
E & E Cable Service, Inc.	02-41785 (REG)	55-0534879
Eastern Virginia Cablevision Holdings, LLC	02-41799 (REG)	25-1817428
Eastern Virginia Cablevision, LP	02-41800 (REG)	25-1810785
Empire Sports Network, LP	02-41844 (REG)	25-1828172
FAE Cable Management Corp.	02-41734 (REG)	06-1099351
FOP Indiana, LP	02-41816 (REG)	25-1898569
FrontierVision Access Partners, LLC	02-41819 (REG)	N/A
FrontierVision Cable New England, Inc.	02-41822 (REG)	84-1444547
FrontierVision Capital Corporation	02-41820 (REG)	84-1432976
FrontierVision Holdings Capital Corporation	02-41824 (REG)	84-1432976
FrontierVision Holdings Capital II Corporation	02-41823 (REG)	84-1481765
FrontierVision Holdings, LLC	02-41827 (REG)	N/A
FrontierVision Holdings, LP	02-41826 (REG)	84-1432334
FrontierVision Operating Partners, LLC	02-41825 (REG)	84-1316773
FrontierVision Operating Partners, LP	02-41821 (REG)	84-1316775
FrontierVision Partners, LP	02-41828 (REG)	84-1316775
Ft. Myers Acquisition Limited Partnership	02-41949 (REG)	25-1810780
Ft. Myers Cablevision, LLC	02-41948 (REG)	25-1859581
Genesis Cable Communications Subsidiary LLC	02-41903 (REG)	N/A
Global Acquisition Partners, LP	02-41933 (REG)	25-1612527
Global Cablevision II, LLC	02-41934 (REG)	25-1852340
Grafton Cable Company	02-41788 (REG)	55-0610725
GS Cable, LLC	02-41907 (REG)	52-2297411
GS Telecommunications LLC	02-41906 (REG)	52-1102971
Harron Cablevision of New Hampshire, Inc.	02-41750 (REG)	51-0379046
Henderson Community Antenna Television, Inc.	06-10628 (REG)	25-1758924
Highland Carlsbad Cablevision, Inc.	06-10629 (REG)	25-1877734
Highland Carlsbad Operating Subsidiary, Inc.	06-10630 (REG)	84-0751473
Highland Prestige Georgia, Inc.	06-10631 (REG)	25-1859580
Highland Video Associates, L.P.	06-10632 (REG)	25-1465493
Hilton Head Communications, L.P.	06-10633 (REG)	25-1754589
Huntington CATV, Inc.	02-41765 (REG)	36-2786226
Imperial Valley Cablevision, Inc.	02-41876 (REG)	74-2477417
Ionian Communications, L.P.	06-10634 (REG)	25-1672619

9

Name of Debtor	Case Number	Tax ID Number
Kalamazoo County Cablevision, Inc.	02-41922 (REG)	25-1429120
Key Biscayne Cablevision	02-41898 (REG)	23-2474334
Kootenai Cable, Inc.	02-41875 (REG)	91-1277056
Lake Champlain Cable Television Corporation	02-41911 (REG)	03-0285732
Leadership Acquisition Limited Partnership	02-41931 (REG)	25-1772377
Louisa Cablevision, Inc.	02-41760 (REG)	25-1595497
Manchester Cablevision, Inc.	02-41758 (REG)	22-1918805
Martha’s Vineyard Cablevision, LP	02-41805 (REG)	25-1760336
Mercury Communications Inc.	02-41840 (REG)	25-1688161
Mickelson Media of Florida, Inc.	02-41874 (REG)	85-0363104
Mickelson Media, Inc.	02-41782 (REG)	41-0691786
Montgomery Cablevision, Inc.	02-41848 (REG)	25-1471381
Montgomery Cablevision Associates, L.P.	06-10635 (REG)	23-2319348
Monument Colorado Cablevision, Inc.	02-41932 (REG)	25-1868536
Mountain Cable Communications Corporation	02-41916 (REG)	03-0296243
Mountain Cable Company, LP	02-41909 (REG)	03-0296242
Mt. Lebanon Cablevision, Inc.	02-41920 (REG)	25-1450106
Multi-Channel TV Cable Company	02-41921 (REG)	34-0945257
National Cable Acquisition Associates, LP	02-41952 (REG)	25-1705208
OFE I, LLC	06-10637 (REG)	59-3825813
OFE II, LLC	06-10638 (REG)	59-3825815
Olympus Cable Holdings, LLC	02-41925 (REG)	25-1895248
Olympus Capital Corporation	02-41930 (REG)	23-2868925
Olympus Communications Holdings, LLC	02-41953 (REG)	25-1810782
Olympus Communications, LP	02-41954 (REG)	23-2868925
Olympus MCE I, LLC	06-10639 (REG)	59-3825801
Olympus MCE II, LLC	06-10640 (REG)	59-3825812
Olympus Subsidiary, LLC	02-41928 (REG)	N/A
Owensboro Indiana, LP	02-41773 (REG)	25-1895830
Owensboro on the Air, Inc.	02-41777 (REG)	61-0414981
Owensboro-Brunswick, Inc.	02-41730 (REG)	25-1881171
Page Time, Inc.	02-41839 (REG)	25-1755672
Palm Beach Group Cable, Inc.	05-60107 (REG)	25-1660392
Paragon Cable Television Inc.	02-41778 (REG)	39-1208381
Paragon Cablevision Construction Cooperation	02-41775 (REG)	39-1389137
Paragon Cablevision Management Corporation	02-41776 (REG)	39-1389138

10

Name of Debtor	Case Number	Tax ID Number
Parnassos Communications, LP	02-41846 (REG)	25-1828176
Parnassos Distribution Company I, LLC	05-44198 (REG)	42-1680413
Parnassos Distribution Company II, LLC	05-44200 (REG)	42-1680415
Parnassos Holdings, LLC	02-41845 (REG)	25-1828178
Parnassos, LP	02-41843 (REG)	25-1828170
Pericles Communications Corporation	02-41919 (REG)	25-1582584
Prestige Communications, Inc.	06-10636 (REG)	58-1079932
Pullman TV Cable Co. , Inc.	02-41873 (REG)	91-0865108
RentaVision of Brunswick, Inc.	02-41872 (REG)	58-0954183
Richmond Cable Television Corporation	02-41912 (REG)	03-0299050
Rigpal Communications, Inc.	02-41917 (REG)	25-1449896
Robinson/Plum Cablevision, LP	02-41927 (REG)	25-1779815
S/T Cable Corporation	02-41791 (REG)	06-1099352
Sabres, Inc.	02-41838 (REG)	25-1772231
Scranton Cablevision, Inc.	02-41761 (REG)	23-1879598
Sentinel Communications of Muncie, Indiana, Inc.	02-41767 (REG)	35-1271702
Southeast Florida Cable, Inc.	02-41900 (REG)	25-1628219
Southwest Colorado Cable, Inc.	02-41769 (REG)	91-130995i
Southwest Virginia Cable, Inc.	02-41833 (REG)	25-1603753
Star Cable Inc.	02-41787 (REG)	55-0695634
Starpoint Limited Partnership	02-41897 (REG)	65-0348843
SVHH Cable Acquisition, LP	02-41836 (REG)	25-1659292
SVHH Holdings, LLC	02-41837 (REG)	25-1623656
Tele-Media Company of Hopewell-Prince George	02-41798 (REG)	25-1549316
Tele-Media Company of Tri-States, LP	02-41809 (REG)	25-1700673
Tele-Media Investment Partnership, LP	02-41951 (REG)	25-1686557
Telesat Acquisition Limited Partnership	02-41929 (REG)	25-1767254
Telesat Acquisition, LLC	02-41871 (REG)	25-1876734
The Golf Club at Wending Creek Farms, LLC	02-41841 (REG)	25-1891135
The Main InternetWorks, Inc.	02-41818 (REG)	01-0497273
The Westover TV Cable Co. Incorporated	02-41786 (REG)	55-0415968
Three Rivers Cable Associates, LP	02-41910 (REG)	25-1490764
Timotheos Communications LP	02-41901 (REG)	25-1795544
TMC Holdings Corporation	02-41803 (REG)	25-1738540
TMC Holdings, LLC	02-41802 (REG)	25-1876736
Tri-States, LLC	02-41810 (REG)	25-1810783

11

Name of Debtor	Case Number	Tax ID Number
UCA LLC	02-41834 (REG)	25-1836826
UCA MCE I, LLC	06-10641 (REG)	59-3825665
UCA MCE II, LLC	06-10642 (REG)	59-3825670
Upper St. Clair Cablevision Inc.	02-41918 (REG)	25-1446694
US Tele-Media Investment Company	02-41835 (REG)	25-1762551
Valley Video, Inc.	02-41870 (REG)	06-0966813
Van Buren County Cablevision, Inc.	02-41832 (REG)	52-1247816
Warrick Cablevision, Inc.	02-41866 (REG)	35-1338306
Warrick Indiana, LP	02-41865 (REG)	25-1895807
Wellsville Cablevision, LLC	02-41806 (REG)	23-2944351
West Boca Acquisition Limited Partnership	02-41899 (REG)	25-1761286
Western NY Cablevision, LP	02-41847 (REG)	25-1804166
Westview Security, Inc.	02-41896 (REG)	65-0523411
Wilderness Cable Company	02-41869 (REG)	55-0560803
Young’s Cable TV Corp.	02-41915 (REG)	03-0187039
Yuma Cablevision, Inc.	02-41868 (REG)	74-2477415

12

EXHIBIT U

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
:
In re:	:	Chapter 11
:
ADELPHIA COMMUNICATIONS	:
CORPORATION, et al.,	:	Case No.: 02-41729 (REG)
:
Debtors.	:	Jointly Administered
:
x

AMENDED ORDER ESTABLISHING PROCEDURES AND
DEADLINES CONCERNING DISCOVERY IN
CONNECTION WITH OBJECTIONS TO CONFIRMATION

By order dated November 23, 2005 (the “Disclosure Statement Order”), the Court (a) approved, among other things, the adequacy of the information contained in the disclosure statement (the “Disclosure Statement”) related to the Debtors’ Fourth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code dated November 21, 2005 (as modified and/or amended, the “Plan”) filed by Adelphia Communications Corporation and its affiliated Debtor entities, as debtors and debtors in possession (collectively the “Debtors”), and (b) established, among other things, (i) February 22, 2006 as the date for commencement of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) in accordance with section 1129 of title 11 of the United States Code (the “Bankruptcy Code”), (ii) February 3, 2006 (the “Initial Objection Deadline”) as the last date for filing objections to confirmation of the Plan, (iii) procedures in connection with the temporary allowance of claims for voting purposes, and (iv) such other dates and procedures as the Court deemed appropriate to facilitate an orderly consideration of confirmation of the Plan; and the Initial Objection Deadline having been extended to February 22, 2006 (the “Objection Deadline”) with respect to all parties in interest except for those parties in interest for whom the Debtors agreed in writing to a later

Deadline(1); and by order dated March 17, 2006, this Court having established procedures and deadlines concerning discovery in connection with objections to confirmation (the “First Confirmation Discovery Order”); and the Confirmation Hearing having been adjourned to a date to be determined and, as a result of such adjournment, the remaining deadlines in the First Confirmation Discovery Order having also been adjourned and/or extended pending submission of a new order; and the Court being cognizant of (a) the complexity of the issues attendant to the confirmation of the Plan and (b) the need to establish amended procedures to facilitate discovery requests that may be made in connection with objections filed by various parties in interest to the confirmation of the Plan; and the Court having considered the proposed amended discovery order submitted by the Debtors; and the statements on the record at the hearing; and after due deliberation and sufficient cause appearing therefor, the Court has determined to establish such additional procedures to the extent provided herein. Accordingly, it is hereby ORDERED AS FOLLOWS:

1.             This Order supersedes and replaces the First Confirmation Discovery Order.

Confirmation Hearing Dates and Subject Matter

2.             The Confirmation Hearing shall be bifurcated into two hearings as set forth in this Order. Unless adjourned by the Court on motion of an Objector (as defined below) for good cause shown or by the Debtors, the first hearing (“Hearing I”) shall begin on May 15, 2006 and the second hearing (“Hearing II” and together with Hearing I, the “Confirmation Hearings”) shall begin on June 20, 2006.

(1)           References herein to “Objection Deadline” shall be understood to mean the confirmation objection deadline applicable to the party at issue as agreed to by the Debtors, if different from February 22, 2006.

2

3.             The issues to be addressed at the Confirmation Hearings shall be as follows:

(a)           Hearing I Issues:

(i)            Hearing I Issues (collectively, the “Hearing I Issues”) shall consist of any or all of the following:

•      Estimation of Bank Lender fee and indemnification claims;

•      Objections by local franchising authorities;

•      Approval of settlements involving disputed entitlements that are noticed for approval at least 10 days prior to Hearing I;

•      Determination of the Creditors’ Committee Motion (as defined in the Disclosure Statement Supplement) unless adjourned by the Debtors and the Creditors’ Committee or superseded by a separate scheduling order applicable specifically to the prosecution of the Creditors’ Committee Motion; and

•      Issues related to the adequacy of claim reserves (excluding, however, issues relating to entitlement to post-effective date interest)

(ii)           Notwithstanding the designation of any confirmation issue as a Hearing I Issue pursuant to the preceding paragraph 3(a)(i), the Debtors shall have the right, up to (and including at) the Hearing I Pre-Confirmation Status Conference described in paragraph 28 of this Order, to defer any Hearing I Issue to Hearing II on notice to all parties in the Confirmation Service List (as defined below). On or prior to April 25, 2006, the Debtors shall notify all parties in the Confirmation Service List of the Debtors views, as of that point in time, as to whether any Hearing I issue(s) will be deferred to Hearing II.

(b)           Hearing II Issues:  Hearing II Issues shall consist of:

•      Entitlement to post-effective date interest

•      Discharge;

•      The Plan’s compliance with the standards set forth in sections 1126 and 1129 of the Bankruptcy Code;

3

•      Approval of the protections of section 363(m) of the Bankruptcy Code for the Buyers;

•      All issues that relate solely to any material modification to the Plan (the “Proposed Amended Plan”) as set forth in the Supplement to the Fourth Amended Disclosure Statement (the “Disclosure Statement Supplement”) filed by the Debtors on April 12, 2006 including, without limitation or waiver, valuation of the TWC Class A Common Stock (as defined in the Plan);

•      Objections to the Plan raised by creditors of the RME Debtors;

•      Motions filed by RME Stakeholders pursuant to Bankruptcy Rule 3018(a); and

•      All Hearing I Issues deferred by the Debtors to Hearing II pursuant to paragraph 3(a)(ii) of this Order.

Designation of Confirmation Hearing Witnesses

4.             By March 24, 2006 for the Debtors and by March 27, 2006 for each Objector, as defined in paragraph 9, below, as applicable, each party shall file and serve a list of all fact witness(es), except rebuttal witnesses, whose testimony such party anticipates presenting at Hearing I (each such list, a “Hearing I Fact Witness List”), together with a brief statement of the subject(s) that each listed witness is expected to testify to at Hearing I. By May 19, 2006 for the Debtors and by May 22, 2006 for each Objector, as applicable, each party shall file and serve a list of all fact witness(es), except rebuttal witnesses, whose testimony such party anticipates presenting at Hearing II (each such list, a “Hearing II Fact Witness List”), together with a brief statement of the subject(s) that each listed witness is expected to testify to at Hearing II.

5.             By April 28, 2006, the Debtors and each Objector shall file and serve a list identifying all expert witness(es) whose testimony such party anticipates presenting at Hearing I (each such list, a “Hearing I Expert Witness List,” and collectively with all Hearing I Fact Witness Lists, the “Hearing I Witness Lists”) together with the disclosure required with respect

4

to any such witness by Bankruptcy Rule 26 and Fed. R. Civ. P. 26(a)(2)(b). By June 5, 2006, the Debtors and each Objector shall file and serve a list identifying all expert witness(es) whose testimony such party anticipates presenting at Hearing II (each such list, a “Hearing II Expert Witness List,” and collectively with all Hearing II Fact Witness Lists, the “Hearing II Witness Lists”) together with the disclosure required with respect to any such witness by Bankruptcy Rule 26 and Fed. R. Civ. P. 26(a)(2)(b).

6.             The Debtors and each Objector shall file and serve a list identifying any Hearing I rebuttal experts by May 8, 2006, together with the disclosures required with respect to any such witnesses by Bankruptcy Rule 26 and Fed. R. Civ. P. 26(a)(2)(b). The Debtors and each Objector shall file and serve a list identifying any Hearing II rebuttal experts by June 12, 2006, together with the disclosures required with respect to any such witnesses by Bankruptcy Rule 26 and Fed. R. Civ. P. 26(a)(2)(b). The Debtors and Objectors (a) will not be required to present the testimony of any person listed on their respective Hearing I and Hearing II Witness Lists during Hearing I and Hearing II, respectively, and (b) unless the Court orders otherwise for good cause shown, will be precluded from presenting during Hearing I or Hearing II the testimony of any person who is not identified in such party’s Hearing I or Hearing II Witness Lists, respectively; provided however, that on May 12, 2006 and June 16, 2006 (for Hearing I and Hearing II, respectively), the Debtors and Objectors shall file and serve a list identifying all witnesses such parties intend to call to testify (each a “Final Witness List”) at the Confirmation Hearings. The Final Witness Lists may be amended to remove a witness at any time, but cannot without cause shown be amended to add additional witnesses after May 12, 2006 or June 16, 2006, respectively. Notwithstanding the foregoing, fact witnesses whose testimony will be presented solely for rebuttal need not be identified in the Hearing I or Hearing II Witness Lists,

5

but shall be identified in each respective Final Witness List, unless the Court orders otherwise for good cause shown.

7.             No later than May 8, 2006 and June 12, 2006 for Hearing I and Hearing II, respectively, the Debtors and each Objector shall serve on all parties in the Confirmation Service List (as defined below) a list identifying all Exhibits that the party intends to introduce at the Confirmation Hearings, other than those to be used solely for impeachment or rebuttal (the “Confirmation Exhibit Lists”). For purposes of the Confirmation Hearings, the Debtors and Objectors may present the testimony of any designated fact or expert witness by direct examination, use of deposition testimony or the submission of a declaration of such person. In the event that any party intends to introduce such testimony of any witness by the submission of one or more declarations or by use of deposition testimony:

(a)           all declarations and excerpts of deposition transcripts (as the case may be), except those to be used solely for impeachment, shall be filed and served no later than May 8, 2006 and June 12, 2006 for Hearing I and Hearing II, respectively (the “Written Confirmation Testimony”);

(b)           all objections to any Written Confirmation Testimony or any Confirmation Exhibit List, together with any counter-designations of deposition testimony, shall be filed and served no later than May 11, 2006 and June 16, 2006 for Hearing I and Hearing II, respectively; and

(c)           all declarants and deponents shall be available for cross-examination at the Confirmation Hearings.

8.             For purposes of this Order, “file” or “filed” refers to the filing of a document with this Court, and “serve” or “served” refers to the service of a document, in accordance with this Court’s procedures, on a list of parties (the “Confirmation Service List”) to be prepared, filed, and served by the Debtors on or before April 24, 2006. The Confirmation

6

Service List shall include counsel for (i) each statutory committee, (ii) each Objector, (iii) each non-timely objector described in paragraph 10 below, (iv) the Debtors, (v) the United States Trustee, and (vi) the DIP Lenders. The Debtors shall update the Confirmation Service List on or before May 30, 2006 to incorporate any party in interest that timely files an objection (consistent with any deadline(s) that may be established for the filing of such objections) to the Proposed Amended Plan (to the extent such additional objector is not already listed in the Confirmation Service List).

Discovery of the Debtors

9.             Any party who timely filed and served an objection to confirmation of the Plan on or before the Objection Deadline (or by the objection deadline applicable to it) (each, an “Objector”(2) and collectively, the “Objectors”) shall be entitled to seek discovery of the Debtors in connection with the confirmation of the Plan (“Confirmation Discovery”) in accordance with the procedures set forth herein.

10.           Any party in interest who did not timely file and serve an objection to confirmation of the Plan on or before the Objection Deadline applicable to it shall not be permitted to seek discovery of the Debtors; provided, however, that, notwithstanding the foregoing, nothing contained in this Order shall inhibit the rights, if any, of any untimely Objector to prosecute its objection during the Confirmation Hearing if the Court so permits or to attend, but not participate in, any Confirmation Depositions, as defined below.

(2)           As used herein, the term “Objector” includes: (i) the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), irrespective of when, or whether, the Creditors’ Committee files an objection to the Plan; and (ii) any party in interest who timely files an objection (consistent with any deadline that may be applicable to the filing of such an objection) to any material modification that may be made to the Plan after the entry of this Order.

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Production of Documents; Requests for Admission; Document Depository

11.           Any Objector may serve on the Debtors, and the Debtors may serve on any Objector, requests for production of documents (“Hearing I Document Requests”) and requests for admission (“Hearing I Admission Requests”) in connection with the Objector’s confirmation objection.

12.           Unless otherwise ordered by the Court for good cause shown or agreed to by the Debtors and the applicable requesting parties, all Hearing I Document Requests and Hearing I Admission Requests (collectively, “Hearing I Discovery Requests”) shall be served on any Debtor or Objector no later than 4:00 p.m. (prevailing New York time) on March 17, 2006 (the “Hearing I Discovery Request Cutoff”). No later than May 12, 2006 (the “Hearing II Discovery Request Cutoff”(3)), the Debtors may serve on any Objector, and any Objector may serve on the Debtors, requests for production of documents (“Hearing II Document Requests”) and requests for admission (“Hearing II Admission Requests”) related solely to any material modification made to the Plan as set forth in the Proposed Amended Plan (collectively, the “Hearing II Discovery Requests” and, together with the Hearing I Discovery Requests, the “Confirmation Discovery Requests”). Any Hearing I Discovery Request served after the Hearing I Discovery Request Cutoff, and any Hearing II Discovery Request served after the Hearing II Discovery Request Cutoff, without prior authorization by the Court or agreement by

(3)           For purposes of this Order and the definition of the Hearing II Discovery Request Cutoff, it is assumed that any material modification made to the Plan after the entry of this Order will have been made prior to May 12, 2006.  In the event any party in interest wishes to take discovery with respect to any material modification made to the Plan after May 8, 2006, such party shall confer with the Debtors to discuss the necessity for and propriety of such discovery and to establish a reasonable and mutually acceptable schedule for the taking of such discovery.  If the parties are unable to reach agreement, either party may solicit the assistance of the Court

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the Debtors and the applicable requesting parties shall be a nullity and the party on whom such request is served shall have no obligation to respond to such Confirmation Discovery Request.

13.           By April 17, 2006 (and, in the case of any Hearing II Discovery Requests, by May 23, 2006 (each, a “Response and Production Deadline”)), the Debtors and the Objectors shall (i) serve their respective written responses, admissions, and objections to each timely Confirmation Discovery Request, including any Confirmation Discovery Request served before the date of this Order (each, a “Pending Request”); and (ii) produce all non-objectionable and non-privileged documents responsive to such Confirmation Discovery Requests. The Debtors and the Objectors shall use their best efforts to produce documents on a rolling basis, if feasible, prior to the applicable Response and Production Deadline.

14.           All documents must be produced in compliance with Bankruptcy Rule 7034 and Fed. R. Civ. P. 34.

15.           Nothing contained herein shall inhibit the rights of the Debtors or any Objector to object or respond to any Confirmation Discovery Request as permitted by the Federal Rules of Civil Procedure governing discovery, as incorporated by the Federal Rules of Bankruptcy Procedure, provided that the time for all such objections and responses is consistent with the deadlines contained herein.

16.           Pursuant to this Court’s Order in Aid of Confirmation (the “Order in Aid”) entered August 4, 2005, the Debtors have established a virtual document depository (the “Merrill Database”).

(a)           The Debtors shall create a folder in the Merrill Database entitled “Confirmation Discovery” and place in that folder all documents produced

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by the Debtors in response to any Confirmation Discovery Request (the “Debtors’ Confirmation Production”). The Debtors shall use reasonable efforts, where practical, to segregate the Debtors’ Confirmation Production into separate subfolders addressed to discrete subject(s) and/or Confirmation Document Requests.

(b)           In the event of any document production by an Objector who is, or was, a defendant (collectively, the “Prepetition Lenders”) in the action entitled Adelphia Communications Corp., et al. v. Bank of America, N.A., et al., Adv. Proc. No. 03-4942 (the “Bank Action”), to the extent any documents produced by such Prepetition Lender are subject to the existing Confidentiality Stipulation and Protective Order (the “Bank Action Confidentiality Stip”) executed by the parties to the Bank Action in connection with that adversary proceeding, the producing Prepetition Lender may produce such documents to the Debtors subject to the Bank Action Confidentiality Stip. Notwithstanding the foregoing, any such production shall meet the requirements for an Objector Confirmation Production as set forth in paragraph 16(c), below (including that such documents shall be produced on a CD ROM or DVD in a single image .tif format). Should any other Objector wish to obtain copies of such documents, the requesting Objector shall contact the producing Prepetition Lender directly to make arrangements to obtain such documents on terms acceptable to the producing Prepetition Lender.

(c)           In the event of any document production by a party other than a Prepetition Lender or the Debtors in response to a Confirmation Discovery Request, the producing party shall deliver a CD ROM or DVD of the responsive documents to the requesting party and, if that is not the Debtors, also to the Debtors (each, an “Objector Confirmation Production” and, together with the Debtors’ Confirmation Production, the “Confirmation Discovery Materials”). Upon receipt of any Objector Confirmation Production, the Debtors shall, as promptly as reasonably practicable, place the responsive documents into the Merrill Database, provided however that the Debtors shall not be required to post any documents in the Merrill Database that are produced by another party and are not provided to the Debtors on a CD ROM or DVD in a single image .tif format.

17.           Objectors, including non-timely objectors, who execute a confidentiality agreement reasonably acceptable to the Debtors on terms consistent with the confidentiality agreement in place in connection with the Order in Aid (or who have already done so in connection with the Order in Aid) shall be provided access to the Merrill Database, including the Confirmation Discovery Materials. To the extent any Objector makes an Objector Confirmation

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Production and asserts that all or any portion of that production is confidential, the Objector shall confer with the applicable requesting parties on the terms of a mutually acceptable confidentially agreement and, if such agreement cannot be reached, shall present their dispute to the Court.

18.           Notwithstanding the production of any Confirmation Discovery Material in response to a Confirmation Discovery Request, the Debtors and all Objectors shall maintain the right to object to the use or introduction of any Confirmation Discovery Materials at the Confirmation Hearing on relevance grounds or as otherwise permitted in accordance with the Federal Rules of Evidence and other applicable law.

Additional Discovery

19.           On or before 4:00 p.m. (prevailing New York time) on April 19, 2006 with respect to fact witnesses, and on or before 4:00 p.m. on April 30, 2006 with respect to expert witnesses, the Debtors and the Objectors shall exchange among themselves their respective lists (“Hearing I Deposition Witness Lists”) identifying the fact and expert witnesses whom they wish to depose in connection with Hearing I. To the extent the Debtors or any Objector wish to take any depositions related solely to Hearing II Issues, the Debtors and the Objectors shall, on or before 4:00 p.m. (prevailing New York time) on May 26, 2006 with respect to fact witnesses, and June 6, 2006 with respect to expert witnesses, exchange among themselves their respective lists (“Hearing II Deposition Witness Lists” and, together with the Hearing I Deposition Lists, the “Deposition Witness Lists”) identifying the fact and expert witnesses whom they wish to depose in connection with Hearing II. The exchange of the Deposition Witness Lists shall be in lieu of and shall be deemed to constitute Notice(s) for Depositions upon Oral Examination (“Confirmation Deposition Notices” and, together with Confirmation Discovery Requests,

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“Permitted Confirmation Discovery(4)“) pursuant to Bankruptcy Rules 7030 and 9014 and Fed. R. Civ. P. 30. Nothing herein shall restrict the rights of the Debtors or the Objectors to object to a Confirmation Deposition Notice pursuant to grounds permissible under the Federal Rules of Civil Procedures, the Bankruptcy Code or the Bankruptcy Rules, as applicable.

20.           Promptly after the exchange of Hearing I Deposition Witness Lists, and in no event later than 10:00 a.m. (prevailing New York time) on April 21, 2006 for fact witnesses, and 10:00 a.m. (prevailing New York time) on May 1, 2006 for expert witnesses (or, in the case of Hearing II Deposition Witness Lists, by 10:00 a.m. (prevailing New York time) on May 30, 2006 for fact witnesses, and 10:00 a.m. (prevailing New York time) on June 7 for expert witnesses), the Debtors and Objectors shall meet and shall use their best efforts to reach agreement on the date, time and place at which the deposition of each person identified in the Deposition Witness Lists shall be held (“Confirmation Depositions”) and thereafter the Debtors shall notify all parties on the Confirmation Service List of the date, time and place of such depositions. Depositions of fact witnesses may commence on April 25, 2006 with respect to Hearing I witnesses, and June 2, 2006 with respect to Hearing II witnesses. Depositions of expert witnesses may commence on May 5, 2006 with respect to Hearing I experts, and June 9 with respect to Hearing II experts. Unless extended by the Court on good cause shown or by the Debtors, all Confirmation Depositions shall be complete no later than May 12, 2006 with respect to Hearing I depositions (the “Hearing I Deposition Cutoff Date”), and June 16, 2006 with respect to Hearing II depositions (the “Hearing II Deposition Cutoff Date”). Absent agreement of the parties, which agreement shall not be unreasonably withheld, or order of the Court, no

(4)           The term “Permitted Confirmation Discovery” as used herein shall be understood to include any discovery requests (including interrogatories) served by any Objector prior to the entry of this Order.

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individual in respect of whom a Confirmation Deposition Notice has been served shall be required to appear for more than one seven hour deposition for each Hearing.

21.           Notwithstanding any other provision of this Order, upon further order of this Court for good cause shown or agreement of the Debtors and the Objector(s) at issue, the Debtors or any Objector shall be permitted to conduct additional Confirmation Discovery, including but not limited to serving Confirmation Discovery Requests relating to any amendments or supplements to the Plan filed prior to the Confirmation Hearing.

Third Party Discovery

22.           Nothing contained herein shall prohibit any Objector from seeking discovery from any other Objector nor shall it prohibit the Debtors or any Objector from seeking discovery from any third party, including depositions in connection with the Confirmation Hearings (“Third Party Confirmation Discovery”) in accordance with the schedule set forth herein.

23.           It shall be the obligation of the Objector who receives any documents from third parties pursuant to Third Party Confirmation Discovery requests propounded by that Objector to deliver copies of such documents to counsel for the Debtors and to notify all parties on the Confirmation Service List of the delivery of such documents to the Debtors’ counsel. The Debtors shall upload into the Merrill Database any third party documents they receive directly from third parties and any third party documents received from any Objector as promptly as reasonably practicable upon receipt from an Objector.

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24.           All Hearing I Third Party depositions shall be completed by the Hearing I Deposition Cutoff Date and all Hearing II Third Party depositions shall be completed by the Hearing II Deposition Cutoff Date.

25.           Subject to paragraph 21 herein, pursuant to Rule 16(c)(6) of the Federal Rules of Civil Procedure, as incorporated by Rule 7016 of the Federal Rules of Bankruptcy Procedure, no party in interest, Objectors or otherwise, shall serve any discovery request in connection with the Confirmation Hearings that is outside the scope of Permitted Confirmation Discovery herein. In the event that a party receives a discovery request that does not qualify as Permitted Confirmation Discovery, the Court hereby grants the applicable party protection from responding to any such request pursuant to Rules 16 and 26 of the Federal Rules of Civil Procedure, as incorporated by Rules 7016 and 7026 of the Federal Rules of Bankruptcy Procedure, absent further order of the Court.

Discovery Disputes

26.           In the event that a dispute arises concerning any request for discovery in connection with the confirmation of the Plan, the disputing parties shall inform the Court of the existence of any such dispute via telephone and the Court shall schedule a chambers conference, telephonic or in-person, as soon as reasonably practicable to resolve or rule upon any such issues involved in such dispute. Pending resolution of any such dispute, the parties to such dispute shall cooperate and provide such discovery which is not the subject of any such dispute.

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Pre-Confirmation Status Conference

27.           The Debtors shall file and serve their responses to the Objectors’ Plan Objections on Hearing I Issues and Hearing II Issues on or before 9:00 a.m. (prevailing New York time) on May 8, 2006 and June 12, 2006, respectively.

28.           On May 10, 2006 and June 14, 2006, the Court shall conduct a pre-Confirmation Status Conference on Hearing I Issues and Hearing II Issues, respectively, in Room 621 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004 at 10:00 a.m. (prevailing New York time) or as soon thereafter as counsel may be heard, to (i) discuss the sequence of all trial issues, including the presentation of testimony in support and in opposition to confirmation of the Plan (provided, however, that the Debtors shall not be deemed to have conceded that any Objector has the right to be heard with respect to the sequencing of issues to be addressed at the Confirmation Hearings and provided further, however, that no Objector shall be deemed to have conceded that the Debtors may unilaterally dictate the sequencing of issues to be addressed at the Confirmation Hearings); (ii) discuss the issues of fact and law to be tried at each Hearing, (iii) establish a schedule for pre-trial motion practice, including motions in limine, (iv) discuss the number of witnesses and the estimated time for presentation of each witness’s testimony, (v) pre-admit exhibits that will be offered at each Hearing, and (vi) address such additional matters relating to the Confirmation Hearings as may be ready for consideration at that time.

Limitation On Scope Of Hearing II Discovery

29.           All discovery related to the Plan (as it was filed on November 21, 2005) must be complete in accordance with the schedule set forth above with respect to Hearing I discovery deadlines. Hearing II discovery shall be limited to Hearing II Issues as defined in this

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Order. To the extent not otherwise clear from the prior paragraphs of this Order, all discovery and other deadlines applicable to Hearing II shall be calculated so as to be the same number of calendar or business days (as the case may be) prior to Hearing II as the Hearing I deadlines set forth above are prior to Hearing I (adjusted, where necessary, for weekends and national holidays). For illustration purposes, and to avoid possible confusion, attached hereto as Exhibit 1 is a table depicting the respective Hearing 1 and Hearing II deadlines as set forth in this Order, assuming no adjournments.

Discovery Deadlines With Respect to The
Debtors’ and the Creditors’ Committee’s Joint
Objection to the Allowance of Certain Claims
for Additional Interest Filed by the
Administrative Agents Under the Debtors’
Prepetition Credit Facilities (the “Joint Objection”)

30.           By April 11, 2006, the Administrative Agents under the Debtors’ Prepetition Credit Facilities (the “Agent Banks”) shall produce to the Debtors and the Creditors’ Committee all non-privileged documents they have which are responsive to the Debtors’ and the Creditors’ Committee’s document requests, dated March 16, 2006 (the “Joint Requests”), served in connection with the Joint Objection, as narrowed by the Court on the record at a status conference held on March 30, 2006.

31.           By April 11, 2006, the Debtors and the Creditors’ Committee shall produce to the Agent Banks all non-privileged documents they have which are responsive to the Joint Requests, as narrowed by the Court at the March 30, 2006 status conference.

32.           Consistent with the Court’s ruling on the record at the March 30, 2006 status conference, any documents withheld on privilege grounds by the Agent Banks, the

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Debtors or the Creditors’ Committee shall be logged on a privilege log. The Agent Banks, the Debtors and the Creditors’ Committee shall exchange privilege logs by April 14, 2006.

Amendments to This Order

33.           The Court may vary the terms of this Order as necessary, sua sponte or on motion of the Debtors or any Objector.

34.           Any party propounding Permitted Confirmation Discovery may, without further order of the Court, voluntarily withdraw such discovery, or consent to modify or adjust any of the deadlines contained herein with respect to such discovery provided, however, that (i) no such modification or adjustment may be made without the consent of both the party propounding such discovery and the party(ies) who must respond to the discovery (collectively, the “Consenting Parties”); and (ii) any such modification or adjustment shall be limited to the Consenting Parties and shall not impact the deadlines applicable to any other Permitted Confirmation Discovery. Nothing in this Order shall prohibit the Debtors and any Objector from agreeing to address the Objector’s objection at the Confirmation Hearings by way of legal argument without evidentiary submissions or by presentation of stipulated facts.

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Notice

35.           Upon entry hereof, the Debtors shall serve a copy of this Order upon all Objectors and all parties who have filed and served a notice of appearance in accordance with Bankruptcy Rule 2002 prior to the date of service hereof.

Dated: April 18, 2006

S/ Robert E. Gerber
HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY COURT JUDGE

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Exhibit 1
Revised Confirmation
Discovery Timetable

Confirmation Hearing I	Confirmation Hearing II

March 17 (38 days before April 24 hearing)	May 12 (39 days before the hearing)

Document Requests and Requests for admission [deadline already passed]	Document Requests and Requests for admission

March 24 (31 days before April 24 hearing)	May 19 (32 days before the hearing)

Witness Lists (Debtors) [deadline already passed]	Witness Lists (Debtors)

March 27 (28 days before April 24 hearing)	May 22 (29 days before the hearing)

Witness Lists (Objectors) [deadline will pass on Monday]	Witness Lists (Objectors)

April 17 (27 days before the hearing)	May 23 (28 days before the hearing)

Written Responses to Doc Requests and RFAs Produce Documents	Written Responses to Doc Requests and RFAs Produce Documents

April 19 (26 days before the hearing)	May 26 (25 days before the hearing)

Exchange List of Fact Deponents (4:00 pm)	Exchange List of Fact Deponents (4:00 pm)

April 21 (24 days before the hearing)	May 30 (22 days before the hearing)

Confer on depo schedule for fact witnesses (10:00 am)	Confer on depo schedule for fact witnesses (10:00 am) Distribute Confirmation Service List

April 24 (21 days before the hearing)

Distribute Confirmation Service List

April 25 (20 days before the hearing)	June 2 (18 days before the hearing)

Commence fact depos	Commence fact depos

April 28 (17 days before the hearing)	June 5 (15 days before the hearing)

Expert witness lists and reports	Expert witness lists and reports

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Confirmation Hearing I	Confirmation Hearing II

April 30 (15 days before the hearing)	June 6 (14 days before the hearing)

Exchange list of expert Deponents (4:00 pm)	Exchange list of expert Deponents (4:00 pm)

May 1 (14 days before the hearing)	June 7 (13 days before the hearing)

Confer on depo schedule for expert witnesses (10:00 a.m.)	Confer on depo schedule for expert witnesses (10:00 a.m.)

May 5 (10 days before the hearing)	June 9 (11 days before the hearing)

Expert depos commence Deadline for Debtors to notice any settlements of Hearing I disputed entitlements	Expert depos commence

May 8 (7 days before the hearing and 5 business days before hearing)	June 12 (8 days before the hearing and 6 business days before hearing)

Rebuttal expert reports due Deadline to file response to confirmation objections (9:00 a.m.) Declarations/depo designations/exhibit lists	Rebuttal expert reports due Deadline to file response to confirmation objections (9:00 a.m.) Declarations/depo designations/exhibit lists

May 10 (3 business days before the hearing)	June 14 (4 business days before the hearing)

Status Conference (10:00 a.m.)	Status Conference (10:00 a.m.)

May 11 (2 business days before the hearing)	June 16 (2 business days before the hearing and 4 days before the hearing)

Objections to written testimony and counter-designations	Objections to written testimony and counter-designations Final witness list Deposition cutoff

May 12 (3 days before the hearing)

Final witness list Deposition cutoff

May 15	June 20

Commencement of Hearing I	Commencement of Hearing II

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